UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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EPICEPT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPICEPT CORPORATION

777 Old Saw Mill River Road

Tarrytown, New York 10591

(914) 606-3500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN, that a Special Meeting of the Stockholders (the “Meeting”) of EpiCept Corporation (the “Company”, “EpiCept”, “we” or “us”) will be held on [                          ] at [                        ] local time, at [                                                        ], to (i) amend the Company’s Third Amended Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of its outstanding common stock at a ratio of one-for-forty, subject to adjustment by our board of directors (the “Board of Directors”), immediately prior to the closing of the proposed merger with Immune Pharmaceuticals Ltd.; (ii) amend the Certificate of Incorporation to change the Company’s name to “Immune Pharmaceuticals Inc.” upon completion of the proposed merger with Immune Pharmaceuticals Ltd.; (iii) grant discretionary authority to the persons named as proxies to adjourn the Meeting if necessary to solicit additional proxies in the event there are insufficient votes to approve the first two proposals; and (iv) transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on [                                    ] as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

This proxy statement (this “Proxy Statement”) and the accompanying proxy card are first being mailed on or about [                ] to stockholders of our common stock of record as of [                      ].

If you do not expect to be present at the Meeting, but wish to have your stock voted for the business to be transacted thereat, our Board of Directors requests that you submit your proxy either (i) electronically, through the internet or by telephone (information for both provided in the Proxy Statement) or (ii) by filling in, signing and dating the enclosed proxy card and promptly returning it by mail in the postage paid envelope provided.

If you are planning to attend the Meeting, you must have photo identification and proof of stock ownership as of the record date to be admitted.  If your shares are not registered in your own name, you can obtain proof of stock ownership as of the record date from your bank or brokerage firm, typically in the form of your most recent statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alan W. Dunton
Alan W. Dunton, M.D.
Non-Executive Chairman of the Board

Tarrytown, New York

[                            ], 2013

i

EPICEPT CORPORATION

777 Old Saw Mill River Road

Tarrytown, NY  10591

(914) 606-3500

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                            ], 2013

SUMMARY TERM SHEET—MERGER WITH IMMUNE PHARMACEUTICALS LTD.

This summary highlights the material terms of the proposed merger with Immune Pharmaceuticals Ltd. (“Immune”) and may not contain all of the information that may be important to you in evaluating the proposals you are being asked to vote on, the approval of which is a prerequisite to consummating the proposed merger.  To understand the proposed merger fully and for a more complete description of the terms of the proposed merger, you should carefully read this Proxy Statement and the Merger Agreement and Plan of Reorganization, as amended (the “Merger Agreement”), by and among Immune, the Company and EpiCept Israel Ltd., a newly-formed, wholly-owned Israeli subsidiary (“Israeli Merger Sub”) that we formed for the purposes of the proposed merger.  The Merger Agreement and all amendments thereto as of the date of this Proxy Statement is attached to this Proxy Statement as Appendix A.

•                  The Merger.  The Company has entered into the Merger Agreement which provides for the merger of Israeli Merger Sub with and into Immune (the “Merger”), with Immune surviving the Merger as a wholly-owned subsidiary of the Company.  See “THE MERGER” beginning on page 18.

•                  Parties to the Merger.

•                  EpiCept Corporation.  We are a specialty pharmaceutical company focused on the clinical development and commercialization of pharmaceutical products for the treatment of pain and cancer.  Our strategy is to focus on topically delivered analgesics targeting peripheral nerve receptors and on innovative cancer therapies.  In December 2011, we met with the Food and Drug Administration, or FDA, and were granted permission by the FDA to initiate immediately the Phase III clinical development of AmiKet™, a late-stage pain product candidate for the treatment of peripheral neuropathies.  Fast Track designation was granted in April 2012.  There are no plans to initiate the Phase III program for AmiKet™ until we are able to secure the funding necessary to complete such a program. Our product Ceplene®, when used concomitantly with low-dose interleukin-2, or IL-2, is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for adult patients who are in their first complete remission.  Ceplene® is licensed to MegaPharm Ltd. to market and sell in Israel, where it is currently available on a named-patient basis.  Although we sold all of our rights to Ceplene® in Europe and certain Pacific Rim countries in June 2012, we retain our rights to Ceplene® in all other countries, including countries in North and South America.  Our other oncology compounds include crolibulin™ and Azixa™.  See “THE PARTIES TO THE MERGER” beginning on page 16.

•                  EpiCept Israel Ltd.  We formed Israeli Merger Sub for the sole purpose of the Merger Agreement and completing the Merger.  It has conducted no operating business activities since its formation other than those incidental to its incorporation and as contemplated by the Merger Agreement.

•                  Immune Pharmaceuticals Ltd.  Immune is an Israel and U.S.-based biopharmaceutical company focused on the development of next-generation antibody therapeutics addressing unmet medical needs in the treatment of inflammatory diseases and cancer.  In June 2011, Immune licensed worldwide rights to Bertilimumab, Immune’s lead product candidate, from iCo Therapeutics (TSX:ICO), or iCo, except for rights with respect to all ocular indications, which were retained by iCo. iCo originally licensed the exclusive worldwide rights to Bertilimumab in 2006 from Cambridge Antibody Technology (which is now a part of MedImmune, the biologics research and development unit of Astra Zeneca).  Bertilimumab is a first in class monoclonal antibody (“mAb”) that Immune is developing for the the treatment of several inflammatory diseases, such as inflammatory bowel disease (“IBD”), including Crohn’s Disease (“CD”) and ulcerative colitis (“UC”), severe asthma and additional inflammatory skin diseases.  mAbs are specific antibodies (proteins that the immune system uses to identify and neutralize foreign objects like bacteria and viruses) that are made by identical immune cells which are all clones of a unique parent cell.  Additionally, Immune has licensed from Yissum, the Technology Transfer Company of the Hebrew University of Jerusalem (“Yissum”), the injectable applications of the antibody nanoparticle conjugate technology platform, known as NanomAbs, which allows for the targeted delivery of drugs to cancer cells and provides a platform for the discovery and development of unique mAb-based anti-cancer therapeutics.  See “THE PARTIES TO THE MERGER” beginning at page 16 and “BUSINESS CONDUCTED BY IMMUNE beginning at page 75.

•                  Reasons for the Merger. Our Board of Directors is unanimously recommending the Merger because it believes that following the Merger, the combined company will provide our stockholders with a broad, attractive portfolio of product candidates that address unmet medical needs and have significant market potential.  mAbs, a field in which Immune has particular expertise, is an emerging area for pharmaceutical development.  Following the Merger, we believe that we will be able to re-energize our efforts to obtain a partner to pursue the Phase III development of AmiKet™ as a result of the additional resources available due to the Merger, Immune’s nanoparticle conjugated mAb technology and Immune’s experience with such technology.  Additionally, our Board of Directors believes that our vascular disruption agents, Azixa® and crolibulin™, are promising, targeted oncology drug candidates that may further benefit from Immune’s expertise in nanotherapeutics.

The proposed merger with Immune is the culmination of a process of exploration, review and analysis which began in January 2012 upon our engagement with SunTrust Robinson Humphrey to assist us in exploring strategic alternatives to maximize the commercial opportunity of AmiKet™.  Since that time, our Board of Directors has consistently pursued its announced strategy of identifying and implementing a method for optimization of AmiKet’s™ value for our stockholders, which included the evaluation of potential transactions involving the sale of our company or a merger with a strategic partner.  See “BACKGROUND AND REASONS FOR THE MERGER” beginning at page 18.

•                  Merger Consideration.  The terms of the Merger Agreement provide that, upon the closing of the Merger, EpiCept will issue shares of its common stock to Immune shareholders (the “Merger Shares”) in exchange for all of the outstanding shares of Immune, with EpiCept stockholders retaining approximately 19% ownership of EpiCept and Immune shareholders receiving approximately 81%, calculated on an adjusted fully diluted basis, with certain exceptions.  The proportionate ownership of the Company after the Merger by EpiCept stockholders and Immune shareholders is also subject to further adjustment.  See “THE MERGER” beginning at page 18, and “THE MERGER AGREEMENT AND THE MERGER” beginning at page 29.

•                  Conditions to the Merger. The Merger is subject to certain conditions as set forth in the Merger Agreement.  In the event that any one of those conditions remain unsatisfied and the Merger has not been completed on or before June 30, 2013, subject to certain exceptions, the Merger Agreement may be terminated by either party, as more fully described below.  The conditions to the Merger include, but are not limited to, (i) approval of the first two proposals contained in this Proxy Statement, (ii) approval of the Merger by the Immune shareholders and board of directors, (iii) no material adverse effect shall have occurred, (iv) each representation and warranty of each party shall be accurate and complete in all material respects, (v) certain miscellaneous closing documents and certificates shall have been delivered between the parties as set forth in the Merger Agreement, (vi) a private placement of EpiCept or Immune securities shall have been completed resulting in gross proceeds of at least $2,500,000, (vii) the Certificates of Amendment (as defined below) shall have been filed with the

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Secretary of State of the State of Delaware and (viii) all governmental authority approvals shall have been obtained and no action or preceding may be pending or threatened by any governmental authority seeking to restrain, prohibit, invalidate, or collect any substantial damages arising out of the Merger and the other transactions contemplated by the Merger Agreement.  See “THE MERGER AGREEMENT AND THE MERGER” beginning at page 29.

•                  Termination of the Merger Agreement.  The Merger Agreement may be terminated at any time prior to the Merger Effective Time (as defined below), subject to certain exceptions, whether before or after the requisite approvals of the shareholders of Immune: (a) by mutual written consent of EpiCept and Immune; (b) by either EpiCept or Immune if (i) the Merger Effective Time does not occur on or before June 30, 2013, subject to certain exceptions, (ii) any governmental authority that must approve the Merger does not do so or (iii) EpiCept’s stockholders do not approve the first two proposals presented in this Proxy Statement; (c) by EpiCept if (i) Immune breaches or fails to perform in any material respect any of its representations, warranties or covenants or fails to satisfy a condition to close and the same is not cured as provided in the Merger Agreement or (ii) Immune suffers a Material Adverse Effect (as defined in the Merger Agreement); or (d) by Immune if (i) EpiCept or Israeli Merger Sub breaches or fails to perform in any material respect any of its respective representations, warranties or covenants or fails to satisfy a condition to close and the same is not cured as provided in the Merger Agreement, (ii) EpiCept or Israeli Merger Sub suffer a Material Adverse Effect or (iii) certain specified liabilities of EpiCept as of the closing of the Merger exceed $10,000,000.  See “THE MERGER AGREEMENT AND THE MERGER” beginning at page 29.

•                  Federal Income Tax Consequences. There will be no U.S. federal income tax consequences for our stockholders in connection with the Merger.  Stockholders whose pre-reverse stock split shares of our common stock are exchanged in the reverse stock split will not recognize gain or loss for U.S. federal income tax purposes.  See “PROPOSAL 1 - Tax Consequences” beginning at page 7.

•                  Fairness Opinion of Financial Advisors.  In deciding to approve the Merger Agreement and the Merger, one factor that our Board of Directors considered was the opinion of its financial advisors, SunTrust Robinson Humphrey, who concluded that as of November 6, 2012, and based upon and subject to the various factors, limitations and assumptions set forth in its opinion, the consideration to be issued by EpiCept in connection with the Merger was fair, from a financial point of view, to EpiCept stockholders.  The complete opinion of SunTrust Robinson Humphrey, including applicable limitations and assumptions, is attached as Appendix B to this Proxy Statement.  See “FAIRNESS OPINION” beginning at page 25.

•                  Resulting Board of Directors and Management.  Dr. Daniel Teper, the Chief Executive Officer of Immune, will become the Chairman and Chief Executive Officer of the Company following the Merger.  Dr. David Sidransky, Director of Head and Neck Research Division, Professor of Oncology at the Johns Hopkins School of Medicine, and a former Vice Chairman of the board of directors of ImClone Systems, will be the Vice Chairman of the board of directors of the Company following the Merger.  Immediately following the Merger Effective Time (as defined below), the board of directors of the Company will consist of Dr. Daniel Teper, Dr. David Sidransky, the remainder of the current board of directors of Immune, which consists of Herve de Kergrohen, Isaac Kobrin, Pierre Albouy and Ana Stancic, and Robert W. Cook, our current Interim President, Chief Executive Officer and Chief Financial Officer, who will also serve as the Chief Financial Officer of the Company following the Merger.  See “THE MERGER” beginning at page 18 and “THE MERGER AGREEMENT AND THE MERGER” beginning at page 29.

•                  Stockholder Vote.  You are not being asked to vote upon the Merger or the Merger Agreement.  Rather, you are being asked to consider and vote upon proposals to approve: (i) amending our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio of one-for-forty immediately prior to the closing of the Merger, subject to adjustment by our Board of Directors of up to 25%; (ii) amending our Certificate of Incorporation to change the name of our company to “Immune Pharmaceuticals Inc.” upon completion of the Merger; and (iii) the grant of discretionary authority to the persons named as proxies to adjourn the Meeting if necessary to solicit additional proxies to

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approve the first two proposals.  Approval of the first two proposals is a prerequisite to consummation of the Merger.  Our Board of Directors unanimously recommends that you vote FOR all three proposals.  See “INTRODUCTION” beginning at page 1, “PROPOSAL 1” beginning at page 7, “PROPOSAL 2” beginning at page 10 and “PROPOSAL 3” beginning at page 10.

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QUESTIONS AND ANSWERS ABOUT THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND THE MERGER

We are asking you to vote on amendments to our Certificate of Incorporation in connection with the Merger, the approval of which is necessary to consummate the Merger.  We are not asking you to vote on the Merger itself or the Merger Agreement as applicable law permits a board of directors to approve a merger of a subsidiary with and into another entity and the issuance of shares without stockholder approval and our Board of Directors unanimously approved the Merger, the Merger Agreement and the issuance of shares in connection therewith.  However, the following section provides brief answers to some of the more likely questions you may have about the Amendments to our Certificate of Incorporation and the Merger.  This section is not intended to contain all of the information that is important to you.  You are urged to read the entire Proxy Statement carefully, including information in the Appendices.

Why is the Company proposing to merge with Immune?

Our Board of Directors believes that the Merger will provide EpiCept’s stockholders with an attractive portfolio of mAb product candidates and nanoparticle conjugated mAb technology that address unmet medical needs and have significant market potential, particularly in the fields of inflammatory disease and cancer.  We believe that Immune’s expertise in the field of mAbs, particularly with respect to Immune’s development of Bertilimumab, an mAb which Immune is currently studying in Phase II clinical trials, will provide a promising addition to our current product candidate portfolio in an area of pharmaceutical development with growing potential.  Moreover, we believe that Immune’s nanoparticle conjugated mAb technology, its experience with this technology and the additional resources obtained as a result of the Merger, will re-energize our efforts to obtain a partner to pursue the Phase III development of AmiKet™ and further benefit our vascular disruption mAbs, Azixa® and crolibulin™, as they can be formulated through the use of such technology.

What are some other benefits of the Merger to the Company and its stockholders?

In addition to a more expansive and attractive product portfolio, more advanced and innovative technology, and broad experience in the field of mAbs and nanotherapeutics, our Board of Directors believes that the Merger will provide some other benefits to the Company and our stockholders.  Our Board of Directors believes that the Merger, by providing great access to resources and capital, will increase the likelihood that we will be able to continue as a going concern and thereby enter into strategic collaborations to generate capital and supplement internal resources, including internal expertise in key areas such as manufacturing, regulatory affairs and clinical development, and provide Immune with access to our collaborators’ marketing, sales and distribution capabilities.  Our Board of Directors also believes that such collaborations will broaden and accelerate the clinical trial development and potential commercialization of our product candidates.  Moreover, the additions of Daniel Teper, PharmD, the Chief Executive Officer of Immune, as the Chairman and Chief Executive Officer of the combined company following the Merger, Dr. David Sidransky, Director of Head and Neck Research Division, Professor of Oncology at the Johns Hopkins School of Medicine, and a former Vice Chairman of the board of directors of ImClone Systems, as the Vice Chairman of the board of directors of the combined company following the Merger, and the board of directors of Immune will bring beneficial experience and expertise, particularly in the areas of oncology and business and pharmaceutical development.  See “THE MERGER AGREEMENT AND THE MERGER—Board of Directors and Executive Officers”. There can be no assurances that the Company will realize any of the foregoing benefits.

What will the consideration be for the Merger?

Upon the closing of the transaction, EpiCept will issue shares of its common stock to Immune shareholders in exchange for all of the outstanding shares of Immune, with EpiCept stockholders retaining approximately 19% ownership of the combined company following the Merger and Immune shareholders receiving approximately 81%, calculated on an adjusted fully diluted basis, with certain exceptions.  The exchange ratio and proportionate ownership of the combined company after the Merger by EpiCept stockholders and Immune shareholders does not initially include the exercise or conversion of certain EpiCept options and warrants with exercise or conversion prices, as applicable, which are significantly higher than the current trading price of our common stock, common stock issued upon the conversion of certain securities issued in connection with a proposed private placement of securities conducted by either EpiCept or Immune, loans made between the parties, or the purchase of EpiCept common stock by Immune prior to the closing of the Merger with the use of a portion of the proceeds from such private placement of securities, each as contemplated in the Merger Agreement.

What will happen to my shares of common stock in the Merger?

Other than a change in the number of shares that you hold as a result of the reverse stock split, your shares of our common stock will not change as a result of the Merger.  However, after the Merger, your shares will represent a smaller percentage of the total outstanding shares of our common stock than before the Merger.  This will occur because, as consideration for the Merger, the Company will issue shares of our common stock to the stockholders of Immune on the effective date of the Merger.  Immediately after the Merger, the former shareholders of Immune will own approximately 81% of the Company, meaning that the percentage ownership of all of our other stockholders would be reduced from 100% to approximately 19%, subject to certain adjustments.

Where and when is the Meeting?

The Meeting will be held on [                ] at [                ] local time, at [                              ].

Who is soliciting my proxy?

Our Board of Directors is soliciting proxies from each of our stockholders.  We will pay the expenses of preparing and distributing this Proxy Statement and soliciting proxies, including the reasonable expenses incurred by brokers, dealers, banks and trustees or their nominees for forwarding solicitation materials to beneficial owners.  We have also retained Computer Share AB to assist us in soliciting proxies from Swedish stockholders, and estimate that their fees for such service will be as much as $60,000 in addition to reimbursement of their out-of-pocket expenses.

Who is entitled to vote on the proposals at the Meeting?

Stockholders of our common stock of record as of the close of business on [                          ], the record date for the Meeting, are entitled to notice of and to vote at the Meeting.  Each share of our common stock is entitled to one vote.

What am I being asked to vote on with respect to the Merger?

EpiCept intends to present the following proposals for stockholder consideration and voting at the Meeting:

(1)  to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio of one-for-forty immediately prior to the closing of the Merger, subject to adjustment by the Board of Directors of up to 25%;

(2)  to amend our Certificate of Incorporation to change the name of our company to “Immune Pharmaceuticals Inc.” upon completion of the Merger; and

(3)  to grant discretionary authority to the persons named as proxies to adjourn the Meeting if necessary to solicit additional proxies in the event there are insufficient votes to approve the first two proposals.

Why is a reverse split necessary for the Merger?

Under the terms of the Merger Agreement, effecting a reverse split is a condition to closing the Merger.  The reverse stock split should cause an increase in the price per share of our common stock, which would be a requirement for having our shares listed in the future for trading on Nasdaq or the NYSE MKT.  It will also enable EpiCept to have enough shares to consummate the Merger.  There can be no assurances that the Company will be able to apply successfully for listing its common stock on the Nasdaq Capital Market, the NYSE MKT or any other exchange, even if the amendments to our Certificate of Incorporation are approved and the Merger effectuated.

What stockholder approval is needed in connection with the proposals being voted on?

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Meeting in person or by proxy is required to approve each of the proposals to change our name and to effect the reverse stock split.

The affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or represented by proxy and entitled to vote on the matter is required for approval of the proposal to grant discretionary authority to the named proxies to adjourn the Meeting if necessary to solicit additional proxies in the event there are insufficient votes to approve the first two proposals.

Immune, which holds approximately 3.8 million shares of our common stock, has agreed to vote its shares “For,” “Against” and “Abstain” on all three proposals in the same proportion as all other stockholders cast their votes.

What will happen if the first two proposals are approved by our stockholders?

If the proposals to effect the reverse stock split and to change our name are approved by our stockholders, and the other conditions to the closing of the Merger are satisfied or waived, we will change our name to Immune Pharmaceuticals Inc., and Israeli Merger Sub will merge with and into Immune, which will survive the Merger as our wholly-owned subsidiary.

What will happen if the first two proposals are not approved by our stockholders?

If the proposals to effect the reverse stock split and to change our name are not approved by our stockholders, the Merger will not be completed on the terms set forth in the Merger Agreement.

When will the Merger occur?

We currently expect to complete the Merger two business days after the first two proposals are approved by our stockholders and the other conditions to the Merger are satisfied or waived.  EpiCept and Immune are working toward completing the Merger as quickly as possible.

Will Immune’s shareholders be able to sell the Merger Shares that they receive in the Merger?

Immune shareholders will be able to sell Merger Shares only upon registration of those shares following the Merger or pursuant to an exemption from registration.  Additionally, certain Immune shareholders may be requested to sign an agreement which limit their ability to sell their Merger Shares for a period of at least six months.

Why is my vote important?

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Meeting in person or by proxy is required to approve each of the proposals to effect the reverse stock split and to change our name.  If either of these proposals were to receive an affirmative vote of less than a majority of the shares entitled to vote, even if it received a majority of the votes cast, that proposal would not be approved and the Merger would not be completed on the terms set forth in the Merger Agreement.  As such, every vote is important.

Immune, which holds approximately 3.8 million shares of our common stock, has agreed to vote its shares “For,” “Against” and “Abstain” on all three proposals in the same proportion as all other stockholders cast their votes.

How do I Vote my Shares?

•                  Stockholders of record may grant a proxy with respect to their shares on the Internet or by mail.  Granting a proxy on the Internet will be available through 11:59 p.m. on [                      ], 2013.

•                  Voting instructions for both the Internet and mail appear on your proxy card.  If you grant a proxy on the Internet, please have your proxy card available.

•                  If you are a stockholder of record or a duly appointed proxy of a stockholder of record, you may attend the Meeting and vote in person.  However, if your shares are held in the name of a bank, broker or other nominee, and you wish to attend the Meeting to vote in person, you will have to contact your bank, broker or other nominee to obtain its proxy.  Bring that document with you to the Meeting.

What happens if I return my proxy but do not indicate how to vote my shares on the Merger proposals?

If you sign and return the enclosed proxy card, but do not provide instructions on how to vote your shares on the proposals, your shares will be voted FOR approval of each of the proposals to effect the reverse stock split and to change our name and FOR the proposal to grant discretionary authority to the persons named as proxies to adjourn the Meeting if necessary to solicit additional proxies to approve the first two proposals.  If you return an unsigned proxy card, your proxy will be invalid, and your shares will not be deemed present or voted at the Meeting.

Can I change my vote after I have mailed my signed proxy card or voted electronically?

Yes.  You may change your vote at any time before your proxy is voted at the Meeting, as follows:

•                  You may send a written notice stating that you would like to revoke your proxy and provide new instructions on how to vote;

•                  You may complete and submit a later-dated proxy card;

•                  If you voted electronically, you may return to the website and recast your votes; or

•                  You may attend the Meeting and vote in person.

If you choose the first, second or third method above, you must submit your notice of revocation or your new proxy card to us or cast your votes on the website prior to the Meeting.

If my shares are held in “street name” by my broker, will my broker vote my shares for me on the Merger proposals?

Your broker will not be permitted to exercise voting discretion with respect to the proposals to be voted on at the Meeting.  Thus, if you do not give your broker or nominee specific instructions on a specific proposal, your shares will not be voted on such proposal, and will not be counted in determining the number of shares voting in favor of the specific proposal.  You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

What do I need to do now?

Important information is presented in greater detail elsewhere in this Proxy Statement and the documents attached as appendices to this Proxy Statement.  We encourage you to read this Proxy Statement in its entirety.

Following review of this Proxy Statement, please complete, sign, and date the enclosed proxy card and return it in the enclosed envelope as soon as possible so that your shares can be voted at the Meeting.

Who can help answer my questions?

If you have questions about the Merger, the Meeting, or your proxy, or if you need additional copies of this document or a proxy card, you should contact:

EpiCept Corporation

777 Old Saw Mill River Road

Tarrytown, NY  10591

Attention: Robert W. Cook, Interim President and CEO

(914) 606-3500

Or

Computer Share AB

Stationsvagen 15

SE-182 55 Djursholm, Sweden

(468) 753-1062

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects.  Such forward-looking statements also include, but are not limited to, statements regarding the timing for completion of the Merger with Immune, the anticipated benefits of the Merger, the expected effect of the Merger on the business of EpiCept, the development, commercialization and market expectations of EpiCept’s and Immune’s drug candidates, and the operational and financial projections of EpiCept. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements including, but not limited to, the factors summarized below.

These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.  Risks and uncertainties that may affect EpiCept’s ability to consummate the Merger or that could cause its actual results to differ materially include, among others:

•                  The stockholders of EpiCept may not approve the proposals necessary as prerequisites for the Merger;

•                  The Merger may not be completed even if the stockholders approve the proposals necessary as prerequisites for the Merger;

•                  The parties may be unable to complete the Merger or completing the Merger may be more costly than expected because, among other reasons, conditions to the closing of the Merger may not be satisfied or the effect of opposing solicitations from any dissident stockholder;

•                  Problems may arise with the ability to successfully integrate the businesses of EpiCept and Immune, which may result in the Company not operating as effectively and efficiently as expected;

•                  The Company may not be able to achieve the expected benefits from the Merger or it may take longer than expected to achieve those benefits;

•                  The Merger may involve unexpected costs or unexpected liabilities;

•                  The timing of, and conditions associated with, the Merger;

•                  The possible adverse effect on our business and the price of our common stock if the Merger is not completed in a timely matter or at all;

•                  If the Merger is not completed, our business could be materially and adversely affected and our stock price could decline; and

•                  If the Merger Agreement is terminated or the Merger is not consummated, and if we are unable to find any other source of financing, we may only have sufficient capital resources to support our operations for a short period of time.

Given these uncertainties, you should not place undue reliance on any forward-looking statement attributable to us or persons acting on our behalf.  Also, all such forward-looking statements represent EpiCept’s estimates and assumptions only as of the date hereof.  Except as otherwise required by law, EpiCept expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this Proxy Statement to reflect any change in EpiCept’s expectations or any change in events, conditions or circumstances on which any of EpiCept’s forward-looking statements are based.

INTRODUCTION

The Meeting is being called to obtain stockholder approval to: (i) amend our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio of one-for-forty immediately prior to the closing of the Merger, subject to an adjustment not to exceed 25%, as reasonably determined by the Board of Directors to be in the best interest of EpiCept stockholders; (ii) amend our Certificate of Incorporation to change the name of our company to “Immune Pharmaceuticals Inc.” upon completion of the Merger; (iii) grant discretionary authority to the persons named as proxies to adjourn the Meeting if necessary to solicit additional proxies to approve the first three proposals; and (iv) transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.  As of the date of this Proxy Statement, management does not know of any other business that will come before the Meeting.  If any other matters do come before the Meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their judgment on such matters.

This Proxy Statement and the accompanying proxy card are first being mailed on or about [                                ] to stockholders of record as of [                                ].

The solicitation of proxies in the accompanying form is made by, and on behalf of, our Board of Directors, and we will bear the entire cost of such solicitation.  We may use the services of our officers and directors to solicit proxies, personally or by telephone, mail, electronically or other means of communication, without additional compensation.  Certain information regarding our officers and directors who may solicit proxies is set forth in this Proxy Statement under the heading “Stock Ownership of Certain Beneficial Owners and Management”.  We have also retained Computer Share AB to assist us in soliciting proxies from Swedish stockholders, and estimate that their fees for such service will be as much as $60,000, in addition to reimbursement of their out-of-pocket expenses.  Our agreement with Computer Share AB contains customary indemnification provisions.  Although no precise estimate can be made at this time, we anticipate the aggregate amount we will spend in connection with the solicitation of proxies will be approximately $150,000 (this amount comprises fees payable to Computer Share AB described above as well as printing and mailing costs).  The aggregate amount to be spent will vary depending on, among other things, any development that may occur in our solicitation of proxies.  We or Computer Share AB will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them.  A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by filing with our Secretary: (i) a duly executed proxy bearing a later date; (ii) a written instrument revoking the proxy; (iii) voting electronically until 11:59 PM Eastern Time on the day prior to the date of the Meeting; or (iv) by attending the Meeting and voting in person.  In the event that a stockholder casts more than one proxy vote, electronically or otherwise, the latest vote received will be the vote that will be recorded.

Under Delaware law, EpiCept shareholders will not be entitled dissenter’s rights of appraisal because, among other reasons, neither the Merger nor the Merger Agreement requires the approval of EpiCept shareholders.

The presence, in person or by proxy, of the holders of one-third of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum.  Abstentions and broker “non-votes” are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.  A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Meeting in person or by proxy is required to approve each of the proposals to effect the reverse stock split and to change our name.  Abstentions and broker non-votes will have the effect of votes against those proposals.  The affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or represented by proxy and entitled to vote on the matter is required for approval of the proposal to grant discretionary authority to the named proxies to adjourn the Meeting if necessary to solicit additional proxies to approve the first two proposals. Abstentions and broker non-votes will have no effect on the voting on that proposal.

All materials filed by us with the Securities and Exchange Commission (the “SEC”) can be obtained at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or through the SEC’s website at www.sec.gov.  You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

PROPOSAL 1

TO AMEND EPICEPT’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING COMMON STOCK AT A RATIO OF ONE-FOR-FORTY

Our Certificate of Incorporation currently authorizes the issuance of 225,000,000 shares of common stock, $0.0001 par value.  On the Record Date, without taking into consideration the reverse stock split, we had 113,754,030 shares of common stock issued and outstanding.

Our Board of Directors unanimously adopted a resolution approving an amendment to our Certificate of Incorporation to, among other things, effect a reverse stock split of the Company’s common stock any time prior to the first anniversary of its approval by the stockholders at a ratio of one-for-forty, subject to an adjustment not to exceed 25%, as reasonably determined by the Board of Directors to be in the best interest of EpiCept stockholders. Pursuant to the Merger Agreement, the timing of the reverse stock split must be prior to the closing of the Merger.  The Board has determined that, if approved, the reverse stock split would occur immediately prior to the closing of the Merger.  If the Merger Agreement is terminated, we will not effect the reverse split.  A copy of the Certificate of Amendment is attached to this Proxy Statement as Appendix C (the “Certificate of Amendment”).

Reason for the Reverse Stock Split

Under the terms of the Merger Agreement, effecting a reverse split is a condition to closing the Merger.  The reverse split should cause an increase in the price per share of our common stock, which would be a requirement for having our shares listed in the future for trading on the Nasdaq Capital Market or the NYSE MKT.  We believe that achieving such a listing on a national securities exchange should benefit our stockholders by increasing the liquidity of our common stock and making it easier for us to raise financing in the future through offerings of our common stock directly to retail investors.  It will also enable EpiCept to have enough shares of common stock to consummate the Merger.  There can be no assurances that the Company will be able to apply successfully for listing its common stock on Nasdaq, the NYSE MKT or any other exchange, even if the Certificates of Amendment are approved and the Merger effectuated.

In determining whether to effect the reverse stock split and the ratio thereof, the Board of Directors will consider various factors, including but not limited to, (i) the potential impact and anticipated benefits to the Company and its stockholders, including the likelihood that the resulting price per share of our common stock would exceed the minimum share price required for listing on Nasdaq, the NYSE MKT or any other securities exchange or public trading market, (ii) the market price of the Company’s common stock at such time, (iii) the number of shares that will be outstanding before and after the reverse stock split, (iv) the stockholders’ equity at such times, (v) the number of shares of common stock available for future issuance after the reverse stock split, (vi) the trading volume of the Company’s common stock at such time, (vii) the historical market price and trading volume of our common stock and (viii) the likelihood that the Merger will be consummated.

Certain Risk Factors Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split.

There can also be no assurance that the price per share of our common stock would exceed the minimum share price required for listing on Nasdaq, the NYSE MKT or any other securities exchange or public trading market, or that our company would not fail to comply with other listing requirements even if the minimum share price requirement is satisfied.

A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

Impact of the Proposed Reverse Stock Split

If approved and effected, the reverse stock split will automatically apply to all shares of our common stock.  Except for adjustments that may result from the treatment of fractional shares as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power or affect the terms or the rights of holders of existing shares of our common stock.  The number of shares of our authorized common stock will remain unchanged at 225,000,000 shares.

Based on the number of shares, warrants and options outstanding as of the Record Date, the principal effect of a reverse stock split (at a ratio of one-for-forty) would be that:

•                  the number of shares of our common stock issued and outstanding would be reduced from 113,754,030 shares to approximately 2,843,851 shares;

•                  the number of shares of our common stock issuable upon the exercise of outstanding warrants would be reduced from 23,394,307 to approximately 584,858 shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);

•                  the number of shares of our common stock issuable upon the exercise of outstanding stock options, restricted stock and restricted stock units would be reduced from 2,682,989 to approximately 67,075 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio); and

•                  the number of shares of our common stock that are authorized, but unissued, and can be used for future issuances of common stock as described above and including Merger Shares would increase from 85,168,674 to approximately 221,504,217 shares.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares).  Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

The number of shares of our authorized preferred stock will remain unchanged at 5,000,000 shares.

Fractional Shares

To avoid the existence of fractional shares of common stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded up to the next whole share.

Effect on Registered and Beneficial Stockholders

Upon a reverse stock split, we intend to treat stockholders holding common stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in “street name.”  However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split.  If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Effect on Registered Certificated Shares

Some of our registered stockholders hold all their shares in certificated form.  If any of your shares are held in certificated form, you will receive a transmittal letter from our transfer agent, American Stock Transfer and Trust Company, as soon as practicable after the effective date of the reverse stock split.  The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Authorized Shares

The reverse stock split would affect all issued and outstanding shares of common stock and outstanding rights to acquire common stock.  However, upon the effectiveness of the reverse stock split, which will occur upon the filing of the Certificate of Amendment, the number of authorized shares of common stock that have not yet been issued would increase due to the reduction in the number of shares of Common Stock issued and outstanding based on the reverse stock split as follows:

		Pro-Forma After Reverse Stock Split
	As of May 12, 2013	One-for-Forty
Outstanding Shares of Common Stock	113,754,030	2,843,851
Outstanding Warrants	23,394,307	584,858
Outstanding Stock Options, restricted stock and restricted stock units	2,682,989	67,075
Shares Available for Future Issuances	85,168,674	221,504,217
Authorized Shares of Common Stock	225,000,000	225,000,000

Accounting Matters

The reverse stock split will not affect the par value of the common stock.  As a result, as of the effective time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio described above, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of common stock outstanding.

Tax Consequences

Stockholders whose pre-reverse stock split shares of our common stock are exchanged in the reverse stock split will not recognize gain or loss for U.S. federal income tax purposes.  A stockholder’s aggregate tax basis in the post-reverse stock split shares of our common stock received in the reverse stock split would be the same as the stockholder’s aggregate tax basis of the pre-reverse stock split shares of our common stock exchanged in the reverse stock split.  A stockholder’s holding period for the post-reverse stock split shares of our common stock received in the reverse stock split would include the shareholder’s holding period for the pre-reverse stock split shares exchanged in the reverse stock split.

Stockholders who hold their pre-reverse stock split shares of our common stock with differing bases or holding periods should consult their tax advisors with regard to identifying the bases or holding periods of the particular post-reverse stock split shares of our common stock received in the reverse stock split.

The foregoing discussion of material U.S. federal income tax consequences of the reverse stock split is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the reverse stock split.  Moreover, the discussion set forth above does not address tax consequences that may vary with, or are contingent upon, individual circumstances.  In addition, the discussion set forth above does not address any non-income tax or any foreign, state or local tax consequences of the reverse stock split and does not address the tax consequences of any transaction other than the reverse stock split. Each stockholder is urged to consult with such stockholder’s tax advisor with respect to any potential tax consequences of the reverse stock split.

Procedure for Effecting Reverse Stock Split

As a condition to closing the Merger, the Company must file the Certificate of Amendment with the Secretary of State of the State of Delaware to amend its Certificate of Incorporation.  The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “split effective date.”  Beginning on the split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.  The text of the Certificate of Amendment is set forth in Appendix C to this Proxy Statement.  The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

Vote Required

The affirmative vote of the holders of shares representing a majority of our 113,754,030 outstanding shares of common stock (as of the Record Date) is required to approve the amendment to the Certificate of Incorporation to effect the reverse stock split.  Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF AMENDING EPICEPT’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING COMMON STOCK AT A RATIO OF ONE-FOR-FORTY (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL 2

TO AMEND EPICEPT’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO “IMMUNE PHARMACEUTICALS INC.”

On May 14, 2013, our Board of Directors unanimously adopted a resolution approving an amendment to our Certificate of Incorporation to, among other things, change the name of our company to “Immune Pharmaceuticals Inc.”  A copy of the proposed Certificate of Amendment is attached to this Proxy Statement as Appendix C. If approved, this proposal would permit us to change our name from “EpiCept Corporation” to “Immune Pharmaceuticals Inc.”, effective upon completion of the Merger.  Under the Merger Agreement, we have agreed as condition of closing the Merger to change our corporate name and to file the Certificate of Amendment with the Secretary of State of the State of Delaware in order to effectuate such name change.  If the Merger is not consummated or the Merger Agreement is terminated, we will not effect the name change.

Vote Required

The affirmative vote of the holders of shares representing a majority of our 113,754,030 outstanding shares of common stock (as of the Record Date) is required to approve the amendment to the Certificate of Incorporation to effect the name change.  Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF AMENDING EPICEPT’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO “IMMUNE PHARMACEUTICALS INC.” (ITEM 2 ON THE ENCLOSED PROXY CARD)

PROPOSAL 3

TO GRANT DISCRETIONARY AUTHORITY TO THE PERSONS NAMED AS PROXIES TO ADJOURN THE MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE INSUFFICIENT VOTES TO APPROVE PROPOSALS 1 AND 2

The Board of Directors has approved the submission to the stockholders of a proposal to grant discretionary authority to the persons named as proxies to adjourn the Meeting in the event that there are not a sufficient number of votes at the Meeting to approve Proposals 1 and 2.  In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration.  If it is necessary to adjourn the Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to stockholders, other than an announcement made at the Meeting.

Vote Required

The affirmative vote of a majority of the votes cast at the Meeting, in person or by proxy is required for approval of the proposal to grant discretionary authority to the persons named as proxies to adjourn the Meeting to solicit additional proxies in the event that there are not a sufficient number of votes at the Meeting to approve Proposals 1 and 2. Abstentions and broker non-votes will have no effect on the voting on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE GRANT OF DISCRETIONARY AUTHORITY TO THE PERSONS NAMED AS PROXIES TO ADJOURN THE MEETING TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE INSUFFICIENT VOTES TO APPROVE PROPOSALS 1 AND 2 (ITEM 3 ON THE ENCLOSED PROXY CARD).

VOTING SECURITIES

The Board of Directors has fixed the close of business on [                                ] as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.  As of the Record Date, our outstanding voting capital stock consisted of 113,754,030 shares of common stock.  Each holder of common stock is entitled to one vote for each share of common stock held by him or her at the close of business on the record date.

Immune, which holds approximately 3.8 million shares of our common stock, has agreed to vote its shares “For,” “Against” and “Abstain” on all three proposals in the same proportion as all other stockholders cast their votes.

The shares for which the accompanying proxy is solicited will be voted in accordance with the directions given, provided that the proxy is executed and returned by the stockholder prior to the Meeting.

DESCRIPTION OF CAPITAL STOCK

General

Our Certificate of Incorporation authorizes 225,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value.  The foregoing and the following description of capital stock give effect to the Certificate of Incorporation and the provisions of the applicable Delaware law.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority, without action by its stockholders, to designate and issue up to 4,996,935 shares of preferred stock in one or more series.  Of the 5,000,000 shares of preferred stock authorized by our Certificate of Incorporation, 2,000 shares designated Series A 0% Convertible Preferred Stock (“Series A Preferred”) and 1,065 shares designated Series B 0% Convertible Preferred Stock (“Series B Preferred”) were previously issued.  All shares of Series A Preferred and Series B Preferred were subsequently converted into shares of our common stock, canceled and may not be re-issued. There are currently no shares of preferred stock outstanding.

The Board of Directors may designate the rights, preferences and privileges of series of preferred stock, any or all of which may be greater than the rights of the common stock.  It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of such series of preferred stock.  However, these effects might include:

•                  restricting dividends on the common stock;

•                  diluting the voting power of the common stock;

•                  impairing the liquidation rights of the common stock; and

•                  delaying or preventing a change in control of our Company without further action by the stockholders.

Warrants

As of April 10, 2013, warrants to purchase approximately 23,394,307 shares of our common stock at a weighted average exercise price of $1.48 per share were outstanding. Approximately 22.4 million warrants have an exercise price greater than $0.60 with 2.4 million warrants expiring in 2013, 4.1 million warrants expiring in 2014, 5.1 million warrants expiring in 2015 and 10.8 million warrants expiring in 2016.

Anti-Takeover Provisions

Provisions of Delaware law and our Certificate of Incorporation and Amended and Restated By-Laws (our “By-Laws”) could make the acquisition of EpiCept through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of enabling the Board to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals.  We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Effects of Some Provisions of Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•                  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares (a) owned by persons who are directors and also officers and (b) owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” for these purposes includes, among other transactions, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” for these purposes is a person who, together with affiliates and associates, owns or, if such person is an affiliate or associate of the corporation, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of the Charter Documents. Our Certificate of Incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board of directors could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquiring party obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our Certificate of Incorporation also provides that directors may be removed only with cause by the affirmative vote of the holders of 75% of the outstanding shares of common stock.

Our By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. Our By-Laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our By-Laws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in our Certificate of Incorporation or our By-Laws. Our By-Laws authorize a majority of our board of directors, the chairman of the board or the chief executive officer to call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of stockholders prior to such time as a majority of the board of directors or the chief executive officer believed the matter should be considered or until the next annual meeting, provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board of directors also could be delayed until the next annual meeting.

Delaware law provides that stockholders may execute an action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions since actions by written consent are not subject to the minimum notice requirement of a stockholder’s meeting. However, we believe that the elimination of stockholder written consents may deter hostile takeover attempts. Without the availability of stockholder actions by written consent, a holder controlling a majority of our capital stock would not be able to amend its bylaws or remove directors without holding a stockholders meeting. The holder would have to obtain the consent of a majority of the board of directors, the chairman of the board or the chief executive officer to call a stockholders meeting and satisfy the notice periods determined by the board of directors. Our Certificate of Incorporation prohibits actions by written consent of stockholders.

Stockholder Proposals

Our by-laws do not permit any business to be conducted at a special meeting of stockholders other than as is brought before the meeting pursuant to our Notice of Special Meeting.  The deadline for submitting stockholder proposals for inclusion in a proxy statement is a reasonable time before we begin to print and send our proxy materials.  For director nominations or other business to be properly brought before our next annual meeting by a stockholder pursuant to our by-laws, the stockholder must give timely notice thereof in writing to us at EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, and any such business other than director nominations must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to us in writing no later than the tenth day following the day on which we first publicly announce the date of such annual meeting.  Any stockholder proposal must be in accordance with the rules and regulations of the SEC.

Dissenter’s Rights of Appraisal

Under Delaware law, EpiCept shareholders will not be entitled dissenter’s rights of appraisal because, among other reasons, neither the Merger nor the Merger Agreement requires the approval of EpiCept shareholders.

To Whom are Appraisal Rights Available

Under Delaware law, stockholders of a corporation involved in a merger who hold shares of stock on the date a demand is made with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, and who has neither voted in favor of the merger or consolidation nor consented thereto in writing generally have the right to demand and receive payment in cash of the fair value of their stock as determined by the Delaware Court of Chancery, in lieu of receiving the merger consideration. However, appraisal rights are not available to holders of shares: (1) listed on a national securities exchange; or (2) held of record by more than 2,000 stockholders.

Exceptions to Appraisal Rights

Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation if the holders are required by the terms of an agreement of merger or consolidation to accept for such stock anything except:(1) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depositary receipts in respect thereof; (2) shares of stock of any other corporation or depositary receipts in respect thereof that, at the effective date of the merger, will be either (a) listed on a national securities exchange; or (b) held of record by more than 2,000 holders; (3) cash in lieu of fractional shares of the stock or depositary receipts received; or (4) any combination of the shares of stock, depositary receipts and cash in lieu of fractional shares or fractional depositary receipts described in the (1) through (3).  In addition, appraisal rights are not available to the holders of shares of the surviving corporation in the merger, if the merger does not require the approval of the stockholders of that corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 10, 2013, regarding the beneficial ownership of the Company’s common stock by:

•                  each stockholder known by EpiCept to own beneficially more than five percent of EpiCept common stock;

•                  each of the named executive officers;

•                  each of EpiCept’s directors; and

•                  all of EpiCept’s directors and the named executive officers as a group.

Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the principal address of each of the stockholders below is in care of EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, NY 10591.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)(2)

5% Stockholders
Försäkringsaktiebolaget Avanza Pension (3)	11,221,968	9.87
Sabby Management, LLC (4)	12,079,817	10.62
Hudson Bay Master Fund (5)	6,740,328	5.59

Executive Officers and Directors
Robert W. Cook (6)	810,901	*
Dr. Stephane Allard (7)	682,976	*
Robert G. Savage (8)	337,228	*
Dr. Alan W. Dunton (9)	280,000	*
Keith L. Brownlie (10)	101,250	*
All directors and named executive officers as a group (5 persons) (11)	2,212,355	1.94

*                  Represents beneficial ownership of less than one percent (1%) of the outstanding shares of EpiCept common stock.

(1)          Beneficial ownership is determined with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown beneficially owned by them.

(2)          Percentage ownership is based on 113,754,030 shares of common stock outstanding on May 10, 2013.

(3)          As reported to EpiCept on May 8, 2013.

(4)          As reported with the SEC on Form 13G on January 22, 2013.  Sabby Management, LLC converted 236 shares of preferred into an additional 2,950,000 shares of EpiCept common stock after this filing, which has been included in their number of shares beneficially owned.

(5)          Includes 6,740,328 shares exercisable upon the exercise of warrants.  The Investment Manager, which serves as the investment manager to Hudson Bay Master Fund Ltd., may be deemed to be the beneficial owner of all shares of Common Stock held by Hudson Bay Master Fund Ltd.  Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager.  Each of Hudson Bay Master Fund Ltd. and Mr. Gerber disclaims beneficial ownership of these securities. Hudson Bay Master Fund Ltd. is named as a Beneficial Owner herein solely to report the securities held in its name.

(6)          Includes 504,957 shares of common stock and 305,944 shares issuable upon the exercise of options that are exercisable within 60 days.

(7)          Includes 417,513 shares of common stock and 265,463 shares issuable upon the exercise of options that are exercisable within 60 days.

(8)          Includes 36,550 shares of common stock, 60,000 shares issable upon the exercise of restricted stock units that are exercisable within 60 daysand 240,678 shares issuable upon the exercise of options that are exercisable within 60 days.

(9)          Includes 75,000 shares of common stock, 105,000 shares issable upon the exercise of restricted stock units that are exercisable within 60 daysand 100,000 shares issuable upon the exercise of options that are exercisable within 60 days.

(10)   Includes 60,000 shares issable upon the exercise of restricted stock units that are exercisable within 60 days and 41,250 shares issuable upon the exercise of options that are exercisable within 60 days.

(11)   Includes 1,178,335 shares issuable upon the exercise of restricted stock units and stock options that are exercisable within 60 days.

THE PARTIES TO THE MERGER

EpiCept Corporation is a specialty pharmaceutical company focused on the development and commercialization of pharmaceutical products for the treatment of pain and cancer.  Its strategy is to focus on topically delivered analgesics targeting peripheral nerve receptors and on innovative cancer therapies.

In December 2011, EpiCept met with the Food and Drug Administration (“FDA”) and was granted permission by the FDA to initiate immediately the Phase III clinical development of AmiKet™, a late-stage pain product candidate for the treatment of peripheral neuropathies.  Fast Track designation was granted in April 2012.  The FDA’s Fast Track program is designed to facilitate the development and expedite the review of drugs intended to treat serious or life-threatening conditions and address unmet medical needs. There are no plans to initiate the Phase III program for AmiKet™ until we are able to secure the funding necessary to complete such a program.

EpiCept’s product Ceplene®, when used concomitantly with low-dose interleukin-2, or IL-2, is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for adult patients who are in their first complete remission.  EpiCept sold all of its rights to Ceplene® in Europe and certain Pacific Rim countries and a portion of its remaining Ceplene® inventory to Meda AB for approximately $2.6 million in June 2012.  Ceplene® is licensed to MegaPharm Ltd. to market and sell in Israel, where it is currently available on a named-patient basis.  Following Israeli Ministry of Health approval of labeling and other technical matters, MegaPharm Ltd. is expected to commence the commercial launch of Ceplene® in Israel.  EpiCept has retained its rights to Ceplene® in all other countries, including countries in North and South America.

EpiCept’s other oncology compounds include crolibulin™, a novel small molecule vascular disruption agent, or VDA, and apoptosis inducer for the treatment of patients with solid tumors.  In December 2010, the National Cancer Institute initiated a Phase Ib/II clinical trial for crolibulin™ to assess the drug’s efficacy and safety in combination with cisplatin in patients with anaplastic thyroid cancer.  Trial enrollment has progressed to the second dosing cohort and the combination is demonstrating good tolerability.

We licensed the MX90745 series of caspase-inducer anti-cancer compounds to Myrexis in 2003, including Azixa™.  Under the terms of the agreement, we granted to Myrexis a research license to develop and commercialize any drug candidates from the series of compounds with a non-exclusive, worldwide, royalty-free license, without the right to sublicense the technology.  In August 2012, Myrexis elected to terminate the license agreement, resulting in the reversion of all rights and licenses granted under the license agreement back to us.  In January 2013, we negotiated with Myrexis to license the patents and know-how as set forth in the License Agreement.  Under the agreement, we will be responsible for paying milestone payments and royalties to Myrexis if we decide to further develop Azixa® ourselves, or to share in milestones and royalties we receive from a partner in the event we out-license the drug candidate to a third party who successfully completes product development and obtains marketing approval.  We have no plans to pursue further development of Azixa® on our own.

EpiCept’s executive offices are located at 777 Old Saw Mill River Road, Tarrytown, New York 10591, and its telephone number is (914) 606-3500.

EpiCept Israel Ltd. is a newly-formed, wholly-owned subsidiary of EpiCept, created for the sole purpose of the Merger.  It has not conducted any operating business activities since its formation other than those incidental to its incorporation and as contemplated in connection with the Merger.  Its address and telephone number are the same as those set forth above for EpiCept.

Immune Pharmaceuticals Ltd. is a privately-held Israeli clinical stage biopharmaceutical company specializing in the development and commercialization of monoclonal antiboddy, or mAb, based therapies for the treatment of inflammatory diseases and cancer.  Since its inception in 2010, Immune has operated in both Israel and the United States under the leadership of a management team with global drug development and commercialiation experience.  Immune has since built a portolio of antibody therapeutics through the acquisition of development and commercialization rights of:  (i) Bertilimumab, a clinical stage fully human mAb, originally developed by Cambridge Antibody Therapeutics, or CAT (which is now a part of Medimmune, the biologics research and development unit of AstraZeneca) and licensed for systemic indications to Immune from iCo Therapeutics (TSX:ICO), or iCo; (ii) the antibody nanoparticule conjugate, NanomAbs, technology, licensed from Yissum, the Technology Transfer Company of the Hebrew University of Jerusalem, or Yissum, allowing for the targeted delivery of potent cancer drugs to tumor cells; and (iii) a proprietary mAb which allows for NanomAbs targeting of pancreatic and lung cancer cells.

Bertilimumab, Immune’s lead product candidate, is a first in class mAb that targets eotaxin-1, which is a small protein that attracts and activates several sub-classes of immune cells (including eosinophils, basophils, mast cells and T lymphocytes), which are white blood cells that play a role in the development of several inflammatory diseases.  mAbs are specific antibodies (proteins that the immune system uses to identify and neutralize foreign objects like bacteria and viruses) that are made by identical immune cells which are all clones of a unique parent cell.  Immune intends to develop Bertilimumab for the treatment of IBD (including CD, a chronic IBD of the gastrointestinal mucosa, often characterized by chronic diarrhea, abdominal pain, anorexia, fever and musculoskeletal abnormalities, or even fistulae in severe cases, and UC, a major sub-classification of IBD which is characterized by inflammation of the gastrointestinal tract and causes painful and debilitating symptoms) severe asthma, a disease characterized by variable airflow obstruction, airway hyperresponsiveness and chronic inflammation, which usually has an eosinophilic component, and additional inflammatory skin diseases, such as bullous pemphigoid, an acute or chronic delibitating skin disease involving the formation of blisters (“BP”).  iCo retained the rights to develop Bertilimumab for ocular indications, including chronic eye inflammation and keratoconjunctivitis, as well as age-related macular degeneration.

Bertilimumab has been evaluated by CAT in multiple pre-clinical studies, as well as in Phase I/II clinical trials evaluating the drug’s safety, tolerability, pharmacokinetics, or the drug’s distribution within the body, and biological activity in a total of 126 individuals.  In those clinical trials, Bertilimumab inhibited human eotaxin-1 and eosinophil recruitment at the site of inflammation in humans and had an excellent safety and tolerability profile through each of intravenous, nasal and ocular administrations. Furthermore, a single intraveneous dose of Bertilimumab showed a long duration of biological activity (greater than 90 days) and no significant adverse reactions over the same time period.

Immune obtained new drug material manufactured by Lonza Sales AG, or Lonza, pursuant to good manufacturing processes, or GMP, and initiated a 90-patient Phase II double-blind placebo-controlled clinical trial of Bertilimumab in patients with UC.  Completion of patient enrollment and clinical results are anticipated in 2014. Immune intends to expand its clinical development plan for Bertilimumab to other indications, including CD, severe asthma and BP, beginning in the second half of 2013.

The NanomAbs technology, originally developed by Professor Simon Benita at Hebrew University in collaboration with Dr. Jean Kadouche, a co-founder of Immune, conjugates mAbs or other targeting ligands to drug-loaded nanoparticles, and has been demonstrated in cancer models to allow for the targeted delivery of drugs to tumor cells. Immune’s lead NanomAb candidate is a nanoparticle combining two cancer drugs, gemcitabine (originally commercialized as Gemzar by Eli Lilly) and paclitaxel (originally commercialized as Taxol by Bristol Myers Squibb) in a nanoparticule conjugated to antibodies that target pancreatic and lung cancer cells.  Immune believes that the NanomAb technology provides it with a platform for the discovery and development of unique mAb-based anti-cancer therapeutics.

Immune’s executive offices are located at 15 Aba Eban Avenue, Industrial Zone Herzliya-Pituach, 46733, Israel, and its telephone number is (972) 9-8866612 and at 1120 Avenue of the Americas, 14th Floor, New York, NY 10036, and its telephone number is (646) 588-5430.  Immune’s research laboratories are located at HaMada 12th Street, Entrance B, 4th Floor, Rehovot, Israel.

For more information regarding Immune’s business and operations, refer to “BUSINESS CONDUCTED BY IMMUNE” beginning on page 75.

THE MERGER

The Merger will be effected pursuant to the terms of the Merger Agreement, by and among Immune, EpiCept and Israeli Merger Sub.  The Merger Agreement is attached to this Proxy Statement as Appendix A.

The key provisions of the Merger are as follows:

•                  Israeli Merger Sub will merge with and into Immune, with Immune surviving as our wholly-owned subsidiary.

•                  We will issue shares of our common stock to Immune shareholders in exchange for all of the outstanding shares of Immune, with EpiCept stockholders retaining approximately 19% ownership of EpiCept and Immune shareholders receiving approximately 81%, calculated on an adjusted, fully diluted basis, with certain exceptions.

•                  The proportionate ownership of the Company after the Merger by EpiCept stockholders and Immune shareholders does not initially include the exercise or conversion of certain EpiCept options and warrants with exercise or conversion prices, as applicable, which are significantly higher than the current trading price of our common stock, common stock issued upon the conversion of certain securities issued in connection with a proposed private placement of securities conducted by either EpiCept or Immune, loans made between the parties, or the purchase of EpiCept common stock by Immune prior to the closing of the Merger with the use of a portion of the proceeds from such private placement of securities and in lieu of a certain loan to EpiCept, each as contemplated in the Merger Agreement.

•                  We will change our name to “Immune Pharmaceuticals Inc.”

•                  Daniel Teper, PharmD, the Chief Executive Officer of Immune, will become the Chairman and CEO of the Company after the Merger.  Dr. David Sidransky, Director of Head and Neck Research Division, Professor of Oncology at the Johns Hopkins School of Medicine, and a former Vice Chairman of the Board of Directors of ImClone Systems, will be the Vice Chairman of the Board of the Company after the Merger.

•                  Immediately following the Merger effective time, the board of directors of the Company will consist of the current directors of Immune, which includes Daniel Teper, Dr. David Sidransky, Herve de Kergrohen, Issac Kobrin, Pierre Albouy and Ana Stancic, plus Robert W. Cook, our current Interim President and Chief Executive Officer, who will also serve as the Chief Financial Officer of the Company after the Merger.

BACKGROUND AND REASONS FOR THE MERGER

Overview

Our Board of Directors is unanimously recommending the proposals included herein which are conditions to the Merger because it believes that the Merger will provide EpiCept’s stockholders with a broad, attractive portfolio of product candidates that address unmet medical needs and have significant market potential.  mAbs, a field in which Immune has particular expertise, are an exciting area for pharmaceutical development.  The Merger will also re-energize EpiCept’s efforts to obtain a partner to pursue the Phase III development of AmiKet™.  Additionally, our Board believes that EpiCept’s vascular disruption agents Azixa® and crolibulin™ are promising, targeted oncology drug candidates that may further benefit from Immune’s expertise in nanotherapeutics.

The proposed merger with Immune is the culmination of a process of exploration, review and analysis begun in January 2012 when we engaged SunTrust Robinson Humphrey to assist in exploring strategic alternatives to maximize the commercial opportunity of AmiKet™.  Since that time, our Board of Directors has consistently pursued its announced strategy of identifying and implementing a method for optimization of AmiKet’s™ value for our stockholders, which included the evaluation of potential transactions involving the sale of our company or a merger with a strategic partner.

In deciding to approve the Merger Agreement and the Merger, one factor that our Board of Directors considered was the opinion of its financial advisors, SunTrust Robinson Humphrey, who concluded that as of November 6, 2012, and based upon and subject to the various factors, limitations and assumptions set forth in its opinion, the consideration to be issued by EpiCept in connection with the Merger was fair, from a financial point of view, to EpiCept.

How Did the Merger Come About?

On July 20, 2012, Deloitte & Touche LLP, which was at the time EpiCept’s independent registered public accounting firm, notified EpiCept of Immune’s interest in obtaining a merger partner.

On July 23, 2012, EpiCept asked its financial advisors, SunTrust Robinson Humphrey, to contact Immune’s non-exclusive advisor regarding the possibility of a merger between EpiCept and Immune.

On July 30, 2012, EpiCept and Immune signed a confidentiality agreement.

On July 31, 2012, Immune provided EpiCept with a first draft of a term sheet for discussion purposes.

Between August 1, 2012 and August 22, 2012, there were five conference calls involving EpiCept, Immune and their financial advisors, discussing generally the possible form and structure for the potential merger and the due diligence process.

On August 23, 2012, Immune presented EpiCept with a revised draft of a term sheet.

EpiCept and Immune conducted three follow-up conference calls between August 24, 2012 and August 28, 2012 regarding the proposed terms of the merger.

On September 4, 2012, EpiCept and Immune held a meeting at the offices of SunTrust Robinson Humphrey, and on September 11, 2012, EpiCept and Immune held a meeting while attending the Rodman & Renshaw Healthcare Conference regarding the ongoing due diligence process, the proposed terms and structure of the merger, and the possibilities for financing a combined company.

On September 22, 2012, EpiCept and Immune held a discussion regarding the results of a meeting of Immune’s Board of Directors.  Follow-up discussions were held between EpiCept and Immune on September 24, 2012 and September 27, 2012.

On September 28, 2012, EpiCept and Immune prepared financial projections for a combined company for 2013 and 2014.

Between September 30, 2012 and October 5, 2012, EpiCept and Immune had five conference calls regarding a possible financing for a combined company and EpiCept’s current balance sheet and liabilities.

On October 9, 2012, EpiCept and Immune met at EpiCept’s offices in Tarrytown, New York, to discuss possible revisions to the draft term sheet.

On October 11, 2012, EpiCept and Immune held joint meetings with various financial and legal advisors regarding the proposed terms of the Merger, the ongoing due diligence process and the documentation for the potential transaction.

On October 13, 2012, EpiCept and Immune held discussions in preparation for a meeting of the Board of Directors.

On October 15, 2012, the Board of Directors was apprised of the status of the negotiations and outstanding issues.  Later that day, EpiCept and Immune held a conference call with their respective legal advisors to discuss the documentation for the potential transaction.

Between October 15, 2012 and October 25, 2012, EpiCept and Immune held four in-person meetings and three conference calls to discuss various aspects of the transaction and negotiate open points.

On October 25, 2012, the Board of Directors was apprised of the status of the negotiations and outstanding issues.

Between October 26, 2012 and November 6, 2012, EpiCept and Immune held eight conference calls to review the status of the transaction, agree on all open points, and finalize the transaction documents.

On November 6, 2012, the Board of Directors formally authorized EpiCept’s Merger with Immune, including its execution of a definitive Merger Agreement with Immune and all related transactions and corporate actions, and, in order to effect the Merger, also authorized the submission of the proposals contained in this Proxy Statement to a vote of the EpiCept stockholders.

On November 7, 2012, a definitive Merger Agreement was signed by EpiCept and Immune.

Reasons For the Merger — EpiCept and Israeli Merger Sub

Our Board of Directors believes that the Merger will provide EpiCept’s stockholders with an attractive portfolio of mAb product candidates and nanoparticle conjugated mAb technology that address unmet medical needs and have significant market potential, particularly in the fields of inflammatory disease and cancer.  EpiCept believes that Immune’s expertise in the field of mAbs, particularly with respect to Immune’s development of Bertilimumab, an mAb which Immune is currently studying in Phase II clinical trials, will provide a promising addition to EpiCept’s current product candidate portfolio in an area of pharmaceutical development with growing potential.  Moreover, EpiCept believes that Immune’s nanoparticle conjugated mAb technology, NanomAbs, and its experience with the same will re-energize EpiCept’s efforts to obtain a partner to pursue the Phase III development of AmiKet™ and further benefit EpiCept’s vascular disruption agents Azixa® and crolibulin™ , which are promising, targeted oncology drug candidates.

In addition to a more expansive and attractive product portfolio, more advanced and innovative technology, and broad experience in the field of mAbs and nanotherapeutics, our Board of Directors believes that the Merger will provide some other benefits to the Company and our stockholders.  Our Board of Directors believes that the Merger will increase the likelihood that the Company will be able to enter into strategic collaborations to generate capital and supplement internal resources, including internal expertise in key areas such as manufacturing, regulatory affairs and clinical development, and provide Immune with access to its collaborators’ marketing, sales and distribution capabilities.  Our Board of Directors also believes that such collaborations will broaden and accelerate the clinical trial development and potential commercialization of EpiCept’s product candidates.  Moreover, the additions following the Merger of Daniel Teper, PharmD, the Chief Executive Officer of Immune, as the Chairman and Chief Executive Officer of the Company, Dr. David Sidransky, Director of Head and Neck Research Division, Professor of Oncology at the Johns Hopkins School of Medicine, and a former Vice Chairman of the board of directors of ImClone Systems, as the Vice Chairman of the board of directors of the Company, and the board of directors of Immune bring beneficial experience and expertise, particularly in the areas of oncology and business and pharmaceutical development, to the Company.  SEE “THE MERGER AGREEMENT AND THE MERGER—Board of Directors and Executive Officers”.

In addition to the foregoing, the Board of Directors considered the following factors in reaching its conclusion to approve the Merger and to recommend that the EpiCept stockholders approve the proposals presented in this Proxy Statement:

•                  the financial presentation of SunTrust Robinson Humphrey, including its opinion, dated November 6, 2012, to the Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be issued by EpiCept in connection with the Merger, as more fully described below under the heading “FAIRNESS OPINION.”

•                  the results of the due diligence review of Immune’s business and operations by EpiCept’s management, legal advisors and financial advisors, which review supported EpiCept’s belief that the addition of the Immune product candidates would broaden EpiCept’s product pipeline in the areas of inflammatory diseases and cancer;

•                  the terms and conditions of the Merger Agreement, including the following related factors:

•                  the determination that the relative percentage ownership of EpiCept stockholders and Immune stockholders is based on EpiCept’s perceived valuations of each company at the time of the EpiCept Board of Directors’ approval of the Merger Agreement;

•                  the expectation that the Merger will be treated as a reorganization for United States federal income tax purposes, with the result that in the Merger EpiCept’s stockholders will generally not recognize taxable gain or loss for United States federal income tax purposes;

•                  the nature of the conditions to Immune’s obligation to consummate the Merger and the limited risk of non-satisfaction of such conditions;

•                  the limited number and nature of the conditions to Immune’s obligation to consummate the Merger; and

•                  belief that the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances;

•                  the likelihood of retaining key Immune employees to help manage the Company following the Merger;

•                  the likelihood that the Merger will be consummated on a timely basis, including the likelihood that the Merger will receive all necessary regulatory approvals;

•                  the opportunity for EpiCept’s stockholders to participate in the long-term value of Immune’s product candidate development programs as a result of the Merger;

•                  the complementary nature of the two companies’ clinical programs;

•                  the possibility that the combined entity would be able to take advantage of the potential benefits resulting from the combination of EpiCept’s public company structure and Immune’s experienced management team;

•                  the EpiCept Board of Directors’ consideration of strategic alternatives to the Merger, including engaging in a merger transaction with another company, continuing to operate EpiCept on a stand-alone basis or undertaking a liquidation of EpiCept; and

•                  its understanding of EpiCept’s business, including its product candidates, the expenses and fixed costs associated with EpiCept’s operations and EpiCept’s cash position, and of Immune’s business, including its product candidates, Immune’s experienced management team, Immune’s need for financing to continue development of its product candidates, and the prospects for value creation for EpiCept stockholders in connection with the Merger.

In the course of its deliberations, the Board of Directors also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement, including:

•                  the risks, challenges and costs inherent in combining the operations of the two companies and the substantial expenses to be incurred in connection with the Merger, including the possibility that delays or difficulties in completing the integration could adversely affect the combined company’s operating results and preclude the achievement of some of the benefits anticipated from the Merger;

•                  the risks associated with EpiCept’s and Immune’s recurring losses from operations and accumulated deficits, including the uncertainty of the Company’s ability to continue as a going concern post-Merger;

•                  the possible volatility, at least in the short term, of the trading price of EpiCept’s common stock resulting from the Merger announcement;

•                  the risk of diverting management’s attention from other strategic priorities to implement Merger integration efforts;

•                  the risk that the Merger might not be consummated in a timely manner or at all and the potential adverse effect of the public announcement of the Merger on EpiCept’s reputation; and

•                  the risk to EpiCept’s business, operations and financial results in the event that the Merger is not consummated.

The foregoing information and factors considered by the Board of Directors are not intended to be exhaustive but are believed to include all of the material factors considered by the Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Board of Directors may have given different weight to different factors. The Board of Directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, EpiCept’s management and EpiCept’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.  However, there can be no assurances that the Company will realize any of the foregoing benefits.

Reasons For the Merger — Immune

In determining that the Merger, the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Immune and its shareholders, the Immune board of directors considered a variety of factors, including the expected benefits to and the consideration received by all shareholders of Immune as a result of the Merger and the Merger Agreement.  One of the expected benefits is that the Merger will allow Immune to be publicly traded, thereby enhancing its ability to raise capital to finance the development of its drug candidates and increasing the liquidity of its shares.  The Immune board of directors considered a number of factors and a substantial amount of information in the course of reaching its determination and making the recommendation described herein. From January 2012 until June 2012, the Immune board of directors held three telephonic meetings and one in-person meeting at which Immune’s strategic alternatives were discussed and considered.  In addition, over this entire period up to and including the date of execution of the Merger Agreement, there were continuous discussions among members of the Immune board of directors, on the one hand, and Immune’s management and legal and financial advisors, on the other hand, with respect to Immune’s strategic alternatives, including, but not limited to, potential fundraising activities and mergers with other U.S. publicly-traded companies.  Between January 2012 and July 2012, Immune executed non-disclosure and confidentiality agreements with several potential investors with respect to potential fundraising activities. Then, beginning in June 2012, Immune’s board of directors, management and advisors began discussing potential mergers with U.S. publicly-traded companies and in August

2012, Immune executed a letter of intent with respect to a merger with such a company. However, the letter of intent terminated prior to the consummation of the merger.

Immune’s board of directors believes that the Merger will provide Immune with clinical stage cancer related products that may benefit from the NanomAbs technology.  Immune’s board of directors also believes that it will benefit from a diversified pipeline, which may provide additional oppurtunities for strategic partnerships.

Immune’s board of directors evaluated various alternatives with respect to public market access, including discussions with various companies that are currently publicly traded in the United States, Europe and Israel. However, Immune’s board of directors determined that Epicept’s positive assets-to-liabilities ratio, the intrinsic value of its drug pipeline and the possibility of its future listing on Nasdaq or NYSE MKT would enhance Immune’s ability to raise capital to finance the development of its drug candidates in the future.

Immune’s board of directors believes that the Merger will provide Immune with access to the U.S. public markets and increase the likelihood that the Company will be able to enter into strategic collaborations to generate capital and supplement internal resources (including internal expertise in key areas such as clinical development and regulatory affairs).  As a result, Immune’s board of directors also believes that such collaborations will broaden and accelerate the clinical trial development and potential commercialization of EpiCept’s product candidates and Immune’s lead product candidate, Bertilimumab.  Moreover, Immune believes that the addition of Robert Cook, the current President and Chief Executive Officer of EpiCept, as the Chief Financial Officer and a board member of the Company following the Merger, will bring beneficial experience and expertise to the Company with respect to its management and overall capital-raising strategy as a U.S. publicly traded company.  Immune also believes that the addition of Stephane Allard, MD, the current Chief Medical Officer of EpiCept, as the Chief Medical Officer of th Company following the Merger brings beneficial experience and expertise to the Company with respect to managing the overall medical and development strategy of the drug pipeline following the Merger.

In addition to the foregoing, Immune’s board of directors considered the following factors in reaching its conclusion to approve the Merger and recommending the Merger to its shareholders:

•                  the results of the due diligence review of Epicept’s business and operations by Immune’s management, legal advisors and financial advisors, which review supported Immune’s belief that the addition of the EpiCept product candidates would broaden Immune’s product pipeline in the areas of pain management and cancer treatment;

•                  the possibility that the Company, following the Merger, would be able to take advantage of the potential benefits resulting from the combination of EpiCept’s public company structure, including, but not limited to, the ability to raise capital, and Immune’s experienced management team;

•                  the terms and conditions of the Merger Agreement, including the following related factors:

•                  the determination that the relative percentage ownership of Immune shareholders and EpiCept stockholders is based on Immune’s perceived valuations of each company at the time of Immune’s board of directors’ approval of the Merger Agreement;

•                  the nature of the conditions to EpiCept’s obligation to consummate the Merger and the limited risk of non-satisfaction of such conditions;

•                  the limited number and nature of the conditions to Epicept’s obligation to consummate the Merger; and

•                  belief that the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances;

•                  the likelihood of retaining key EpiCept executives to help manage the Company following the Merger;

•                  the likelihood that the Merger will be consummated on a timely basis, including the likelihood that the Merger will receive all necessary regulatory approvals;

•                  the opportunity for Immune’s current shareholders to participate in the long-term value of EpiCept’s product candidate development programs as a result of the Merger;

•                  the complementary nature of the two companies’ clinical programs and the diversification of the Company’s product candidate portfolio post-Merger;

•                  the Immune board of directors’ consideration of strategic alternatives to the Merger, including engaging in a merger transaction with another public company or continuing to operate Immune on a stand-alone basis; and

•                  its understanding of Immune’s business, including its product candidates, the expenses and fixed costs associated with Immune’s operations and Immune’s cash position, and of EpiCept’s business, including its product candidates, EpiCept’s senior executives, EpiCept’s need for financing to continue development of its product candidates, and the prospects for value creation for Immune’s current shareholders in connection with the Merger.

In the course of its deliberations, Immune’s board of directors also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement, including:

•                  the risks, challenges and costs inherent in combining the operations of the two companies and the substantial expenses to be incurred in connection with the Merger, including the possibility that delays or difficulties in completing the integration could adversely affect the combined company’s operating results and preclude the achievement of some of the benefits anticipated from the Merger;

•                  the risks associated with EpiCept’s and Immune’s recurring losses from operations and accumulated deficits, including the uncertainty of the Company’s ability to continue as a going concern post-Merger;

•                  the possible volatility, at least in the short term, of the trading price of EpiCept’s common stock resulting from the Merger closing;

•                  the risk of diverting management’s attention from other strategic priorities to implement Merger integration efforts;

•                  the risk that either or both of EpiCept’s or Immune’s product condidates will not be successful or succesfully licensed, developed or commercialized post-Merger; and

•                  the risk to Immune’s business, operations and financial results in the event that the Merger is not consummated.

The foregoing information and factors considered by Immune’s board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by Immune’s board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, Immune’s board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of Immune’s board of directors may have given different weight to different factors. Immune’s board of directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Immune’s management and Immune’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.  However, there can be no assurances that Immune or the Company following ther Merger will realize any of the foregoing benefits.

FAIRNESS OPINION

On November 6, 2012, SunTrust Robinson Humphrey orally advised the Board of Directors of its opinion that, as of that date, and based upon and subject to the factors, limitations and assumptions to be set forth in the written opinion, as well as the extraordinary circumstances facing EpiCept to be described in the written opinion, the shares to be issued by EpiCept for the acquisition of Immune pursuant to the Merger Agreement (the “Consideration”) was fair from a financial point of view to EpiCept.

The full text of the subsequently delivered written opinion of SunTrust Robinson Humphrey, dated November 6, 2012, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this Proxy Statement as Appendix B and is incorporated in its entirety herein by reference.  EpiCept’s stockholders are urged to, and should, read the opinion of SunTrust Robinson Humphrey carefully and in its entirety.  The following summary of SunTrust Robinson Humphrey’s opinion is qualified in its entirety by reference to the full text of the opinion.

The opinion of SunTrust Robinson Humphrey was provided for the information and assistance of the Board of Directors in connection with its consideration of the Merger and does not constitute a recommendation as to how any holder of shares of EpiCept common stock should vote or otherwise act with respect to the Merger or any other matter.

In connection with rendering the opinion described above and performing its financial analysis, SunTrust Robinson Humphrey reviewed, among other things:

1.              a draft, dated November 4, 2012, of the Merger Agreement;

2.              certain publicly available information concerning EpiCept and Immune; and

3.              certain financial and other information with respect to the business, operations, assets, liabilities, present condition and future prospects of EpiCept and Immune prepared for or by the managements of EpiCept and Immune, respectively, including projected EpiCept cash flow information dated October 4, 2012 provided by EpiCept management (the “Projected Cash Flow Statement”).

SunTrust Robinson Humphrey also held discussions with members of the senior management of EpiCept and Immune concerning the business, operations, assets, liabilities, present condition and future prospects of EpiCept and Immune, respectively. In addition, SunTrust Robinson Humphrey reviewed the reported price and trading activity for shares of EpiCept common stock, compared the financial terms of the proposed Merger with the publicly available financial terms of certain other transactions which SunTrust Robinson Humphrey deemed relevant and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

SunTrust Robinson Humphrey was informed by members of EpiCept’s management that EpiCept had significant liquidity concerns. In particular, SunTrust Robinson Humphrey assumed, based on its discussions with EpiCept’s management, the following facts relating to EpiCept’s liquidity as of the close of business on November 5, 2012:

•                  Epicept had very little or no unrestricted cash on hand.

•                  EpiCept and its subsidiaries had a very limited amount of unencumbered assets available as collateral for any financings that EpiCept may seek to obtain on an immediate basis.

•                  EpiCept’s recurring losses from operations and accumulated deficit raise substantial doubt about its ability to continue as a going concern on a stand-alone basis.

•                  Absent receiving substantial ongoing sources of liquidity, EpiCept and its subsidiaries would likely be required to seek protection from their creditors, likely in the form of a Chapter 7 filing.

SunTrust Robinson Humphrey was further advised by EpiCept that, as a result of the foregoing, EpiCept and its Board of Directors were faced with a rapidly narrowing set of alternatives, which, at the time, were limited to a transaction such as the Merger or seeking protection from creditors in bankruptcy. In light of the facts and circumstances, SunTrust Robinson Humphrey also assumed, without independent verification, that if EpiCept’s assets were liquidated under applicable bankruptcy laws, EpiCept’s shareholders would likely receive no material value. SunTrust Robinson Humphrey took the foregoing facts and assumptions (together with the other facts and assumptions set forth in its opinion) into account when determining the meaning of “fairness” for purposes of its opinion.

For purposes of rendering its opinion, SunTrust Robinson Humphrey relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it. SunTrust Robinson Humphrey received and reviewed certain information provided by Immune management describing among other things, Immune management’s expectations regarding the development schedule, costs and commercial opportunities for Immune’s drug programs.  With the permission of the Board of Directors, SunTrust Robinson Humphrey assumed that such information was developed by Immune’s management in good faith and reflected Immune management’s best then-available information, estimates and judgments regarding such matters, and SunTrust Robinson Humphrey expressed no opinion with respect to such information or the assumptions on which it is based. SunTrust Robinson Humphrey was advised by EpiCept that, as of the date of the opinion, there were no available forecasts for EpiCept as a result of the circumstances of EpiCept described in the opinion, other than the Projected Cash Flow Statement.  With respect to the Projected Cash Flow Statement prepared by the management of EpiCept, SunTrust Robinson Humphrey assumed, with the permission of the Board of Directors and without independent verification or investigation, that such information was reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of EpiCept as to the future cash flow position of EpiCept, and SunTrust Robinson Humphrey expressed no opinion with respect to such information or the assumptions on which it is based. With the consent of the Board of Directors, SunTrust Robinson Humphrey did not perform certain analyses that it would customarily prepare for EpiCept in connection with a fairness opinion because such analyses were not meaningful as a result of the extraordinary circumstances of EpiCept described in the opinion. SunTrust Robinson Humphrey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of EpiCept or Immune since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to SunTrust Robinson Humphrey and that there was no information or any facts that would make any of the information reviewed by SunTrust Robinson Humphrey incomplete or misleading in any material respect.  SunTrust Robinson Humphrey also assumed that the proposed Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the proposed Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on EpiCept or Immune or the expected benefits of the proposed Merger.  In addition, SunTrust Robinson Humphrey assumed that the Merger Agreement, when executed by the parties thereto, conformed to the draft reviewed by SunTrust Robinson Humphrey in all respects material to its analyses and that any adjustments to the shares to be issued by EpiCept for the acquisition of Immune pursuant to the Merger Agreement or otherwise would not be material to SunTrust Robinson Humphrey’s analyses or its opinion.

In arriving at its opinion, SunTrust Robinson Humphrey did not conduct a physical inspection of the properties, assets or facilities of EpiCept or Immune and did not make an independent evaluation or appraisal of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of EpiCept or Immune.  The opinion of SunTrust Robinson Humphrey only addressed the fairness, from a financial point of view, to EpiCept of the Consideration to be issued by EpiCept for the acquisition of Immune pursuant to the Merger Agreement and did not address any other terms, conditions, aspects or implications of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the structure and timing of the proposed Merger.  The opinion of SunTrust Robinson Humphrey does not in any manner address the solvency, creditworthiness or fair value of EpiCept, Immune or any other party under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters or the fairness, financial or otherwise, or the amount or nature of any compensation or consideration payable to, or received by, any officers, directors or employees of any party, any class of such person or any other party.  SunTrust Robinson Humphrey provided no opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax, executive compensation or other similar professional advice.

The opinion of SunTrust Robinson Humphrey was necessarily based upon financial, economic, market and other conditions as they existed on, and could be evaluated as of, the date of the opinion, and SunTrust Robinson Humphrey assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of the opinion.  SunTrust Robinson Humphrey did not express any opinion as to what the value of the shares of EpiCept actually will be when issued to shareholders of Immune pursuant to the Merger or the prices at which shares of EpiCept’s common stock will trade at any time. The opinion of SunTrust Robinson Humphrey did not address the relative merits of the Merger as compared to other business strategies or transactions that may have been available to EpiCept, nor did it address the underlying business decision of the Board of Directors to proceed with or effect the Merger.  The opinion of SunTrust Robinson Humphrey was approved by a fairness committee of SunTrust Robinson Humphrey.

The following is a summary of the material financial reviews and analyses used by SunTrust Robinson Humphrey in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial reviews and analyses performed by SunTrust Robinson Humphrey. The summary of the financial reviews and analyses includes information presented in tabular format. The tables must be read together with the full text of the summary and are alone not a complete description of SunTrust Robinson Humphrey’s financial reviews and analyses.

Selected Transactions Analysis

SunTrust Robinson Humphrey considered the financial terms of certain transactions SunTrust Robinson Humphrey deemed relevant. These transactions were selected because the licensors were deemed to be similar to Immune in one or more respects. The financial data reviewed by SunTrust Robinson Humphrey was limited to upfront payments, although several of the selected transactions did include milestone and / or royalty payment data as well. The selected transactions were:

Selected Systemic Bertilimumab Transactions:

Licensor	Licensee	Date	Phase	Indication	Upfront
					($ in Millions)
Amgen	AstraZeneca	4/2012	Phase 2	Skin, Respiratory, IBD	$50.0
Glenmark	Sanofi	5/2011	Phase 1	Crohn	$50.0
Ception	Cephalon	2/2010	Phase 2/3	Asthma, other	$100.0
Athersys	Pfizer	12/2009	Clinical	IBD	$6.0
NovImmune	Serono	5/2005	Preclinical	Crohn, MS	$5.0
Zymogenetics	Serono	9/2004	Preclinical (multiple products)	IBD, Asthma, Cancer	$31.3
Shearwater	Pharmacia	2/2002	Phase 2	RA, Crohn	NA

Selected Ophthalmic Bertilimumab Transactions:

Licensor	Licensee	Date	Phase	Indication	Upfront
					($ in Millions)
Molecular Partners	Allergan	5/2011	Phase 2	wAMD, DME	$45.0
NicOx	Bausch & Lomb	3/2010	Phase 2	Glaucoma	$10.0
MacuSight	Santen (only Asia)	6/2008	Phase 2	DME, wAMD	$50.0

The indicated range of upfront payments for both the Systemic Bertilimumab and Ophthalmic Bertilimumab selected transactions implied an estimated equity value reference range for Immune of $15.0 million to $150.0 million(1). SunTrust Robinson Humphrey then adjusted the estimated Immune equity value reference range to include only the 25th to 75th percentile of the overall range. This resulted in an adjusted Immune equity value reference range of $49.0 million to $116.0 million(1). SunTrust Robinson Humphrey then added EpiCept’s equity value of $11.0 million(2) to the adjusted Immune equity value reference range, which resulted in an implied pro forma equity value reference range for EpiCept of $60.0 million to $127.0 million. The implied pro forma EpiCept equity value reference range indicated a pro forma equity ownership percentage for original EpiCept shareholders ranging from 8.7% to 18.5%.

	Selected Range
($ in Millions)	Low	High
Systemic Bertilimumab	$5	$100
Ophthalmic Bertilimumab	$10	$50
Immune Equity Value Reference Range(1)	$15	$150
Selected Percentile Range	25%	75%
Adjusted Immune Equity Value Reference Range(1)	$49	$116
EpiCept Equity Value(2)	$11	$11
Implied Pro Forma EpiCept Equity Value Reference Range	$60	$127
Implied Pro Forma Original EpiCept Shareholder Equity Ownership %(3)	18.5%	8.7%

(1) Excludes all value associated with non-Bertilimumab products including Anti-HER2, Anti-Ferritin, Anti-HER3 and Antibody Drug Conjugate

(2) EpiCept equity value based on November 2, 2012 closing share price of $0.10 and fully diluted shares of 110.3 million, including 92.2 million basic shares, 1.8 million unvested restricted shares, as well as 16.3 million convertible preferred shares as of September 30, 2012 per EpiCept management

(3) Based on an implied pro forma EpiCept equity value reference range of $60 million to $127 million

The selected transactions analysis indicated the following implied pro forma equity percentage ownership for original EpiCept shareholders, as compared to the proposed pro forma equity percentage ownership for original EpiCept shareholders per the Merger Agreement:

Implied Pro Forma Original EpiCept Shareholder Equity Ownership %(3)	Proposed Pro Forma Original EpiCept Shareholder Equity Ownership % per the Merger Agreement
8.7% - 18.5%	22.5%

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole and the circumstances described above, could create an incomplete view of the processes underlying SunTrust Robinson Humphrey’s opinion. In arriving at its fairness determination, SunTrust Robinson Humphrey considered the circumstances described above and the results of all of its relevant analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, SunTrust Robinson Humphrey made its determination as to fairness on the basis of its experience and professional judgment after considering such circumstances and the results of all of its relevant analyses. No company or transaction used in SunTrust Robinson Humphrey’s analyses is directly comparable to EpiCept, Immune or the Merger.

As described above, the opinion of SunTrust Robinson Humphrey to the Board of Directors was one of many factors taken into consideration by the Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary of the material financial analyses conducted by SunTrust Robinson Humphrey in connection with rendering its opinion does not purport to be a complete description of the analyses performed by SunTrust Robinson Humphrey in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of SunTrust Robinson Humphrey attached as Appendix B to this proxy statement.

EpiCept selected SunTrust Robinson Humphrey as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience relevant to the Merger. Pursuant to an engagement letter dated September 23, 2010, EpiCept retained SunTrust Robinson Humphrey to act as its financial advisor in connection with the possible sale of all or a portion of EpiCept. Pursuant to the terms of the engagement letter, EpiCept has paid SunTrust Robinson Humphrey fees of $400,000, of which $50,000 became payable upon delivery of the opinion. Pursuant to the terms of the engagement letter, EpiCept has agreed to pay an additional fee of $600,000, all of which is contingent upon consummation of the Merger, to reimburse SunTrust Robinson Humphrey’s expenses incurred in connection with its engagement and to indemnify SunTrust Robinson Humphrey and related persons against various liabilities, including certain liabilities under the federal securities laws.

SunTrust Robinson Humphrey and its affiliates are engaged in investment banking and financial advisory services, securities trading, financial planning, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, SunTrust Robinson Humphrey and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of EpiCept, Immune and any of their respective affiliates or any currency or commodity that may be involved in the transaction contemplated by the Merger Agreement for their own account and for the accounts of their customers. In the two years immediately preceding delivery of its opinion, SunTrust Robinson Humphrey did not receive any fees for financial advisory services from EpiCept or Immune except as described above. SunTrust Robinson Humphrey may provide investment banking and other financial services to EpiCept, Immune and their respective affiliates in the future. However, SunTrust Robinson Humphrey is not currently engaged to provide additional investment banking and other financial services to EpiCept or Immune, except as specifically disclosed above.

THE MERGER AGREEMENT AND THE MERGER

The following description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Appendix A.  Stockholders are urged to read the Merger Agreement in its entirety.

General

Israeli Merger Sub will merge with and into Immune, with Immune surviving the Merger as a wholly-owned subsidiary of EpiCept.  EpiCept will change its name to “Immune Pharmaceuticals Inc.”

Closing Date and Merger Effective Time

The Closing shall occur on or before the later of (i) the second business day after the satisfaction or waiver of all of the closing conditions set forth in Article VI of the Merger Agreement and (ii) the date the Merger is completed (the “Merger Effective Time”).

Issuance of Merger Shares

In connection with the Merger, EpiCept will issue shares of its common stock to Immune shareholders in exchange for all of the issued and outstanding shares of Immune, or the Merger Shares, with EpiCept stockholders retaining approximately 19% ownership of EpiCept and Immune shareholders receiving approximately 81%, calculated on an adjusted, fully diluted basis, with certain exceptions. All outstanding Immune options and warrants will also be exchanged for warrants and options to purchase EpiCept common stock.  The exchange ratio, and consequently, the proportionate ownership of the combined company immediately following the Merger does not initially include (i) the exercise or conversion of certain out-of-the-money EpiCept options and warrants, (ii) ordinary shares and common stock (including common stock issued upon the conversion of certain securities) issued in connection with a proposed private placement of securities conducted by either Immune, EpiCept or both, (iii)

loans made between the parties or (iv) the purchase of EpiCept common stock by Immune prior to the closing of the Merger with the use of a portion of the proceeds from such private placement of securities and in lieu of a certain loan to EpiCept, each as contemplated and more fully described in the Merger Agreement.  The Company intends to register the Merger Shares with the SEC after registration of the shares issued in connection with the proposed private placement, however the Company cannot provide assurance that it will be able to register all Merger Shares, if at any.  To the extent that the Merger Shares are registered with the SEC, if at all, the Merger Shares will be freely transferable and will not be subject to restrictions on transfer as a result of market standoff or lock-up agreements, unless such agreements are requested by any investor or placement agent and agreed to by the Company.

Immune Pre-Merger Investments in EpiCept

In February 2013, the Merger Agreement was amended to give Immune the ability, at any time and from time to time prior to the Merger Effective Time, to purchase new shares of EpiCept common stock directly from EpiCept at a purchase price of $0.13 per share.  Any shares of EpiCept common stock sold to Immune in such a pre-Merger investment will be cancelled at the Merger Effective Time, but the relative post-Closing ownership percentages in the Company following the Merger were adjusted at the Closing such that, for each $100,000 invested by Immune in EpiCept pursuant to such a pre-Merger investment (up to an aggregate of $500,000), the post-Closing ownership percentage of the pre-Closing Immune stockholders in the Company following the Merger will be increased by an additional 0.7%.  The parties will negotiate any further adjustments to the relative post-Closing ownership percentages that may apply to amounts in excess of $500,000 that Immune invests by purchasing shares of EpiCept common stock from EpiCept.  To date, Immune has purchased approximately 3.8 million shares of EpiCept common stock for a total investment of approximately $500,000 and, as a result, the original exchange ratio of 22.5%-to-77.5% has been adjusted to its current 19%-to-81%.  Immune has agreed to vote its shares “For,” “Against” and “Abstain” on all three proposals in the same proportion as all other stockholders cast their votes.

Board of Directors and Executive Officers

Immediately following the Merger Effective Time, the board of directors of the Company will consist of the current directors of Immune (each of whom is listed below) plus Robert W. Cook, EpiCept’s current Interim President and Chief Executive Officer.  Also immediately following the Merger Effective Time, the executive officers of the Company will consist of Daniel Teper, the Chief Executive Officer of Immune, as the Chairman and Chief Executive Officer, Robert W. Cook as Chief Financial Officer and Stephane Allard, M.D., as the Chief Medical Officer, or such equivalent role.  The board of directors and executive officers of Immune post-Merger will be identical to that of the Company post-Merger, with the exception of Mr. Cook and Mr. Allard.  The following contains biographies of the aforementioned board of directors and executive officers of the Company post-Merger.

Daniel Gedeon Teper, PharmD, 53, will become the Chairman and Chief Executive Officer of the Company upon consummation of the Merger.  Dr. Teper is the founder and currently the Chairman and Chief Executive Officer of Immune and has been such since January 2010.  From 2005 to 2009, Dr. Teper was a New York-based Managing Partner and Head of North America at Bionest Partners, a global management consulting firm, where he advised pharmaceutical and public biotechnology companies with respect to corporate strategy, business development, mergers and acquisitions, new product development and commercialization.  From 2000 until 2004, Dr Teper held various senior management roles in the United States including Senior Vice President of Sales and Business Development at Softwatch, an internet healthcare company, where he assisted in raising $30 million in venture capital and expanding the company to over 150 employees.  From 1996 to 1999, Dr. Teper served as global president of Havas-Euro Rscg Healthcare Worldwide where he expanded operations internationally and advised pharmaceutical companies on global launches of major new drugs in multiple disease areas.  Dr.Teper started his career in 1984 at Novartis headquarters in Basel, Switzerland and then in the United States from 1985 until 1990 where he held management responsibilities in sales and marketing and eventually became the Head of New Product Development for Cardiovascular Products.  From 1990 until 1992, Dr. Teper held general management positions in France, first as a Senior Vice President and Head of Marketing & Sales of Laboratoires at GlaxoSmith Kline, and then as President and Chief Operating Office of Laboratories at Delagrange (which was acquired by Synthelabo, a predecessor to Sanofi).  In 1993, Dr. Teper founded and was the CEO of WINTEC Pharma, a specialty pharmaceutical company.  In 1995, Dr. Teper sold the anti-infectives segment of WINTEC Pharma to Norgine (UK) and the dermatology segment to Galephar (Belgium). In 1999, Dr. Teper co-founded Novagali (NYSE Euronext: NOVA), a pharmaceutical company specializing in ophthalmology and which was recently acquired by Japan’s

Santen.  Dr. Teper holds a Doctor of Pharmacy degree from Paris XI University and an MBA from INSEAD, where he was a J. Salmon scholar.

David Sidransky, MD, 52, will become the Vice Chairman of the board of directors and the chair of the compensation committee of the board of directors of the Company upon consummation of the Merger.  Dr. Sidransky is a renowned oncologist and research scientist named and profiled by TIME magazine in 2001 as one of the top physicians and scientists in America, recognized for his work with early detection of cancer. Since 1994, Dr. Sidransky has been the Director of the Head and Neck Cancer Research Division at Johns Hopkins University School of Medicine and Professor of Oncology, Otolaryngology, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at John Hopkins University and Hospital. Dr. Sidransky has authored over 300 peer-reviewed publications in the field of oncology during the past decade. He has contributed more than 40 cancer reviews and chapters. Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents. From 2006 to 2008, he served as Vice Chairman of the board of directors, and was, until the merger with Eli Lilly, a director of ImClone Systems, Inc., a global biopharmaceutical company committed to advancing oncology care. Since 2008, he has been the Chairman of Champions Oncology and since 2006, has been the Chairman of Tamir Biotechnology Corporation. He is currently serving and has served in the past on scientific advisory boards of MedImmune, Roche, Amgen and Veridex, LLC (a Johnson & Johnson diagnostic company), among others.  From 2005 to 2008, Dr. Sidransky served as director of the American Association for Cancer Research (the “AACR”).  Both in 2006 and 2007, he was the chairperson of the AACR’s international conference titled “Molecular Diagnostics in Cancer Therapeutic Development: Maximizing Opportunities for Personalized Treatment”. Dr. Sidransky is the recipient of a number of awards and honors, including the 1997 Sarstedt International Prize from the German Society of Clinical Chemistry, the 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians, and the 2004 Richard and Hinda Rosenthal Award from the American Association of Cancer Research. Dr. Sidransky is a graduate of Brandeis University and received his MD in 1984 from the Baylor College of Medicine.  In 1991, Dr. Sidransky completed an oncology fellowshipat Johns Hopkins Medical Hospital and is board certified in internal medicine and oncology.

Robert W. Cook, 57, has served as a director of EpiCept and as EpiCept’s Interim President and Chief Executive Officer since August 2012, and its Chief Financial Officer and Senior Vice President, Finance and Administration since April 2004. After the Merger, Mr. Cook will continue to serve as a director of the Company and also as the Company’s Chief Financial Officer.  Prior to joining EpiCept, Mr. Cook was Vice President, Finance and Chief Financial Officer of Pharmos Corporation, beginning in 1998, and became Executive Vice President of Pharmos in February 2001.  From May 1995 until his appointment as the Chief Financial Officer of Pharmos, he was a vice president in GE Capital’s commercial finance subsidiary, based in New York City.  From 1977 until 1995, Mr. Cook held a variety of corporate finance and capital markets positions at The Chase Manhattan Bank, both in the Untied States and in several overseas locations.  He was named a managing director of Chase and several of its affiliates in January 1986.  Mr. Cook received his B.S. in International Finance from The American University, Washington, D.C.

Herve de Kergrohen, MD, MBA, 55, has served as a director of Immune since August 2011 and, upon consummation of the Merger, will become a director of the Company and the chair of the corporate governance committee.  Since July 2011, Dr. de Kergrohen has been the Chief Executive Officer and a director of Medical Device Works, a medical device company located in Brussels, Belgium.  Since August 2011, Dr. de Kergohen has been a director of AXS Medical in Bordeaux, France.  Since 1999, Dr. de Kergrohen has been a director of Glenbrook Ventures in Geneva, Switzerland and from 2002 to 2009, he was a venture partner at CDC Innovation, a venture capital firm in Paris, France.  From 1996 to 2002, Dr. de Kergrohen also held advisory and management positions at several financial institutions.  Dr. de Kergrohen was fund manager of BB Medtech, part of Bellevue Asset Management in Zug, Switzerland from 1995 to early 1998, Head Strategist, Healthcare with UBS Asset Management worldwide and the Manager of its CHF 200 million life science fund in 1998 and Head of Research for Darier Hentsch & Co. in Geneva, Switzerland and Manager of its CHF 700 million health care fund from 1999 to 2001. From 2001 until 2002, Dr. de Kergrohen was a managing director of Global Medical Partners, a provider of outsourcing services for medical technology manufacturers. Among Dr. de Kergrohen’s various management positions in the pharmaceutical industry within the United States, he was the Chief Executive Officer at Praxim SA, a medical device company, in 2007 and 2008 and at Anavex (OTC BB: AVXL), a U.S. publicly traded biotechnology company, in 2009 and 2010. In addition to his management experience, Dr. de Kergrohen has had extensive director experience in private and public life sciences companies, including his current position as the

Chairman of the Biodata Forum in Geneva, which he has held since 2001. Dr. de Kergrohen received his MD degree from Université Louis Pasteur in Strasbourg, France and holds an MBA from INSEAD in France.

Isaac Kobrin, MD, 65, has served as a director of Immune since November 2011 and, upon consummation of the Merger, will become a director of the Company and the chair of the research and development committee.  During the past 23 years, Dr. Kobrin has led clinical programs from Phase I development through regulatory approval, marketing and launch for several major drugs, including Posicor and Tracleer.  Beginning in 1989 and until 1999, Dr. Kobrin spent ten years at Roche’s global headquarters in Basel, Switzerland and in Nutley, New Jersey, as an international clinical leader and later as an international group leader in the cardiovascular department. Dr. Kobrin joined Actelion Pharmaceuticals (SIX: ATLN) in September 1999 to build and lead its clinical development department and remained with Actelion until January 2012. At Actelion, Dr. Kobrin held the position of Head of Clinical Development until 2009, when he was appointed Chief Medical Officer and Chairman of the Strategic and Portfolio Board and a member of the executive committee.  Also at Actelion, Dr. Kobrin led the development of several large Phase III programs, including the worldwide regulatory approval of Tracleer, Actelion’s lead compound for the treatment of pulmonary arterial hypertension.  This led to the successful launch and commercialization of Tracleer with sales in excess of CHF 1.5 billion in 2012.  Moreover, Dr. Kobrin led a successful initial public offering on the Swiss Stock Exchange at a valuation of over CHF 1 billion within three years of Actelion’s formation.   Since 2011, Dr. Kobrin has also served as a director of ProteoMedix AG in Switzerland.  Dr. Kobrin graduated from and completed his residency at Hadassah Medical School in Jerusalem. He is board certified in internal medicine and completed a Fullbright Fellowship at the Ochsner Foundation in New Orleans, Louisiana.  Prior to joining Roche in 1989, Dr. Kobrin was a senior lecturer and senior physician  in the Department of Internal Medicine and the Director of Pre-Clinical and Clinical Hypertension Research at Hadassah University Hospital.

Pierre Albouy, 47, has served as a director of Immune since September 2012 and, upon consummation of the Merger, will become a director of the Company.  Mr. Albouy has 20 years of experience in corporate finance, serving as Rothschild’s Managing Director responsible for the healthcare and luxury sectors in North America from 1998 to 2009, as well as working for the Royal Bank of Scotland as a Head of Investment Banking from 2009 to 2010, BNP Paribas in London and Paris as an analyst and associate from 1990 to 1992 and Bankers Trust in Paris and New York City as a Vice President and Principal from 1992 to 1998.  Mr. Albouy is currently, and has been since June 2011, the Head of M&A and Managing Partner of Aforge Corporate Investment Banking based in France.  Since 2004, Mr. Albouy has been a director of fine chemical specialist Minafin and since 2006, he has been a director of the French American Foundation in New York City and France  Mr. Albouy has also served as an investment banker for a myriad of mergers, sales and acquisitions within various industries, including the pharmaceutical industry.  Mr. Albouy holds a Masters degree in Strategy and Finance from Sciences-Po Paris and an AMP from Harvard Business School.

Ana Stancic, MBA, CPA, 55, will become a director of the Company and the chair of the audit committee upon consummation of the Merger.  Ms. Stancic has over 25 years of leadership experience in the life science industry.  She has extensive experience in the development and execution of business strategy, capital market transactions, mergers and acquisitions and has successfully restructured a number of companies.  Since 2010, Ms. Stancic has served as a member of the board of directors of K-V Pharmaceutical and from 2008 through 2013, she served as a member of the board of directors and as Chair of the Audit Committee of Champions Oncology.  From 2011 to 2012, Ms. Stancic was Executive Vice President, Principal Executive Officer and Chief Operating Officer of Enzon Pharmaceutical. Prior to joining Enzon, Ms. Stancic served from 2010 to 2011 as Senior Vice President and Chief Financial Officer of M2Gen, a wholly owned for-profit subsidiary of Moffitt Cancer Center. From 2008 to 2009, she served as Chief Financial Officer of Aureon Biosciences, Inc., a private oncology diagnostic company. From 2007 to 2008, she was Executive Vice President and Chief Financial Officer at Omrix Biopharmaceuticals, Inc., which was acquired by Johnson & Johnson. From 2004 to 2007, Ms. Stancic was at ImClone Systems, Inc., or ImClone, which was acquired by Eli Lilly, Inc. At ImClone, she served in various leadership roles, including Senior Vice President and Principal Financial Officer. Ms. Stancic began her career at PricewaterhouseCoopers in the Assurance practice where she had responsibility for international and national companies in the pharmaceutical and services industries. Ms. Stancic is a Certified Public Accountant and holds an M.B.A. from Columbia University Graduate School of Business.

Stephane Allard, MD, 59, has been EpiCept’s Chief Medical Officer since March 2007 and, upon consummation of the Merger, will become the Chief Medical Officer of the Company, or such equivalent role. Prior to March 2007, he was Chief Executive Officer, President and a Director of Biovest International.  Dr. Allard also served in executive positions at Sanofi-Synthelabo, Synthelabo, Inc. and Lorex Pharmaceuticals.  Since September 2009, Dr. Allard has served as a director of Alissa Pharma, a pharmaceutical company located in Englewood, New Jersey. Dr. Allard received his MD from Rouen Medical College and received a Diplomate of CESAM (Certificate of Statistical Studies Applied to Medicine) and a PhD in Clinical Pharmacology and Pharmacokinetics (Pitie Salpetriere Hospital) in Paris, France.

Projected Stock Ownership of Certain Beneficial Owners and Management Post-Merger

Immune currently owns approximately 3.8 million shares of our common stock, all of which will be cancelled at the effective time of the Merger.

As of May 10, 2013, assuming a reverse stock split at a ratio of one-for-forty and an exchange ratio of 19%-to-81%, the following table sets forth information regarding the projected beneficial ownership of the Company’s common stock immediately following the closing of the Merger by:

•             each stockholder projected by us to own beneficially more than five percent of the Company’s common stock immediately following the Merger;

•             each of the Company’s executive officers immediately following the Merger;

•             each of the Company’s directors immediately following the Merger; and

•             all of the Company’s directors and executive officers immediately following the Merger as a group.

Name of Beneficial Owner Following the Merger	Number of Shares To Be Beneficially Owned	Percent of Shares To Be Beneficially Owned(1)(2)

5% Stockholders
Melini Capital (3)	1,190,787	9.88%
Dr. Jean Elie Kadouche (4)	842,033	7.26%
Serge Goldner (5)	1,065,496	8.68%
iCo Therapeutics Inc. (6)	588,522	5.02%
Executive Officers and Directors
Dr. Daniel G. Teper (7)	3,870,114	32.74%
Dr. David Sidransky (8)	16,193	*
Robert W. Cook (9)	20,273	*
Dr. Herve de Kergrohen (10)	77,726	*
Dr. Isaac Kobrin (11)	84,203	*
Pierre Albouy (12)	16,193	*
Ana Stancic (13)	—	*
Dr. Stephane Allard (14)	17,074	*
All directors and named executive officers as a group (8 persons) (15)	4,101,776	34.10%

*                  Represents beneficial ownership of less than one percent (1%) of the outstanding shares of EpiCept common stock.

(1)          Beneficial ownership is determined with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown beneficially owned by them.

(2)          Percentage ownership is based on 11,593,790 shares of common stock projected to be outstanding immediately following the Merger, which takes into account the proposed reverse stock split at a ratio of one-for-forty.

(3)          Includes 737,384 shares of common stock, 194,315 shares issuable upon the exercise of warrants and 259,087 shares issuable upon the exercise of options that are exercisable within 60 days.

(4)          Includes 842,033 shares of common stock.

(5)          Includes 388,631 shares of common stock and 676,865 shares issuable upon the exercise of options that are exercisable within 60 days.

(6)          Includes 158,978 shares of common stock and 129,544 shares issuable upon the exercise of warrants.

(7)          Includes 2,914,730 shares of common stock, 728,683 shares of common stock issuable upon closing of the Merger assuming a market capitilzation of under $42 million at the closing of the Merger and 226,701 shares issuable upon the exercise of options that are exercisable within 60 days.

(8)          Includes 16,193 shares issuable upon the exercise of options that are exercisable within 60 days.

(9)          Includes 12,624 shares of common stock and 7,649 shares issuable upon the exercise of options that are exercisable within 60 days.

(10)   Includes 77,726 shares issuable upon the exercise of options that are exercisable within 60 days.

(11)   Includes 84,203 shares issuable upon the exercise of options that are exercisable within 60 days.

(12)   Includes 16,193 shares issuable upon the exercise of options that are exercisable within 60 days.

(13)   No options or warrants currently exercisable within 60 days.

(14)   Includes 10,438 shares of common stock and 6,637 shares issuable upon the exercise of options that are exercisable within 60 days.

(15)   Includes 435,302 shares issuable upon the exercise of restricted stock units and stock options that are exercisable within 60 days.

Immune Pharmaceuticals Corporation

On June 13, 2011 Immune and Immune Pharmaceuticals Corporation, a wholly-owned subsidiary of Immune (“Immune Corp.”), signed a services agreement whereby Immune Corp. would provide research and development services for Immune in consideration for costs (which includes, among other costs, labor, facilities, office space, and depreciation) plus 8%.  The term of the agreement is for five years with successive one-year automatic renewal terms.  Either party may terminate the agreement upon sixmonths’ prior written notice.

Employment Agreements, Consulting Agreements and Officer and Director Compensation

Daniel Gedeon Teper, PharmD, the Chief Executive Officer of Immune, will become the Chairman and Chief Executive Officer of the Company following the Merger.  Prior to the closing of the Merger, each director and executive officer of EpiCept will deliver to EpiCept and Immune an executed resignation letter with an effective date and time agreed upon by Immune, except that Robert W. Cook will be retained as a director and as the Chief Financial Officer of EpiCept and Stephane Allard, M.D. will be retained as the Chief Medical Officer, or such equivalent position, of EpiCept. In addition, upon consummation of the Merger, the board of directors of EpiCept will consist of the current directors of Immune plus Robert W. Cook.  Dr. Teper currently has an employment agreement and a non-exclusive services agreement through 21 West Partners LLC, which he owns with Immune Corp., with Immune, both of which will terminate upon consummation of the Merger.  The material terms of the employment agreements, consulting agreements and officer and director compensation that will become effective, or remain effective, as the case may be, upon consummation of the Merger are as follows:

Chief Executive Officer and Director Compensation

Effective upon consummation of the Merger, Dr. Teper, as Chief Executive Officer of the Company following the Merger, will be entitled to compensation of $360,000 per year as a base salary, 750,000 options exercisable into 750,000 shares of EpiCept common stock which vest quarterly over a three year period and an annual bonus of up to 100% of his base salary.  The members of the board of directors of the Company following the Merger will be entitled to compensation of $40,000 per year as a base fee plus $20,000 per year for service on a committee of the board of directors of the Company following the Merger and up to 50% of the base fee for service as the Vice Chair of the board of directors of the Company following the Merger.  As such, following the consummation of the Merger, Dr. Sidransky will receive $80,000 for his service as the Vice Chair of the board of directors and chair of the compensation committee, Ms. Stancic will receive $60,000 for her service as a member of the board of directors and as chair of the audit committee, Dr. Kobrin will receive $60,000 for his service as a member of the board of directors and as chair of the research and development committee, Dr. de Kergrohen will receive $60,000 for his service as a member of the board of directors and as chair of the corporate governance committee and Mr. Albouy will receive $40,000 for his service as a member of the board of directors.  In addition to the director fees, each member of the board of directors following the Merger will be granted 50,000 options exercisable into 50,000 shares of EpiCept common stock which vest quarterly over a one year period, except that the Vice Chair will be granted 75,000 options exercisable into 75,000 shares of EpiCept common stock which will vest over the same time period.  The exercise price of all of the foregoing options will be the fair market value on the date of the grant.  Dr. Teper and Mr. Cook will not receive compensation for their services as members of the Board of Directors.  Following the Merger, the foregoing cash compensation will be paid as if it were effective beginning on April 1, 2013.

Robert W. Cook

Robert W. Cook is currently our Interim President and Chief Executive Officer and our Chief Financial Officer; he will continue to serve as our Chief Financial Officer following the Merger.  We entered in to an Amended and Restated Employment Agreement with Mr. Cook on July 21, 2010.  Pursuant to his employment agreement, Mr. Cook currently receives an annual base salary of $300,000, which is reviewed no less frequently than annually for increase in the discretion of the Board of Directors or our compensation committee, and an additional $100,000 for his service as the Interim President and Chief Executive Officer.  Mr. Cook is also eligible for an annual cash bonus of up to 45% of his base salary, the actual amount of which will be determined by the Board in its discretion.  Mr. Cook has deferred payment of a portion of his salary until completion of any one of certain predetermined objectives, including a change of control (which the Merger would constitute).  The agreement will expire on December 31, 2013; provided, however, that the term of the agreement shall thereafter be automatically extended for unlimited additional one-year periods unless, at least three months prior to the then-scheduled date of expiration, either we or Mr. Cook give notice that we/he are electing not to so extend the term of the agreement.  Upon the occurrence of a change in control, the term shall automatically be extended for one additional year from the date of the change in control.

Mr. Cook would be entitled to the compensation described below in the event of termination of his employment under the agreement:

Termination for any Reason. Upon termination for any reason and in addition to any other payments disbursed in connection with termination, Mr. Cook is entitled to:

•                        receive payment of his applicable base salary through the termination date;

•                        the balance of any annual, long-term or incentive award earned in any period prior to the termination date; and

•                        a lump-sum payment for any accrued but unused vacation days.

Termination due to Death or Disability. If termination occurs due to death or disability, Mr. Cook is or his estate is entitled to:

•                        a lump-sum payment equal to one-fourth of his base salary times a fraction, the numerator being the number of days he was employed in the calendar year of termination and the denominator being the number of days in that year;

•                        have 50% of outstanding stock options that are not then vested or exercisable become vested and exercisable as of the termination date;

•                        have the remaining outstanding stock options that are not then vested or exercisable become vested and exercisable ratably and quarterly for two years following the termination date; and

•                        have each outstanding stock option remain exercisable for all securities for the later of (i) the 90th day following the date that the option becomes fully vested and exercisable and (ii) the first anniversary of the termination date.

Termination Without Cause. If Mr. Cook is terminated without cause, he is entitled to receive payments equal to:

•                        a lump-sum payment equal to three quarters (0.75) times his base salary provided, however, that in the case of a termination resulting from the expiration of the agreement pursuant to a notice of non-extension from us, the amount shall equal one and one half (0.5) times his base salary;

•                        each stock option that was granted prior to the effective date and is outstanding as of the termination date shall (A) become fully vested as of the termination date, (B) become exercisable as of the termination date with respect to fifty percent (50%) of any securities and other property subject to it for which it is not then exercisable, (C) become exercisable with respect to the remainder of any such securities and other property ratably and monthly over the two years immediately following the termination date, and (D) remain exercisable, for all securities and other property for which it is or becomes exercisable, through at least the later of the ninetieth (90th) day following the date upon which such stock option becomes fully exercisable and the first anniversary of the termination date, but in no event beyond its maximum stated term;

•                        each stock option that is granted on or after the effective date and is outstanding as of the termination date shall be fully vested and exercisable, as of the termination date, to the extent that it is then scheduled to become vested or exercisable within eighteen months following the termination date (had his employment hereunder continued indefinitely), and shall remain exercisable through the first anniversary of the termination date (but in no event beyond its maximum stated term);

•                        each time-vested equity award that is outstanding as of the termination date shall vest, and become non-forfeitable, as of the termination date to the extent that it is then scheduled to become vested within eighteen months following termination date (had his employment hereunder continued indefinitely);

•                        each performance-vesting equity award that is outstanding as of the termination date shall become vested, and non-forfeitable, to the extent that the applicable performance vesting criteria are achieved within eighteen months following the termination date; and

•                        continued participation, for 9 months immediately following the termination date, in all employee welfare benefit plans, programs and arrangements, on terms and conditions that are no less favorable to him than those applied immediately prior to the termination date, and with COBRA benefits commencing thereafter; provided, however, that in the case of a termination due to expiration of the term pursuant to notice of non-extension from us, the continuation period shall be 6 months rather than 9 months.

Termination in Connection With a Change in Control. If Mr. Cook is terminated within six months prior to, or within one year and a day following, a change in control, he is entitled to:

•                        a lump sum payment equal to the sum of (x) his base salary and (y) the greater of (I) his target for the year in which the termination occurs and (II) the annual incentive award awarded to him for the most recently completed calendar year;

•                        have each outstanding stock option (including both time-vesting and performance-vesting awards) become fully vested and exercisable as of the termination date and remain exercisable through the first anniversary of the termination date, but in no event beyond its maximum stated term;

•                        have each other equity-based award (including both time-vesting and performance-vesting awards) become fully vested, and non-forfeitable, as of the termination date; and

•                        continued participation, for 12 months immediately following the termination date, in all employee welfare benefit plans, programs and arrangements, in which he was participating immediately prior to the Termination Date, on terms and conditions that are no less favorable to him than those applied immediately prior to the termination date, and with COBRA benefits commencing thereafter.

Stephane Allard, M.D.

Dr. Allard is not currently party to an employment agreement with us.  Immune anticipates that it will enter into an employment agreement with Dr. Allard after the consummation of the Merger. His current annual base salary is $283,662.  On July 21, 2010, we entered in to a severance agreement with Dr. Allard.  The terms of his Severance Agreement are summarized below.

The agreement will expire on December 31, 2013; provided, however, that the term of the agreement shall thereafter be automatically extended for unlimited additional one-year periods unless, at least three months prior to the then-scheduled date of expiration, either we or Dr. Allard gives notice that we/he are electing not to so extend the term of the agreement.  Upon the occurrence of a change in control, the term shall automatically be extended for one additional year from the date of the change in control.  Dr. Allard would be entitled to the compensation described below in the event of termination of his employment under the agreement:

Termination for any Reason.  Upon termination for any reason and in addition to any other payments disbursed in connection with termination, Dr. Allard is entitled to:

•                  receive payment of his applicable base salary through the termination date;

•                  the balance of any annual, long-term or incentive award earned in any period prior to the termination date;

•                  a lump-sum payment for any accrued but unused vacation days at his base salary rate in effect as of the termination date; provided that no payment shall be made in respect of more than forty (40) accrued but unused vacation days;

•                  other or additional benefits in accordance with the terms of the applicable plans, programs and arrangements of the company; and

•                  payment, promptly when due, of all amounts due in connection with the termination.

Termination Without Cause.  If Dr. Allard is terminated without cause, he is entitled to receive payments equal to:

•                        a lump-sum payment equal to three quarters (0.75) times his base salary provided, however, that in the case of a termination resulting from the expiration of the agreement pursuant to a notice of non-extension from EpiCept, the amount shall equal one half (0.5) times his base salary; and

•                        continued participation, for nine months immediately following the termination date, in all employee welfare benefit plans, programs and arrangements, on terms and conditions that are no less favorable to him than those applied immediately prior to the termination date, and with COBRA benefits commencing thereafter; provided, however, that in the case of a termination due to expiration of the term pursuant to notice of non-extension from us, the continuation period shall be six months rather than nine months.

Termination in Connection With a Change in Control.  If Dr. Allard is terminated within six months prior to, or within one year and a day following, a change in control, he is entitled to:

•                        a lump sum payment equal to the sum of (x) his base salary and (y) the greater of (I) his target for the year in which the termination occurs and (II) the annual incentive award awarded to him for the most recently completed calendar year;

•                        have each outstanding stock option (including both time-vesting and performance-vesting awards) become fully vested and exercisable as of the termination date and remain exercisable through the first anniversary of the termination date, but in no event beyond its maximum stated term;

•                        have each other equity-based award (including both time-vesting and performance-vesting awards) become fully vested, and non-forfeitable, as of the termination date; and

•                        continued participation, for 12 months immediately following the termination date, in all employee welfare benefit plans, programs and arrangements, in which he was participating immediately prior to the Termination Date, on terms and conditions that are no less favorable to him than those applied immediately prior to the termination date, and with COBRA benefits commencing thereafter.

Related Party Transactions

The following is a summary of transactions and arrangements to which Immune has been and/or currently is a party and in which an officer, director or immediate family member or affiliate of an officer or director had or will have a direct or indirect material interest.  Unless otherwise indicated, the transactions and arrangements described below will remain in effect after consummation of the Merger.

Daniel Teper

Immune issued 500,000 ordinary shares to Daniel Teper, Chairman and Chief Executive Officer of Immune, at its formation in July 2010.  At the time of the transaction, Dr. Teper became a 50% owner of Immune.  Immune assigned no value to the shares issued in this transaction.

In October 2010, Immune entered into a loan agreement with Dr. Teper under which Dr. Teper agreed to lend to Immune up to $250,000.  The loan bore an interest rate of Libor plus 1.5% and was convertible into Immune’s ordinary shares under certain conditions.  The loan was due for repayment on the earlier of October 2012 or upon completion of subsequent financing which, when added to previous financing of Immune, totaled $2 million.  Immune borrowed a net amount of $108,000 in 2010 and an additional net amount of $100,000 in 2011.  In July 2012, Immune’s shareholders approved the conversion and repayment of the unpaid balance of the loan and accrued interest amounting to $178,200 into 408,809 ordinary shares at a price per share of $0.4359.  The conversion price represented a discount from the fair value of the stock at the time of the conversion of $1.72 and, accordingly, Immune recorded a beneficial conversion expense of $525,000 in the third quarter of 2012.

In October 2010, Immune issued four million ordinary shares to Dr. Teper as compensation for the transfer of the assets of Immune Pharmaceuticals Corporation, a U.S. company owned and controlled by Dr. Teper, to Immune.  As a result of the transaction, Immune Pharmaceuticals Corporation became a wholly-owned subsidiary of Immune.  This transaction was between entitiy’s under common control and was recorded using the carryover basis of Immune Pharmaceuticals Corporation.

In December 2010, Immune entered into a consulting agreement with Dr. Teper under which Immune agreed to pay Dr. Teper $25,000 per month for his services as Chief Executive Officer, which became payable upon Immune attaining a total of $3 million in financing.  In June 2011, Immune entered into a services agreement with 21 West Partners LLC, a company owned and controlled by Dr. Teper, under which Immune agreed to pay $200,000 annually for services rendered plus reimbursement for certain expenses.  Total expenses recorded for 21 West Partners LLC and Dr. Teper in the aggregate amounted to $155,000 and $173,000 in 2011 and 2012, respectively.  As of December 31, 2012, Immune’s outstanding obligations to Dr. Teper under the agreements amounted to $116,000.  The consulting agreement with Dr. Teper was terminated in September 2011.

In September 2011, Immune entered into an employment agreement with Dr. Teper under which he continued as Immune’s Chief Executive Officer. Immune agreed to compensate Dr. Teper with a monthly salary of approximately $10,000 plus benefits and reimbursement of certain expenses.  Dr. Teper is eligible for an annual bonus of up to 50% of his annual salary based 50% upon successful achievement of personal objectives and the overall performance of his duties and obligations, and 50% on general corporate performance.   The agreement is cancelable by Dr. Teper with six months’ prior notice and by Immune with twelve months’ prior notice.

In connection with the December 2010 consulting agreement, Immune issued ten-year options to Dr. Teper in July 2012 to purchase 300,000 ordinary shares at a price per share of $0.025.  The options have vesting provisions based on Immune attaining successively higher amounts of financing.  100,000 options have vested as of December 31, 2012.  The fair value of the option grant was $527,000, using the Black-Sholes option pricing formula, which is being expensed over the estimated vesting period.  Immune awarded a ten-year option grant to purchase 50,000 ordinary shares at a price of $0.4359 per share in July 2012 that was immediately vested.  The fair value of the grant was $76,000, which was charged to stock compensation expense in the third quarter of 2012.

In June 2012, Immune issued 4,500,000 founder shares to Dr. Teper in exchange for 4,500,000 ordinary shares that he held.  Founder shares confer on Dr. Teper the same rights held by ordinary  shareholders plus a preference in the event of (i) a Deemed Liquidation event, as defined in Immune’s Amended and Restated Articles of Association, reflecting a price per share of less than $2.70 or a company valuation of less than $42 million on a fully diluted basis, equal to 125% of the consideration received by the holders of ordinary shares  upon distribution or (ii) a Deemed Liquidation event reflecting a price per share of more than $2.70 or at a company valuation of more than $42 million on a fully diluted basis equal to 150% of the consideration received by the holders of ordinary shares upon distribution.  Immune has estimated the fair value of the preference right at $2.8 million, based on management’s assessment of the probabilities of a Deemed Liquidation event occurring at either range against the probability of the Deemed Liquidation not occurring.  Immune believes that the pending Merger of meets the definition of a Deemed Liquidation event.  Immune established a liability of $2.8 million as of the exchange date and will periodically reassess the valuation of the liability.

Serge Goldner

In December 2010, Immune entered into a consulting agreement with Serge Goldner under which Immune agreed to pay $6,500 per month for his services as Chief Financial Officer, which became payable upon Immune attaining a total of $2 million in financing.  Total expenses recorded for Mr. Goldner pursuant to the consulting agreement amounted to approximately $94,000 in 2011.  In January 2012, Immune terminated the consulting agreement and entered into an employment agreement with Mr. Goldner under which he continued as Immune’s Chief Financial Officer.

Immune agreed to compensate Mr. Goldner with a monthly salary of approximately $9,000 plus benefits including a company car and reimbursement of certain expenses.  Mr. Goldner was eligible for an annual bonus of up to 30% of his annual salary based  50 % upon successful achievement of personal objectives and the overall performance of his duties and obligations, and 50 % on general corporate performance.  The agreement is cancelable by Mr. Goldner with six months’ prior notice and by Immune with twelve months’ prior notice.

In connection with the December 2010 consulting agreement, Immune granted to Mr. Goldner 600,000 ordinary shares and, in May 2012, issued ten-year options to purchase 100,000 ordinary shares at a price per share of $0.025.  The options have vesting provisions based on Immune attaining successively higher amounts of financing.  50,000 of these options were vested as of December 31, 2012.  Immune assigned no value to the ordinary shares issued to Mr. Goldner.  The fair value of the option grant as of the grant date was $76,000, using the Black-Sholes option pricing formula, which is being expensed over the estimated vesting period.

In connection with Mr. Goldner’s employment agreement, Immune awarded ten-year options to purchase 850,000 ordinary shares in May 2012.  250,000 options have an exercise price of $0.0259 per share and vest quarterly over a two-year period.  600,000 of the options have an exercise price of $0.4359 per share and vest upon the earlier of Immune attaining a total of $10 million in financing or upon a Liquidation Event, as defined in the option agreement. The fair value of the grants was approximately $1.4 million as determined by the Black-Sholes option pricing formula and is being expensed over the estimated vesting period.

In November 2012, Immune awarded Mr. Goldner an option grant in connection with his continued employment with Immune.  Ten-year options to purchase a total of 95,000 shares were granted at an exercise price of $.6122 and were immediately vested.  The fair value of the grant was approximately $120,000 and was expensed in the fourth quarter of 2012.

Mr. Goldner terminated his employment with Immune in April 2013.  In connection with the termination, options to purchase 954,028 ordinary shares were immediately vested.  Immune incurred stock compensation expense of $0.1 million in connection with the vesting.  Mr. Goldner is continuing on a temporary basis as Immune’s Chief Financial Officer at his pre-termination salary and benefits until the closing of the Merger.

Jean Elie Kadouche, Ph.D.

Immune issued 500,000 ordinary shares to Jean Elie Kadouche at its formation in July 2010.  At the time of the transaction, Dr. Kadouche became a 50% owner of Immune.  Immune assigned no value to the shares issued in this transaction.

Dr. Kadouche signed a 12 month consulting agreement with Immune in October 2009.  Compensation under the agreement was $15,000 per month payable after Immune raised an aggregate amount of at least $2 million in equity.  Immune expensed approximately $174,000 in fees to Dr. Kadouche in 2010 pursuant to the agreement.

In December 2011, Immune entered into a new consulting agreement pursuant to which Dr. Kadouche became a strategic advisor and member of Immune’s Scientific Advisory Board.  Immune expensed fees associated with this agreement of $9,000 in 2011 and $53,000 in 2012.

In March 2011, Dr. Kadouche and a partner sold to Immune the entire right, title and interest for all countries, in and to any and all patents and inventions related to mice producing human antibodies and a method of preparation of human antibodies for the consideration of $20,298 (paid to Immune Pharma (Technologies) SAS, and 800,000 ordinary shares.  The transaction was treated as an asset purchase and valued at $680,000 based on the fair value of Immune’s ordinary shares on the transaction date of $0.85.

Dr. Kadouche currently serves in a consulting capacity as Immune’s Vice President, Innovation & Research focusing on the research and application of novel antibody technologies.

Herve de Kergohen

Herve de Kergohen, M.D. is a member of Immune’s board of directors.  In December 2011, Immune agreed to compensate Dr. Kergohen for his services in securing new financing for Immune.  Immune agreed to pay Dr. Kergohen 5% of the proceeds from an investment transaction in cash and 50,000 ten-year options to purchase Immune’s ordinary shares at an exercise price of $0.0265 per share.  Immune compensated Dr. Kergohen $43,000 in cash in 2011 for his services in connection with this agreement, and in July 2012 issued ten-year options having a fair value of $88,000 based on the Black-Sholes option pricing formula.  The warrants are fully vested.

In July 2012, in connection with his board service, Immune awarded Dr. Kergohen options to purchase 50,000 ordinary shares at an exercise price of $0.4359 per share.  The options were immediately vested.  The fair value of the options, based on the Black-Sholes option pricing formula, was approximately $82,000.

Isaac Kobrin

Isaac Kobrin, M.D., has been a member of Immune’s board of directors since 2011.  In November 2011, Immune agreed to compensate Dr. Kobrin $5,000 per month for consulting services plus options to purchase 60,000 ordinary shares at an exercise price of $0.0265.  Immune expensed $8,000 and $52,000 in 2011 and 2012, respectively, in connection with this agreement.  Immune issued the ten-year options in July 2012 with a fair value of $106,000 based on the Black-Sholes option pricing formula.

In July 2012, in connection with his board service, Immune awarded Dr. Kobrin ten-year options to purchase 50,000 ordinary shares at an exercise price of $0.4359 per share.  The options were immediately vested.  The fair value of the options, based on the Black-Sholes option pricing formula, was approximately $82,000.

Rene Tanenbaum

Rene Tanenbaum was a member of Immune’s board of directors from August 2011 until October 2012.  Immune signed a consulting agreement with the firm of Myrtle Potter & Company in March 2012 at which time Ms. Tanenbaum was associated with the firm.  In July 2012, Ms. Tanenbaum received an allocation of ten-year options to purchase 42,236 ordinary shares from the total amount of options issued to the firm in connection with the consulting agreement.  The options had an exercise price of $0.6122 and were immediately vested.  The fair value of the options was approximately $65,000 based on the Black-Sholes option pricing formula.

In July 2012, in connection with her board service, Immune awarded Ms. Tanenbaum options to purchase 50,000 ordinary shares at an exercise price of $0.4359 per share.  The options were immediately vested.  The fair value of the options, based on the Black-Sholes option pricing formula, was approximately $82,000.

David Naveh

Immune signed a consulting agreement with David Naveh in November 2009 to provide strategic advice.  The contract provided for a monthly fee of $11,500 commencing once Immune had raised $2 million in financing.  Immune expensed $123,000 and $8,000 in 2010 and 2011, respectively, in connection with this agreement.

In January 2011, Immune revised its agreement with Mr. Naveh.  Immune agreed to pay a monthly consulting fee of $5,000 commencing upon Immune’s attaining $3 million in financing.  Immune also agreed to issue to Mr. Naveh ten-year options to purchase 100,000 ordinary shares at an exercise price of $0.0265.  The agreement was revised again in April 2012, reducing the consulting fee in return for a grant of ten-year options to purchase 155,000 ordinary shares at a price per share of $0.0265, 50,000 of which vested immediately and 55,000 were to vest upon attaining $5 million in financing.  All of the options were issued in July 2012.  The fair value of the option grants totaled approximately $450,000 based on the Black-Sholes option pricing formula.

David Naveh was a member of Immune’s board of directors from August 2011 until October 2012.  In July 2012, in connection with his board service, Immune awarded Mr. Naveh ten-year options to purchase 50,000 ordinary shares at an exercise price of $0.4359 per share.  The options were immediately vested.  The fair value of the options, based on the Black-Sholes option pricing formula, was approximately $82,000.

In January 2013, the consulting agreements with Mr. Naveh were terminated.  In connection with the termination, Immune agreed to extend the exercisability of the 230,000 vested options for a period of 24 months.  The 25,000 unvested options were canceled pursuant to the termination agreement.

Simon Benita, Ph.D.

Simon Benita, Ph.D., is the chairman of Immune’s Scientific Advisory Board and a professor at the Hebrew University of Jerusalem.  In June 2010, Immune signed a consulting agreement with Dr. Benita related to his work in nano- and micro-particulate drug delivery systems.  Immune expensed $135,000 in connection with the agreement.  In May 2012, in connection with the agreement, Immune issued ten-year options to purchase 100,000 ordinary shares, 50,000 of which are immediately exercisable at $0.0265 and 50,000 are immediately exercisable at $0.4359.  The fair value of the options was approximately $167,000 based on the Black-Sholes option pricing formula.

In April 2011, Yissum granted Immune a license that includes patents, research results and knowhow related to the NanomAbs technology. Yissum granted Immune an exclusive license, with a right to sub-license, to make commercial use of the licensed technology in order to develop, manufacture, market, distribute or sell products derived from the license. As consideration for the grant of the license, Immune is required to pay the following consideration: (i) royalties in the amount of up to 4.5% of net sales; (ii) an annual license maintenance fee between $30,000 for the first year and up to a maximum of $100,000 from the first year through the sixth year; (iii) research fees of at least $300,000 for the first year and at least $100,000 from the second year through the sixth year (but, not to excheed $1,800,000 in the aggregate); (iv) milestone payments up to $8,550,000 (based on the attainment of certain milestones, including IND application submission, patient enrollment in clinical trials, regulatory approval and commercial sales); (v) sub-license fees in amounts up to 18% of any sub-license consideration; and (vi) equity consideration in the amount of 8% of the ordinary shares of Immune on a fully diluted basis (which at the time equalled 800,000 ordinary shares).  The license expires, on a country-by-country basis, upon the later of the expiration of (i) the last valid licensed patent, (ii) any exclusivity granted by a governmental or regulatory body on any product developed through the use of the licensed technology or (iii) the 15-year period commencing on the date fo the first commercial sale of any product developed through the use of the licensed technology.  Upon the expiration of the license, Immune will have a fully-paid, non-exclusive license to the licensed technology.  In addition, Immune undertook to finance (up to $1.8 million) the performance of research by Dr. Benita with respect to designing drug targeted delivery systems able to deliver cytotoxic drugs selectively at the target tumor site using mAbs as ligand targeting moieties for a period of three years commencing in April 2011.

In October 2012, Immune issued to Dr. Benita ten-year options to purchase 50,000 ordinary shares at an exercise price of $0.6122 per share.  The options were immediately vested.  The fair value of the option grant was approximately $70,000 based on the Black-Sholes option pricing formula.

Mark E. Rothenberg, M.D., Ph.D.

Mark E. Rothenberg, M.D., Ph.D. is the co-chairman of Immune’s Scientific Advisory Board.  In March 2011, Immune agreed to compensate Dr. Rothenberg $5,000 per month for consulting services plus 400,000 ordinary shares.  Immune accrued $23,000 in fees payable to Dr. Rothenberg in 2010 and expensed $90,000 and $26,000 in connection with the agreement in 2011 and 2012, respectively.  The stock grant was valued at $340,000 based on the fair value of the stock as of the date of grant.

In November 2012, in connection with his service on Immune’s Scientific Advisory Board, the Company awarded Dr. Rothenberg ten-year options to purchase 50,000 ordinary shares at an exercise price of $0.6122 per share.  The options were immediately vested.  The fair value of the options, based on the Black-Sholes option pricing formula, was approximately $70,000.

Philippe Salphati

In June 2010, Philippe Salphati, an investor in Immune, signed a consulting agreement with Immune and became a member of Immune’s Board of Strategic Advisors.   The agreement compensated Mr. Salphati with a fee of $5,000 per quarter, payable commencing upon Immune’s attaining $3.0 million in financing.  Immune expensed $0 and $20,000 in connection with the agreement in 2011 and 2012, respectively.  In January 2012, in connection with the agreement, Immune issued ten year options to purchase 20,000 ordinary shares with an exercise price of $0.0265.  These options vest quarterly over four years.  Immune also issued ten year options to purchase 13,926 ordinary shares at an exercise price of $0.0265 that were vested immediately in connection with Mr. Salphati’s investment in Immune’s ordinary shares.  The ordinary shares purchase was made at a fair value of $1.71 per share, and the option grants had a fair value of approximately $58,000 based on the Black-Sholes option pricing formula.

Omar Chane

In March 2012, Omar Chane, an investor in Immune, signed a consulting agreement with Immune and became a member of Immune’s Board of Strategic Advisors.   No cash compensation was payable under the agreement.  In January 2012, in connection with the agreement, Immune issued ten-year options to purchase 10,000 ordinary shares with an exercise price of $0.0265.  These options were immediately vested.  The options had a grant date fair value of approximately $17,000 based on the Black-Sholes option pricing formula.

Indemnification Agreements

The Company will enter into indemnification agreements with all directors and officers immediately following the closing of the Merger.  The indemnification agreements will provide that the Company will indemnify each person party to such an agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law against all expenses, judgments, penalties, fines and amounts paid in settlement of certain proceedings that may result or arise in connection with such Indemnified Party serving in his capacity as an officer or director of the Company, or is or was serving at the request of the Company as an officer, director, employee or agent of another entity.  The indemnification agreements will further provide that, upon an Indemnified Party’s request, the Company will advance expenses to the Indemnified Party, subject to certain exceptions. Pursuant to the indemnification agreements, an Indemnified Party is presumed to be entitled to indemnification and anyone seeking to overcome this presumption has the burden of proving otherwise.

Accounting Treatment

EpiCept intends to account for the Merger as a reverse merger using the purchase method. The total estimated purchase price is allocated to the net tangible and intangible assets of EpiCept the acquired entity based on their estimated fair values as of the completion of the transaction. A final determination of these fair values will include management’s consideration of a valuation. This valuation will be based on the actual net tangible and intangible assets of Immune that exist as of the closing date of the Merger.

Federal Income Tax Consequences

The following discussion summarizes the material United States federal income tax consequences of the Merger that are expected to apply generally to Immune shareholders upon an exchange of their Immune ordinary shares for EpiCept common stock in the Merger. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury regulations and current administrative rulings and court decisions, all in effect as of the date thereof and all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to EpiCept, Immune or the Immune shareholders as described in this summary. No attempt has been made to comment on all federal income tax consequences of the merger that may be relevant to particular holders, including holders who do not hold their shares as capital assets, holders such as dealers in securities; banks, insurance companies, other financial institutions, mutual funds, real estate investment trusts, tax-exempt organizations, investors in pass-through entities, shareholders who are subject to the alternative minimum tax provisions of the Code, shareholders who hold Immune shares as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction, U.S. holders, as defined below, that have a functional currency other than the U.S. dollar, traders in securities who elect to apply a mark-to-market method of accounting, shareholders whose shares are qualified small business stock for purposes of Section 1202 of the Code, shareholders who acquired shares of Immune stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan and certain expatriates or former long-term residents of the United States. Shareholders described in this paragraph are urged to consult their own tax advisors regarding the consequences to them of the merger.

In case of a shareholder that is a partnership, the United States federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that are holders of Immune ordinary shares and partners in such partnerships are urged to consult their own tax advisors regarding the consequences to them of the Merger.

In addition, the following discussion does not address the tax consequences of the Merger under state, local or non-U.S. tax laws. Furthermore, the following discussion does not address (i) the tax consequences of transactions effectuated before, after or at the same time as the Merger, whether or not they are in connection with the Merger, including, without limitation, transactions in which Immune ordinary shares are acquired or shares of EpiCept common stock are disposed of, (ii) the tax consequences to holders of options issued by Immune which are assumed, exercised or converted, as the case may be, in connection with the Merger or (iii) the tax consequences of the receipt of shares of EpiCept common stock other than in exchange for Immune ordinary shares pursuant to the Merger Agreement.

Accordingly, holders of Immune ordinary shares are urged to consult their own tax advisors regarding the United States federal income tax consequences of the Merger in light of their personal circumstances and the consequences under state, local and non-U.S. tax laws.

For purposes of this discussion:

•  a “U.S. holder” is a beneficial owner of Immune ordinary shares, or of EpiCept common stock that is received in exchange for Immune ordinary shares, that is (1) an individual citizen or resident of the United States, (2) a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States or of a state of the United States or the District of Columbia, (3) a trust (i) in respect of which a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that was in existence on August 20, 1996 and validly elected to continue to be treated as a domestic trust, or (4) an estate that is subject to U.S. federal income tax on its worldwide income from all sources; and

•  a “non-U.S. holder” is any individual, corporation, trust or estate which holds ordinary shares of Immune, or of common stock of EpiCept that is received in exchange for Immune ordinary shares, other than a U.S. holder.

U.S. Holders

EpiCept and Immune intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. As a condition to each party’s obligation to consummate the Merger, EpiCept and Immune must receive the opinion of Eilenberg & Krause LLP and Greenberg Traurig, P.A., respectively, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. These tax opinions will be subject to certain assumptions and qualifications and will be based in part on the truth and accuracy of certain representations made by EpiCept, EpiCept Merger Sub and Immune. No ruling from the Internal Revenue Service has been or will be requested in connection with the Merger, and Immune shareholders should be aware that the tax opinions discussed in this section are not binding on the Internal Revenue Service, the Internal Revenue Service, and that could adopt a contrary position which could be sustained by a court.

Assuming the Merger constitutes a reorganization for federal income tax purposes:

•  Immune shareholders will not recognize any gain or loss upon the receipt of EpiCept common stock for their Immune ordinary shares, other than with respect to cash received in lieu of fractional shares of Immune ordinary shares;

•  the aggregate basis of the shares of EpiCept common stock received by a Immune shareholder in the Merger (including any fractional share deemed received) will be the same as the aggregate basis of the Immune ordinary shares surrendered in exchange therefor;

•  the holding period of the Immune ordinary shares received by a Immune shareholder in the Merger will include the holding period of the Immune ordinary shares surrendered in exchange therefor; and

•  a U.S. Holder who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such shareholder’s basis in the fractional share and the amount of cash received. Such gain or loss will be a long-term capital gain or loss, if the U.S. holder’s holding period is greater than one year as of the date of the closing of the Merger. For U.S. holders who are individuals, any long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

U.S. Holders Backup Withholding and Reporting Requirements

With respect to a cash payment received by a Immune shareholder in lieu of a fractional share of EpiCept common stock, a noncorporate Immune shareholder may be subject to backup withholding at a rate of 28%. However, backup withholding will not apply to a shareholder who either (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the letter of transmittal, or (ii) otherwise proves to EpiCept and its exchange agent that the shareholder is exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Each Immune shareholder that receives EpiCept common stock in the Merger will be required to file a statement with his, her or its federal income tax return setting forth his, her or its basis in the Immune ordinary shares surrendered and the fair market value of the EpiCept common stock and cash, if any, received in the Merger, and to retain permanent records of these facts relating to the Merger.

Non-U.S. Holders

A non-U.S. holder of Immune ordinary shares will not be subject to U.S. federal income or withholding tax on gain with respect to the Merger and will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of EpiCept common stock received in the Merger (including a redemption of EpiCept common stock treated as a sale for U.S. federal income tax purposes), as long as:

•  such gain is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States or, if a tax treaty applies, is not attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States;

•  in the case of certain capital gains, the non-U.S. holder either is not considered, for U.S. federal income tax purposes, to be present in the United States for 183 days or more during the taxable year in which the capital gain is recognized or otherwise qualifies for an exemption;

•  the non-U.S. holder qualifies for an exemption from backup withholding, as discussed below;

•  in the case of the Merger, Immune is not and has not been a U.S. real property holding corporation at any time within the shorter of the five-year period ending on the date on which the proposed transaction is consummated or such non-U.S. holder’s holding period; and

•  in the case of a disposition of shares of EpiCept common stock received in the Merger, EpiCept is not and has not been a U.S. real property holding corporation at any time within the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder’s holding period.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Immune does not believe that it is or has been a U.S. real property holding corporation within the last five years and does not expect to become a U.S. real property holding corporation prior to the date of the closing of the Merger. If Immune nevertheless constituted a U.S. real property holding corporation at a relevant time, a non-U.S. holder who at no time actually or constructively owned more than 5% of Immune ordinary shares generally would not be subject to U.S. federal income or withholding tax on the relevant gain, provided that such ordinary shares was regularly traded on an established securities market within the meaning of the applicable regulations.

Non-U.S. Holders Information Reporting and Backup Withholding

Payments of EpiCept common stock and cash in lieu of fractional shares of EpiCept common stock may be subject to information reporting and backup withholding at a 28% rate. In order to qualify for an exemption from backup withholding with respect to EpiCept common stock received pursuant to the Merger, cash received for a fractional share of EpiCept common stock, or proceeds received in a subsequent disposition of EpiCept common stock, a non-U.S. holder may be required to provide a TIN, certify the non-U.S. holder’s foreign status or otherwise establish an applicable exemption.

Non-U.S. Holders Taxation of Distributions and Subsequent Sale of EpiCept Common Stock

Distributions made with respect to EpiCept common stock generally will be taxable as dividends for U.S. federal income tax purposes to the extent paid out of EpiCept current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that the amount of any distribution made on EpiCept common stock exceeds EpiCept current and accumulated earnings and profits, it will be treated first as a tax-free return of the non-U.S. holder’s adjusted tax basis in such common stock and thereafter as capital gain from a deemed disposition of such common stock.

Non-U.S. holders generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of EpiCept common stock, provided EpiCept is not a “U.S. real property holding corporation.” EpiCept does not believe that it is or has been a U.S. real property holding corporation within the last five years and does not expect to become a U.S. real property holding corporation prior to the date of the closing of the merger. There can be no assurance, however, that EpiCept will not become a U.S. real property holding company in the future.

Dividends paid to a non-U.S. holder of EpiCept common stock received in the Merger generally will be subject to withholding of U.S. federal income tax at a 30% rate unless the dividends are U.S. trade or business income and the non-U.S. holder files a properly executed IRS Form W-8ECI (or successor form) with the withholding agent. The 30% withholding rate may be reduced if the non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder of common stock will be required to provide a properly executed IRS Form W-8BEN (or successor form) and satisfy applicable certification and other requirements. A non-U.S. holder of EpiCept common stock that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. A non-U.S. holder should consult its tax advisor regarding its entitlement to benefits under a relevant income tax treaty.

EpiCept must report annually to the IRS and to each non-U.S. holder any dividend income that is subject to withholding or that is exempt from U.S. withholding tax pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a non-U.S. holder resides. Dividends paid to non-U.S. holders of common stock generally will be exempt from backup withholding (currently at a rate of 28%) if the non-U.S. holder provides a properly executed IRS Form W-8BEN (or successor form) or otherwise establishes an exemption.

Conditions to the Merger

The Merger is subject to certain conditions set forth in the Merger Agreement.  In the event that those conditions remain unsatisfied and the Merger has not been completed on or before June 30, 2013, subject to certain exceptions, the Merger Agreement may be terminated by either party as more fully described below.

The respective obligations of each party to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date (as defined in the Merger Agreement), of the following conditions:

•                  The first two stockholder proposals described elsewhere in this Proxy Statement shall have been approved by EpiCept stockholders.

•                  The Merger shall have been duly approved by the Immune shareholders and the Immune board of directors.

•                  No event shall have occurred which would have a material adverse effect on either of Immune or EpiCept.

•                  All governmental authorities approvals required for the consummation of the Merger shall have been obtained.

EpiCept is obligated to effect the Merger only if the following additional conditions are satisfied by Immune or waived by EpiCept:

•                  As of the Closing (as defined in the Merger Agreement), each representation and warranty made by Immune in Article III of the Merger Agreement shall be accurate and complete in all material respects.

•                  No action or proceeding is pending or threatened by or before any governmental authority, arbitrator, or mediator that seeks to restrain, prohibit, invalidate, or collect any substantial damages arising out of the Merger and the other transactions contemplated by the Merger Agreement.

•                  EpiCept shall have received certain miscellaneous closing documents and certificates from Immune as called for by the Merger Agreement.

•                  The first two stockholder proposals described elsewhere in this Proxy Statement shall have been approved by EpiCept stockholders.

•                  A private placement of EpiCept securities and/or Immune securities shall have been completed resulting in aggregate gross proceeds to EpiCept and/or Immune of at least $2,500,000.

•                  The issuance of EpiCept shares in connection with the Merger shall have been registered with the SEC or shall be exempt from registration under the U.S. federal securities laws and all state and other securities laws, including the securities laws of the State of Israel.

•                  The existing Immune shareholders shall have approved the Merger.

Immune is obligated to effect the Merger only if the following additional conditions are satisfied by EpiCept or waived by Immune:

•                  As of the Closing, each representation and warranty made by EpiCept and Israeli Merger Sub in Article IV of the Merger Agreement shall be accurate and complete in all material respects.

•                  No action or proceeding is pending or threatened by or before any governmental authority, arbitrator, or mediator that seeks to restrain, prohibit, invalidate, or collect any substantial damages arising out of the Merger and the other transactions contemplated by the Merger Agreement.

•                  All the directors and officers of EpiCept shall have delivered to EpiCept and Immune an executed resignation letter with an effective date and time agreed upon by Immune, except as otherwise contemplated by the Merger Agreement.

•                  Immune shall have received certain miscellaneous closing documents and certificates from EpiCept and/or Israeli Merger Sub as called for by the Merger Agreement.

•                  Immune shall have obtained the Israeli income tax ruling called for by the Merger Agreement.

•                  The first two stockholder proposals described elsewhere in this Proxy Statement shall have been approved by EpiCept stockholders and the Merger shall have been approved by EpiCept, as the sole shareholder of Israeli Merger Sub.

•                  A private placement of EpiCept securities shall have been completed resulting in gross proceeds to EpiCept and/or Immune of at least $2,500,000.

•                  The issuance of EpiCept shares in connection with the Merger shall have been registered with the SEC or shall be exempt from registration under the U.S. federal securities laws and all state and other securities laws, including Israeli securities laws.

•                  The reverse stock split described in this Proxy Statement shall have occurred and the charter amendment described in this Proxy Statement effecting the name change shall have been duly filed with the Secretary of State of the State of Delaware.

•                  All required Swedish approvals required under any Swedish securities laws shall have been obtained by EpiCept.

Amendment of the Merger Agreement

The Merger Agreement may be amended by action taken by or on behalf of the respective boards of directors of EpiCept, Israeli Merger Sub and Immune, and the observance of any term of the Merger Agreement may be waived only with the written consent of EpiCept, Israeli Merger Sub and Immune at any time prior to the Merger Effective Time; provided, that notwithstanding the foregoing, after the existing Immune shareholders approve and adopt the Merger Agreement and the Merger, no amendment to the Merger Agreement may be made that would reduce the amount of or change the Merger Shares or otherwise would require the existing Immune shareholders to approve such amendment, unless the existing Immune shareholders approve such amendment in accordance with Israeli law.  Amendments to the Merger Agreement must be in writing and signed by EpiCept, Israeli Merger Sub and Immune.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Merger Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the shareholders of Immune:

(a) By mutual written consent of EpiCept and Immune;

(b) By either EpiCept or Immune if:

(i) (A) The Merger Effective Time shall not have occurred on or before June 30, 2013;

(ii) Any governmental authority that must approve the Merger or the issuance of the Merger Shares denies to give such approval or any applicable governmental authority issues a final injunction, judgment or order or takes any other action prohibiting the consummation of the Merger or the issuance of the Merger Shares; or

(iii) EpiCept’s stockholders do not approve the first two proposals presented in this Proxy Statement;

(c) By EpiCept:

(i) If Immune shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, or any such representation or warranty shall have become inaccurate, which breach, inaccuracy or failure to perform would result in a failure of a condition precedent to each party’s obligation to effect the Merger or a condition precedent to the obligations of EpiCept and Israeli Merger Sub (see “Conditions to the Merger” above); and such breach, inaccuracy or failure to perform is not cured as provided in the Merger Agreement.

(ii) If an event shall have occurred which would have a Material Adverse Effect (as defined in the Merger Agreement) on Immune.

(iii) Immune does not deliver to EpiCept the required Immune financial statements on or before April 15, 2013.

(d) By Immune:

(i) If EpiCept or Israeli Merger Sub shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, or any such representation or warranty shall have become inaccurate, which breach, inaccuracy or failure to perform would result in a failure of a condition precedent to each party’s obligation to effect the Merger or a condition precedent to the obligations of Immune (see “Conditions to the Merger” above); and such breach, inaccuracy or failure to perform is not cured as provided in the Merger Agreement.

(ii) If an event shall have occurred which would have a Material Adverse Effect on EpiCept or Israeli Merger Sub.

(iii) In the event that certain specified liabilities of EpiCept as of the Closing exceed $10,000,000.

REGULATORY APPROVALS

The only material federal or state regulatory requirements that must be complied with or approval that must be obtained in connection with the Merger and the Merger Agreement are compliance with U.S. federal and state securities laws and the law of the State of Delaware with respect to consummation of the Merger, including, but not limited to, the filing of the Certificates of Amendment and a certificate of merger.  In addition, because Immune is an Israeli limited company, there are certain Israeli regulatory requirements that must be complied with.

Mergers and Acquisitions under Israeli Law

The Israeli Companies Law 5759—1999 (“Israeli Companies Law”) includes provisions that allow for a merger transaction so long as each Israeli company that is a party to such a merger obtains the approval for such merger from (i) its board of directors; and (ii) a simple majority of shares present, in person or by proxy, entitled to vote on the transaction (including the separate vote of each class of shares of the party to the merger which is not the surviving entity) at a shareholders’ meeting called with at least seven-days’ prior written notice. Once the merger is approved by the board of directors of both merging companies, both companies together create and sign a merger proposal. The merger proposal is a formal document summarizing the details of the merger agreement including, but not limited to, the parties to the merger, the type and amount of consideration payable to both companies and the reasons of each company for the merger. The merger proposal is signed by a director of each company, authorized by the company to sign the proposal and which signature is approved by an Israeli attorney. Each company must add to the merger proposal its auditor’s approval for the submission of its opinion of the company’s financials to the company’s creditors. The merger proposal must be filed with the Israeli Registrar of Companies within three days of the call for a shareholders meeting to approve the merger.

For purposes of the shareholder vote of each Israeli party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. Moreover, if the merger would have been approved but for the separate approval of each class or exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting power of an Israeli party, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Under the Israeli Companies Law, each merging company must inform its secured creditors of the merger proposal no later than three days after filing the same with the Israeli Registrar of Companies of the merger proposal. Upon the request of a creditor of any Israeli party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger, the surviving company will be unable to satisfy the obligations of any Israeli to the merger.  Within three days of the shareholders’ approval, each company must inform the Israeli Registrar of Companies of its shareholders’ decision and of informing its secured creditors of the merger proposal. The Israeli merging companies must publish a notice to its creditors of the submission of the merger proposal to the Israeli Registrar of Companies and of the creditors’ right to review the proposal in two daily newspapers being published in Hebrew in Israel and in the event the company has substantial creditors outside of Israel, in a common newspaper in the country where most of its substantial creditors reside.  If any of the Israeli merging companies has more than fifty employees, such company must inform the employees’ union or post in a noticeable area of the work place a copy of the notice as published in the newspaper.  A merger may not be completed unless at least: (i) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each Israeli merging company; and (ii) 30 days have passed since the merger was approved by the shareholders of each merging company.

Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his ordinary shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock exchange.

Israeli Tax Ruling

In connection with the proposed merger, Immune has requested a pre-ruling from the Israeli Tax Authority with respect to the withholding obligations relating to the merger consideration. Under the requested pre-ruling, the tax incurred by Israeli shareholders in connection with the contemplated exchange shall be postponed subject to the provisions of section 104h of the Israeli Tax Ordinance. Accordingly, Immune has requested confirmation that the compensation in a share exchange transaction (in the proposed merger, the Merger Shares) to be received by Israeli resident shareholders is exempt from withholding tax upon their issuance by EpiCept. Immune has further requested confirmation that, for purposes of taxes imposed on future sales of the Merger Shares, the purchase date and original purchase price of the Merger Shares will be the same as the purchase date and original purchase price of the Immune ordinary shares exchanged for the Merger Shares.

With respect to Immune options granted to employees pursuant to the Immune Option Plan which will be exchanged for options to purchase EpiCept common stock, whether vested or unvested, Immune has requested confirmation that such exchange will not be a taxable event under Section 104h(e) to the Israeli Tax Ordinance, but rather the provisions of Section 102 of the Tax Regulations (i.e., adjustments in connection with a merger or a stock split) will apply such that the taxable event will be upon the sale of the Epicept common stock underlying such options.

With respect to Immune options granted to advisors which will be exchanged for options to purchase EpiCept common stock (the “Advisor Options”), whether vested or unvested, Immune has requested confirmation that the earlier of the exercise date and the sale date of the Advisor Options will be deemed as the exercise date for the purposes of determining the taxable event under the Israeli Tax Ordinance and the Merger Effective Time.

Immune anticipates that according to the contemplated pre-ruling, the following transactions will not be subject to any limitations with respect to the number of shares that may be sold: (i) dispositions by any Immune shareholder that holds less than five percent of Immune’s voting rights or issued and outstanding share capital upon the merger; or (ii) dispositions by any Immune shareholder who is not subject to, or is exempt from, the payment of taxes in Israel.

Certain Israeli Tax Considerations

The following is a summary of the material Israeli tax laws applicable to Immune. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of Immune’s shares. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because certain parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, Immune cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion.

General Corporate Tax Structure in Israel

Israeli companies are currently subject to a corporate tax at the rate of 25% of their taxable income. Capital gains derived by an Israeli company are generally subject to tax at the corporate tax rate.

Tax Benefits and Grants for Research and Development

The Israeli Tax Ordinance (New Version), 1961 (“the Tax Ordinance”) allows, under certain conditions, a tax deduction for research and development expenditures, including capital expenditures, for the year in which they are incurred. These expenses must relate to scientific research and development projects and must be approved by the Chief Scientist Office. Furthermore, the research and development must be for the promotion of the company and carried out by or on behalf of the company seeking such tax deduction. The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the funding of the scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Tax Ordinance. Expenditures not so approved are deductible in equal amounts over three years. In addition to the above, the Law for Encouragement of Capital Investment, 1959, provides for reduced tax rates for companies of the biotechnology sector, subject to several terms and provided that the company obtained an approval from the Head of the Industrial Research and Development Administration. The reduced tax rate for the 2013 tax year is 12.5%. This rate is expected to be reduced to 12% beginning from the 2015 tax year. The eligibility for receiving the tax benefit will be further examined by the Company upon consummation of the Merger.

Taxation of Immune’s Shareholders

According to Article 97(b3) of the Tax Ordinance, a foreign resident is exempt from tax on the sale of shares of an Israeli resident company, or on the sale of a right in a foreign resident company who most of its assets are rights related directly or indirectly to assets located in Israel, provided that such gains were not derived from a permanent establishment or business activity of such shareholders in Israel, and provided that the shares are not listed in Israel at the time of the sale (if the shares are listed in Israel, the exemption is according to article 97(b2), which has different terms and conditions). This exemption applies to shares purchased after January 1, 2009. Non-Israeli corporations will not be entitled to the foregoing exemptions if an Israeli resident (i) has a controlling interest of 25% or more in such non-Israeli corporation or (ii) is the beneficiary of or is entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, under the U.S.-Israel Income Tax Treaty, 1995, (“US-Israel Tax Treaty”), the sale, exchange or disposition of our shares by a shareholder who is a United States resident (for purposes of the US-Israel Tax Treaty) holding the shares as a capital asset is exempt from Israeli capital gains tax unless either (i) the shareholder holds, directly or indirectly, shares representing 10% or more of our voting capital during any part of the 12-month period preceding such sale, exchange or disposition or (ii) the capital gains arising from such sale are attributable to a permanent establishment of the shareholder located in Israel. In either case, the sale, exchange or disposition of the shares would be subject to Israeli tax, to the extent applicable; however, under the US-Israel Tax Treaty, the US resident would be permitted to claim a credit for the tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. It is important to emphasize, that even in cases that the US-Israel Tax Treaty does not provide for the exemption, the Tax Ordinance will provide the exemption as per article 97(b3) as detailed above. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding tax at the time of sale.

Taxation of Non-Israeli Shareholders on Receipt of Dividends.  Non-residents of Israel are generally subject to Israeli income tax on the receipt of dividends paid on Immune shares at the rate of 25%, which tax will be withheld, unless a different rate is provided in a tax treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” at the time of receipt of the dividend or on any date within the 12 months preceding such date, the applicable tax rate is 30%. A “substantial shareholder” is generally a person who alone, or together with a relative or another person who collaborates with him on a permanent basis, holds, directly or indirectly, at least ten percent of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, and all regardless of the source of such right. Under the US-Israel Tax Treaty, the maximum rate of tax withheld in Israel on dividends paid to a holder of our ordinary shares who is a United States resident (for purposes of the US-Israel Tax Treaty) is 25%. However, generally, the maximum rate of withholding tax on dividends that are paid to a U.S. corporation holding ten percent or more of Immune’s outstanding voting capital throughout the tax year in which the dividend is distributed, as well as the previous tax year, is 12.5% (as long as the distribution is not out of profits that were subject to reduced tax rates). A non-resident of Israel who receives dividends from which tax was withheld is generally exempt from the duty to file returns in Israel in respect of such income, provided such income was not derived from a business conducted in Israel by the taxpayer, and the taxpayer has no other taxable sources of income in Israel.

BUSINESS CONDUCTED BY EPICEPT

We are a specialty pharmaceutical company focused on the clinical development and commercialization of pharmaceutical products for the treatment of cancer and pain.  Our strategy is to focus on topically delivered analgesics targeting peripheral nerve receptors and on innovative cancer therapies.

In December 2011, we met with the Food and Drug Administration, or FDA, and were granted permission by the FDA to initiate immediately the Phase III clinical development of AmiKetTM, a late-stage pain product candidate for the treatment of peripheral neuropathies.  Fast Track designation was granted in April 2012.  The FDA’s Fast Track program is designed to facilitate the development and expedite the review of drugs intended to treat serious or life-threatening conditions and address unmet medical needs.

Our oncology compounds include crolibulinTM and Azixa®.  CrolibulinTM is a novel small molecule vascular disruption agent, or VDA, and apoptosis inducer for the treatment of patients with solid tumors.  Azixa®, an apoptosis inducer with VDA activity licensed by us to Myrexis, Inc., or Myrexis, as part of an exclusive, worldwide development and commercialization agreement, is currently in Phase II development for the treatment of brain cancer.  Ceplene®, when used concomitantly with low-dose interleukin-2, or IL-2, is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for adult patients who are in their first complete remission.

Product Portfolio

The following table illustrates the depth of our product pipeline at December 31, 2012:

Product Candidate	Indication	Strategic Partner	Status
AmiKetTM	Neuropathic Pain CIPN, PHN, DPN	n/a	Phase II completed; seeking partner
Azixa®	Brain Cancer	n/a	Phase II; seeking partner
CrolibulinTM	Solid Tumors	n/a	Phase I completed

AmiKetTM

AmiKetTM is a prescription topical analgesic cream containing a patented formulation of two FDA-approved drugs; amitriptyline, which is a widely-used antidepressant, and ketamine, an NMDA antagonist that is used as an intravenous anesthetic. AmiKetTM is designed to provide effective, long-term relief from the pain caused by peripheral neuropathies.  Peripheral neuropathy is a medical condition caused by damage to the nerves in the peripheral nervous system which includes nerves that run from the brain and spinal cord to the rest of the body.  Since each of these ingredients has been shown to have significant analgesic effects and because NMDA (N-methyl-D-aspartic acid) antagonists, such as ketamine, have demonstrated the ability to enhance the analgesic effects of amitriptyline, we believe the combination is a good candidate for the development of a new class of analgesics. We believe that AmiKetTM can be used effectively in conjunction with orally delivered analgesics, such as gabapentin.

AmiKetTM is an odorless, white vanishing cream that is applied twice daily and is quickly absorbed into the applied area. We believe the topical delivery of its patented combination represents a fundamentally new approach for the treatment of pain associated with peripheral neuropathy. In addition, we believe that the topical delivery of our product candidate will significantly reduce the risk of adverse side effects and drug to drug interactions associated with the systemic delivery of the active ingredients. The results of our clinical trials to date have demonstrated the safety of the cream for use for up to one year and a potent analgesic effect in subjects with chemotherapy-induced peripheral neuropathy, or CIPN, diabetic peripheral neuropathy, or DPN and post-herpetic neuralgia.

In December 2011, we met with the FDA and were granted permission by the FDA to initiate immediately the Phase III clinical development of AmiKetTM in the treatment of CIPN.  Fast Track designation was granted to us in April 2012. The FDA’s Fast Track program is designed to facilitate the development and expedite the review of drugs intended to treat serious or life-threatening conditions and address unmet medical needs.

There are no plans to initiate the Phase III program for AmiKet until we are able to secure the funding necessary to complete such a program.  The Phase III program is anticipated to take approximately two years and, if successful, may lead to an NDA filing.

The key element of the proposed Phase III clinical program is a 12-week, four-arm, factorial-designed trial in CIPN that would seek to demonstrate AmiKet’s superiority compared with placebo and with each of the component drugs of AmiKet™, amitriptyline and ketamine. We intend to submit the protocol for this trial to the FDA via a SPA. An additional two-arm efficacy study in another painful peripheral neuropathy may be performed as an alternative strategy to a second factorial-designed trial for the NDA filing, which could potentially lead to a broader label in the treatment of peripheral neuropathic pain. In addition to the positive outcome previously reported for AmiKet™ in CIPN, we have reported statistically significant positive results in the treatment of pain from post-herpetic neuralgia in several Phase II studies, the non-inferiority of AmiKet™ compared with gabapentin in another placebo controlled study, and a positive trend in the treatment of pain in a diabetic neuropathy Phase II study.

CrolibulinTM

CrolibulinTM is a novel small molecule vascular disruption agent, or VDA, and apoptosis inducer for the treatment of patients with solid tumors.  CrolibulinTM has shown promising vascular targeting activity with potent anti-tumor activity in pre-clinical in vitro and in vivo studies. The molecule has been shown to induce tumor cell apoptosis and selectively inhibit growth of proliferating cell lines, including multi-drug resistant cell lines. Murine models of human tumor xenografts demonstrated crolibulinTM inhibits growth of established tumors of a number of different cancer types. In preclinical tumored animal models, combination therapy has demonstrated synergistic activity.

In December 2010, the National Cancer Institute, or NCI, initiated a Phase Ib/II trial with crolibulinTMto assess the drug’s efficacy and safety in combination with cisplatin in patients with anaplastic thyroid cancer, or ATC. The Phase Ib/II trial consists of two stages. The primary objective of the first stage is to assess the safety and tolerability of cisplatin and crolibulinTM given in 21-day treatment cycles. The study will assess the toxicities of crolibulinTM co-administered with cisplatin, evaluate dose-limiting toxicities, or DLTs, and determine the maximum tolerated dose, or MTD for the combination. Enrollment in the first stage of the trial has been completed and top line data is anticipated to be reported in the first half of 2013.  The primary objective in the second stage of the trial will be to compare the combination of crolibulinTM and cisplatin against cisplatin alone in adult ATC patients by assessing the duration of progression-free survival, or PFS. An important secondary objective is the comparison of the response rates evaluated by Response Evaluation Criteria in Solid Tumors, or RECIST. Up to 70 patients are planned to be enrolled in the trial which is expected to commence later this year.

In October 2007, we completed a Phase I clinical trial for crolibulinTM.  We successfully identified the MTD of crolibulinTM in the Phase I study.  The MTD was below the dose which produced the expected toxicity based on preclinical studies at higher doses.  CrolibulinTM was administered as a single agent in increasing doses to small cohorts of patients with advanced solid tumors. A total of seventeen patients were enrolled in the study. The drug was tested in a variety of cancer types including melanoma, prostate, lung, breast, colon, and pancreatic cancers. The study, which was initiated in December 2006, was conducted at three cancer centers in the U.S.

Azixa™

Azixa® is a novel small molecule VDA and apoptosis inducer discovered internally and licensed to Myrexis Inc. for clinical development.  It is a lipophilic compound that collects in the brain at significant concentrations.  Azixa® demonstrated a broad range of anti-tumor activities against many tumor types in various animal models as well as activity against different types of multi-drug resistant cell lines. In March 2007, Myrexis initiated two Phase II clinical trials for Azixa® in patients with primary brain cancer and in patients with melanoma that has spread to the brain.  The trials were designed to assess the safety profile of Azixa® and the extent to which it can improve the overall survival of these patients.

In August 2012, Myrexis elected to terminate the license agreement, resulting in the reversion of all rights and licenses granted under the license agreement back to us.  In January 2013, we negotiated with Myrexis to license the Myriad patents and know-how as set forth in the License Agreement.  Under the agreement, we will be responsible for paying milestone payments and royalties to Myrexis if we decide to further develop Azixa® ourselves, or to share in milestones and royalties we receive from a partner in the event we out-license the drug candidate to a third party who successfully completes product development and obtains marketing approval.  We have no plans to pursue further development of Azixa® on our own.

Ceplene®

AML is the most deadly and most common type of acute leukemia in adults. There are approximately 40,000 AML patients in the European Union, or EU, with 16,000 new cases occurring each year. Additionally, there are approximately 13,000 new cases of AML and 9,000 deaths caused by this cancer each year in the U.S.  Once diagnosed with AML, patients typically receive induction and consolidation chemotherapy, with the majority achieving complete remission. However, about 70-80% of patients who achieve first complete remission will relapse, with the median time in remission before relapse with current treatments being only 12 months. Less than 15% of relapsed patients survive long-term.

Ceplene® (histamine dihydrochloride) is our proprietary product for the remission maintenance and prevention of relapse in adult patients with AML in first remission. Ceplene® is to be administered in conjunction with low-dose IL-2 and is designed to protect lymphocytes responsible for immune-mediated destruction of residual leukemic cells. Ceplene® reduces the formation of oxygen radicals from phagocytes, inhibiting nicotinamide adenine dinucleotide phosphate-oxidase, or NADPH oxidase, and protecting IL-2-activated Natural Killer cells, or NK-cells, and Thymus cells, or T-cells. These two kinds of cells, NK-cells and T-cells, possess an ability to kill and support the killing of cancer cells and virally infected cells.

We sold all of our rights to Ceplene® in Europe and certain Pacific Rim countries and a portion of our remaining Ceplene® inventory to Meda AB for approximately $2.6 million in June 2012.  Ceplene® is licensed to MegaPharm Ltd. to market and sell in Israel, where it is currently available on a named-patient basis.  Following Ministry of Health approval of labeling and other technical matters, Megapharm Ltd. is expected to commence the commercial launch of Ceplene® in Israel.  The Company has retained its rights to Ceplene® in all other countries, including countries in North and South America.

In order to obtain marketing approval in the U.S., the Food and Drug Administration, or FDA, is requiring that we undertake an additional Phase III study having overall survival as the primary endpoint.  To meet the FDA’s latest requirements we must commit significant funding and time to a new trial that will not yield results for several years.  Given the capital commitment required and the uncertainty with respect to clinical results and commercial success, we do not intend to proceed with a Phase III trial for Ceplene® at this time.

Our Strategic Alliances

Meda AB

In January 2010, we entered into an exclusive commercialization agreement for Ceplene® with Meda AB, a leading international specialty pharmaceutical company based in Stockholm, Sweden.  Under the terms of the agreement, we granted Meda the right to market Ceplene® in Europe and several other countries including Japan, China, and Australia.  Pursuant to the terms of the agreement, we received a $3 million fee on signing and an additional $2 million milestone payment in May 2010 upon the first commercial sale of Ceplene® in a major European market.  We sold all of our rights to Ceplene® in the territories previously licensed to Meda for $2.0 million in June 2012.  In addition, Meda purchased a portion of our remaining Ceplene® inventory for approximately $0.6 million and Meda has assumed all of our ongoing responsibilities related to the manufacture and maintenance of the marketing authorization of Ceplene® in the European Union.

Myrexis, Inc.

We licensed the MX90745 series of caspase-inducer anti-cancer compounds to Myrexis in 2003, including Azixa™. Under the terms of the agreement, we granted to Myrexis a research license to develop and commercialize any drug candidates from the series of compounds with a non-exclusive, worldwide, royalty-free license, without the right to sublicense the technology.  In August 2012, Myrexis elected to terminate the license agreement, resulting in the reversion of all rights and licenses granted under the license agreement back to us.  In January 2013, we negotiated with Myrexis to license the Myriad patents and know-how as set forth in the License Agreement.  Under the agreement, we will be responsible for paying milestone payments and royalties to Myrexis if we decide to further develop Azixa® ourselves, or to share in milestones and royalties we receive from a partner in the event we out-license the drug candidate to a third party who successfully completes product development and obtains marketing approval.  We have no plans to pursue further development of Azixa® on our own.

DURECT Corporation

In December 2006, we entered into a license agreement with DURECT Corporation, pursuant to which we granted DURECT the exclusive worldwide rights to certain of our intellectual property for a transdermal patch containing bupivacaine for the treatment of back pain. Under the terms of the agreement, we received a $1.0 million upfront payment.  In September 2008, we amended our license agreement with DURECT.  Under the terms of the amended agreement, we granted DURECT royalty-free, fully paid up, perpetual and irrevocable rights to the intellectual property licensed as part of the original agreement in exchange for a cash payment of $2.25 million from DURECT.

Endo Pharmaceuticals, Inc.

In December 2003, we entered into a license agreement with Endo under which we granted Endo (and its affiliates) the exclusive (including as to us and our affiliates) worldwide right to commercialize LidoPAIN BP, a lidocaine patch developed by EpiCept for the treatment of acute back pain. We also granted Endo worldwide rights to use certain of our patents for the development of certain other non-sterile, topical lidocaine patches, including Lidoderm®, Endo’s non-sterile topical lidocaine-containing patch for the treatment of chronic lower back pain. Upon the execution of the Endo agreement, we received a non-refundable payment of $7.5 million.  Other potential compensation under this agreement includes additional milestone payments of up to $82.5 million related to both our LidoPAIN BP product and Lidoderm® and a royalty on net sales of LidoPAIN BP.

The last published clinical study of Lidoderm® in back pain occurred in 2005.  We believe that no measurable progress has occurred with Lidoderm® for back pain and do not expect further revenue from this license at this time.

Manufacturing

We currently outsource all of our manufacturing activities. We believe that this strategy enables us to direct operational and financial resources to the development of our product candidates rather than diverting resources to establishing a manufacturing infrastructure.  We have entered into arrangements with qualified third parties for the formulation and manufacture of our clinical supplies. We may enter into additional written supply agreements in the future. We generally purchase our supplies from current suppliers pursuant to purchase orders. We believe that in most cases there are several manufacturing sources available to us, including our current manufacturers, which can meet our commercial supply requirements on commercially reasonable terms. We will continue to look for and secure the appropriate manufacturing capabilities and capacity to ensure commercial supply at the appropriate time.

Sales and Marketing

We currently have no capabilities to market and sell any of our product candidates in the event they receive marketing approval in the U.S. or any foreign market.  We intend to make decisions regarding internal sales and marketing of our product candidates on a product-by-product and country-by-country basis.

Intellectual Property

Our commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection of our technologies and drug candidates as well as successfully defending these patents against third-party challenges. We have various compositions of matter and use patents, which have claims directed to our product candidates or their methods of use. Our patent policy is to retain and secure patents for the technology, inventions and improvements related to our core portfolio of product candidates. We also rely on trade secrets, technical know-how and continuing innovation to develop and maintain our competitive position.

The following is a summary of the patent position relating to our three in-house product candidates:

AmiKetTM — We own a U.S. patent with claims directed to a formulation containing a combination of amitriptyline and ketamine, which can be used as a treatment for the topical relief of pain, including neuropathic pain, that expires in August 2021. We also have a license to additional patents, which expire in September 2015 and May 2018, and which have claims directed to topical uses of tricyclic antidepressants, such as amitriptyline, and NMDA antagonists, such as ketamine, as treatments for relieving pain, including neuropathic pain.

CrolibulinTM — The intellectual property protection regarding this compound is covered by two issued U.S. patents , with the latest one expiring in May 2022 and one application pending covering the composition and uses of this compound and structurally related analogs. Additional foreign patent applications are pending in major pharmaceutical markets outside the U.S.

Azixa®— The intellectual property protection regarding this compound is covered by 14 issued U.S. and international patents , with the latest one expiring in July 2029.

Ceplene® — The intellectual property protection surrounding our histamine technology includes 24 U.S. patents issued or allowed, with the term for the latest one expiring in February 2023. Patents issued or pending in the international markets concern specific therapeutic areas or manufacturing. Claims include the therapeutic administration of histamine or any H2 receptor agonist in the treatment of cancer, infectious diseases and other diseases, either alone or in combination therapies, the novel synthetic method for the production of pharmaceutical-grade histamine dihydrochloride, the mechanism of action including the binding receptor and pathway, and the rate and route of administration.

We may seek to protect our proprietary information by requiring our employees, consultants, contractors, outside partners and other advisers to execute, as appropriate, nondisclosure and assignment of invention agreements upon commencement of their employment or engagement. We also require confidentiality or material transfer agreements from third parties that receive our confidential data or materials.

We also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, partners and other advisors may unintentionally or willfully disclose information to competitors. Enforcing a claim that a third party illegally obtained and is using trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the U.S. are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

The pharmaceutical, biotechnology and other life sciences industries are characterized by the existence of a large number of patents and frequent litigation based upon allegations of patent infringement. While our drug candidates are in clinical trials, and prior to commercialization, we believe our current activities fall within the scope of the exemptions provided by 35 U.S.C. Section 271(e) in the U.S. and Section 55.2(1) of the Canadian Patent Act, each of which covers activities related to developing information for submission to the FDA and its counterpart agency in Canada. As our drug candidates progress toward commercialization, the possibility of an infringement claim against us increases. While we attempt to ensure that our drug candidates and the methods we employ to manufacture them do not infringe other parties’ patents and other proprietary rights, competitors or other parties may assert that we infringe on their proprietary rights.

License Agreements

We have in the past licensed and will continue to license patents from collaborating research groups and individual inventors.

Epitome/Dalhousie

In July 2007, we entered into a direct license agreement with Dalhousie University under which we were granted an exclusive license to certain patents for the topical use of tricyclic anti-depressants and NMDA antagonists as topical analgesics for neuralgia. These and other patents cover the combination treatment consisting of amitriptyline and ketamine in AmiKetTM.  This technology has been incorporated into AmiKetTM.

We have been granted worldwide rights to make, use, develop, sell and market products utilizing the licensed technology in connection with passive dermal applications. We are obligated to make payments to Dalhousie totaling $0.9 million, of which $0.2 million has been paid, upon achievement of specified milestones and to pay single-digit royalties based on annual net sales derived from the products incorporating the licensed technology. We are obligated to pay Dalhousie an annual maintenance fee of $0.5 million until the license agreement expires or is terminated, or an NDA for AmiKetTM is filed with the FDA, otherwise Dalhousie will have the option to terminate the contract. The license agreement with Dalhousie terminates upon the expiration of the last to expire licensed patent.  We incurred a maintenance fee of $0.5 million with Dalhousie during each of the years 2012 and 2011, respectively.  These payments were expensed to research and development.  We are currently negotiating certain amendments to the license agreement based on our pending merger with Immune Pharmaceuticals, Ltd.

Hellstrand

In October 1999, we entered into a royalty agreement with Dr. Kristoffer Hellstrand under which we have an exclusive license to certain patents for Ceplene® configured for the systemic treatment of cancer, infectious diseases, autoimmune diseases and other medical conditions. Under this agreement, we paid Dr. Hellstrand $1.0 million in 1999. In November 2009 we expanded our collaboration with Dr. Hellstrand by concluding a new agreement in which we acquired rights to develop certain new compounds.  As compensation for this agreement and for providing certain ongoing consulting services, we awarded Dr. Hellstrand options to purchase 50,000 shares of our common stock and agreed to pay a monthly consulting fee.  In November 2011, we terminated the November 2009 collaboration agreement with Dr. Hellstrand.  We paid Dr. Hellstrand royalties based on net sales of Ceplene® of inconsequential amounts in 2012 and 2011.

Shire Biochem

In March 2004 and as amended in January 2005, we entered into a license agreement reacquiring the rights to the MX2105 series of apoptosis inducer anti-cancer compounds from Shire BioChem, Inc., formerly known as BioChem Pharma, Inc., which had previously announced that oncology would no longer be a therapeutic focus of the company’s research and development efforts. Under the agreements, Shire BioChem agreed to assign and/or license to us rights it owned under or shared under its oncology research program. The agreement requires that we provide Shire BioChem a portion of any sublicensing payments we receive if we relicense the series of compounds, and make milestone payments to Shire BioChem totaling up to $26 million, assuming the successful commercialization of a compound for the treatment of a cancer indication, as well as pay a royalty on product sales.  A license fee of $0.5 million that became payable to Shire BioChem as a result of the commencement of a Phase I clinical trial for crolibulinTM in December 2006, and approximately $0.2 million in accrued interest, was reversed in 2012 as we believe that this amount is not due.

Regulatory Information

U.S. Regulation

The FDA and comparable state and local regulatory agencies impose substantial requirements upon the clinical development, manufacture, marketing and distribution of drugs. These agencies and other federal, state and local entities regulate research and development activities and the testing, manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of our product candidates. In the U.S., the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, and implementing regulations. The process required by the FDA before our product candidates may be marketed in the U.S. generally involves the following:

•             completion of extensive pre-clinical laboratory tests, pre-clinical animal studies and formulation studies all performed in accordance with the FDA’s good laboratory practice, or GLP, regulations;

•             submission to the FDA of an Investigational New Drug, or IND, application that must become effective before clinical trials may begin;

•             performance of adequate and well-controlled clinical trials to establish the safety and efficacy of the product candidate for each proposed indication;

•             submission of an NDA to the FDA;

•             satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities at which the product is produced to assess compliance with current GMP, or cGMP, regulations; and

•             FDA review and approval of the NDA prior to any commercial marketing, sale or shipment of the drug.

The testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our product candidates will be granted on a timely basis, if at all.

Pre-clinical Activities. Pre-clinical activities include laboratory evaluation of product chemistry, formulation and stability, as well as studies to evaluate toxicity in animals. The results of pre-clinical tests, together with manufacturing information and analytical data, are submitted as part of an IND application to the FDA. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the conduct of the clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Our submission of an IND, or those of our collaborators, may not result in FDA authorization to commence a clinical trial. A separate submission to an existing IND must also be made for each successive clinical trial conducted during product development, and the FDA must grant permission before each clinical trial can begin. Further, an independent institutional review board, or IRB, for each medical center proposing to conduct the clinical trial must review and approve the plan for any clinical trial before it commences at that center, and it must monitor the study until completed. The FDA, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. Clinical testing also must satisfy extensive Good Clinical Practice, or GCP, regulations and regulations for informed consent of subjects.

Clinical Trials. For purposes of NDA submission and approval, clinical trials are typically conducted in the following three sequential phases, which may overlap:

•                  Phase I: Studies are initially conducted in a limited population to test the drug candidate for safety, dose tolerance, absorption, metabolism, distribution and excretion in healthy humans or, on occasion, in subjects. In some cases, a sponsor may decide to run what is referred to as a “Phase Ib” evaluation, which is a second safety-focused Phase I clinical trial typically designed to evaluate the impact of the drug candidate in combination with currently approved drugs.

•                  Phase II: Studies are generally conducted in a limited patient population to identify possible adverse effects and safety risks, to determine the efficacy of the drug candidate for specific targeted indications and to determine dose tolerance and optimal dosage. Multiple Phase II clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more expensive Phase III clinical trials. In some instances, a sponsor may decide to run what is referred to as a “Phase IIa” clinical trial, which is designed to provide dose-ranging and additional safety and pharmaceutical data. In other cases, a sponsor may decide to run what is referred to as a “Phase IIb” evaluation, which is a second, confirmatory Phase II clinical trial that could, if positive and accepted by the FDA, serve as a pivotal clinical trial in the approval of a drug candidate.

•                  Phase III: These are commonly referred to as pivotal studies. When Phase II clinical trials demonstrate that a dose range of the drug candidate is effective and has an acceptable safety profile, Phase III clinical trials are undertaken in large patient populations to further evaluate dosage, to provide substantial evidence of clinical efficacy and to further test for safety in an expanded and diverse patient population at multiple, geographically dispersed clinical trial sites.

In some cases, the FDA may give conditional approval of an NDA for a drug candidate on the sponsor’s agreement to conduct additional clinical trials to further assess the drug’s safety and effectiveness after NDA approval. Such post-approval trials are typically referred to as Phase IV clinical trials.

New Drug Application. The results of drug candidate development, pre-clinical testing, chemistry and manufacturing controls and clinical trials are submitted to the FDA as part of an NDA. The NDA also must contain extensive manufacturing information. The FDA has 60 days to decide whether to file the NDA so that it can be reviewed. The FDA can refuse to file an application that is incomplete. In accordance with the Prescription Drug User Fee Act (PDUFA), the FDA’s Center for Drug Evaluation and Research (CDER) expects to review and act on at least 90 percent of NDAs for standard drugs no later than 10 months after the applications are received. The review goal is six months for priority drugs. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the NDA to an advisory committee for review, evaluation and recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. The FDA may deny approval of an NDA if the applicable regulatory criteria are not satisfied, or it may require additional clinical data or an additional pivotal Phase III clinical trial. Even if such data is submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. Data from clinical trials are not always conclusive and the FDA may interpret data differently than we do. Once issued, the FDA may withdraw drug approval if ongoing regulatory requirements are not met or if safety problems occur after the drug reaches the market. In addition, the FDA may require testing, including Phase IV clinical trials, and surveillance programs to monitor the effect of approved products that have been commercialized, and the FDA has the power to prevent or limit further marketing of a drug based on the results of these post-marketing programs. Drugs may be marketed only for the approved indications and in accordance with the provisions of the approved label. Further, if there are any modifications to the drug, including changes in indications, labeling or manufacturing processes or facilities, we may be required to submit and obtain FDA approval of a new NDA or NDA supplement, which may require us to develop additional data or conduct additional pre-clinical studies and clinical trials.

Satisfaction of FDA regulations and requirements or similar requirements of state, local and foreign regulatory agencies typically takes several years, and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease. Government regulation may delay or prevent marketing of drug candidates for a considerable period of time and impose costly procedures upon our activities. The FDA or any other regulatory agency may not grant approvals for new indications for our drug candidates on a timely basis, if at all. Even if a drug candidate receives regulatory approval, the approval may be significantly limited to specific usages, patient populations and dosages. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a drug may result in restrictions on the drug or even complete withdrawal of the drug from the market. Delays in obtaining, or failures to obtain, regulatory approvals for any of our drug candidates would harm its business. In addition, we cannot predict what additional governmental regulations may arise from future U.S. governmental action.

Any drugs manufactured or distributed by us or our collaborators pursuant to FDA approvals are subject to continuing regulation by the FDA, including record keeping requirements and reporting of adverse experiences associated with the drug. Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements, including cGMPs, which impose certain procedural and documentation requirements upon us and our third-party manufacturers. Failure to comply with the statutory and regulatory requirements can subject a manufacturer to potential legal or regulatory action, such as warning letters, suspension of manufacturing, seizure of product, injunctive action or civil penalties. We cannot be certain that we or our present or future third-party manufacturers or suppliers will be able to comply with the cGMP regulations and other ongoing FDA regulatory requirements. If our present or future third-party manufacturers or suppliers are not able to comply with these requirements, the FDA may halt our clinical trials, require us to recall a drug from distribution, or withdraw approval of the NDA for that drug.

The FDA closely regulates the post-approval marketing and promotion of drugs, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the Internet. A company can make only those claims relating to safety and efficacy that are approved by the FDA. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. Physicians may prescribe legally available drugs for uses that are not described in the drug’s labeling and that differ from those tested by us and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, impose stringent restrictions on manufacturers’ communications regarding off-label use.

Section 505(b)(2) Drug Applications. Once an FDA-approved new drug is no longer patent-protected, another company may sponsor a new indication, a new use or put the drug in a new dosage form. Each new indication from a different company requires an NDA filing. As an alternate path to FDA approval for new or improved formulations of previously approved products, a company may file a Section 505(b)(2) NDA. Section 505(b)(2) permits the filing of an NDA where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. However, this NDA does not have to contain all of the information or data that was submitted with the original NDA because of the FDA’s prior experience with the drug product. An original NDA for an FDA-approved new drug would have required numerous animal toxicology studies that have been reviewed by the FDA. These can be referenced in the 505(b)(2) NDA submitted by the new applicant. Many studies in humans that support the safety of the drug product may be in the published literature. The FDA allows the new sponsor company to submit these publications to support its 505(b)(2) NDA. By allowing the new sponsor company to use this information, the time and cost required to obtain approval for a drug product for the new indication can be greatly reduced. The FDA may also require companies to perform additional studies or measurements to support the change from the approved product. The FDA may then approve the new product candidate for all or some of the label indications for which the referenced product has been approved, as well as for any new indication sought by the Section 505(b)(2) applicant.

To the extent that the Section 505(b)(2) applicant is relying on studies conducted for an already approved product, the applicant is required to certify to the FDA concerning any patents listed for the approved product in the FDA’s Orange Book publication. Specifically, the applicant must certify that: (i) the required patent information has not been filed; (ii) the listed patent has expired; (iii) the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or (iv) the listed patent is invalid or will not be infringed by the new product. If the applicant does not challenge the listed patents, the Section 505(b)(2) application will not be approved until all the listed patents claiming the referenced product have expired. The Section 505(b)(2) application also will not be approved until any non-patent exclusivity, such as exclusivity for obtaining approval of a new chemical entity, listed in the Orange Book for the referenced product has expired.

Foreign Regulation

Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement also vary greatly from country to country. Although governed by the applicable country, clinical trials conducted outside of the U.S. typically are administered with the three-phase sequential process that is discussed above under “Government Regulation — U.S.” However, the foreign equivalent of an IND is not a prerequisite to performing pilot studies or Phase I clinical trials.

Under European Union regulatory systems, we may submit marketing authorization applications either under a centralized or decentralized procedure. The centralized procedure, which is required for oncology products and is available for medicines produced by biotechnology or which are highly innovative, provides for the grant of a single marketing authorization that is valid for all member states. This authorization is a marketing authorization application, or MAA. The decentralized procedure provides for mutual recognition of national approval decisions. Under this procedure, the holder of a national marketing authorization may submit an application to the remaining member states. Within 90 days of receiving the applications and assessment report, each member state must decide whether to recognize approval. This procedure is referred to as the mutual recognition procedure.

In addition, regulatory approval of prices is required in most countries other than the U.S. We face the risk that the resulting prices would be insufficient to generate an acceptable return to us or our collaborators.

Corporate Information

We were incorporated in Delaware in March 1993. We have three wholly-owned subsidiaries: EpiCept GmbH, based in Munich, Germany, which is currently in liquidation, Maxim Pharmaceuticals, Inc., which is currently inactive, and EpiCept Israel Ltd., which was created for the sole purpose of conducting the proposed merger with Immune Pharmaceuticals Ltd.  Our principal executive offices are located at 777 Old Saw Mill River Road, Tarrytown, NY, and our telephone number is (914) 606-3500. Our website address is www.epicept.com. Our website, and the information contained in our website, is not a part of this Proxy Statement.

Employees

Our workforce consists of 4 full-time employees as of May 10, 2013, one of whom is a M.D. We have no collective bargaining agreements with our employees and have not experienced any work stoppages. We believe that our relations with our employees are good.

Research and Development

Since our inception, we have made substantial investments in research and development.  We incurred research and development expenses of $3.4 million and $7.9 million during the years 2012 and 2011, respectively.  We will need to make additional investments in research and development to bring our product candidates to market.

Properties

We lease approximately 4,000 square feet located at 777 Old Saw Mill River Road, Tarrytown, NY; the lease expires in May 2013.  We currently lease approximately 23,500 rentable square feet of laboratory and office space in San Diego, California that we are attempting to sublease; the lease expires in October 2013.  Other than the leased space in San Diego that we are attempting to sublease, we believe that our existing facilities are adequate to accommodate our business needs for the foreseeable future.

Legal Proceedings

On November 25, 2008 plaintiffs Kenton L. Crowley and John A. Flores filed a complaint against us in the United States District Court, New Jersey, which was transferred on March 20, 2009 to the United States District Court for the Southern District of California.  The complaint alleges breach of contract, breach of covenant of good faith and fair dealing, fraud, and rescission of contract with respect to the development of a topical cream containing ketamine and butamben, known as EpiCept NP-2.  Discovery was conducted in 2010 and 2011.  We filed a motion for summary judgment on April 29, 2011, which was granted on January 24, 2012.  Therefore, in 2011 we reversed the reserve of approximately $0.2 million that was previously recorded.  On September 5, 2012, plaintiffs Kenton L. Crowley and John A. Flores filed an appeal against us in the United States District Court for the Southern District of California.  We filed an Answering Brief in October 2012.  We continue to believe this complaint is entirely without merit and that incurrence of a liability is not probable.

Availability of SEC Filings

We have filed reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at SEC Headquarters, Public Reference Section, 100 F Street, N.E., Washington D.C. 20549. The public may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov. We will also provide copies of our Forms 8-K, 10-K, 10-Q, Proxy and Annual Report at no charge available through our website at www.epicept.com as soon as reasonably practicable after filing electronically such material with the SEC. Copies are also available, without charge, from EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, NY, 10591.

EPICEPT’S MARKET FOR COMMON EQUITY, DIVIDENDS AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

Our common stock is traded on both the Nasdaq OMX Stockholm Exchange and the OTCQX under the symbol “EPCT.” Our common stock began trading on the OTCQX on September 19, 2011; prior to that date, it was traded on The Nasdaq Capital Market.  The following table sets forth the range of high and low sales prices per share for our common stock as reported on, as applicable, the OTCQX (since September 19, 2011) and The Nasdaq Capital Market (prior to September 19, 2011) during the periods indicated. Prior to January 4, 2006, all of our common stock, par value $.0001 per share, was privately held.  We have never declared or paid dividends on our common stock and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future.  We currently intend to retain all available funds and any future earnings to fund the development and growth of our business.  On May 10, 2013, there were approximately 21,000 record holders of our common stock and approximately 4,000 beneficial owners of our common stock, based upon the number of shares of common stock held in “street name”.

	Price Range
	High	Low
For Year Ended December 31, 2013
First Quarter	$0.12	$0.05

	Price Range
	High	Low
For Year Ended December 31, 2012
First Quarter	$0.39	$0.20
Second Quarter	0.25	0.11
Third Quarter	0.19	0.10
Fourth Quarter	0.18	0.03

	Price Range
	High	Low
For Year Ended December 31, 2011
First Quarter	$0.93	$0.57
Second Quarter	0.75	0.42
Third Quarter	0.57	0.29
Fourth Quarter	0.41	0.26

The high and low sales prices for the Common Stock during the second quarter of 2013 (through May 10, 2013) were $0.09 and $0.05, respectively.  The closing price on May 10, 2013 was $0.06.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Total equity compensation plans approved by stockholders	2,530,864	$3.94	11,360,058
Equity compensation plans not approved by stockholders	—	$—	—

EPICEPT’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this Proxy Statement. This discussion contains forward-looking statements that involve risks and uncertainties. As a result of many factors, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a specialty pharmaceutical company focused on the clinical development and commercialization of pharmaceutical products for the treatment of pain and cancer. Our strategy is to focus on topically delivered analgesics targeting peripheral nerve receptors and on innovative cancer therapies.

In December 2011, we met with the Food and Drug Administration (“FDA”) and were granted permission by the FDA to initiate immediately the Phase III clinical development of AmiKet™, a late-stage pain product candidate for the treatment of peripheral neuropathies.  Fast Track designation was granted in April 2012.  The FDA’s Fast Track program is designed to facilitate the development and expedite the review of drugs intended to treat serious or life-threatening conditions and address unmet medical needs.  There are no plans to initiate the Phase III program for AmiKet™ until we are able to secure the funding necessary to complete such a program.

Our oncology compounds include crolibulinTM, a novel small molecule vascular disruption agent (“VDA”) and apoptosis inducer for the treatment of patients with solid tumors that is currently in a Phase Ib/II clinical trial sponsored by the National Cancer Institute (“NCI”) to assess the drug’s efficacy and safety in combination with cisplatin in patients with anaplastic thyroid cancer (“ATC”).  Azixa®, an apoptosis inducer with VDA activity licensed by us to Myrexis, Inc. (“Myrexis”), as part of an exclusive, worldwide development and commercialization agreement, is currently in Phase II development for the treatment of brain cancer.  In August 2012, Myrexis elected to terminate the license agreement resulting in the reversion of all rights and licenses granted under the license agreement back to us.  In January 2013, we negotiated with Myrexis to license the Myriad patents and know-how as set forth in the License Agreement.  Under the agreement, we will be responsible for paying milestone payments and royalties to Myrexis if we decide to further develop Azixa® ourselves, or to share in milestones and royalties we receive from a partner in the event we out-license the drug candidate to a third party who successfully completes product development and obtains marketing approval.  We have no plans to pursue further development of Azixa® on our own.

Ceplene®, when used concomitantly with low-dose interleukin-2, or IL-2, is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for adult patients who are in their first complete remission.  We sold all of our rights to Ceplene® in Europe and certain Pacific Rim countries and a portion of our remaining Ceplene® inventory to Meda AB for approximately $2.6 million in June 2012.  Ceplene® is licensed to MegaPharm Ltd. to market and sell in Israel, where it is currently available on a named-patient basis.  Following Ministry of Health approval of labeling and other technical matters, Megapharm Ltd. is expected to commence the commercial launch of Ceplene® in Israel.  We have retained our rights to Ceplene® in all other countries, including countries in North and South America, but at the current time have no plans to continue development.

We have prepared our consolidated financial statements under the assumption that we are a going concern. We have devoted substantially all of our cash resources to research and development programs and selling, general and administrative expenses, and to date we have not generated any significant revenues from the sale of products. Since inception, we have incurred significant net losses each year. As a result, we have an accumulated deficit of $268.8 million as of December 31, 2012. Our recurring losses from operations and the accumulated deficit raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our losses have resulted principally from costs incurred in connection with our development activities and from selling, general and administrative expenses. Even if we succeed in developing and commercializing one or more of our product candidates, we may never become profitable. We expect to continue to incur significant expenses over the next several years.

We believe that our cash at December 31, 2012, plus $0.3 million of net cash received in February 2013 from Immune through the issuance of approximately 2.3 million shares of our common stock will be sufficient to fund our operations and meet our debt service requirements into the second quarter of 2013.  The definitive merger with Immune is anticipated to close during the first half of 2013 and is subject to satisfaction of certain customary closing conditions.  However, as the merger will not close before the need for additional funds, we will rely on Immune for such funding or seek other financing to obtain additional cash resources to fund operations. If such funding is insufficient or unavailable to us on a timely basis, we may be forced to further reduce expenses or curtail operations.

Common Stock Listing

We currently maintain our primary stock listing on the Nasdaq OMX Stockholm Exchange.  We maintain a U.S. stock listing on the OTCQX® U.S. trading platform.  Our ticker symbol is “EPCT”.  We continue to make quarterly and other regulatory filings with the Securities and Exchange Commission, or SEC.

Recent Events

All 1,065 shares of our Series B 0% convertible preferred stock were converted into approximately 13.3 million shares of our common stock in January 2013.

The remaining 236 shares of our Series A Preferred were converted into approximately 3.0 million shares of our common stock in February 2013.

We received $0.3 million cash in February 2013 from Immune through the issuance of approximately 2.3 million shares of our common stock.

License Agreements

Meda AB.  We entered into an exclusive commercialization agreement for Ceplene® with Meda AB, a leading international specialty pharmaceutical company based in Stockholm, Sweden in January 2010.  Under the terms of the agreement, we granted Meda the right to market Ceplene® in Europe and several other countries including Japan, China, and Australia.  We received a $3 million fee on signing and received an additional $2 million upon the first commercial launch of Ceplene® in a major European market.  We sold all of our rights to Ceplene® in Europe and certain Pacific Rim countries and a portion of our remaining Ceplene® inventory to Meda AB for approximately $2.6 million in June 2012.  The Company has retained its rights to Ceplene® in all other countries, including countries in North and South America, but at the current time have no plans to continue development.

Myrexis Inc.  In connection with our merger with Maxim Pharmaceuticals on January 4, 2006, we acquired a license agreement with Myrexis under which we licensed the MX90745 series of caspase-inducer anti-cancer compounds to Myrexis.  Myrexis had initiated clinical trials for Azixa®, a MX90745 series compound, for the treatment of brain cancer.  We received a milestone payment of $1.0 million following dosing of the first patient in a Phase II registration sized clinical trial in March 2008.  In February 2012, Myrexis suspended development activities of all its preclinical and clinical programs in oncology and autoimmune diseases, and in May 2012 the company stated that it is focused on the identification, evaluation and acquisition of appropriate commercial-stage assets.

In August 2012, Myrexis elected to terminate its efforts to develop and commercialize any product under the license agreement. As a result of the termination of the license agreement, all rights and licenses granted under the license agreement by us to Myrexis have terminated and reverted to us.  In January 2013, we negotiated with Myrexis to license the Myriad patents and know-how as set forth in the License Agreement.  Under the agreement, we will be responsible for paying milestone payments and royalties to Myrexis if we decide to further develop Azixa® ourselves, or to share in milestones and royalties we receive from a partner in the event we out-license the drug candidate to a third party who successfully completes product development and obtains marketing approval.  We have no plans to pursue further development of Azixa® on our own.

DURECT Corporation.  We entered into a license agreement with DURECT in December 2006, pursuant to which we granted DURECT the exclusive worldwide rights to certain of our intellectual property for a transdermal patch containing bupivacaine for the treatment of back pain. Under the terms of the agreement, we received a $1.0 million payment.  We amended our license agreement with DURECT in September 2008.  Under the terms of the amended agreement, we granted DURECT royalty-free, fully paid up, perpetual and irrevocable rights to the intellectual property licensed as part of the original agreement in exchange for a cash payment of $2.25 million from DURECT.  We recorded revenue related to this license agreement of $0.3 million in each of the years 2012 and 2011.

Endo Pharmaceuticals Inc.  We entered into a license agreement with Endo Pharmaceuticals Inc. (“Endo”) in December 2003 under which we granted Endo (and its affiliates) the exclusive (including as to us and our affiliates) worldwide right to commercialize LidoPAIN BP. We also granted Endo worldwide rights to certain of our other patents used by Endo in the development of certain Endo products, including Lidoderm®, Endo’s topical lidocaine-containing patch, for the treatment of chronic lower back pain. Upon the execution of the Endo agreement, we received a non-refundable payment of $7.5 million, which has been deferred and is being recognized as revenue on the proportional performance method. We may receive payments of up to $52.5 million upon the achievement of various milestones relating to product development and regulatory approval for both our LidoPAIN BP product candidate and licensed Endo product candidates, including Lidoderm®, so long as, in the case of Endo’s product candidate, our patents provide protection thereof. We are also entitled to receive royalties from Endo based on the net sales of LidoPAIN BP. These royalties are payable until generic equivalents to the LidoPAIN BP product are available or until expiration of the patents covering LidoPAIN BP, whichever is sooner. We are also eligible to receive milestone payments from Endo of up to approximately $30.0 million upon the achievement of specified net sales milestones for licensed Endo products, including Lidoderm®, so long as our patents provide protection thereof. The future amount of milestone payments we are eligible to receive under the Endo agreement is $82.5 million. We recorded revenue related to this license agreement in the amount of $33,000 and $27,000 in 2012 and 2011, respectively.

Under the terms of the license agreement, we are responsible for continuing and completing the development of LidoPAIN BP, including the conduct of all clinical trials and the supply of the clinical products necessary for those trials and the preparation and submission of the NDA in order to obtain regulatory approval for LidoPAIN BP. Endo remains responsible for continuing and completing the development of Lidoderm® for the treatment of chronic lower back pain, including the conduct of all clinical trials and the supply of the clinical products necessary for those trials.  No progress in the development of LidoPAIN BP or Lidoderm with respect to back pain has been reported. Accordingly, we do not expect to receive any further cash compensation pursuant to this license agreement.

Dalhousie University.  We entered into a direct license with Dalhousie University in July 2007, under which we were granted an exclusive license to certain patents for the topical use of tricyclic anti-depressants and NMDA antagonists as topical analgesics for neuralgia. These, and other patents, cover the combination treatment consisting of amitriptyline and ketamine in AmiKetTM. This technology has been incorporated into AmiKetTM.

We have been granted worldwide rights to make, use, develop, sell and market products utilizing the licensed technology in connection with passive dermal applications. We are obligated to make payments to Dalhousie upon achievement of specified milestones and to pay royalties based on annual net sales derived from the products incorporating the licensed technology. We are  obligated to pay Dalhousie an annual maintenance fee until the license agreement expires or is terminated, or an NDA for AmiKetTM is filed with the FDA, or Dalhousie will have the option to terminate the contract. The license agreement with Dalhousie terminates upon the expiration of the last to expire licensed patent.  We incurred a maintenance fee of $0.5 million with Dalhousie in each of the years 2012 and 2011.  These payments were expensed to research and development in their respective years. We are currently negotiating certain amendments to the license agreement based on our pending merger with Immune Pharmaceuticals, Ltd.

Shire BioChem.  We entered into a license agreement reacquiring the rights to the MX2105 series of apoptosis inducer anti-cancer compounds from Shire Biochem, Inc (formerly known as BioChem Pharma, Inc.) in March 2004 and as amended in January 2005, which had previously announced that oncology would no longer be a therapeutic focus of the company’s research and development efforts.  Under the agreement, all rights and obligations of the parties under the July 2000 agreement were terminated and Shire BioChem agreed to assign and/or license to us rights it owned under or shared under the prior research program. The agreement did not require any up-front payments, however, we are required to provide Shire Biochem a portion of any sublicensing payments we receive if we relicense the series of compounds or make milestone payments to Shire BioChem totaling up to $26.0 million, assuming the successful commercialization of the compounds by us for the treatment of a cancer indication, as well as pay a royalty on product sales.  A license fee of $0.5 million that became payable to Shire BioChem as a result of the commencement of a Phase I clinical trial for crolibulinTM in December 2006, and approximately $0.2 million in accrued interest, was reversed to research and development expense in 2012 as we believe that this amount is not due at December 31, 2012.

Off Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not engage in trading activities involving non-exchange traded contracts. Therefore, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in these relationships. We do not have relationships or transactions with persons or entities that derive benefits from their non-independent relationship with us or our related parties.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires that we make estimates and judgments affecting the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. We review our estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our consolidated financial statements included in this Proxy Statement, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Consolidation

The accompanying consolidated financial statements include the accounts of EpiCept Corporation and the Company’s 100%-owned subsidiaries, Maxim Pharmaceuticals, Inc., Cytovia, Inc. and EpiCept GmbH.. All inter-company transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period, including stock-based compensation. Actual results could differ from those estimates.

Revenue Recognition

We recognize revenue relating to our collaboration agreements in accordance with the SEC Staff Accounting Bulletin, or SAB 104, “Revenue Recognition”, Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, 605-25, “Revenue Recognition -  Multiple Element Arrangements” (“ASC 605-25”), and Accounting Standards Update, or ASU, 2009-13, “Multiple Revenue Arrangements - a Consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”).  ASU 2009-13 supersedes certain guidance in ASC 605-25, and requires an entity to allocate arrangement consideration to all of its deliverables at the inception of an arrangement based on their relative selling prices (i.e., the relative-selling-price method).  We adopted the provisions of ASU 2009-13 beginning on January 1, 2011.  The adoption of ASU 2009-13 did not have a material effect on our financial statements.

Revenue under collaborative arrangements may result from license fees, milestone payments, research and development payments and royalties.  Our application of these standards involves subjective determinations and requires management to make judgments about value of the individual elements and whether they are separable from the other aspects of the contractual relationship. We evaluate our collaboration agreements to determine units of accounting for revenue recognition purposes. For collaborations containing a single unit of accounting, we recognize revenue when the fee is fixed or determinable, collectibility is assured and the contractual obligations have occurred or been rendered. For collaborations involving multiple elements, our application requires management to make judgments about value of the individual elements and whether they are separable from the other aspects of the contractual relationship. To date, we have determined that our upfront non-refundable license fees cannot be separated from our ongoing collaborative research and development activities to the extent such activities are required under the agreement and, accordingly, do not treat them as a separate element. We recognize revenue from non-refundable, up-front licenses and related payments, not specifically tied to a separate earnings process, either on the proportional performance method with respect to our license with Endo, or ratably over either the development period in which the Company is obligated to participate on a continuing and substantial basis in the research and development activities outlined in the contract or the later of (1) the conclusion of the royalty term on a jurisdiction by jurisdiction basis; and (2) the expiration of the last EpiCept licensed patent as we do with respect to our license with DURECT, Myrexis and GNI, Ltd., or GNI.

Proportional performance is measured based on costs incurred compared to total estimated costs to be incurred over the development period which approximates the proportion of the value of the services provided compared to the total estimated value over the development period. The proportional performance method currently results in revenue recognition at a slower pace than the ratable method as many of our costs are incurred in the latter stages of the development period. We periodically review our estimates of cost and the length of the development period and, to the extent such estimates change, the impact of the change is recorded at that time. We increased the estimated development period with respect to our license with Endo by an additional twelve months to reflect additional time required to obtain clinical data from our partner during each of the years 2012 and 2011.

We will recognize milestone payments as revenue upon achievement of the milestone only if (1) it represents a separate unit of accounting as defined in ASC 605-25; (2) the milestone payments are nonrefundable; (3) substantive effort is involved in achieving the milestone; and (4) the amount of the milestone is reasonable in relation to the effort expended or the risk associated with the achievement of the milestone. If any of these conditions are not met, we will recognize milestones as revenue in accordance with our accounting policy in effect for the respective contract.  For current agreements,, we will recognize revenue based upon the portion of the development services that are completed to date and defer the remaining portion and recognize it over the remainder of the development services on the proportional or ratable method, whichever is applicable. When payments are specifically tied to a separate earnings process, revenue will be recognized when the specific performance obligation associated with the payment has been satisfied. Deferred revenue represents the excess of cash received compared to revenue recognized to date under licensing agreements.

We chose early adoption of the milestone method of revenue recognition as defined in ASC 605-28, “Revenue Recognition - Milestone Method” on a prospective basis as of January 1, 2010. Under this method of revenue recognition, we will recognize into revenue research-related milestone payments for which there is substantial uncertainty at the date the arrangement is entered into that the event will be achieved, when that event can only be achieved based in whole or in part on our performance or a specific outcome resulting from our performance and, if achieved, would result in additional payments being due to us. This accounting was applicable to research milestones under the license agreement entered into with Meda AB in 2010.

Revenue from the sale of product is recognized when title and risk of loss of the product is transferred to the customer.  Provisions for discounts, early payments, rebates, sales returns and distributor chargebacks under terms customary in the industry, if any, are provided for in the same period the related sales are recorded.

Royalty revenue is recognized in the period the sales occur, provided that the royalty amounts are fixed or determinable, collection of the related receivable is reasonably assured and we have no remaining performance obligations under the arrangement providing for the royalty. If royalties are received when we have remaining performance obligations, they would be attributed to the services being provided under the arrangement and, therefore, recognized as such obligations are performed under either the proportionate performance or straight-line methods, as applicable.

Foreign Currency

The financial statements of our foreign subsidiary are translated into U.S. dollars using the period-end exchange rate for all balance sheet accounts and the average exchange rates for all statements of operations and comprehensive loss accounts.  Adjustments resulting from translation have been reported in other comprehensive loss.

Gains or losses from foreign currency transactions relating to inter-company debt are recorded in the consolidated statements of operations and comprehensive loss in other income (expense).

Share-Based Compensation

We record stock-based compensation expense at fair value in accordance with the FASB issued ASC 718-10, “Compensation — Stock Compensation” (“ASC 718-10”).  We utilize the Black-Scholes valuation method to recognize compensation expense over the vesting period. Certain assumptions need to be made with respect to utilizing the Black-Scholes valuation model, including the expected life, volatility, risk-free interest rate and anticipated forfeiture of the stock options.  The expected life of the stock options was calculated using the method allowed by the provisions of ASC 718-10.  In accordance with ASC 718-10, the simplified method for “plain vanilla” options may be used where the expected term is equal to the vesting term plus the original contract term divided by two. The risk-free interest rate is based on the rates paid on securities issued by the U.S. Treasury with a term approximating the expected life of the options. Estimates of pre-vesting option forfeitures are based on our experience. We will adjust our estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

We account for stock-based transactions with non-employees in which services are received in exchange for the equity instruments based upon the fair value of the equity instruments issued, in accordance with ASC 718-10 and ASC 505-50, “Equity-Based Payments to Non-Employees.” The two factors that most affect charges or credits to operations related to stock-based compensation are the estimated fair market value of the common stock underlying stock options for which stock-based compensation is recorded and the estimated volatility of such fair market value. The value of such options is periodically remeasured and income or expense is recognized during the vesting terms.

Accounting for stock-based compensation granted by us requires fair value estimates of the equity instrument granted or sold. If our estimate of the fair value of stock-based compensation is too high or too low, it will have the effect of overstating or understating expenses. When stock-based grants are granted in exchange for the receipt of goods or services, we estimate the value of the stock-based compensation based upon the value of our common stock.

We issued approximately 0.1 million and 1.4 million stock options during the years 2012 and 2011, respectively, with varying vesting provisions to certain of our employees and directors. Based on the Black-Scholes valuation method (volatility — 110.0%, risk free rate — 0.89%, dividends — zero, weighted average life — 5 years; forfeiture — 0%), for the grants issued in 2012, we estimated $28,000 of share-based compensation will be recognized as compensation expense over the vesting period, which was amortized over the weighted average remaining requisite service period of 1.0 year. We recognized total share-based compensation of approximately $0.7 million and $0.9 million in 2012 and 2011, respectively, related to the options granted.  Future grants of options will result in additional charges for stock-based compensation that will be recognized over the vesting periods of the respective options.

Following the departure of three former directors in August 2012, we agreed to extend the period during which they would be entitled to exercise certain vested stock options to purchase our common stock from three months following the effective date of their resignations to the expiration date of each option granted to each former director.  Additionally, all options and restricted stock units that were not vested on the date of their respective resignations will continue to vest.  We recorded compensation expense related to the modification of the exercise period and vesting period of $23,000 in 2012.

Derivatives

As a result of certain financings, derivative instruments were created that we have measured at fair value and mark to market at each reporting period. Fair value of the derivative instruments will be affected by estimates of various factors that may affect the respective instrument, including our cost of capital, the risk free rate of return, volatility in the fair value of our stock price, future foreign exchange rates of the U.S. dollar to the euro and future profitability of our German subsidiary. At each reporting date, we review applicable assumptions and estimates relating to fair value and record any changes in the statement of operations and comprehensive loss.

Foreign Exchange Gains and Losses

Our 100%-owned subsidiary in Germany, EpiCept GmbH, is currently in liquidation. EpiCept GmbH performed certain commercialization activities on our behalf and has generally been unprofitable since its inception. Its functional currency is the euro. The process by which EpiCept GmbH’s financial results are translated into U.S. dollars is as follows: income statement accounts are translated at average exchange rates for the period and balance sheet asset and liability accounts are translated at end of period exchange rates. Translation of the balance sheet in this manner affects the stockholders’ deficit account, referred to as the cumulative translation adjustment account. This account exists only in EpiCept GmbH’s U.S. dollar balance sheet and is necessary to keep the foreign balance sheet stated in U.S. dollars in balance.

Certain of our debt instruments, which were repaid in 2011, were denominated in euros. Changes in the value of the euro relative to the value of the U.S. dollar affected the U.S. dollar value of our indebtedness at each reporting date as substantially all of our assets are held in U.S. dollars. These changes were recognized by us as a foreign currency transaction gain or loss, as applicable, and were reported in other expense or income in our consolidated statements of operations and comprehensive loss.

Research and Development Expenses

We expect that a large percentage of our future research and development expenses will be incurred in support of current and future preclinical and clinical development programs. These expenditures are subject to numerous uncertainties in timing and cost to completion. We test our product candidates in numerous preclinical studies for toxicology, safety and efficacy. We then conduct early stage clinical trials for each drug candidate. As we obtain results from clinical trials, we may elect to discontinue or delay clinical trials for certain product candidates or programs in order to focus resources on more promising product candidates or programs. Completion of clinical trials may take several years but the length of time generally varies according to the type, complexity, novelty and intended use of a drug candidate. The cost of clinical trials may vary significantly over the life of a project as a result of differences arising during clinical development, including:

•                  the number of sites included in the trials;

•                  the length of time required to enroll suitable patients;

•                  the number of patients that participate in the trials;

•                  the number of doses that patients receive;

•                  the duration of follow-up with the patient;

•                  the product candidate’s phase of development; and

•                  the efficacy and safety profile of the product.

Expenses related to clinical trials are based on estimates of the services received and efforts expended pursuant to contracts with multiple research institutions and clinical research organizations that conduct clinical trials on the our behalf. The financial terms of these agreements are subject to negotiation and vary from contract to contract and may result in uneven payment flows. If timelines or contracts are modified based upon changes in the clinical trial protocol or scope of work to be performed, estimates of expenses are modified accordingly on a prospective basis.

Other than Ceplene®, none of our drug candidates has received FDA or foreign regulatory marketing approval. In order to grant marketing approval, the FDA or foreign regulatory agencies must conclude that our clinical data and that of our collaborators establish the safety and efficacy of our drug candidates. Furthermore, our strategy includes entering into collaborations with third parties to participate in the development and commercialization of our products. In the event that third parties have control over the preclinical development or clinical trial process for a product candidate, the estimated completion date would largely be under control of that third party rather than under our control. We cannot forecast with any degree of certainty which of our drug candidates will be subject to future collaborations or how such arrangements would affect our development plan or capital requirements.

Income Taxes

We account for income taxes in accordance with ASC 740, “Income Taxes.” We file income tax returns in the U.S. federal jurisdiction and, New York, California and Germany. Our income tax returns for tax years after 2008 are still subject to review. Since we incurred losses in the past, all prior years that generated losses are open and subject to audit examination in relation to the losses generated from those years.  We do not believe there will be any material changes in our unrecognized tax positions over the next 12 months.

We account for our income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized based upon the differences arising from carrying amounts of our assets and liabilities for tax and financial reporting purposes using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in the period when the change in tax rates is enacted. A valuation allowance is established when it is determined that it is more likely than not that some portion or all of the deferred tax assets will not be realized.  A full valuation allowance has been applied against our net deferred tax assets at December 31, 2012 and 2011, because it is not more likely than not that we will realize future benefits associated with these deferred tax assets.

Our policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of operating expense. We did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the years ended December 31, 2012 and 2011. Income tax expense for the years ended December 31, 2012 and 2011 is primarily due to minimum state and local income taxes.

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220) — Presentation of Comprehensive Income” which amends Topic 220, “Comprehensive Income”.  ASU 2011-05 gives an entity the option to present the total comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  We adopted the provisions of ASU 2011-05 on a retrospective basis in the year ended December 31, 2011. The adoption of ASU 2011-05 did not have a material impact on our consolidated financial statements. In December 2011, the FASB issued ASU 2011-12 “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting

Standards Update No.2011-05.” This update stated that the specific requirement to present items that are reclassified from other comprehensive income to net income alongside their respective components of net income and other comprehensive income will be deferred. In February 2013, the FASB issued ASU 2013-02 “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income”. This update requires companies to present the effects on the line items of net income of significant reclassifications out of accumulated other comprehensive income if the amount being reclassified is required under U.S. generally accepted accounting principles to be reclassified in its entirety to net income in the same reporting period.  ASU 2013-02 is effective prospectively for the Company for fiscal years, and interim periods within those years, beginning after December 15, 2012. The adoption of ASU 2013-02 is not expected to have a material impact on our consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in GAAP and IFRS”, which amends ASC 820 “Fair Value Measurement”.  ASU 2011-04 improves the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and International Financial Reporting Standards. The amended guidance changes the wording used to describe many requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. Additionally, the amendments clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements.  ASU 2011-04 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  We adopted the provisions of ASU 2011-04 beginning on January 1, 2012. The adoption of ASU 2011-04 did not have a material impact on our consolidated financial statements.

Results of Operations

Years Ended December 31, 2012 and 2011

Revenues. We recognized revenue of approximately $7.8 million and $0.9 million in 2012 and 2011, respectively, from the sale of our rights to Ceplene®  to Meda, commercial sales of Ceplene®, recognition of prior upfront licensing fees and milestone payments received from our strategic alliances and royalties with respect to certain technology.  We recognized revenue from our agreement with Endo using the proportional performance method with respect to LidoPAIN BP, from our agreement with Meda using the milestone method and on a straight line method over the life of the last to expire patent with Myrexis, DURECT and GNI.

Myrexis terminated its license and collaboration agreement with us in August 2012, and as a result we recognized the remaining deferred revenue of approximately $0.7 million in 2012. We terminated our commercialization agreement with Meda in June 2012, and as a result recognized the remaining deferred revenue of approximately $3.8 million in 2012.  We also simultaneously sold the rights to Ceplene® under the original agreement to Meda for $2.0 million.  In addition, Meda purchased approximately $0.6 million of Ceplene® commercial and clinical supply and our supply of Proleukin® for use in the Ceplene® post-approval trial.  We recognized the $2.0 million payment received from Meda as revenue in 2012.  We recognized $0.5 million of product revenue from the sale of Ceplene® inventory and $0.1 million expense reimbursement from the sale of Proleukin®.  We recognized total revenue from the original commercialization agreement of approximately $4.1 million and $0.4 million in 2012 and 2011, respectively.  We recognized revenue relating to commercial sales of Ceplene® of approximately $0.6 million and $39,000 in 2012 and 2011, respectively.  We recognized revenue of $26,000 and $29,000 during the years 2012 and 2011, respectively, from royalties with respect to acquired Maxim technology.

The current portion of deferred revenue at December 31, 2012 of $0.3 million represents our estimate of revenue to be recognized over the next twelve months primarily related to the upfront payments from our strategic alliances.

Cost of goods sold. Cost of goods sold was $0.4 million and $0.7 million in 2012 and 2011, respectively.  Cost of goods sold related solely to the costs of sales of Ceplene®, including manufacturing costs and royalty expense related to sales of Ceplene®.  We expensed $0.7 million of Ceplene® inventory in 2011 as we believed such inventory would not be sold prior to reaching its product expiration date.

Selling, general and administrative expense. Selling, general and administrative expense decreased by 29%, or

$1.9 million, to $4.6 million for 2012 from $6.5 million in 2011.  The decrease was primarily attributable to lower salary and salary related expenses of $0.4 million and a $0.4 million expense in 2011 related to a financing that was not completed.  Lower stock-based compensation of $0.3 million, lower public reporting expenses of $0.2 million, lower investor relations expenses of $0.2 million, lower insurance expenses of $0.1 million and lower audit fees of $0.1 million also contributed to the decline, which was partially offset by a $0.1 million increase in director fees and expenses.

Research and development expense. Research and development expense decreased by 57%, or $4.5 million, to $3.4 million in 2012 from $7.9 million in 2011.  The decrease was primarily attributable to $3.5 million in lower clinical trial and consulting costs for Ceplene®, the reversal of $0.7 million in license fees payable to Shire BioChem since we believe this amount is not due as a result of Shire BioChem’s failure to request payment of the milestone fee resulting from  the commencement of a Phase I clinical trial for crolibulinTM in December 2006 within the six year statute of limitation, lower salary and salary related expenses of $0.1 million and $0.1 million in lower patent expenses.  Our clinical efforts in 2012 were focused on obtaining fast track designation and the preparation of a Phase III clinical trial protocol for AmiKet and on our open label trial of Ceplene® that was intended to meet our post-approval requirements with the EMA.   Our clinical efforts in 2011 were focused on preparing the protocol for a confirmatory Phase III trial for Ceplene® in the U.S and on our open label trial of Ceplene®.  We sold all of our rights to Ceplene® in Europe and certain Pacific Rim countries to Meda AB in June 2012, and Meda AB assumed responsibility for completing the open label trial of Ceplene® as of that date.

We incurred the following research and development expense in 2012 and 2011:

	2012	2011
	(in thousands)
Direct Expenses:
AmiKet™	$653	$881
CrolibulinTM	(589)	399
Ceplene®	659	3,759
	723	5,039

Indirect Expenses:
Staffing	1,363	1,332
Other indirect	1,314	1,482
	2,677	2,814
Total Research & Development	$3,400	$7,853

Direct expenses consist primarily of fees paid to vendors and consultants for services related to preclinical product development, clinical trials, and manufacturing of the respective products. Generally, we have flexibility with respect to the timing and magnitude of a significant portion of our direct expenses. Indirect expenses are those expenses we incur that are not allocated by project, which consist primarily of the salaries and benefits of our research and development staff and related premises.

Other income (expense), net. We recorded other expense, net of $2.0 million in 2012 as compared to other expense, net of $1.6 million in 2011.  The $0.4 million increase in other expense, net was primarily related to a $0.9 million warrant amendment expense.  Other income (expense) was positively impacted by a $0.5 million change in foreign exchange gains (losses).

As a result of the amendment to our Series B Common Stock Purchase Warrant dated June 25, 2010, we agreed to extend the period during which investors would be entitled to exercise warrants to purchase our common stock from January 9, 2012 to April 9, 2012 (three months following the original termination date).  Approximately 6.1 million warrants were originally issued in connection with a common stock and warrant transaction entered into on June 28, 2010.  As a result of the amendment to the warrant agreements, the fair value of the warrants was recalculated using the Black-Scholes option pricing model immediately before and after the date of modification.  The resulting difference in fair value of approximately $0.9 million on the date of modification was recorded as a warrant amendment expense in 2012.  Approximately 3.9 million warrants were exercised in 2012.

Income Taxes. Income tax expense was $2,000 and $4,000 for the years 2012 and 2011, respectively.  We had federal net operating loss carryforwards, or NOLs, of $141.8 and $134.2 million, state NOLs of $139.3 and $129.4 million, and German NOLs of $16.5 and $16.7 million as of December 31, 2012 and 2011, respectively, available to reduce future taxable income. Our federal and state NOLs will begin to expire after 2012 through 2032. In accordance with ASC 740, “Income Taxes,” we have provided a valuation allowance for the full amount of our net deferred tax assets because it is not more likely than not that we will realize future benefits associated with these deferred tax assets at December 31, 2012 and 2011.

Liquidity and Capital Resources

We have devoted substantially all of our cash resources to research and development programs and general and administrative expenses. To date, we have not generated any significant revenues from the sale of products and may not generate any such revenues for a number of years, if at all. As a result, we have incurred an accumulated deficit of $268.8 million as of December 31, 2012, and we anticipate that we will continue to incur operating losses in the future. Our recurring losses from operations and our stockholders’ deficit raise substantial doubt about our ability to continue as a going concern. Should we be unable to close on the merger with Immune or raise adequate financing in the future, operations will need to be scaled back or discontinued. Since our inception, we have financed our operations primarily through the proceeds from the sales of common and preferred securities, debt, revenue from collaborative relationships, investment income earned on cash balances and short-term investments and the sales of a portion of our New Jersey net operating loss carryforwards.

The following table describes our liquidity and financial position at December 31, 2012 and 2011.

	December 31, 2012	December 31, 2011
	(in thousands)
Working capital (deficit)	$(6,604)	$(5,500)
Cash and cash equivalents	172	6,378
Notes and loans payable, current portion	3,975	8,022
Notes and loans payable, long term portion	—	—

Working Capital (Deficit)

We had a working capital deficit of $6.6 million at December 31, 2012, consisting of current assets of $1.2 million and current liabilities of $7.8 million. This represents a negative change in working capital of approximately $1.1 million from our working capital deficit of $5.5 million consisting of current assets of $6.7 million and current liabilities of $12.2 million at December 31, 2011.  We funded our working capital and the cash portion of our 2012 operating loss with the cash proceeds from our May 2011 senior secured term loan, our February 2012 financing,  April 2012 financing, the sale of the rights to Ceplene® to Meda and the reset offer of our Series A and Series B Preferred Stock and warrants.  Our current liabilities include approximately $0.7 million in principal amount due more than twelve months from the date of these financial statements on our May 2011 senior secured term loan and a $0.3 million fee payable on maturity of this loan as a result of classifying all payments due under this loan as a current liability because of the likelihood that the due date could be accelerated in accordance with a subjective acceleration clause in this loan agreement.

Cash and Cash Equivalents

Our cash and cash equivalents totaled $0.2 million and $6.4 million at December 31, 2012 and 2011, respectively. Our cash and cash equivalents consist primarily of an interest bearing account.  We reduced the conversion price of our Series A and Series B Preferred Stock and the exercise price of 8.1 million warrants granted in these two transactions, resulting in the immediate exercise of all warrants for proceeds of approximately $0.8 million in 2012.  We also reduced the exercise price and extended the expiration date of our outstanding Series B Common Stock Purchase Warrants that were issued in a registered direct offering that closed on June 30, 2010 in January 2012.   A total of 3.9 million warrants were exercised for proceeds of $0.7 million in 2012.  We received $1.8 million cash, net of $0.2 million in transaction costs, in February 2012 from the issuance of 2,000 shares of our Series A 0% Preferred Stock, at a price of $1,000 per share, and warrants to purchase 5.0 million shares of our common stock.  The shares of Series A Preferred Stock were originally convertible into an aggregate of 10.0 million shares of our common stock.  A total of 1,764 shares of Series A Preferred Stock were converted into approximately 8.8 million shares of our common stock as of December 31, 2012.  As a result of the reduction in the conversion price of the Series A Preferred Stock, the remaining 236 shares of Series A Preferred Stock are convertible into approximately 3.0 million shares of our common stock as of December 31, 2012.  We received $1.0 million cash, net of $0.1 million in transaction costs, in April 2012 from the issuance of 1,065 shares of our Series B Preferred Stock, at a price of $1,000 per share, and warrants to purchase 3.1 million shares of our common stock.  The Shares of Series B Preferred Stock were originally convertible into an aggregate of 6.3 million shares of our common stock.  As a result of the reduction in the conversion price of the Series B Preferred Stock in September 2012, the remaining 1,065 shares of Series B Preferred Stock are convertible into approximately 13.3 million shares of our common stock as of December 31, 2012.  We also sold the rights to Ceplene® under the original agreement to Meda for $2.0 million.  In addition, Meda purchased approximately $0.6 million of Ceplene® commercial and clinical supply and our supply of Proleukin® for use in the Ceplene® post-approval trial.

In May 2011, we borrowed $8.6 million through a senior secured term loan and issued common stock purchase warrants, which was offset by transaction related payments of $0.2 million. We sold approximately 7.1 million shares of common stock and warrants to purchase 5.7 million shares of common stock for gross proceeds of $4.6 million, $4.3 million net of $0.3 million in transaction costs, in March 2011.  We sold approximately 8.9 million shares of common stock and warrants to purchase 4.0 million shares of common stock for gross proceeds of $7.1 million, $6.6 million net of $0.5 million in transaction costs, in February 2011.

Current and Future Liquidity Position

We raised gross proceeds of $4.7 million, $4.4 million net of $0.3 million in transaction costs, in 2012.  We received $0.3 million of net cash from Immune in February 2013 through the issuance of approximately 2.3 million shares of our common stock.  We had approximately $0.2 million in cash and cash equivalents at December 31, 2012 plus restricted cash held with our senior secured lender of $0.8 million and restricted cash held by our landlord of $0.1 million.  Our anticipated average monthly cash operating expense in 2013 is approximately $0.3 million.  In addition, we are required to make monthly interest and principal payments on our senior secured term loan of approximately $0.3 million.  We believe that our cash is sufficient to fund operations into the second quarter of 2013.  We entered into a definitive merger agreement which is anticipated to close during the first half of 2013 and is subject to satisfaction of certain customary closing conditions.  However, as additional funds are required prior to the merger closing, we will rely on Immune for such funding or seek other financing to obtain additional cash resources to fund operations. .  If such funding is insufficient or unavailable to us on a timely basis, we may be forced to further reduce expenses or curtail operations.

If additional funds are raised by issuing equity, substantial dilution to existing shareholders may result.  If we fail to obtain capital when required, we may be forced to delay, scale back, or eliminate some or all of our commercialization efforts for Ceplene® and our research and development programs or to cease operations entirely.

Our future capital uses and requirements depend on numerous forward-looking factors. These factors include, but are not limited to, the following:

•                  the completion of our pending merger with Immune Pharmaceuticals, Ltd.

•                  the timing, receipt and amount of front-end fees and milestone payments that may become payable through an AmiKetTM license;

•                  the timing, receipt and amount of milestone and other payments, if any, from present and future collaborators, if any;

•                  the ability to establish and maintain additional collaborative arrangements;

•                  the cost of preparing, filing, prosecuting, maintaining and enforcing patent claims; and

•                  the timing, receipt and amount of sales and royalties, if any, from our potential products.

We cannot be certain that additional funding will be available upon acceptable terms, or at all. Should we raise additional capital by issuing equity securities, our then-existing stockholders will likely experience further significant dilution. Our sales of equity have generally included the issuance of warrants, and if these warrants are exercised in the future, stockholders may experience significant additional dilution. We may not be able to raise additional capital through the sale of our securities which would severely limit our ability to fund our operations. Debt financing, if available, may subject us to restrictive covenants that could limit our flexibility in conducting future business activities. Given our available cash resources, existing indebtedness and results of operations, obtaining debt financing may not be possible. To the extent that we raise additional capital through collaboration and licensing arrangements, it may be necessary for us to relinquish valuable rights to our product candidates that we might otherwise seek to develop or commercialize independently.

Operating Activities

Net cash used in operating activities was $5.3 million in 2012, as compared to $14.0 million in 2011. Cash was primarily used to fund our net loss in 2012 resulting from research and development, general, administrative and other expenses. The 2012 net loss was partially offset by non-cash charges of $0.9 million in warrant amendment expense, $0.7 million in stock-based compensation, $0.5 million in amortization of deferred financing costs and discount on loans and $0.1 million of depreciation and amortization expense. The 2012 net loss was also partially offset by a $0.4 million decrease in inventory of Ceplene® that was sold to Meda.  Deferred revenue decreased by $5.1 million to account for the portion of the deferred revenue received from our strategic partners that was recognized as revenue and there was a $0.2 million foreign exchange gain. Accounts payable and accrued expenses also decreased by $0.2 million.

Cash was primarily used to fund our net loss in 2011 resulting from research and development, general, administrative and other expenses. The 2011 net loss was partially offset by non-cash charges of $0.9 million in stock-based compensation, $0.9 million in amortization of deferred financing costs and discount on loans and $0.1 million of depreciation and amortization expense. The 2011 net loss was also partially offset by a $0.7 million expense for excess inventory of Ceplene® that we believe would not be sold prior to reaching its product expiration date and $0.3 million in foreign exchange loss.  Deferred revenue decreased by $0.9 million to account for the portion of the deferred revenue received from our strategic partners that was recognized as revenue. Accounts payable and accrued expenses also decreased by $0.2 million as a result of payments to our vendors and the reversal of a legal reserve.

Investing Activities

Net cash used in investing activities was $0.8 million in 2012 compared with net cash provided by investing activities of $0.1 million in 2011.  Cash was used to establish a $1.1 million restricted cash account with our senior secured lender upon entering into an amendment to our senior secured term loan in 2012.  Cash was provided by the release of $0.1 million of restricted cash to pay interest on the February 2009 convertible notes in 2011.  We do not anticipate significant capital expenditures in the near future.

Financing Activities

Net cash used in financing activities was $13,000 in 2012 compared to cash provided by financing activities $17.8 million in 2011.  We reduced the conversion price of our Series A and Series B Preferred Stock and the exercise price of 8.1 million warrants granted in these two transactions, resulting in the immediate exercise of all warrants for proceeds of approximately $0.8 million in 2012.  We reduced the exercise price and extended the expiration date of our outstanding Series B Common Stock Purchase Warrants that were issued in a registered direct offering that closed on June 30, 2010 in January 2012.   A total of 3.9 million warrants were exercised for proceeds of $0.7 million as of December 31, 2012.  We received $1.8 million cash, net of $0.2 million in transaction costs, in February 2012 from the issuance of 2,000 shares of our Series A Preferred Stock, at a price of $1,000 per share, and warrants to purchase 5.0 million shares of our common stock.  The shares of Series A Preferred Stock were originally convertible into an aggregate of 10.0 million shares of our common stock.  A total of 1,764 shares of Series A Preferred Stock were converted into approximately 8.8 million shares of our common stock as of December 31, 2012.  As a result of the reduction in the conversion price of the Series A Preferred Stock, the remaining 236 shares are convertible into approximately 3.0 million shares of our common stock as of December 31, 2012. We also received $1.0 million cash, net of $0.1 million in transaction costs, in April 2012 from the issuance of 1,065 shares of our Series B Preferred Stock, at a price of $1,000 per share, and warrants to purchase approximately 3.1 million shares of our common stock.  The shares of Series B Preferred Stock were originally convertible into an aggregate of 6.3 million shares of our common stock.  As a result of the reduction in the conversion price of the Series B Preferred Stock in September 2012, the remaining 1,065 shares are convertible into approximately 13.3 million shares of our common stock as of December 31, 2012.  In January 2013, all 1,065 shares of Series B Preferred were converted into approximately 13.3 million shares of our common stock.

We borrowed $8.6 million in May 2011 through a senior secured term loan and issued common stock purchase warrants, which were offset by transaction related payments of $0.2 million.  We sold approximately 7.1 million shares of common stock and warrants to purchase 5.7 million shares of common stock for gross proceeds of $4.6 million, $4.3 million net of $0.3 million in transaction costs in March 2011.  We sold approximately 8.9 million shares of common stock and warrants to purchase 4.0 million shares of common stock for gross proceeds of $7.1 million, $6.6 million net of $0.5 million in transaction costs in February 2011.

Contractual Obligations

The annual amounts of future minimum payments under debt obligations, interest, lease obligations and other long term liabilities consisting of research, development, consulting and license agreements (including maintenance fees) are as follows as of December 31, 2012 (in thousands of U.S. dollars, using exchange rates where applicable in effect at December 31, 2012):

	Less than			More than
	1 Year	1 - 3 Years	3 - 5 Years	5 Years	Total
Notes and loans payable	$3,329	$742	$—	$—	$4,071
Interest expense	298	2	—	—	300
Operating leases	758	—	—	—	758
Severance	285	—	—	—	285
Other obligations	500	1,150	—	—	1,650
Total	$5,170	$1,894	$—	$—	$7,064

$0.8 million Due 2012. Maxim, our wholly-owned subsidiary, issued a six-year non-interest bearing promissory note in July 2006, in the amount of $0.8 million to Pharmaceutical Research Associates, Inc., or PRA, as compensation for PRA assuming the liability on a lease in San Diego, CA. The note is payable in seventy-two equal installments of approximately $11,000 per month. We terminated our lease of certain property in San Diego, CA as part of our exit plan upon the completion of the merger with Maxim on January 4, 2006.  This note was repaid in June 2012.

Senior Secured Term Loan. In May 2011, we entered into a senior secured term loan in the amount of $8.6 million with Midcap Financial, LLC (“Midcap”).  We had the option to borrow an additional $2.0 million from Midcap on or before December 31, 2011 upon meeting certain conditions, including the commencement of a Phase III clinical trial, which we did not exercise. The interest rate on the loan is 11.5% per year. In addition, we issued five year common stock purchase warrants to Midcap granting them the right to purchase 1.1 million shares of our common stock at an exercise price of $0.63 per share. The basic terms of the loan required monthly payments of interest only through November 1, 2011, with 30 monthly payments of principal and interest which commenced on December 1, 2011. Any outstanding balance of the loan and accrued interest is to be repaid on May 27, 2014. In connection with the terms of the loan agreement, we granted Midcap a security interest in substantially all of our personal property including our intellectual property.

We allocated the $8.6 million in proceeds between the term loan and the warrants based on their relative fair values. We calculated the fair value of the warrants at the date of the transaction at approximately $0.5 million with a corresponding amount recorded as a debt discount. The debt discount is being accreted over the life of the outstanding term loan using the effective interest method. At the date of the transaction, the fair value of the warrants of $0.5 million was determined utilizing the Black-Scholes option pricing model utilizing the following assumptions: dividend yield of 0%, risk free interest rate of 1.71%, volatility of 110% and an expected life of five years.  During 2012 and 2011, we recognized approximately $0.3 million and $0.2 million, respectively, of non-cash interest expense related to the accretion of the debt discount.

We entered into a consent agreement with Midcap in June 2012 with respect to the sale of our Ceplene® asset to Meda.  As a result of entering into this consent agreement, we paid Midcap $0.8 million as a partial payment of principal on the loan in return for Midcap’s release of security interest in the assets sold to Meda.

We entered into an amendment to the loan agreement with Midcap in August 2012.  The amendment was not a result of a default under the loan agreement.  Under the amendment, we agreed to make a principal prepayment of $1.2 million, which approximates the scheduled principal payments due under the loan agreement from September 1, 2012 through December 31, 2012. As a result of the prepayment, the current principal balance of the loan was reduced to $4.1 million. In light of the pending merger with Immune, Midcap has indicated its willingness to restructure the loan upon closing of the merger.  Negotiations are continuing.  We will continue to make monthly payments of interest to Midcap as per the loan agreement.

We also agreed, pursuant to the amendment, to maintain a cash balance of $1.1 million in a bank account that is subject to the security interest maintained by Midcap under the loan agreement. Midcap deducted interest payable under the loan agreement and advanced us $0.1 million to cover operating expenses in 2012, resulting in a restricted cash balance of $0.8 million at December 31, 2012. Further, we committed to signing a definitive agreement, acceptable to Midcap, by November 15, 2012 with respect to a sale or partnering transaction (which the Company satisfied by entering into a definitive merger agreement with Immune Pharmaceuticals, Ltd. on November 8, 2012).

Our term loan with Midcap contains a subjective acceleration clause, which allows the lender to accelerate the loan’s due date in the event of a material adverse change in our ability to pay our obligations when due.  We believe that our losses from operations, our stockholders’ deficit and a cash balance that is lower than our loan payable increase the likelihood of the due date being accelerated in this manner, and therefore we have classified loan repayments due more than twelve months from the date of these financial statements as a short term liability. The original deferred financing fees and debt discount continue to be amortized over the life of the debt that was assumed when the obligation was originally recorded.

Severance.  We are obligated to pay severance to two of our former executive officers in the amount of $0.3 million at December 31, 2012.

Other Commitments. Our long-term commitments under operating leases shown above consist of payments relating to our facility lease in Tarrytown, New York, which expires in May 2013.  Long-term commitments under operating leases for facilities leased by Maxim and retained by us relate primarily to the research and development site at 6650 Nancy Ridge Drive in San Diego, which is leased through October 2013. We defaulted on our lease agreement for the premises located in San Diego, California in June 2008 by failing to make the monthly rent payment.  As a result, the landlord exercised their right to draw down the full letter of credit, amounting to approximately $0.3 million, and applied approximately $0.2 million to unpaid rent.  The remaining balance of $0.1 million is classified as prepaid rent.  We defaulted on this lease agreement again in April 2012 by ceasing to make the monthly rent payments.  As a result, we applied the remaining $0.1 million of prepaid rent to unpaid rent and we are currently accruing rent payable on this lease.  We discontinued our drug discovery activities at this location and are currently looking to sublease or otherwise terminate our lease on the premises located in San Diego, California.

We have a number of research, consulting and license agreements that require us to make payments to the other party to the agreement upon us attaining certain milestones as defined in the agreements. We may be required to make future milestone payments, totaling approximately $1.7 million as of December 31, 2012, under these agreements, depending upon the success and timing of future clinical trials and the attainment of other milestones as defined in the respective agreement. Our current estimate as to the timing of other research, development and license payments, assuming all related research and development work is successful, is listed in the table above in “Other obligations.”

We are also obligated to make future royalty payments to three of our collaborators under existing license agreements, based on net sales of Ceplene®, AmiKetTM and crolibulinTM, to the extent revenues on such products are realized. We cannot reasonably determine the amount and timing of such royalty payments and they are not included in the table above.

EPICEPT’S CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 3, 2013, EpiCept dismissed its independent registered public accounting firm, Deloitte & Touche LLP. The dismissal was approved by EpiCept’s Audit Committee.  During the two most recent fiscal years and through January 3, 2013, there have been no disagreements between EpiCept and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference thereto in their reports on the financial statements for such years.  During the two most recent fiscal years and through January 3, 2013, there were no reportable events (as defined in Item 304(a)(1)(v)) of Regulation S-K. Neither of the reports of Deloitte & Touche LLP on the financial statements for each of the fiscal years ended December 31, 2011 and 2010 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that their report on the financial statements for the fiscal year ended December 31, 2011 dated March 30, 2012 contained an explanatory paragraph expressing substantial doubt about EpiCept’s ability to continue as a going concern and included an explanatory paragraph related to the adoption of FASB Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220) —  Presentation of Comprehensive Income and their report on the financial statements for the fiscal year ended December 31, 2010 dated March 31, 2011 contained an explanatory paragraph expressing substantial doubt about EpiCept’s ability to continue as a going concern. On January 7, 2013, Deloitte & Touche LLP furnished EpiCept with a letter addressed to the SEC, stating that it agrees with the above statements.

On January 3, 2013, EpiCept engaged EisnerAmper LLP as its new independent accounting firm.

EPICEPT’S QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The financial currency of our German subsidiary is the euro. As a result, we are exposed to various foreign currency risks. First, our consolidated financial statements are in U.S. dollars, but a portion of our consolidated assets and liabilities is denominated in euros. Accordingly, changes in the exchange rate between the euro and the U.S. dollar will affect the translation of our German subsidiary’s financial results into U.S. dollars for purposes of reporting consolidated financial results. Historically, fluctuations in exchange rates resulting in transaction gains or losses have had a material effect on our consolidated financial results. We have not engaged in any hedging activities to minimize this exposure, although we may do so in the future.

Our exposure to interest rate risk is limited to interest income sensitivity, which is affected by changes in the general level of U.S. interest rates, particularly because the majority of our investments are in short-term debt securities and bank deposits. The primary objective of our investment activities is to preserve principal while at the same time maximizing the income we receive without significantly increasing risk. To minimize risk, we maintain our portfolio of cash and cash equivalents in a variety of interest- bearing instruments, primarily bank deposits and money market funds, which may also include U.S. government and agency securities, high-grade U.S. corporate bonds and commercial paper. Due to the nature of our short-term and restricted investments, we believe that we are not exposed to any material interest rate risk.We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not engage in trading activities involving non-exchange traded contracts. Therefore, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in these relationships. We do not have relationships or transactions with persons or entities that derive benefits from their non-independent relationship with us or our related parties.

BUSINESS CONDUCTED BY IMMUNE

Immune Pharmaceuticals Ltd. (“Immune”) is a privately-held Israeli and U.S.-based clinical stage biopharmaceutical company specializing in the development and commercialization of targeted therapeutics, including mAbs nanotherapeutics and antibody drug conjugates, for the treatment of inflammatory diseases and cancer.  Immune’s goal is to build a leading biopharmaceutical company focused on the discovery, development and, ultimately, commercialization of novel drugs targeting inflammatory diseases and cancer.  In furtherance of this goal,

Immune is currently focused on the development of the mAb Bertilimumab, its lead clinical product candidate, for the treatment of inflammatory diseases and the NanomAbs technology platform for the treatment of cancer.

Antibodies are large complex proteins produced by immune cells that bind to and help eliminate foreign and infectious agents in the body. Antibodies are Y-shaped, composed of two arms that recognize a unique part of the foreign target, called an antigen, and a stem that triggers effector functions by additional immune cells. mAbs are antibodies produced from a single lymphocyte (i.e, they are made by identical immune cells which are all clones of a unique parent cell) that bind to a specific site in the antigen. mAbs can be generated to target various cells and portions of cells that are involved in human diseases in order to neutralize their function or eliminate them completely.

According to Alain Beck (Nature Reviews: Immunology (2010)), mAbs are the most rapidly growing class of therapeutic agents, with more than 40 antibodies and their derivatives being approved for use in multiple clinical trials within the past 25 years. Moreover, according to the Scolnik Group Biotechnology Consultants (Landes Bioscience (2009)), mAbs historically have experienced an accelerated clinical development and FDA regulatory review period of approximately six years from IND application to approval, as compared to an average of nine years for small molecule drugs.  Moreover, according to Data Monitor, the market for therapeutic mAbs reached $40 billion in 2009 and is expected to grow to $60 billion by 2014.  Five of the top ten drugs sold in the world are mAbs while seven mAbs have each reached above $1 billion in annual sales according to PharmaVitae: Monoclonal Antibodies Update (2008).  These mAbs are infliximab (Remicade®; Centocor/Merck), rituximab (Rituxan®/Mabthera; Genentech/Roche/Biogen Idec), trastuzumab (Herceptin®; Genentech/Roche), cetuximab (Erbitux®; ImClone Systems), adalimumab (Humira®; Abbott), bevacizumab (Avastin®; Genentech) and palivizumab (Synagis®; MedImmune).  Two of such mAbs, infliximab and adalimumab, reached $10 billion and $9 billion in sales, respectively, in 2012.

The main advantage of mAbs is their high selectivity and specificity to their target, which results in lower toxicity as compared to small molecule drugs. According to Dr. Janice Reichert at the Center for the Study of Drug Development at Tufts University (Nature Biotechnology (2005)), mAbs exhibit a 50% higher regulatory approval success rate compared to small drugs.  Further, according to the Center for the Study of Drug Development at Tufts University, there is greater than a 30% success rate from Phase I to approval for mAbs, as compared to 10% for small molecule drugs, and, based on 86 human mAbs between 1995 to 2006, the phase transition probabilities were 85%, 67%, and 67% for transitions between Phase I to II, Phase II to III, and Phase III to approval, respectively.

However, some mAbs with excellent targeting properties do not progress to the clinical stages due to limited biological activity on their own. One strategy to improve mAbs efficacy has been to conjugate mAbs to cytotoxic agents, or anti-cancer agents, which cannot be used alone due to their toxicity. This technology, called antibody drug conjugates, or ADCs, has progressed significantly with the FDA approval of Adcetris® (Seattle Genetics) and the positive results in a Phase III study of T-DM1 (Roche and ImmunoGen) in metastatic breast cancer.  Immune’s NanomAbs technology, however, is an ADC platform capable of generating novel drugs with enhanced profiles as compared to standalone antibodies or ADCs.  This technology conjugates targeting ligands, namely mAbs, to drug loaded nanoparticles.  NanomAbs selectively accumulate in diseased tissues and cells, resulting in higher drug accumulation at the site of action with minimal off-target exposure.  Immune believes that these characteristics may lead to significantly better drug effectiveness and safety than ADCs and traditional chemotherapeutics.

Product Portfolio

The following table illustrates the depth of Immune’s product pipeline at March 31, 2013:

Product Candidate	Indication	Strategic Partner	Status
Bertilimumab	• Ulcerative Colitis • Crohn’s Disease • Severe Asthma • Bullous Pemphigoid	• iCo Therapeutics (which is now a part of Medimmune, the biologics research and development unit of AstraZeneca)	Phase II

Anti-Ferritin Combo Gemcitabine-Paclitaxel NanomAbs	• Pancreatic cancer • NSCLC	• Yissum, the Technology Transfer Company of the Hebrew University of Jerusalem • Mablife	Preclinical

Bertilimumab (CAT-213 or iCo-008)

Bertilimumab, also known as CAT-213 or iCo-008, is a first in class mAb that targets eotaxin-1, a small protein that attracts and activates several sub-classes of immune cells (including eosinophils, basophils, mast cells and T-lymphocytes), which are white blood cells that play a role in the development of several inflammatory diseases.  Bertilimumab can consistently, and potently, inhibit the cellular actions of human eotaxin-1.  As an inhibitor of eotaxin-1, Bertilimumab has clinical indications in the treatment of several diseases in which eotoxin-1 plays an active role, including gastroenterology, oncology, dermatology, ophthalmology, respiratory, dermatology, and neurology-related disorders.  Initially, Bertilimumab was developed by Cambridge Antibody Technology (which is now a part of MedImmune, the biologics research and development unit of Astra Zeneca), or CAT, for allergic diseases.  Immune is currently developing Bertilimumab for the treatment of IBD (UC and CD), severe asthma and BP.

According to scientific literature, research has demonstrated a relationship between eotaxin-1, eosinophils and disease severity in allergic and inflammatory diseases. Eotaxin-1 is a potent activator and chemical attractant of eosinophils.  Increased numbers of eosinophils play a role in a number of diseases including those of allergic origin, such as asthma, rhinitis and conjunctivitis, as well as other inflammatory disorders, such as IBD. Eosinophils are implicated in the inflammatory changes observed in these diseases and, in many cases, are believed to be the major cause of tissue damage. Neutralization of eotaxin-1 may therefore be able to prevent or reduce eosinophil accumulation in the tissue and, as a result, prevent subsequent tissue injury and inflammation.  Bertilimumab is expected to have therapeutic potential where eosinophil accumulation is an indicator of the pathology.  By binding to eotaxin-1, Bertilimumab prevents its binding to the aforementioned immune cells, abolishing their subsequent activation and recruitment to the site of inflammation and eventually preventing the inflammatory process that leads to disease.  This strategy is similar to a personalized medicine approach that uses diagnostic biomarkers to determine the method of treatment.

Bertilimumab has been evaluated by CAT in multiple pre-clinical and clinical studies, including Phase I and Phase IIa clinical trials, in which it has exhibited an excellent safety and tolerability profile.  In vitro and in vivo experimental data in such studies show that Bertilimumab binds with high affinity and specificity to human eotaxin-1, attenuating its biological activity in a number of animal models and ultimately in humans.  Both pre-clinical and clinical studies conducted by CAT have shown that Bertilimumab has the ability to neutralize eotaxin-1 and inhibit eosinophil accumulation at the sites of inflammation.  The pre-clinical studies further demonstrated that Bertilimumab is effective in inhibiting eosinophils in mice and the recruitment of eosinophils to the dermis in Rhesus monkeys.  Moreover, single and repeat intravenous administrations for four weeks in monkeys in concentrations of up to 100 mg/kg were observed as safe and non-toxic.  This inhibition was also demonstrated in clinical trials of Bertilimumab administered intravenously, intranasally and intraocularly in healthy volunteers and following an allergen challenge in patients with rhinitis and conjunctivitis.  In addition, according to ex vivo laboratory studies conducted by Gordon Dent and his colleagues, Bertilimumab inhibited eotaxin-1 mediated chemotaxis, or cell movement along chemical gradients, of human eosinophils from healthy donors and from airway secretion of asthmatic patients and attenuated eosinophil and mast cell accumulation in the nasal mucosa and improved nasal patency, or opening of the nasal passage (Am. J. Repir. Crit. Care, 2004).  Moreover, Bertilimumab was well tolerated and no dose-related adverse events were noted.  When administered intravenously, Bertilimumab exhibited a good half-life and distribution through the body, long term and dose dependent biological activity and a single dose of Bertilimumab was shown to inhibit eosinophil activation for more than 90 days in humans.

Studies by researchers from Upsala University and the Karolinska Institute in Sweden have revealed an association between eosinophils and the initiation of mucosal injury and clinical relapse in UC patients (World

Journal of Gastro-enerology, November 2012). In addition, in 2012, Dr Wilson of Vanderbilt University presented the results of a study sponsored by the National Institutes of Health at Digestive Disease Week, the annual meeting of the American Gastroenterology Association, which demonstrated the correlation between tissue eotaxin-1 levels (but not other proteins associated with inflammation) and disease severity in patients with UC.  In order to address the issue of cause and effect, scientists demonstrated that an anti-eotaxin-1 antibody reduced symptoms of UC in the reference experimental model.  Such antibody attenuated UC symptoms.  Moreover, a complementary experiment showed that UC could not be induced in mice that did not express the gene for eotaxin-1.

Upon authorization from Israeli health authorities, Immune has initiated a Phase II randomized, double-blind, placebo-controlled parallel group study that will evaluate the safety, clinical efficacy, and pharmacokinetic profile of Bertilimumab in patients with moderate-to-severe UC.  Immune expects to enroll 90 patients in this study, 60 of whom will be treated with seven mg/kg of Bertilimumab and 30 of whom will be given a placebo once every two weeks for four weeks.  After six weeks, as a primary end point, these patients will be evaluated for clinical response to the drug using the Mayo Scoring System for Assessment of Ulcerative Colitis Activity.  Secondary and exploratory end points are expected to include clinical remission, defined as symptom free fecal calprotectin, which is a recognized marker of gastro-intestinal inflammation, histopathology improvement and degree of mucosal injury.  Patient follow-up is expected to continue until day 90.  Immune expects to initially enroll patients from up to ten hospitals in Israel and then later in other countries pending approval of local health authorities.  Completion of patient enrollment and clinical results are anticipated in 2014.

Immune has communicated with the gastro-intestinal section of the FDA and submitted a pre-Investigative New Drug, or IND, application on October 14, 2012. The pre-IND application is an early communication with the FDA to obtain guidance on the data necessary to warrant an IND application submission.  In a meeting on February 6, 2012, the FDA recommended that Immune submit an IND application and provided guidance and support with respect to the development of Bertilimumab for the treatment of UC and CD, including recommendations as to minor chemistry, manufacturing and controls and preclinical studies that will need to be conducted during Bertilimumab’s development.  Given the FDA guidance and the fact that CAT previously conducted clinical trials for Bertilimumab in the United Kingdom, Immune plans to obtain authorization to conduct clinical trials in Europe and file an IND application in the United States in order to expand its clinical program.

During 2013, Immune intends to file a joint FDA and European Medicine Application, or EMA, for an Orphan Drug designation with respect to the use of Bertilimumab in the treatment of BP, a rare autoimmune skin disease characterized by activation of inflammatory cells, resulting in skin lesions in patients.  Orphan Drug designation is a special status for products that treat rare diseases or conditions that qualifies the applicant for a tax credit and marketing incentives, but does not alter the standard regulatory requirements and process for obtaining marketing approval.  According to research conducted at the Istituto Dermopatico dell’ Immacolata-IRCCS in Rome, Italy (Current Drug Targets Inflammatory Allergy, 2003) and Technical University Dresden in Dresden, Germany (Clinical Experimental Immunology, 2011), eotaxin-1 plays a role in the recruitment of active inflammatory cells to skin lesions in patients with BP.  Immune intends to initiate pilot studies with Bertilimumab in patients with BP in late 2013.

In addition, Immune intends to initiate a pilot Phase II study of Bertilimumab for the treatment of severe asthma in patients with high eosinophil and eotaxin-1 concentrations in their sputum.  Asthma is a disease characterized by variable airflow obstruction, airway hyperresponsiveness and chronic inflammation, which usually has an eosinophilic component. Eosinophils are a potential cause of the bronchial mucosal damage and chronic inflammation that is thought to give rise to asthma symptoms., Eotaxin-1 expression is increased in the bronchial mucosa, sputum and bronchoalveolar lavage of asthmatics compared with normal individuals, indicating a correlation between the level of eotaxin-1 and the severity of disease.

NanomAbs Technology

mAbs for Cancer Therapy

Traditional cytotoxic cancer chemotherapies kill rapidly dividing cancer cells and normal cells in an indiscriminate manner, leading to major toxicity in patients, and are insufficiently delivered to tumor tissues and cells. As a result, a number of targeted therapies, including mAbs, were developed to be more selective with respect to the targeting of tumor tissues.  mAbs have been tested for many years as cancer therapeutics.  Some mAbs have significant antitumor activity as a single agent.  However, many are not potent enough to serve as tumor-eliminating therapeutic agents on their own. Based on this limitation, additional approaches to using mAbs as cancer therapies have emerged. First, mAbs that are administered in combination with chemotherapies often achieve a therapeutic effect that is greater than when either therapy is administered alone. Second, mAbs that are conjugated, or directly linked, to cell-killing payloads, such as toxins or radionucleotides, i.e., ADCs, can more effectively kill cancer cells than mAbs alone.

A growing number of mAbs have been approved for the treatment of cancer, including, but not limited to Rituxan® (Biogen Idec Genentech, Hoffmann-La, Roche, Chugai Pharmaceuticals) and Herceptin® (Genentech, Roche).  Recently, an ADC (Adcetris®) from Seattle Genetics was approved for cancer indications as well. Additionally, there are many ADCs, as well as mAbs, in preclinical development and clinical trials that are likely to increase the number of mAb-based commercial products in the near future. For example, there are a number of ADCs that are either approved or in late-stage clinical trials, including:

•                  Brentuximab vedotin, or Acetris®, approved August 2012 (Seattle Genetics)

•                  Trastuzumab emtansine, or T-DM1, Phase III (Roche and Immunogen)

•                  Glembatumumab vedotin, or CDX-011, Phase IIb (Celldex and Seattle Genetics)

The NanomAbs technology, pioneered by Professor Simon Benita at the Hebrew University of Jerusalem in collaboration with Immune’s co-founder, Dr. Jean Kadouche, is an ADC platform capable of generating novel drugs with enhanced profiles as compared to standalone antibodies or ADCs.  This technology conjugates targeting ligands, namely mAbs, to drug loaded nanoparticles.  Immune believes that NanomAbs outperform conventional injectable chemotherapy drugs and mAbs by selectively accumulating in diseased tissues and cells, which results in higher drug accumulation at the site of action with minimal off-target exposure, thereby leading to significantly better drug effectiveness and safety than ADCs and traditional chemotherapeutics.  On April 6, 2011, Yissum, the technology transfer company of the Hebrew University of Jerusalem, granted Immune a license that includes patents, research results and knowhow related to the NanomAbs technology for intravenous, subcutaneous and intra-muscular targeted delivery of active agents.  This license is exclusive, with a right to sub-license and make commercial use of the licensed technology in order to develop, manufacture, market, distribute and sell products derived from such licensed technology.

Immune’s NanomAbs platform consists of the following components that facilitate selective targeting of diseased cells and tissues:

•             Targeting ligands: Immune conjugates mAbs to the surface of nanoparticles to enable active targeting, specific binding to tumor cells and improvement in tumor cell permeability.  Several commercially available mAbs have been tested in NanomAbs as part of the technology proof of concept, such as Trastuzumab, or Herceptin® (Genentech, Roche), and Cetuximab, or Erbitux® (ImClone Systems).

•             PEGylated polymeric nanoparticles: ploymeric nanoparticles act as scaffolding that hold the drug to be released in the body. Immune uses PLGA, an FDA approved polymer (or chemical compound consisting of repeating structural units) to act as such scaffold.  PLGA gradually degrades and releases the drug molecules within the target cells. PEG, a protective layer on the outermost surface of such nanoparticles, extends the nanoparticle’s circulation time prior to its elimination from the body.

•             Proprietary linker molecules: linker molecules connect the mAbs to the nanoparticles’ surface through a stable chemical bond (or an attraction between atoms that allows for the formation of chemical substances). The ability to attach targeting ligands to nanoparticles using linker molecules is a key attribute of Immune’s NanomAbs technology.

•             Anti-cancer drugs: an anti-cancer drug is incorporated within the nanoparticle and is therefore shielded from premature elimination by the body or off-target effects caused by drug molecules that are not incorporated within the nanoparticle. Several chemotherapeutic drugs with different mechanisms of action have been successfully incorporated within NanomAbs, e.g., Paclitaxel, platin derivatives and Gemcitabine. Other drugs could also be incorporated within NanomAbs including sensitive drug molecules, such as nucleic acids.

NanomAbs’ mechanism of action is based on increasing drug specificity and active targeting, which increases treatment efficacy and safety. Through intravenous administration, NanomAbs passively accumulate within the cancer tissue due to the nanoparticles and the leaky blood vessels and non-effective drainage of the tumors.  Once NanomAbs accumulate in the tumor tissue, active targeting mediated by the mAb (which recognizes and binds to specific tumor cells) specifically induces NanomAbs absorption into and ingestion by the cancer cell. Within the cancer cell, the chemotherapy drug incorporated within the nanoparticle is released in a controlled manner, stimulating the tumor eliminating effect. The active targeting of the cancer cell coupled with the controlled release of the chemotherapy drug through an mAb is a unique characteristic of NanomAbs that is not found in other ADCs.  Similar to tumors, the blood vessels in inflamed tissues are also leaky. Therefore, with suitable drug loading, NanomAbs could also be applied for the treatment of inflammatory diseases, unlike other ADCs.  In sum, NanomAbs differentiate from ADCs in the following ways:  (i) a single NanomAb may be loaded with several thousand (up to tens of thousands) drug molecules while ADCs can only be loaded with a few drug molecules per single antibody and thus, only small toxin molecules can be used in ADCs while NaonomAbs can incorporate mainstream (or commonly used) non-toxin, chemotherapy and sensitive drugs, such as nucleic acids; (ii) NanomAbs can be used to treat inflammatory and infectious diseases in addition to cancer, unlike ADCs which currently can only be used to treat cancer; (iii) NanomAbs incorporates drugs within a nanoparticle and therefore protects it from degradation while ADCs expose the drug; (iv) NanomAbs have the possibility for tailored, drug specific, controlled release as dictated by the NanomAb while small toxin molecule release is dictated by the linker molecules in ADCs; and (v) combination therapy using more than one drug or more than one mAb is possible using single NanomAbs, which is not the case for ADCs.

Extensive development studies were conducted by the Hebrew University with Paclitaxel NanomAbs conjugated through two different linker molecules to commercially available mAbs, i.e., trastuzumab (or Herceptin®, which is developed by Genentech/Roche) and cetuximab (or Erbitux®, which developed by ImClone Systems). Trastuzumab and cetuximab are mAbs primarily used for the treatment of breast cancer and metastatic colorectal cancer and head and neck cancers, respectively.  Paclitaxel is a chemotherapy drug primarily used for the treatment of non-small cell lung-cancer, or NSCLC, breast cancer and ovarian cancer.  Paclitaxel is commercially available as Taxol® (Bristol-Myers Squibb).  In such NanomAb formulations, each NanomAb particle is loaded with paclitaxel and chemically connected to mAb molecules on the NanomAb surface through proprietary linker molecules. Early preclinical studies conducted by the Hebrew University of Jerusalem and Immune generated beneficial knowledge and knowhow regarding the formulation process, repeatability and two-year stability data of the NanomAb platform.  Moreover, the conjugation process was not shown to alter the mAb’s affinity towards targeted cells (targeted delivery being the key attribute of the platform).  Adverse side effects and toxicity were evaluated in samples of human blood, animal models and cell lines and were, in most cases, improved as compared to the paclitaxel prodrug alone. Proof of concept data showing improved internalization within cancer cells and improved efficacy were generated in a laboratory set-up using different NanomAbs formulations.  Moreover, several platform parameters were established in preclinical studies conducted by the Hebrew University, including tissue distribution, efficacy and pharmacokinetic profile (or the rate and extent of absorption and distribution of an administered drug throughout the body) following intravenous administration of Paclitaxel NanomAbs conjugated to trastuzumab and cetuximab in mice models of human lung and prostate cancers.

Immune’s current focus is on the development of anti-Ferritin Paclitaxel and Gemcitabine NanomAbs designed to co-deliver both paclitaxel and gemcitabine within the same nanoparticle.  An anti-H Ferritin mAb known as AMB8LK is a proprietary mAb currently developed by Immune. All rights to AMB8LK were assigned to Immune by MabLife SAS in March 2012. The therapeutic rationale of using an anti-H Ferritin mAb is based on the over-expression of H-Ferritin on the surface of the tumor cells in certain cancers, such as pancreatic and non-small cell lung cancer, which Immune’s AMB8LK mAb targets.  Ferritin is a protein that stores iron in the body for future use.  Paclitaxel and gemcitabine are two FDA approved, widely used anticancer drugs. Although gemcitabine has been extensively used, for example in pancreatic, metastatic breast and advanced or metastatic lung cancers, the response rate remains relatively low due to developed resistance to the drug when administered alone.  The combination of paclitaxel and gemcitabine was clinically tested recently by Celgene in a Phase III clinical trial in advanced pancreatic cancer patients by administering the drugs separately. Immune believes that conjugating the drugs with the NanomAbs technology will provide for active targeting and allow for synchronized drug delivery, thereby improving both drugs’ therapeutic efficacy and off-target effects.  Currently, Immune focuses on advanced pancreatic cancer and NSCLC as the two primary indications for anti-Ferritin Paclitaxel Gemcitabine NanomAbs because of the unmet medical need and commercialization potential.  In addition, Immune believes that certain research supports its current focus for the following reasons:  (i) anti-Ferritin Paclitaxel NanomAbs demonstrated successful results in penetrating target cells and synergistically eliminating NSCLC and human pancreatic cancer cells in preclinical cell studies conducted by the Hebrew University of Jerusalem and Immune; (ii) Immune’s preliminary investigations suggest that anti-Ferritin Paclitaxel Gemcitabine NanomAbs may be used as an alternative treatment for Gemzar®, the current leading treatment in advanced pancreatic cancer; and (iii) formulation research and preliminary stability data suggests the use of intravenous administration of anti-Ferritin Paclitaxel Gemcitabine NanomAbs in preclinical models.  Other than the independently developed anti-Ferritin Paclitaxel Gemcitabine NanomAbs, Immune believes that the NanomAb technology could provide it with significant options for pursuing research partnerships with companies seeking to develop or improve the efficacy of mAbs, as well as with companies trying to improve the patent life of existing mAbs and chemotherapeutic drugs.

Competition

Immune operates in highly competitive segments of the biotechnology and biopharmaceutical markets. Immune faces competition from many different sources, including commercial pharmaceutical and biotechnology enterprises, academic institutions, government agencies, and private and public research institutions. Many of Immune’s competitors have significantly greater financial, product development, manufacturing and marketing resources than Immune. Large pharmaceutical companies have extensive experience in clinical testing and obtaining regulatory approval for drugs. In addition, many universities and private and public research institutes are active in cancer research, some in direct competition with Immune. Immune also may compete with these organizations to recruit scientists and clinical development personnel. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

In addition, other drugs on the market, new drugs under development (including drugs that are in more advanced stages of development in comparison to Immune’s drug pipeline) and additional drugs that were originally intended for other purposes, but were found effective for purposes targeted by Immune, may all be competitive to the current drugs in Immune’s pipeline.  Some of these drugs are well established and accepted among patients, physicians and third-party payors in their respective markets, can be efficiently produced and marketed, and are relatively safe.  Moreover, most, if not all, of Immune’s competitors have substantially greater financial and other resources available to them.  Competitors include companies with marketed products and/or an advanced research and development pipeline.

Immune believes that Bertilimumab, if approved for the treatment of CD and/or UC, will directly compete with Centocor Ortho Biotech Inc.’s Remicade® (infliximab) and Abbott Laboratories’ Humira® (adalimumab), each of which is an mAb currently approved for the treatment of various diseases, including UC and CD, and is a major competitor of Immune in the IBD field. Multiple other drugs are in advanced stages of development, including mAbs that target alpha-4 integrins, transmembrane proteins that mediate interactions between adhesion molecules on adjacent cells and among other actions. . Immune believes that Bertilimumab will have a better safety profile than these antibodies due to the fact that it does not completely block the immune system as does Humira® and Remicade®, but rather inhibits a specific pathway that plays a key role in these diseases. If approved for asthma, Bertilimumab may compete with GlaxoSmithKline’s anti-interleukin-5 (“anti-IL-5”) antibody.  However, because anti-IL-5 antibody inhibits only eosinophils, Immune believes that Bertilimumab will have an advantage due to its potential broader inhibition profile (e.g., eotaxin-1 attracts mast cells and basophils, a rare type of white blood cell that fights infection, in addition to eosinophils which are known to play a major role in asthma).

With respect to cancer treatment, the most common methods of treating patients are surgery, radiation and drug therapy, including chemotherapy and targeted drug therapy, a variety of which are marketed for solid tumors. In many cases, these drugs are administered in combination to enhance efficacy.  Many of these approved drugs are well-established therapies and are widely accepted by physicians, patients and third party payors.  Some of these drugs are branded and subject to patent protection, and others are available on a generic basis, including the active ingredients in anti-Ferritin Paclitaxel Gemcitabine NanomAbs.  In general, although there has been considerable progress over the past few decades in the treatment of solid tumors and the currently marketed therapies provide benefits for many patients, these therapies all are limited to some extent in their efficacy and frequency of adverse events, and none of them are successful in treating all patients. As a result, the level of morbidity and mortality from solid tumor cancers remains high.  The table below summarizes the extent of Immune’s competition with respect to current drug-therapy technologies:

	Ligand Conjugated Nanoparticles	Antibody DrugConjugates	Ligand Drugs	Nanoparticles
Companies	Immune BIND Merrimack	Seattle Genetics Roche Immunogene Celldex	Mersana Endocyte	Celgene Merrimack
Development Status	Pre- to early clinical	Late-clinical to marketed	Clinical	Clinical to marketed

Immune’s NanomAbs technology may face its most significant competition from ADCs.  Immune believes that its NanomAbs platform, although comparable to ADCs in its ability to deliver highly active drug payloads in a targeted manner, provides a number of potential advantages over ADCs, in that unlike ADCs, NanomAbs have, among other characteristics:

•                  improved targeting due to greater affinity as several mAbs are conjugated to a single nanoparticle;

•                  the ability to hold greater payloads of drugs or drug-combinations for enhanced efficacy;

•                  improved safety due to specific tumor cell targeting and drug shielding within the nanoparticle;

•                  variation due to the ability to tailor specific drugs and mAb combinations; and

•                  the potential use in inflammatory indications, as opposed to cancer only.

Furthermore, Immune believes that its NanomAbs platform is more advantageous than nanoparticles alone because in addition to passive targeting (or the enhanced delivery of nanoparticles to the site of disease solely by absorption through leaky blood vessels and vessels with noneffective drainage), NanomAbs actively target diseased tissues and cells through the conjugation of mAbs to the nanoparticles.  Once NanomAbs accumulate in the tumor tissue through passive targeting, active targeting mediated by the mAb (which recognizes and binds to specific tumor cells) specifically induces NanomAbs absorption into and ingestion by the cancer cell.

Lastly, Immune believes that its NanomAbs have several advantages over other ligand conjugated nanoparticles and ligand drugs, including, but not limited to:

•                  the ability to deliver two chemotherapeutic drugs simultaneously through active targeting;

•                  the improved stability of nanoparticles compared to liposomes, or nanometric lipid bilayers;

•                  active targeting through a mAb, as opposed to an aptamer, which is more stable and more commonly used; and

•                  the controlled release of the drug molecules incorporated within the NanomAb as the polymer scaffold gradually decomposes.

See “—NanomAbs Technology—mAbs for Cancer Therapy”.

License Agreements

iCo Therapeutics Inc.

In December 2010, iCo granted Immune an option to sub-license the use of Bertilimumab from iCo, which obtained certain exclusive license rights to intellectual property relating to Bertilimumab pursuant to a license agreement with Cambridge Antibody Technology Group Plc, a biotechnology company, dated December 20, 2006, and to which Immune became a party. On June 24, 2011, Immune exercised its option and obtained a worldwide license from iCo for the use and development of Bertilimumab for all human indications, other than ocular indications, pursuant to a product sub-license agreement. Immune paid iCo upfront consideration of $500,000, 600,000 Immune ordinary shares and 200,000 Immune warrants to purchase ordinary shares.  In addition, iCo may receive from Immune $32 million in milestone payments plus royalties. These milestones include the first dosing in a Phase III clinical trial, filing a Biologics License Application/Marketing Autorization Application, or a BLA/MMA, approval of a BLA/MAA and the achievement of of $100 million in aggregate sales of licensed products for use in IBD.  The term of the license lasts until the expiration of all payment obligations on a country-by-basis, at which point the license will be deemed fully paid, perpetual and irrevocable with respect to that country.  However, iCo retains the worldwide exclusive right to the use of Bertilimumab (iCo-008) for all ocular applications.  iCo is also entitled to full antidilution protection such that iCo would maintain its percentage ownership interest in Immune in the event of a subsequent issuance of securities, subject to certain exceptions.  Such antidilution rights will terminate upon consummation of the Merger.  According to Immune’s Amended and Restated Articles of Association, iCo has certain approval rights with respect to the Merger.  Immune expects to receive a written waiver from iCo of its approval rights.

Yissum Research Development Company of The Hebrew University of Jerusalem Ltd.

On April 6, 2011, Yissum granted Immune a license that includes patents, research results and knowhow developed by Professor Simon Benita related to the NanomAbs technology. Yissum granted Immune an exclusive license, with a right to sub-license, to make commercial use of the licensed technology in order to develop, manufacture, market, distribute or sell products derived from the license. As consideration for the grant of the license, Immune is required to pay the following consideration: (i) royalties in the amount of up to 4.5% of net sales; (ii) an annual license maintenance fee between $30,000 for the first year and up to a maximum of $100,000 from the first year through the sixth year; (iii) research fees of at least $300,000 for the first year and at least $100,000 from the second year through the sixth year (but, not to excheed $1,800,000 in the aggregate); (iv) milestone payments up to $8,550,000 (based on the attainment of certain milestones, including IND application submission, patient enrollment in clinical trials, regulatory approval and commercial sales); (v) sub-license fees in amounts up to 18% of any sub-license consideration; and (vi) equity consideration in the amount of 8% of the ordinary shares of Immune on a fully diluted basis (which at the time equalled 800,000 ordinary shares).  The license expires, on a country-by-country basis, upon the later of the expiration of (i) the last valid licensed patent, (ii) any exclusivity granted by a governmental or regulatory body on any product developed through the use of the licensed technology or (iii) the 15-year period commencing on the date fo the first commercial sale of any product developed through the use of the licensed technology.  Upon the expiration of the license, Immune will have a fully-paid, non-exclusive license to the licensed technology.  In addition, Immune undertook to finance (up to $1.8 million) the performance of research by Professor Simon Benita with respect to designing drug targeted deliveral systems able to deliver cytotoxic drugs selectively at the target tumor site using mAbs as ligand targeting moieties for a period of three years commencing on April 6, 2011.

MabLife SAS

On March 28, 2012, Immune acquired from MabLife SAS (“MabLife”), through an assignment agreement, all right, title and interest in and to the patent rights, technology and deliverables related to the anti-Ferritin mAb, AMB8LK, including its nucleotide and protein sequences, its ability to recognize human acid and basic ferritins, or a part of its ability to recognize human acid and basic ferritins.  The consideration is as follows: (i) $600,000 payable in six annual installments (one of such installment being an upfront payment made upon execution of the agreement); and (ii) royalties of 0.6% of net sales of any product containing AMB8LK or the manufature, use, sale, offering or importation of which would infringe on the patent rights with respect to AMB8LK.  Immune is required to assign the foregoing rights back to MabLife if Immune fails to make any of the required payments, is declared insolvent or bankrupt or terminates the agreement.

Jean Kadouche, Immune Pharma (Techologies) SAS  and Alan Razafindrastita

In December 2011, Jean Ellie Kadouche, Immune Pharma (Technologies) SAS and Alan Razafindrastita sold, assigned and transferred to Immune the entire right, title and interest for all countries, in and to any and all patents and inventions related to mice producing human antibodies and a method of preparation of human antibodies for the consideration of $20,298 (paid to Immune Pharma (Technologies) SAS), 800,000 ordinary shares of Immune (registered in the name of Jean Kadouche) and $1.00 (paid to Jean Kadouch and Alan Razafindrastita), collectively, the Human Antibody Production Technology Platform.  Through the Human Antibody Production Technology Platform and additional laboratory work, human immune systems and specific cell lines are introduced in mice, enabling the mice to produce human mAbs.  With additional laboratory work, the human mAbs can be produced in an efficient manner.

Lonza Sales AG

On May 2, 2012, Lonza Sales AG, or Lonza, granted Immune a sublicensable, non-exclusive worldwide license under certain know-how and patent rights to use, develop, manufacture, market, sell, offer, distribute, import and export Bertilimumab, as it is produced through the use of Lonza’s system of cell lines, vectors and know-how.  If Lonza manufactures the Bertilimumab, Immune must pay to Lonza a royalty of 1% of the net selling price of the product, if Immune or one of its strategic partners manufactures the Bertilimumab, Immune must pay to Lonza £75,000, or approximately $113,873, annually during the course of the license agreement (first payable upon commencement of Phase II clinical trials) plus a royalty of 1.5% of the net selling price of the product, and if any other party manufactures the Bertilimumab, Immune must pay to Lonza £300,000, or approximately $455,490, per sublicense annually during the duration of such sublicense plus a royalty of 2% of the net selling price of the product.  In addition, Immune must pay Lonza £2,000, or approximately $3,045, for the supply of certain cell lines, if it uses such cell lines.  Notwithstanding the foregoing, Immune is not obligated to manufacture Bertilimumab through the use of Lonza’s system.  The royalties are subject to a 50% reduction based on the lack of certain patent protections, including the expiration of patents, on a country-by-country basis.  Unless earlier terminated (including, but not limited to, the reasons set forth below), the license agreement continues until the expiration of the last enforceable valid claim to the licensed patent rights, which expire between 2014 and 2016.  Immune may terminate the license agreement for convenience upon 60-days’ prior written notice to Lonza.  Either Lonza or Immune may terminate the license agreement by prior written notice if (i) the other party commits a breach that is not remedied within 30 days of notice of such breach requiring its remedy (if such breach is capable of being remedied) or (ii) the other party is unable to pay its debts, enters into liquidation, has a receiver appointed or ceases to carry on its business.  Addtionally, Lonza may terminate the license agreement if Immune knowingly, directly or indirectly, opposes, disputes or assists any thid party to oppose or dispute the patents or patent applications, or the validity of such, with respect to any of the licensed patent rights.  In addition to the license agreement, on June 27, 2011, Lonza and Immune entered into an agreement for the manufacture of Bertilimumab for use in certain of Immune’s Phase II clinical studies.  See “—Manufacturing” below.

Intellectual Property

Patents

As of May 10, 2013, Immune owned or licensed rights with respect to patents and patent applications relating to its Bertilimumab and AMB8LK product candidates and the NanomAbs and Human Antibody Technology platforms, which are necessary to conduct its business.  Patents related to such product candidates and technology platforms may provide future competitive advantages by providing exclusivity related to the composition of matter, formulation, and methods of use of the applicable product candidate or technology platform. The patent positions for Immune’s product candidates and platforms are described below and include 23 granted U.S. and foreign patents and 16 pending U.S. and foreign patent applications that Immune owns or exclusively licenses.  Immune’s patent positions are as follows:

•                  A license to a patent family that covers a composition of matter of Bertilimumab and a method of using Bertilimumab to screen for an antibody or antibody fragment that binds eotaxin-1, including: three registered patents in the United States and nine registered patents in Europe (Switzerland, Germany, France, and Ireland), Canada, Israel, Australia, New Zealand and Singapore, and pending patent applications in Japan and the United States.  The foreign patents and patents issued with respect to pending patent applications in this family will expire, without extension, in March 2021. The U.S. patents, which benefit from patent term adjustment from the United States Patent and Trademark Office, or the USPTO, will expire between April 2021 and August 2022.

•                  All right, title and interests in and to a U.S. patent application that covers a method for treating an IBD with an anti-human eotaxin antibody, including Bertilimumab.  Any patents issued with respect to the pending patent application will expire, without extension, in March 2033.

•                  All right, title and interest in and to a patent family that covers a combined AMB8LK-drug composition of matter and methods of use of AMB8LK for in vivo targeting of a molecule to certain tumors and for localizing a tumor in a subject, including: one patent in the United States and two foreign patents in Europe (Switzerland, Germany, Spain, France, the U.K., Ireland and Italy) and Canada, and a pending patent application in Japan.  The foreign patents and any patents issued with respect to the pending patent applications in this family will expire, without extension, in January 2021.  The U.S. patent, which benefits from patent term adjustment from the USPTO, will expire in January 2022.

•                  An exclusive license to a family of patents issuable with respect to pending patent applications claiming a chimeric anti-ferritin monoclonal antibody and related methods of use for delivering drugs and treating cancer in Canada, Europe, and the United States.  Any patents issued with respect to these pending patent applications will expire, without extension, in September 2027.

•                  An exclusive license to a patent family with respect to the NanomAbs technology platform, the methods for its use for the prevention or treatment of diseases or disorders and for imaging applications.  Patents for this family received a notice of allowance in Australia and there are pending patent applications in the United States, Europe, Japan, Canada, Israel and India.  Any patents issue with respect to such pending patent applications in this family will expire, without extension, in September 2026.  In addition, Immune has a right and interest in a U.S. provisional patent application that covers NanomAbs containing Gemcitabine, including Anti-Ferritin Gemcitabine-Paclitaxel NanomAbs.  Any patents issued with respect to the pending patent application will expire, without extension, in March 2034.

•                  An exclusive license to a patent family claiming a polylactic glycolic acid nanoparticle associated with a hydrophilic therapeutic agent being conjugated to or associated with the surface of such nanoparticle and/or a lipophilic therapeutic agent contained within such nanoparticle. This family of patent applications is pending as a Patent Coorperation Treaty international application and is expected to enter into National/Regional phase in July 2013. Any patents issued with respect to this pending patent application will expire, without extension, in January 2032.

•                  All right, title and interest for all countries in and to any and all patent applications related to the Human Antibody Production Technology Platform, including a U.S. provisional patent application covering the Human Antibody Production Technology Platform. Any patents with respect to the pending patent application will expire, without extension, in May 2033.

Immune believes that its owned and licensed patents and pending patent applications provide coverage for its product candidates and technology platforms and it intends to aggressively enforce its intellectual property rights if necessary to preserve such rights and to gain the benefit of its investment.  The patent positions of companies like Immune are generally uncertain and involve complex legal and factual questions.  Immune’s ability to maintain and solidify its proprietary position for its product candidates and technology platforms will depend on it success in obtaining effective claims and enforcing those claims once granted.  Immune does not know whether any of its patent applications or those patent applications that it licenses will result in the issuance of any patents.  Immune’s issued patents and those that may issue in the future, or those licensed to Immune, may be challenged, narrowed, circumvented or found to be invalid or unenforceable, which could limit Immune’s ability to stop competitors from marketing related products or the length of term of patent protection that Immune may have for its products. Neither Immune nor its licensors can be certain that they were the first to invent the inventions claimed in Immune’s owned or licensed patents or patent applications. In addition, Immune’s competitors may independently develop similar technologies or duplicate any technology developed by Immune, and the rights granted under any issued patents may not provide Immune with any meaningful competitive advantages against these competitors. Furthermore, because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any of Immune’s products can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any advantage of the patent.

Manufacturing

Immune does not own or operate manufacturing facilities for the production of Bertilimumab or NanomAbs, nor does it plan to develop its own manufacturing operations in the foreseeable future. Immune currently depends on third party contract manufacturers for all of its required raw materials and finished products for its preclinical and clinical trials. On June 27, 2011, Immune signed a manufacturing agreement with Lonza which relates to the Phase II production of Bertilimumab using Lonza’s proprietary cell line technology. Under the agreement, Lonza will produce Phase II clinical trial material at its mammalian development and manufacturing facility and prepare documentation required for submission to the FDA, including the applicable clinical trial application.  As consideration for the services provided, Immune is obligated to pay an aggregate sum of approximately £832,200, or $1,270,000 (subject to increases based on material, handling, laboratory and regulatory costs), in installments in accordance with Lonza’s progress.  The agreement can be terminated, among other reasons, by either party (i) upon prior written notice if the services cannot be completed due to technical or scientific reasons, provided that the parties attempt in good faith to resolve the issues within 60 days and subject to certain compensation to be paid to Lonza for services performed, expenses incurred and the costs of terminating any commitments entered into in connection with the agreement, (ii) upon prior written notice if the other party commits a material breach and fails to cure the same within 30 days of receipt of such notice, (iii) if the other party ceases to carry on its business, enters into a liquidation or is appointed a receiver (subject to certain exceptions).  The agreement may also be terminated by Immune for convenience at any time upon 30-days’ prior written notice, subject to certain compensation to be paid to Lonza for services performed, expenses incurred and the costs of terminating any commitments entered into in connection with the agreement, plus an amount equal to the full price of Lonza’s then-current stage(s) of production (subject to reduction for Lonza’s mitigation of losses and the time at which Immune terminates the agreement).  If Immune defaults with respect to any payment due under the agreement, Lonza may suspend services or treat the agreement as repudiated upon tendays’ prior written notice.  On May 2, 2012, Immune entered into a license agreement with Lonza with respect to, among other uses, the production, sale and distribution of Bertilimumab as manufactured using Lonza’s system of cell lines, vectors and know-how.  See “—License Agreements—Lonza Sales AG” above.

In addition, Immune has identified contract manufacturers with current good manufacturing practice standards (“cGMP”) for the manufacture of NanomAbs to support its needs for the preclinical development and clinical trials of NanomAbs. If Immune’s current third-party manufacturer should become unavailable for any reason, Immune believes that there are several potential replacements, although it might incur some delay in identifying and qualifying such replacements, if it is able to replace the current manufacturer at all. Immune expects that the drug candidates that it develops will be capable of being produced cost-effectively at third-party manufacturing facilities.

Manufacturers of Immune’s products are required to comply with applicable FDA manufacturing requirements contained in the FDA’s cGMP regulations. cGMP regulations require, among other things, quality control and quality assurance, as well as the corresponding maintenance of records and documentation. Pharmaceutical product manufacturers and other entities involved in the manufacture and distribution of approved pharmaceutical products are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP and other laws. Accordingly, manufacturers must continue to spend time, money, and effort in the area of production and quality control in order to maintain cGMP regulatory compliance. Discovery of problems with a product after approval may result in restrictions on a product, manufacturer, or holder of an approved New Drug Application/Biologics License Application, including withdrawal of the product from the market. In addition, changes to the manufacturing process generally require prior FDA approval before being implemented and other types of changes to the approved product.

IMMUNE’S MARKET FOR COMMON EQUITY, DIVIDENDS AND RELATED STOCKHOLDER MATTERS

Market and Holder Information

Currently, there is no established public trading market for Immune’s ordinary shares, which represent Immune’s only class of outstanding common equity.

As of May 10, 2013, Immune had 44 holders of its ordinary shares.

Pursuant to the terms of the Merger Agreement, iCo and Immune shareholders holding series A preferred shares are not entitled to their liquidation preferences (which are triggered by the Merger) as described in Immune’s articles of association.  As such, these shareholders will participate in the Merger on a pro-rata basis with respect to all other shareholders.  However, notwithstanding the Merger Agreement, Dr. Teper is entitled to his liquidation preference (which is also triggered by the Merger) of 2,250,000 Immune ordinary shares pursuant to Immune’s articles of association.  Upon consummation of the Merger, Dr. Teper will also be entitled to a liquidation preference with respect to his 4,500,000 founder shares.  Immune’s founder shares confer identical rights as Immune’s ordinary shares, except that the founder shares entitle the holder to additional consideration upon certain events.  Among other events, upon a merger of Immune with and into another unrelated entity, (i) if the price per share of Immune’s ordinary shares is less than $2.70 or Immune’s valuation is less than $42 million on a fully diluted basis, then each founder share shall receive 125% of the consideration to be received for each ordinary share, and (ii) if the price per share of Immune’s ordinary shares is more than $2.70 or Immune’s valuation is more than $42 million on a fully diluted basis, then each founder share shall receive 150% of the consideration to be received for each ordinary share.  As such, upon consummation of the Merger, with respect to each founder share, Dr. Teper will be entitled to receive up to 150% of the consideration to be received for each ordinary share.  That is, Dr. Teper will be treated as holding between 5,625,000 and 6,750,000 ordinary shares, depending on the valuation of Immune, immediately prior to the consummation of the Merger, as opposed to 4,500,000 founder shares.

Dividends

Immune has never declared or paid cash dividends to it shareholders. Currently, Immune does not intend to pay cash dividends. Immune intends to reinvest any earnings in developing and expanding its business. Any future determination relating to Immune’s dividend policy will be at the discretion of its board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, applicable Israeli law and other factors that its board of directors may deem relevant.

Immune’s Equity Compensation Plan Information

The following table provides certain information with respect to all of Immune’s equity compensation plans in effect as of December 31, 2012.  Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, EpiCept will assume Immune’s equity compensation plans and exchange all Immune warrants and options for warrrants and options to purchase EpiCept common stock in accordance with the exchange ratio.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Total equity compensation plans approved by stockholders	3,890,534	$0.33	609,466
Equity compensation plans not approved by stockholders	—	$—	—

IMMUNE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of Immune’s financial condition and results of operations in conjunction with its financial statements and the related notes included elsewhere in this proxy statement.  This discussion contains forward-looking statements that involve risks and uncertainties.  As a result of many factors, Immune’s and the Company’s, following the Merger, actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Immune is a clinical stage biopharmaceutical company focused on the development of mAbs for the treatment of inflammatory diseases and cancer.  Immune’s lead product candidate, Bertilimumab, has met the regulatory requirements for Phase II trials in IBD (including CD and UC) and severe asthma.  Immune has selected UC to lead the Phase II trials in moderate-to-severe UC patients in Israel.  This trial was approved by the Institutional Review Board of Shaare Zedek Medical Center in Jerusalem and the Israeli Ministry of Health.  Immune has also communicated with the gastro- intestinal section of the FDA and submitted a pre-Investigative New Drug, or IND, application on Octobter 14, 2012. The pre-IND application is an early communication with the FDA to obtain guidance on the data necessary to warrant an IND application submission.  In a meeting on February 6, 2012, the FDA recommended that Immune submit an IND application and provided guidance and support with respect to the development of Beritlimumab for the treatment of UC and CD, including recommendations as to minor chemistry, manufacturing and controls and preclinical studies that will need to be conducted during Bertilimumab’s clinical development.  In 2014, Immune expects to file an IND application in the United States, and its equivalent in Europe, in order to expand its clinical program.  In addition, Immune began planning for the clinical development in several other indications, including bullous pemphigoid and severe asthma.

Immune’s NanomAbs technology is an ADC platform capable of generating novel drugs with enhanced profiles as compared to standalone antibodies or ADCs.  This technology conjugates targeting ligands, namely mAbs, to drug loaded nanoparticles.  NanomAbs selectively accumulate in diseased tissues and cells, resulting in higher drug accumulation at the site of action with minimal off-target exposure.  Immune believes that these characteristics may lead to significantly better drug effectiveness and safety than ADCs and traditional chemotherapeutics.

None of Immune’s drug candidates has received FDA or foreign regulatory marketing approval.  In order to grant marketing approval, the FDA or foreign regulatory agencies must conclude that Immune’s clinical data and that of its collaborators establish the safety and efficacy of its drug candidates. Furthermore, Immune’s strategy includes entering into collaborative arrangements with third parties to participate in the clinical development and commercialization of its products. In the event that third parties have control over the preclinical development or clinical trial process for a product candidate, the estimated completion date would largely be under control of that third party rather than under Immune’s control.  Immune cannot forecast with any degree of certainty which of its drug candidates will be subject to future collaborations or how such arrangements would affect its development plan or capital requirements.

Immune has prepared its financial statements under the assumption that it is a going concern.  However, there is substantial doubt as to its ability to continue as a going concern.  Since inception, Immune has devoted substantially all of its cash resources to research and development programs, and for general and administrative expenses, and to date Immune has not generated any revenues from the sale of products.

Since inception, Immune has incurred significant net losses each year. As a result, Immune has an accumulated deficit of $15.6 million as of December 31, 2012. Immune’s recurring losses from operations and the accumulated deficit raise substantial doubt about its ability to continue as a going concern. Immune’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Immune’s losses have resulted principally from costs incurred in connection with its development activities and general and administrative expenses. Even if Immune succeeds in developing and commercializing one or more of its product candidates, it may never become profitable. Immune expects to continue to incur significant expenses over the next several years.

Immune has not demonstrated its ability to perform the functions necessary for the successful commercialization of any of its products.  The successful commercialization of any of Immune’s products will require it to perform a variety of functions, including:

•                  continuing to conduct pre-clinical development and clinical trials;

•                  participating in regulatory approval processes;

•                  formulating and manufacturing products; and

•                  conducting sales and marketing activities.

Immune’s operations to date have been limited to organizing and staffing, acquiring, developing and securing the proprietary rights for, and undertaking pre-clinical development and clinical trials of, its product candidates. These operations provide a limited basis for Immune’s shareholders, EpiCept’s stockholders and prospective investors to assess its ability to commercialize Bertilimumab or any other future products.

Immune believes that its cash at December 31, 2012 and subsequent equity raise will be sufficient to fund its operations and meet its debt service requirements into the first half of 2013.  As described elsewhere in this Proxy Statement, Immune entered into the Merger Agreement, which is anticipated to close during the first half of 2013 and is subject to satisfaction of certain customary closing conditions.  However, as the Merger may not close before the need for additional funds, Immune is considering various transactions to obtain additional cash resources to fund operations and clinical trials.

Recent Events

Subsequent to December 31, 2012, Immune received total proceeds of $845,000 from the sale of 340,000 ordinary shares to several investors at an average price of $2.37 per share.  In addition, the investors received warrants to purchase 95,000 ordinary shares at a weighted average exercise price of $2.61 per share.  The warrants have an average life of three years.

Critical Accounting Policies and Estimates

Immune’s discussion and analysis of its financial condition and results of operations is based on its condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. The preparation of these financial statements requires that Immune make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Immune reviews its estimates on an ongoing basis. Immune bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances.  Immune’s actual results may differ from these estimates under different assumptions or conditions.

Use of Estimates

In preparing consolidated financial statements in conformity with U.S. GAAP, Immune’s management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation. Immune’s actual results could differ from those estimates.

Revenue Recognition

Immune anticipates that revenue under collaborative arrangements may result from license fees, milestone payments, research and development payments and royalty payments.  Immune’s application of accounting principles generally accepted in the United States will involve subjective determinations and requires Immune’s management to make judgments about the value of individual elements and whether they are separable from the other aspects of the contractual relationship. Immune evaluates its collaboration agreements to determine units of accounting for revenue recognition purposes. For collaborations containing a single unit of accounting, Immune recognizes revenue when the fee is fixed or determinable, collectability is assured and the contractual obligations have occurred or been rendered. For collaborations involving multiple elements, Immune’s application requires its management to make judgments about the value of the individual elements and whether they are separable from the other aspects of the contractual relationship.

Immune’s proportional performance would be measured based on costs incurred compared to total estimated costs over the development period which approximates the proportion of the value of the services provided compared to the total estimated value over the development period. The proportional performance method currently results in revenue recognition at a slower pace than the ratable method as many of Immune’s costs are incurred in the latter stages of the development period. Immune periodically reviews its estimates of cost and the length of the development period and, to the extent such estimates change, the impact of the change is recorded at that time.

Research and Development Expenses

Immune expects that a large percentage of its future research and development expenses will be incurred in support of current and future preclinical and clinical development programs. Immune believes that these expenditures are subject to numerous uncertainties in timing and cost to completion. Immune tests its product candidates in numerous preclinical studies for toxicology, safety and efficacy. Immune then conducts early stage clinical trials for each drug candidate. As Immune obtains results from clinical trials, it may elect to discontinue or delay clinical trials for certain product candidates or programs in order to focus resources on more promising product candidates or programs. Immune believes that completion of clinical trials may take several years but the length of time generally varies according to the type, complexity, novelty and intended use of a drug candidate. Immune also believes that the cost of clinical trials may vary significantly over the life of a project as a result of differences arising during clinical development, including:

•                                          the number of sites included in the trials;

•                                          the length of time required to enroll suitable patients;

•                                          the number of patients that participate in the trials;

•                                          the number of doses that patients receive;

•                                          the duration of follow-up with the patient;

•                                          the product candidate’s phase of development; and

•                                          the efficacy and safety profile of the product.

Immune’s expenses related to clinical trials are based on estimates of the services received and efforts expended pursuant to contracts with multiple research institutions and clinical research organizations that conduct clinical trials on its behalf.  The financial terms of these agreements are subject to negotiation and vary from contract to contract and may result in uneven payment flows. If timelines or contracts are modified based upon changes in the clinical trial protocol or scope of work to be performed, estimates of expenses are modified accordingly on a prospective basis.

Furthermore, Immune’s strategy includes entering into collaborations with third parties to participate in the development and commercialization of its products. In the event that third parties have control over the preclinical development or clinical trial process for a product candidate, the estimated completion date would largely be under control of that third party rather than under Immune’s control. Immune cannot forecast with any degree of certainty which of its drug candidates will be subject to future collaborations or how such arrangements would affect its development plan or capital requirements.

Recent Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (the “FASB”) issued an accounting standards update that requires an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amounts are required to be reclassified in their entirety to net income.  For other amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts.  This guidance will be effective for reporting periods beginning after December 15, 2012, which will be the Company’s fiscal year 2013, with early adoption permitted.  Immune does not expect adoption of this standard will have a material impact on Immune’s financial position or results of operations.

In July 2012, the FASB issued ASU No. 2012-02, Intangibles — Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment (ASU 2012-02).  This newly issued accounting standard allows an entity the option to first assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test for indefinite-lived intangibles other than goodwill.  Under that option, an entity would no longer be required to calculate the fair value of an indefinite-lived intangible asset unless the entity determines, based on that qualitative assessment, that it is more likely than not that the fair value of the indefinite-lived intangible asset is less than its carrying amount.  This ASU is effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted.  Immune does not expect adoption of this standard will have a material impact on its financial position or results of operations.

In February 2013, the FASB issued an accounting standards update that requires an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amounts are required to be reclassified in their entirety to net income.  For other amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts.  This guidance will be effective for reporting periods beginning after December 15, 2012, which will be Immune’s fiscal year 2013, with early adoption permitted.  Immune does not expect adoption of this standard will have a material impact on its financial position or results of operations.

Results of Operations

Immune is a development stage entity with limited operations and did not have revenue for the periods ended December 31, 2012 or December 31, 2011 or from inception.

Selling, General and Administrative Expense

Selling, general and administrative expense increased by $4.9 million to $5.4 million for the twelve month period ended December 31, 2012 from $0.5 million for the twelve month period ended December 31, 2011.  The increase was primarily attributable to a stock-based compensation charge of $3.9 million in 2012.

Research and Development Expense

Research and development expense increased by $2.5 million to $3.8 million for the twelve month period ended December 31, 2012 from $1.3 million for the twelve month period ended December 31, 2011.  The increase was primarily attributable to in-licensing and the development of Bertilimumab, anti-Ferritin mAb and NanomAbs and a stock-based compensation charge of $0.6 million in 2012 as a result of converting Immune’s financials statements to U.S. GAAP.

Other Income (Expense)

Immune’s interest expense (including amortization of debt discount and debt conversion expense) was $36,347 and $98,845 for the twelve month periods ended December 31, 2012 and December 31, 2011, respectively.  Interest expense during the period ended December 31, 2012 relates to an outstanding loan from Dr. Daniel Teper.  Interest expense (including amortization of debt discount and debt conversion expense) primarily relates to the issuance of five tranches of convertible debt in 2011, and their subsequent retirement or conversion in 2011, and an estimated loan extension fee of $77,350.

Immune had a loss on extinguishment of debt of $549,480 and $114,051 for the twelve month periods ended December 31, 2012 and December 31, 2011, respectively.  In June 2012, Immune repaid a convertible loan to Dr. Teper with a cash payment of $19,800 and the remaining balance of $178,200 was converted into 408,809 ordinary shares which resulted in a loss on extinguishment of the debt of $549,480.  In 2011, Immune repaid two convertible loans through the issuance of 262,953 shares resulting in a loss on extinguishment of the debt of $114,051.

In June 2012, Immune converted 4,500,000 ordinary shares held by Dr. Daniel Teper into 4,500,000 founder shares.  Founder shares confer on the holder the same rights held by ordinary shareholders plus a preference in the event of (i) a Deemed Liquidation event, as defined in Immune’s Amended and Restated Articles of Association, reflecting a price per share of less than $2.70 or a company valuation of less than $42 million on a fully diluted basis, equal to 125% of the consideration received by the holders of ordinary shares upon distribution or (ii) a Deemed Liquidation event reflecting a price per share of more than $2.70 or at a company valuation of more than

$42 million on a fully diluted basis equal to 150% of the consideration received by the holders of the ordinary shares upon distribution. The fair value of the preference given to the holder of the founder shares and the recorded conversion expense was $2,803,500.  The Company believes that the Merger meets the definition of a Deemed Liquidation event and based on the company valuation, Dr. Teper will be treated as holding 6,250,000 ordinary shares for the purposes of determining the number of Merger Shares he will be entitled to receive upon consummation of the Merger.

Off-Balance Sheet Transactions

Immune is not a party to any off balance sheet transactions. Immune has no guarantees or obligations other than those which arise out of its normal business operations.

Liquidity and Capital Resources

Immune has devoted substantially all of its cash resources to research and development programs and selling, general and administrative expense. To date, Immune has not generated any revenue from the sale of products and may not generate any such revenue for a number of years, if at all. As a result, Immune has incurred an accumulated deficit of $15.6 million as of December 31, 2012, and it anticipates that it will continue to incur operating losses in the future. Immune’s recurring losses from operations and its shareholders’ deficit raise substantial doubt about its ability to continue as a going concern.  Since Immune’s inception, it has financed its operations primarily through the proceeds from the sales of common and preferred securities.

Net Cash (Used in) Provided by Operating Activities — Net cash used in operating activities for the period ended December 31, 2012 was $2.8 million as compared to net cash used in operating activities of $0.7 million for the period ended December 31, 2011.  Cash was primarily used to fund the net loss in 2012 resulting from research and development, general, administrative and other expenses.  Accounts payable and accrued expenses increased by approximately $1.0 million as a result of delaying payment to vendors.   The 2012 net loss was partially offset by a non-cash charge of $2.8 million for the conversion of ordinary shares to founder shares and $4.5 million of stock-based compensation.

Cash was primarily used to fund the net loss in 2011 resulting from research and development, general, administrative and other expenses.  Accounts payable and accrued expenses increased approximately $0.8 million as a result of delaying payment to vendors.  The 2011 net loss was partially offset by a non-cash charge of $0.3 million for the issuance of ordinary shares to consultants.

Net Cash Used in Investing Activities — During the periods ended December 31, 2012 and December 31, 2011, Immune’s net cash used in investing activities were primarily related to the acquisition of intangible assets.  The decrease in cash used in investing activities can be primarily attributed to the reduction in intangible assets purchased during the year ended December 31, 2012 as compared to the prior period.

Net Cash Provided by Financing Activities — During the periods ended December 31, 2012 and December 31, 2011, Immune’s net cash provided by financing activities consisted of net cash provided primarily by the issuance of shares for net proceeds of $1.1 million and $2.8 million, respectively.  The increase in its financing activities was and will continue to be primarily attributable to its requirement to obtain significant amounts of capital to support the development of its products, its selling, general and administrative expense and its operations.  Because of the nature of its business, capital is required to support research and development costs, as well as its normal operating costs.

Working Capital

Immune’s working capital deficit was $3.2 million at December 31, 2012 consisting of current assets of $0.1 million and current liabilities of $3.3 million. This represents a negative change in working capital of approximately $2.7 million from a working capital deficit of $0.5 million at December 31, 2011, which consisted of current assets of $2.1 million and current liabilities of $2.6 million. The reduction in working capital is primarily the result of a decrease in cash and an increase in accounts payable and accrued expenses.

Current and Future Liquidity Position

Immune’s existing liquidity is not sufficient to fund its operations, anticipated capital expenditures, working capital and other financing requirements for the foreseeable future. Immune will need to seek to obtain additional debt or equity financing.  If Immune raises additional funds by issuing equity, substantial dilution to existing Immune shareholders may result.  If Immune fails to obtain capital when required, it may be forced to delay, scale back, or eliminate some or all of its research and development programs or to cease operations entirely.

Immune’s future capital uses and requirements depend on numerous forward-looking factors. These factors include, but are not limited to, the following:

•                  progress in its research and development programs, as well as the magnitude of these programs;

•                  the timing, receipt and amount of milestone and other payments, if any, from present and future collaborators, if any;

•                  the ability to establish and maintain collaborative arrangements;

•                  the resources, time and costs required to successfully initiate and complete its preclinical and clinical trials, obtain regulatory approvals, protect its intellectual property;

•                  the timing, receipt and amount of front-end fees and milestone payments that may become payable through a license of Bertilimumab to a third party;

•                  the amount of selling, general and administrative expenses and research and development expenses;

•                  the cost of preparing, filing, prosecuting, maintaining and enforcing patent claims; and

•                  the timing, receipt and amount of sales and royalties, if any, from its potential products.

Immune cannot be certain that additional funding, including through debt or equity, will be available upon acceptable terms, or at all. Should Immune raise additional capital by issuing equity securities, its then-existing shareholders will likely experience further significant dilution. Immune’s sales of equity have generally included the issuance of warrants, and if these warrants are exercised in the future, shareholders may experience significant additional dilution. Immune may not be able to raise additional capital through the sale of its securities which would severely limit its ability to fund its operations. Debt financing, if available, may subject Immune to restrictive covenants that could limit its flexibility in conducting future business activities. Given Immune’s available cash resources, existing indebtedness and results of operations, obtaining debt financing may not be possible. To the extent that Immune raises additional capital through collaboration and licensing arrangements, it may be necessary for it to relinquish valuable rights to its product candidates that it might otherwise seek to develop or commercialize independently.

Immune’s financial statements for the period ended December 31, 2012 indicate there is substantial doubt about its ability to continue as a going concern as it is dependent on its ability to obtain short-term financing and ultimately to generate sufficient cash flow to meet its obligations on a timely basis in order to attain profitability, as well as successfully obtain financing on favorable terms to fund its long term plans.  Immune can give no assurance that its plans and efforts to achieve the above steps will be successful.

IMMUNE’S QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss related to changes in market prices, including interest rates and foreign exchange rates, of financial instruments that may adversely impact Immune’s financial position, results of operations or cash flows.

Interest Rate Risk

Following the filing of this Proxy Statement, Immune does not anticipate undertaking any significant long-term borrowings. At present, Immune’s investments consist primarily of cash and cash equivalents. Following this filing, Immune may invest in investment-grade marketable securities with maturities of up to three years, including commercial paper, money market funds, and government/non-government debt securities. The primary objective of Immune’s investment activities is to preserve principal while maximizing the income that it receives from its investments without significantly increasing risk and loss. Immune’s investments are exposed to market risk due to fluctuation in interest rates, which may affect its interest income and the fair market value of its investments, if any. Immune manages this exposure by performing ongoing evaluations of its investments. Due to the short-term maturities, if any, of Immune’s investments to date, their carrying value has always approximated their fair value.  If Immune decides to invest in investments other than cash and cash equivalents, it will be its policy to hold such investments to maturity in order to limit its exposure to interest rate fluctuations.

Foreign Currency Exchange Risk

Immune’s foreign currency exposures give rise to market risk associated with exchange rate movements of the U.S. dollar, its functional and reporting currency, mainly against the NIS and the British pound sterling. A significant portion of Immune’s expenses are denominated in U.S. dollars (with certain expenses payable to Lonza, if any, in the Britsh pound sterling and to Israeli personnel, including sub-contractors and consultants, in the NIS). Immune’s U.S. dollar expenses consist principally of payments made to personnel in the United States, including sub-contractors and consultants for preclinical studies, clinical trials and other research and development activities. Immune anticipates that a sizable portion of its expenses will continue to be denominated in currencies other than the NIS or the British pound sterling. If the U.S. Dollar fluctuates significantly against the NIS or the British pound sterling (to the extent Immune must make payments to Lonza) it may have a negative impact on Immune’s results of operations. To date, fluctuations in the exchange rates have not materially affected Immune’s results of operations or financial condition for the periods under review.  In addition, non-U.S. dollar linked balance sheet items may create foreign exchange gains or losses, depending upon the relative dollar values of the non-U.S. currencies at the beginning and end of the reporting period, affecting Immune’s net income and earnings per share.

To date, Immune has not engaged in hedging transactions. In the future, Immune may enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of its principal operating currencies. These measures, however, may not adequately protect Immune from the material adverse effects of such fluctuations.  Exchange rate fluctuations resulting in a devaluation of the NIS or the British pound sterling compared to the U.S. dollar could have a material adverse impact on Immune’s results of operations and share price.

OTHER MATTERS

As of the date of this Proxy Statement, the only business which management expects to be considered at the Meeting is to approve the proposals to effect the reverse stock split, to change our name and to grant discretionary authority to the persons named as proxies to adjourn the Meeting if necessary to solicit additional proxies to approve the first two proposals.  If any other matters come before the Meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.

EPICEPT AND IMMUNE

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the Merger of EpiCept and Immune. The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of EpiCept and Immune as of December 31, 2012, giving effect to the Merger as if it occurred on December 31, 2012. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 combines the historical consolidated statement of operations of EpiCept for the year ended December 31, 2012 with the historical consolidated statement of operations of Immune for the year ended December 31, 2012.

These unaudited pro forma condensed consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the Merger been completed on the assumed date or for the periods presented, or that may be realized in the future. To produce the unaudited pro forma financial information, EpiCept preliminarily allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information in preparing a preliminary value. To the extent there are significant changes to Immune’s business, the assumptions and estimates herein could change significantly. Furthermore, the parties may have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial information does not reflect these potential expenses and efficiencies. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements, including the related notes, of EpiCept and Immune covering these periods, included in this Proxy Statement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2012

(In thousands, except share and per share amounts)

			Pro Forma	Note 2	Pro Forma
	Immune	EpiCept	Adjustments	Reference	Combined
Assets
Current assets
Cash and cash equivalents	$94,951	$172,075			$267,026
Restricted cash and cash equivalents	83,424	909,299			992,723
Prepaid expenses & other current assets	21,415	115,949			137,364
Total current assets	199,790	1,197,323			1,397,113
Property & equipment, net	35,169	56,286			91,455
Deferred financing costs	—	74,623			74,623
Intangilbe assets	3,895,988		6,159,296	C	10,055,284
Other assets	—	—	—		—
Total assets	$4,130,947	$1,328,232	$6,159,296		$11,618,475

Liabilities and Shareholders’ Deficit
Current liabilities
Accounts payable and accrued expense	$1,800,692	$1,349,258			3,149,950
Accrued expense	$622,015	$2,163,641			2,785,656
Related Party	77,712	—			77,712
Other current liabilities	31,610	—			31,610
Buy-back liability	150,000	—			150,000
Derivative Liability	584,521	—			584,521
Notes and loans payable, current portion	36,089	3,974,629			4,010,718
Deferred revenue, current portion	—	314,078	(314,078)	B	—
Total current liabilities	3,302,639	7,801,606	(314,078)		10,790,167
Notes and loans payable	—	—			—
Deferred revenue	—	7,495,676	(7,495,676)	B	—
Grants Payable	475,052	—			475,052
Other non-current liabilities	339,686	—			339,686
Total long term liabilities	814,738	7,495,676	(7,495,676)		814,738
Total liabilities	4,117,377	15,297,282	(7,809,754)		11,604,905

Shareholders’ Deficit
Preferred Stock	70,920	—	—	A	70,920
Founder’s Stock	110,497	—	—	A	110,497
Common stock	121,081	9,362	(9,362)	A	168,152
			47,071
Additional paid in capital	15,298,647	236,885,905	(236,885,905)	A	15,251,576
		19,151,436	(19,151,436)	A
			(47,071)
Accumulated deficit	(15,587,575)	268,811,038)	268,811,038	A	(15,587,575)
Accumulated other comprehensive loss	—	(1,129,715)	1,129,715	A	—
Treasury stock	—	(75,000)	75,000	A	—
Total shareholders’ deficit	13,570	(13,969,050)	13,969,050		13,570
Total liabilities and shareholders’ deficit	$4,130,947	$1,328,232	$6,159,296		$11,618,475

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2012

(In thousands, except share and per share amounts)

			Pro Forma	Note 2	Pro Forma
	Immune	EpiCept	Adjustments	Reference	Combined

Revenue	—	$7,804,308	$(5,137,065)	B	$2,667,243

Operating expenses:
COGS	—	402,765			402,765
Selling, general and administrative	5,395,215	4,606,988			9,891,706
Research and development	3,796,511	3,400,355			7,196,866

Total operating expenses	9,191,726	8,410,108	—		17,491,337

Loss from operations	(9,191,726)	(605,800)	(5,137,065)		(14,824,094)

Other income (expense):
Interest and investment income	—	3,526			3,526
Foreign exchange gain	—	166,376			166,376
Other	1,286	—			1,286
Interest expense	(36,347)	(1,199,050)			(1,235,397)
Warrants amendment expense	—	(935,656)			(935,656)
Derivative liability	15,854	—			15,854
Loss on conversion of founders shares	(2,803,500)	—			(2,803,500)
Loss on extingiushment	(549,480)	—			(549,480)

Other income (expense), net	(3,372,187)	(1,964,804)	—		(5,336,991)

Loss before benefit for income taxes	(12,563,913)	(2,570,604)	(5,137,065)		(20,271,582)

Income taxes	(11,000)	(2,400)	—		(13,400)

Net loss	(12,574,913)	(2,573,004)	(5,137,065)		(20,284,982)

Redeemable convertible preferred stock dividends	—	(3,549,931)	3,549,931	E	—

Loss attributable to common stockholders	$(12,574,913)	$(6,122,935)	$(1,587,134)		$(20,284,982)

Basic and diluted loss per share	$(1.19)	$(0.07)			$(1.87)

Weighted average shares outstanding	10,583,074	84,458,376	(84,180,052)	D	10,861,398

1. Description of Transaction and Basis of Presentation

On November 7, 2012, EpiCept and Immune signed the Merger under which the Israeli Merger Sub will merge with and into Immune, with Immune surviving the Merger as a wholly-owned subsidiary of EpiCept.  EpiCept will change its name to “Immune Pharmaceuticals Inc.”  The assets and liabilities of Immune will be recorded as of the acquisition date at their estimated fair values. As the merger is treated as a reverse merger with Immune being the acquiring company, the reported consolidated financial condition and results of operations of Immune after completion of the Merger will reflect these values, but will not be restated retroactively to reflect historical consolidated financial position or results of operations at EpiCept. The transaction is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

In connection with the Merger, EpiCept will issue shares of its common stock to Immune shareholders in exchange for all of the issued and outstanding shares of Immune, or the Merger Shares, with EpiCept stockholders retaining approximately 19% ownership of EpiCept and Immune shareholders receiving approximately 81%, calculated on an adjusted, fully diluted basis, with certain exceptions. All outstanding Immune options and warrants will also be exchanged for warrants and options to purchase EpiCept common stock.  The exchange ratio, and consequently, the proportionate ownership of EpiCept, is subject to adjustment based upon, among other things, the amount of certain specified liabilities of EpiCept at the closing of the Merger and does not initially include (i) the exercise or conversion of certain out-of-the-money EpiCept options and warrants, (ii) ordinary shares and common stock (including common stock issued upon the conversion of certain securities) issued in connection with a proposed private placement of securities conducted by either Immune, EpiCept or both, (iii) loans made between the parties or (iv) the purchase of EpiCept common stock by Immune prior to the closing of the Merger with the use of a portion of the proceeds from such private placement of securities and in lieu of a certain loan to EpiCept, each as contemplated and more fully described in the Merger Agreement.  The Company intends to register the Merger Shares with the SEC after registration of the shares issued in connection with the proposed private placement, however the Company cannot provide assurance that it will be able to register all Merger Shares, if any.  To the extent that the Merger Shares are registered with the SEC, if at all, the Merger Shares will be freely transferable and will not be subject to restrictions on transfer as a result of market standoff or lock-up agreements, unless such agreements are requested by any investor or placement agent and agreed to by the Company.

BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined statement of operations was prepared using the purchase method of accounting.   Under this method of accounting, the purchase consideration is allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is presented to give effect to the reverse merger with Immune, as if it occurred on January 1, 2012.  This pro forma information is based on, derived from, and should be read in conjunction with, the historical consolidated financial statements of EpiCept for the year ended December 31, 2012, included in this Registration Statement Filing, and the historical financial statements of Immune for the year ended December 31, 2012, which are included elsewhere in this document. We have not adjusted the historical financial statements of either entity for any costs not related to the acquisition, recognized during the year, which may be considered to be nonrecurring. We have adjusted for certain nonrecurring charges, such as purchase accounting adjustments that were deemed necessary to exclude for comparability purposes.

The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only. It does not purport to represent what EpiCept’s consolidated results of operations would have been had the transaction actually occurred as of the date indicated, and they do not purport to project future consolidated results of operations.

The process for estimating the fair values of identifiable intangible assets, and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, and estimating the costs, timing and probability of success to complete contracts under negotiation. Transaction costs are not included as a component of consideration transferred.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price).  Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, EpiCept may have been required to value assets at fair value measures that do not reflect EpiCept’s intended use of those assets. Use of different estimates and judgments could yield different results.

2. Pro Forma Adjustments

(A) To eliminate EpiCept’s historical stockholders’ equity accounts.

(B) To eliminate EpiCept’s deferred revenue associated with license agreements.

(C) To record the estimated fair value of intangible assets acquired in the Merger based upon an estimated fair value and purchase consideration.

(D) To record the following adjustments:

Year ended
December 31, 2012

To eliminate Immune’s historical weighted average shares outstanding	(10,583,074)
To reflect the issuance of EpiCept shares to Immune shareholders’ to effect the Merger	8,749,939

To reflect a 1 for 40 reverse stock split, which is contingent on the closing of the Merger, of EpiCept’s historical shares outstanding	(82,346,917)

Pro Forma Adjustments weighted average shares outstanding	(84,180,052)

(E) To eliminate the redeemable convertible preferred stock dividends.

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical share, net loss per share and book value per share information of EpiCept and Immune and unaudited pro forma share, net loss per share and book value per share information after giving effect to the Merger between EpiCept and Immune, assuming that 0.81 shares of EpiCept common stock had been issued in exchange for each outstanding Immune ordinary share. The pro forma equivalent information of Immune was derived using the historical share, net loss per share and book value per share information assuming that 0.81 of a share of EpiCept common stock had been issued in exchange for each outstanding Immune ordinary share. You should read this information in conjunction with the selected historical financial information included elsewhere in this Proxy Statement. The unaudited pro forma share, net loss per share and book value per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Consolidated Financial Statements and related notes included in this Proxy Statement. The historical share and net loss per share information is derived from the audited consolidated financial statements of EpiCept and Immune as of and for the year ended December 31, 2012.

	December 31, 2012
	EpiCept		Immune
	Historical	Pro Forma	Historical	Pro Forma Equivalent of One EpiCept Share (1)
Basic and diluted loss per share attributable to common stockholders	$0.07	$1.87	$1.19	$1.46
Shares used in calculating loss per share attributable to common stockholders:
Basic and diluted	84,458,376	10,861,398	10,583,074	8,572,290

(1) These amounts were calculated by applying the exchange ratio of 0.81 to the historical Immune ordinary shares

Page

IMMUNE PHARMACEUTICALS LTD. FINANCIAL STATEMENTS

IMMUNE PHARMACEUTICALS LTD. AND SUBSIDIARIES AUDITED CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-33
Consolidated Balance Sheets as of December 31, 2012 and 2011	F-34
Consolidated Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2012 and 2011 and the Period From July 11, 2010 (Inception) through December 31, 2012	F-35
Consolidated Statements of Convertible Preferred Stock and Shareholders’ Equity for the Years Ended December 31, 2012 and 2011	F-36
Consolidated Statements of Cash Flows for the Years Ended December 31, 2012 and 2011 and the Period From July 11, 2010 (Inception) through December 31, 2012	F-37
Notes to Consolidated Financial Statements	F-38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Epicept Corporation

Tarrytown, NY

We have audited the accompanying consolidated balance sheet of EpiCept Corporation and subsidiaries (the “Company”) as of December 31, 2012, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the year ended December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of EpiCept Corporation and subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations, insufficient working capital resources and stockholders’ deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ EISNERAMPER LLP

Edison, New Jersey

March 5, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Epicept Corporation

Tarrytown, NY

We have audited the accompanying consolidated balance sheet of EpiCept Corporation and subsidiaries (the “Company”) as of December 31, 2011, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the year ended December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of EpiCept Corporation and subsidiaries as of December 31, 2011, and the results of their operations and their cash flows for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations and stockholders’ deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

March 30, 2012

EpiCept Corporation and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31,
	2012	2011
ASSETS

Cash and cash equivalents	$172	$6,378
Restricted cash	909	—
Inventory	—	57
Prepaid expenses and other current assets	116	302
Total current assets	1,197	6,737
Restricted cash	—	70
Property and equipment, net	56	120
Long-term inventory	—	303
Deferred financing costs	75	291
Total assets	$1,328	$7,521

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Accounts payable	$1,349	$1,123
Accrued research contract costs	120	929
Other accrued liabilities	2,043	1,281
Notes and loans payable, current portion	3,975	8,022
Deferred revenue, current portion	314	882
Total current liabilities	7,801	12,237
Deferred revenue	7,496	12,065
Deferred rent and other noncurrent liabilities	—	365
Total liabilities	15,297	24,667

Commitments and contingencies

Series A convertible preferred stock, $.0001 par value; 2,000 shares authorized and issued and 236 shares outstanding	—	—
Series B convertible preferred stock, $.0001 par value; 1,065 shares authorized, issued and outstanding	—	—
Common stock, $.0001 par value; authorized 225,000,000 shares; issued 93,645,376 shares and 71,003,667 shares at December 31, 2012 and 2011, respectively	9	7
Additional paid-in capital	236,886	218,955
Warrants	19,152	31,156
Accumulated deficit	(268,811)	(266,238)
Accumulated other comprehensive loss	(1,130)	(951)
Treasury stock, at cost (4,167 shares)	(75)	(75)
Total stockholders’ deficit	(13,969)	(17,146)
Total liabilities and stockholders’ deficit	$1,328	$7,521

The accompanying notes are an integral part of these consolidated financial statements.

EpiCept Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2012	2011
Revenue:
Net product sales	$583	$39
Licensing and other revenue	7,221	905
Total revenue	7,804	944
Costs and expenses:
Costs of goods sold	403	692
Selling, general and administrative	4,607	6,452
Research and development	3,400	7,853
Total costs and expenses	8,410	14,997
Loss from operations	(606)	(14,053)
Other income (expense):
Interest income	4	12
Foreign exchange gain (loss)	166	(340)
Interest expense (See note 2)	(1,199)	(1,271)
Warrant amendment expense	(936)	—
Other expense, net	(1,965)	(1,599)
Loss before income tax expense	(2,571)	(15,652)
Income tax expense	(2)	(4)
Net loss	$(2,573)	$(15,656)
Deemed dividends on convertible preferred stock	(3,550)	—
Loss attributable to common stockholders	$(6,123)	$(15,656)

Basic and diluted loss per common share	$(0.07)	$(0.23)
Weighted average common shares outstanding	84,458,376	68,313,381

Net loss	$(2,573)	$(15,656)
Other comprehensive income (loss), net of income tax expense:
Foreign currency translation adjustments	(179)	299
Other comprehensive income (loss), net of $0 income tax expense	(179)	299
Comprehensive loss	$(2,752)	$(15,357)

The accompanying notes are an integral part of these consolidated financial statements.

EpiCept Corporation and Subsidiaries

Consolidated Statements of Stockholders’ Deficit

(In thousands, except share and per share amounts)

For the Years Ended December 31, 2011 and 2012

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Additional Paid-In		Accumulated	Accumulated Other Comprehensive	Treasury	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Warrants	Deficit	(Loss) Income	Stock	Deficit
Balance at January 1, 2011	—	—	—	—	54,991,535	$5	$210,540	$27,227	$(250,582)	$(1,250)	$(75)	$(14,135)
Net loss	—	—	—	—	—	—	—	—	(15,656)	—	—	(15,656)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	299	—	299
Issuance of common stock and warrants, net of issuance costs	—	—	—	—	16,001,924	2	7,485	3,385	—	—	—	10,872
Issuance of restricted common stock and restricted stock units, net	—	—	—	—	14,375	—	—	—	—	—	—	—
Issuance of warrants	—	—	—	—	—	—	—	544	—	—	—	544
Amortization of deferred stock compensation	—	—	—	—	—	—	930	—	—	—	—	930
Balance at December 31, 2011	—	—	—	—	71,007,834	$7	$218,955	$31,156	$(266,238)	$(951)	$(75)	$(17,146)
Net loss	—	—	—	—	—	—	—	—	(2,573)	—	—	(2,573)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(179)	—	(179)
Issuance of Series A convertible preferred stock and warrants, net of issuance costs	2,000	—	—	—	—	—	1,268	575	—	—	—	1,843
Issuance of Series B convertible preferred stock and warrants, net of issuance costs	—	—	1,065	—	—	—	678	312	—	—	—	990
Beneficial conversion feature related to Series A convertible preferred stock	—	—	—	—	—	—	1,578	—	(1,578)	—	—	—
Beneficial conversion feature related to Series A convertible preferred stock	—	—	—	—	—	—	(1,578)	—	1,578	—	—	—
Beneficial conversion feature related to Series B convertible preferred stock	—	—	—	—	—	—	1,972	—	(1,972)	—	—	—
Beneficial conversion feature related to Series B convertible preferred stock	—	—	—	—	—	—	(1,972)	—	1,972	—	—	—
Conversion of Series A convertible preferred stock	(1,764)	—	—	—	8,820,000	1	(1)	—	—	—	—	—
Warrant amendment expense	—	—	—	—	—	—	936	—	—	—	—	936
Issuance of restricted common stock, net	—	—	—	—	1,744,816	—	—	—	—	—	—	—
Exercise/expiration of warrants	—	—	—	—	12,076,893	1	14,358	(12,891)	—	—	—	1,468
Amortization of deferred stock compensation	—	—	—	—	—	—	692	—	—	—	—	692
Balance at December 31, 2012	236	$—	1,065	$—	93,649,543	$9	$236,886	$19,152	$(268,811)	$(1,130)	$(75)	$(13,969)

The accompanying notes are an integral part of these consolidated financial statements.

EpiCept Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(2,573)	$(15,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	62	129
Loss (gain) on disposal of assets, net	4	(5)
Foreign exchange (gain) loss	(166)	340
Stock-based compensation expense	692	930
Amortization and write-off of deferred financing costs and discount on loans	483	898
Warrant amendment expense	936	—
Excess inventory expense	—	660
Change in operating assets and liabilities:
Decrease (increase) in inventory	360	(16)
Decrease in prepaid expenses and other current assets	186	31
Increase (decrease) in accounts payable	225	(122)
(Decrease) increase in accrued research contract costs	(809)	70
Increase (decrease) in other accrued liabilities	763	(112)
Recognition of deferred revenue	(5,137)	(878)
Decrease in other liabilities	(365)	(271)
Net cash used in operating activities	(5,339)	(14,002)
Cash flows from investing activities:
Establishment of restricted cash in connection with senior term loan	(1,107)	—
Release of restricted cash in connection with senior term loan	268	—
Release of restricted cash in connection with conversion of 7.5556% convertible subordinated notes	—	118
Purchase of property and equipment	—	(26)
Proceeds from sale of property and equipment	—	5
Net cash (used in) provided by investing activities	(839)	97
Cash flows from financing activities:
Proceeds from exercise of warrants	1,468	—
Proceeds from issuance of preferred stock and warrants, net	2,833	—
Proceeds from issuance of common stock and warrants, net	—	10,872
Proceeds from loans and warrants	—	8,600
Repayment of loans	(4,314)	(1,350)
Debt issuance costs	—	(282)
Net cash (used in) provided by financing activities	(13)	17,840
Effect of exchange rate changes on cash and cash equivalents	(15)	8
Net increase (decrease) in cash and cash equivalents	(6,206)	3,943
Cash and cash equivalents at beginning of year	6,378	2,435
Cash and cash equivalents at end of year	$172	$6,378
Supplemental disclosure of cash flow information:
Cash paid for interest	$733	$646
Cash paid for income taxes	2	4
Supplemental disclosure of non-cash financing activities:
Conversion of preferred stock into common stock	882	—
Beneficial conversion feature in connection with issuance of preferred stock	3,550	—
Unpaid financing costs	301	301

The accompanying notes are an integral part of these consolidated financial statements.

EPICEPT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2012 and 2011

1. Organization and Description of Business

EpiCept is a specialty pharmaceutical company focused on the development and commercialization of pharmaceutical products for the treatment of pain and cancer. The Company’s strategy is to focus on topically delivered analgesics targeting peripheral nerve receptors and on innovative cancer therapies.  In November 2012, the Company entered into a definitive merger agreement with Immune Pharmaceuticals Ltd.  The transaction is anticipated to close during the first half of 2013 and is subject to satisfaction of certain customary closing conditions, including the approval of a majority of EpiCept shareholders.

The combined entity, to be named Immune Pharmaceuticals, Inc., will be primarily focused on developing antibody therapeutics and other targeted drugs for the treatment of inflammatory diseases and cancer.  Immune’s lead product candidate, Bertilimumab, is a fully human monoclonal antibody that targets eotaxin-1, a chemokine involved in eosinophilic inflammation, angiogenesis and neurogenesis.    Immune is currently initiating a placebo-controlled, double-blind Phase II clinical trial with Bertilimumab for the treatment of ulcerative colitis.    The following results of operations and discussion of business is of EpiCept only and does not represent the combined entity.

In December 2011, the Company met with the Food and Drug Administration (“FDA”) and was granted permission by the FDA to initiate immediately the Phase III clinical development of  AmiKet™, a late-stage pain product candidate for the treatment of peripheral neuropathies.  Fast Track designation was granted in April 2012.  The FDA’s Fast Track program is designed to facilitate the development and expedite the review of drugs intended to treat serious or life-threatening conditions and address unmet medical needs.

The Company’s oncology compounds include crolibulinTM and Azixa®.  CrolibulinTM is a novel small molecule vascular disruption agent (“VDA”) and apoptosis inducer for the treatment of patients with solid tumors that is currently in a Phase Ib/II clinical trial sponsored by the National Cancer Institute (“NCI”) to assess the drug’s efficacy and safety in combination with cisplatin in patients with anaplastic thyroid cancer (“ATC”).  Azixa®, an apoptosis inducer with VDA activity licensed by the Company to Myrexis, Inc. (“Myrexis”), as part of an exclusive, worldwide development and commercialization agreement, is currently in Phase II development for the treatment of brain cancer.  In August 2012, Myrexis elected to terminate the license agreement resulting in the reversion of all rights and licenses granted under the license agreement back to the Company.  In January 2013, the Company negotiated with Myrexis to license the Myriad patents and know-how as set forth in the License Agreement.  Under the agreement, the Company will be responsible for paying milestone payments and royalties to Myrexis if the Company decides to further develop Azixa® itself, or to share in milestones and royalties the Company receives from a partner in the event it out-licenses the drug candidate to a third party who successfully completes product development and obtains marketing approval.  The Company has no plans to pursue further development of Azixa® on its own.

Ceplene®, when used concomitantly with low-dose interleukin-2, or IL-2, is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for adult patients who are in their first complete remission.  The Company sold all of its rights to Ceplene® in Europe and certain Pacific Rim countries and a portion of its remaining Ceplene® inventory to Meda AB for approximately $2.6 million in June 2012.  Ceplene® is licensed to MegaPharm Ltd. to market and sell in Israel, where it is currently available on a named-patient basis.  Following Ministry of Health approval of labeling and other technical matters, Megapharm Ltd. is expected to commence the commercial launch of Ceplene® in Israel.  The Company has retained its rights to Ceplene® in all other countries, including countries in North and South America, but at the current time have no plans to continue development.

The Company has prepared its consolidated financial statements under the assumption that it is a going concern. The Company has devoted substantially all of its cash resources to research and development programs and selling, general and administrative expenses, and to date it has not generated any significant revenues from the sale of products.  Since inception, the Company has incurred significant net losses each year.  As a result, the Company has an accumulated deficit of $268.8 million at December 31, 2012. The Company’s recurring losses from operations, insufficient working capital resources and the accumulated deficit raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  The Company’s losses have resulted principally from costs incurred in connection with its development activities and from selling, general and administrative expenses. Even if the Company succeeds in developing and commercializing one or more of its product candidates, the Company may never become profitable.

The Company believes that its cash at December 31, 2012 of $0.2 million, plus the restricted cash held with its senior secured lender of $0.8 million and $0.3 million of net cash received from Immune in February 2013 through the issuance of approximately 2.3 million shares of the Company’s common stock, will be sufficient to fund the Company’s operations and meet its debt service requirements into the second quarter of 2013.  However, as the merger will not close before the need for additional funds, the Company will rely on Immune for such funding or seek other financing to obtain additional cash resources to fund operations. If such funding is insufficient or unavailable to the Company on a timely basis, the Company may be forced to further reduce expenses or curtail operations.

2.     Significant Accounting Policies

Consolidation

The accompanying consolidated financial statements include the accounts of EpiCept Corporation and the Company’s 100%-owned subsidiaries, Maxim Pharmaceuticals, Inc., Cytovia, Inc. and EpiCept GmbH. All inter-company transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (the “U.S.”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements.  Estimates also affect the reported amounts of revenues and expenses during the reporting period, including stock —based compensation. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue relating to its collaboration agreements in accordance with the U.S. Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin No. 104, Revenue Recognition, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605-25, “Revenue Recognition -  Multiple Element Arrangements” (“ASC 605-25”), and Accounting Standards Update (“ASU”) 2009-13, “Multiple Revenue Arrangements - a Consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”).  ASU 2009-13 supersedes certain guidance in ASC 605-25, and requires an entity to allocate arrangement consideration to all of its deliverables at the inception of an arrangement based on their relative selling prices (i.e., the relative-selling-price method).  The Company adopted the provisions of ASU 2009-13 beginning on January 1, 2011.  The adoption of ASU 2009-13 did not have a material effect on the Company’s financial statements.

Revenue under collaborative arrangements may result from license fees, milestone payments, research and development payments and royalty payments.  The Company’s application of these standards requires subjective determinations and requires management to make judgments about the value of the individual elements and whether they are separable from the other aspects of the contractual relationship. The Company evaluates its collaboration agreements to determine units of accounting for revenue recognition purposes. For collaborations containing a single unit of accounting, the Company recognizes revenue when the fee is fixed or determinable, collectibility is assured and the contractual obligations have occurred or been rendered. For collaborations involving multiple elements, the Company’s application requires management to make judgments about value of the individual elements and whether they are separable from the other aspects of the contractual relationship.  To date, the Company has determined that its upfront non-refundable license fees cannot be separated from its ongoing collaborative research and development activities and, accordingly, does not treat them as a separate element. The Company recognizes revenue from non-refundable, upfront licenses and related payments, not specifically tied to a separate earnings process, either on the proportional performance method with respect to the Company’s license with Endo, or ratably over either the development period in which the Company is obligated to participate on a continuing and substantial basis in the research and development activities outlined in the contract, or the later of 1) the conclusion of the royalty term on a jurisdiction by jurisdiction basis or 2) the expiration of the last EpiCept licensed patent as we do with respect to our license with DURECT, Myrexis and GNI, Ltd.

Proportional performance is measured based on costs incurred compared to total estimated costs to be incurred over the development period which approximates the proportion of the value of the services provided compared to the total estimated value over the development period. The proportional performance method currently results in revenue recognition at a slower pace than the ratable method as many of the Company’s costs are incurred in the latter stages of the development period. The Company periodically reviews its estimates of cost and the length of the development period and, to the extent such estimates change, the impact of the change is recorded at that time.  the Company increased the estimated development period with respect to its license with Endo by an additional twelve months to reflect additional time required to obtain clinical data from our partner during each of the years 2012 and 2011.

EpiCept recognizes milestone payments as revenue upon achievement of the milestone only if (1) it represents a separate unit of accounting as defined in ASC 605-25; (2) the milestone payments are nonrefundable; (3) substantive effort is involved in achieving the milestone; and (4) the amount of the milestone is reasonable in relation to the effort expended or the risk associated with the achievement of the milestone. If any of these conditions is not met, EpiCept will recognize milestones as revenue in accordance with its accounting policy in effect for the respective contract. For current agreements, EpiCept recognizes revenue for milestone payments based upon the portion of the development services that are completed to date and defers the remaining portion and recognizes it over the remainder of the development services on the proportional or ratable method, whichever is applicable. When payments are specifically tied to a separate earnings process, revenue will be recognized when the specific performance obligation associated with the payment has been satisfied.  Deferred revenue represents the excess of cash received compared to revenue recognized to date under licensing agreements.

EpiCept chose early adoption of the milestone method of Revenue Recognition as defined in ASC 605-28, “Revenue Recognition -  Milestone Method” on a prospective basis as of January 1, 2010. Under this method of revenue recognition, the Company will recognize into revenue research-related milestone payments for which there is substantial uncertainty at the date the arrangement is entered into that the event will be achieved, when that event can only be achieved based in whole or in part on EpiCept’s performance or a specific outcome resulting from EpiCept’s performance and, if achieved, would result in additional payments being due to EpiCept. This accounting was applicable to research milestones under the license agreement entered into with Meda AB in 2010.

Revenue from the sale of product is recognized when title and risk of loss of the product is transferred to the customer.  Provisions for discounts, early payments, rebates, sales returns and distributor chargebacks under terms customary in the industry, if any, are provided for in the same period the related sales are recorded.

Royalty revenue is recognized in the period in which the sales occur, provided that the royalty amounts are fixed or determinable, collection of the related receivable is reasonably assured and the Company has no remaining performance obligations under the arrangement providing for the royalty.  If royalties are received when the Company has remaining performance obligations, they would be attributed to the services being provided under the arrangement and, therefore, recognized as such obligations are performed under either the proportionate performance or ratable methods, as applicable.

Share-Based Payments

The Company records stock-based compensation expense at fair value in accordance with the FASB issued ASC 718-10, “Compensation — Stock Compensation” (“ASC 718-10”).  The Company utilizes the Black-Scholes valuation method to recognize compensation expense over the vesting period. Certain assumptions need to be made with respect to utilizing the Black-Scholes valuation model, including the expected life, volatility, risk-free interest rate and anticipated forfeiture of the stock options.  The expected life of the stock options was calculated using the method allowed by the provisions of ASC 718-10.  In accordance with ASC 718-10, the simplified method for “plain vanilla” options may be used where the expected term is equal to the vesting term plus the original contract term divided by two. The risk-free interest rate is based on the rates paid on securities issued by the U.S. Treasury with a term approximating the expected life of the options. Estimates of pre-vesting option forfeitures are based on the Company’s experience. The Company will adjust its estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

The Company accounts for stock-based transactions with non-employees in which services are received in exchange for the equity instruments based upon the fair value of the equity instruments issued, in accordance with ASC 718-10 and ASC 505-50, “Equity-Based Payments to Non-Employees.” The two factors that most affect charges or credits to operations related to stock-based compensation are the estimated fair market value of the common stock underlying stock options for which stock-based compensation is recorded and the estimated volatility of such fair market value. The value of such options is periodically remeasured and income or expense is recognized during the vesting terms.

Accounting for stock-based compensation granted by the Company requires fair value estimates of the equity instrument granted or sold. If the Company’s estimate of the fair value of stock-based compensation is too high or too low, it will have the effect of overstating or understating expenses. When stock-based grants are granted in exchange for the receipt of goods or services, the Company estimates the value of the stock-based compensation based upon the value of its common stock.

The Company issued approximately 0.1 million and 1.4 million stock options during the years 2012 and 2011, respectively, with varying vesting provisions to certain of its employees and directors.  Based on the Black-Scholes valuation method (volatility — 110.0%, risk free rate — 0.89%, dividends — zero, weighted average life — 5 years; forfeiture — 0%), for the grants issued in 2012, the Company estimated $28,000 of share-based compensation will be recognized as compensation expense over the vesting period, which was amortized over the weighted average remaining requisite service period of 1.0 year.  The Company recognized total share-based compensation of approximately $0.7 million and $0.9 million in 2012 and 2011, respectively, related to the options granted.  Future grants of options will result in additional charges for stock-based compensation that will be recognized over the vesting periods of the respective options.

Following the departure of three former directors in August 2012, the Company agreed to extend the period during which they would be entitled to exercise certain vested stock options to purchase its common stock from three months following the effective date of their resignations to the expiration date of each option granted to each former director.  Additionally, all options and restricted stock units that were not vested on the date of their respective resignations will continue to vest.  The Company recorded compensation expense related to the modification of the exercise period and vesting period of $23,000 in 2012.

Foreign Exchange Gains and Losses

EpiCept’s 100%-owned subsidiary in Germany, EpiCept GmbH, is currently in liquidation. EpiCept GmbH performed certain commercialization activities on the Company’s behalf and has generally been unprofitable since its inception. Its functional currency is the euro. The process by which EpiCept GmbH’s financial results are translated into U.S. dollars is as follows: income statement accounts are translated at average exchange rates for the period and balance sheet asset and liability accounts are translated at end of period exchange rates. Translation of the balance sheet in this manner affects the stockholders’ deficit account, referred to as the cumulative translation adjustment account. This account exists only in EpiCept GmbH’s U.S. dollar balance sheet and is necessary to keep the foreign balance sheet stated in U.S. dollars in balance.

Certain of the Company’s debt instruments, which were repaid in 2011, were denominated in euros.  Changes in the value of the euro relative to the value of the U.S. dollar affected the U.S. dollar value of the Company’s indebtedness at each reporting date as substantially all of its assets are held in U.S. dollars. These changes were recognized by the Company as a foreign currency transaction gain or loss, as applicable, and were reported in other expense or income in the Company’s consolidated statements of operations and comprehensive loss.

Research and Development Expenses

The Company expects that a large percentage of its future research and development expenses will be incurred in support of current and future preclinical and clinical development programs. These expenditures are subject to numerous uncertainties in timing and cost to completion. The Company tests its product candidates in numerous preclinical studies for toxicology, safety and efficacy. The Company then conducts early stage clinical trials for each drug candidate. As the Company obtains results from clinical trials, it may elect to discontinue or delay clinical trials for certain product candidates or programs in order to focus resources on more promising product candidates or programs. Completion of clinical trials may take several years but the length of time generally varies according to the type, complexity, novelty and intended use of a drug candidate. The cost of clinical trials may vary significantly over the life of a project as a result of differences arising during clinical development, including:

•                  the number of sites included in the trials;

•                  the length of time required to enroll suitable patients;

•                  the number of patients that participate in the trials;

•                  the number of doses that patients receive;

•                  the duration of follow-up with the patient;

•                  the product candidate’s phase of development; and

•                  the efficacy and safety profile of the product.

Expenses related to clinical trials are based on estimates of the services received and efforts expended pursuant to contracts with multiple research institutions and clinical research organizations that conduct clinical trials on the Company’s behalf. The financial terms of these agreements are subject to negotiation and vary from contract to contract and may result in uneven payment flows. If timelines or contracts are modified based upon changes in the clinical trial protocol or scope of work to be performed, estimates of expenses are modified accordingly on a prospective basis.

Other than Ceplene®, none of the Company’s drug candidates has received FDA or foreign regulatory marketing approval. In order to grant marketing approval, the FDA or foreign regulatory agencies must conclude that its clinical data and that of its collaborators establish the safety and efficacy of our drug candidates. Furthermore, the Company’s strategy includes entering into collaborations with third parties to participate in the development and commercialization of its products.  In the event that third parties have control over the preclinical development or clinical trial process for a product candidate, the estimated completion date would largely be under control of that third party rather than under the Company’s control. The Company cannot forecast with any degree of certainty which of its drug candidates will be subject to future collaborations or how such arrangements would affect its development plan or capital requirements.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes.” The Company files income tax returns in the U.S. federal jurisdiction, New York, California and Germany. The Company’s income tax returns for tax years after 2008 are still subject to review. Since the Company incurred losses in the past, all prior years that generated losses are open and subject to audit examination in relation to the losses generated from those years.  The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company accounts for its income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized based upon the differences arising from carrying amounts of the Company’s assets and liabilities for tax and financial reporting purposes using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in the period when the change in tax rates is enacted. A valuation allowance is established when it is determined that it is more likely than not that some portion or all of the deferred tax assets will not be realized.  A full valuation allowance has been applied against the Company’s net deferred tax assets at December 31, 2012 and 2011, because it is not more likely than not that the Company will realize future benefits associated with these deferred tax assets (See Note 11).

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of operating expense. The Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the years ended December 31, 2012 and 2011. Income tax expense for the years ended December 31, 2012 and 2011 is primarily due to minimum state and local income taxes.

Loss Per Share

Basic and diluted loss per share is computed by dividing loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted weighted average shares outstanding excludes shares underlying stock options, restricted stock, restricted stock units and warrants, since the effects would be anti-dilutive. Accordingly, basic and diluted loss per share is the same. Such excluded shares are summarized as follows:

	Year Ended December 31,
	2012	2011
Common stock options	2,530,864	4,418,602
Restricted stock units (unvested)	405,000	319,816
Shares issuable upon conversion of preferred stock	16,262,500	—
Shares issuable upon conversion of convertible debt	—	—
Warrants	25,115,796	32,534,119
Total shares excluded from calculation	44,314,160	37,272,537

Interest Expense

Interest expense consisted of the following:

	Year Ended December 31,
	2012	2011
	(in thousands)

Interest expense	$(726)	$(785)
Amortization of debt issuance costs and discount	(473)	(486)
Total interest expense	$(1,199)	$(1,271)

Amortization of debt issuance costs in 2012 and 2011 was primarily related to issuance costs in connection with the Company’s senior secured term loan that was entered into in May 2011.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less when purchased to be cash equivalents.

Restricted Cash

The Company has lease agreements for the premises it occupies.  Letters of credit in lieu of lease deposits for leased facilities totaling $0.1 million are secured by restricted cash in the same amount at December 31, 2012 and 2011. The Company failed to make certain payments on its lease agreement for the premises located in San Diego, California in 2012. As a result, the landlord applied approximately $0.1 million to unpaid rent in 2012 (see Deferred Rent and Other Noncurrent Liabilities).

The Company issued $25.0 million in principal aggregate amount of 7.5556% convertible subordinated notes due 2014 on February 4, 2009.  In connection with the issuance of these notes, the Company was required to deposit approximately $9.4 million in escrow for up to twenty-four months for the purposes of paying the interest on the notes and the make-whole payments upon conversion or redemption.  As the result of the conversion of $24.5 million of these notes in 2009, approximately $9.3 million was released from restricted cash to fund the make-whole interest payment.  The remaining $0.5 million in principal aggregate amount was prepaid in 2011 and $0.1 million was released from restricted cash to fund the make-whole interest payment.

Inventory

Inventories are valued at the lower of cost (first-in, first-out) or market. The Company periodically evaluates its inventories and will reduce inventory to its net realizable value depending on  certain factors, such as  product demand, remaining shelf life, future marketing plans, obsolescence and slow-moving inventories.

Inventory consists of the following:

	At December 31,
	2012	2011
	(in thousands)
Raw materials	$—	$158
Work-in-process	—	202
Finished goods	—	—
Total inventory	$—	$360

Recognized as:
Inventory	$—	$57
Long-term inventory	—	303

In June 2012, the Company sold its rights to Ceplene® in Europe and certain Pacific Rim countries, along with most of the remaining Ceplene® inventory, to Meda.  As a result, the Company is no longer maintaining inventory of

Ceplene®.  The Company expensed $0.7 million of Ceplene® inventory in 2011 as it believed such inventory would not be sold prior to reaching its product expiration date.  The portion of inventory classified as long-term at December 31, 2011 was not expected to be realized in cash or sold or consumed during the normal operating cycle of the Company.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include the following:

.	At December 31,
	2012	2011
	(in thousands)
Prepaid expenses	$43	$150
Prepaid insurance	53	84
Other	20	68
Total prepaid expenses and other current assets	$116	$302

Property and Equipment

Property and equipment consists of furniture, office and laboratory equipment, and leasehold improvements stated at cost. Furniture and office and laboratory equipment are depreciated on a straight-line basis over their estimated useful lives ranging from five to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset.  Maintenance and repairs are charged to expense as incurred.

Deferred Financing Costs

Deferred financing costs represent legal and other costs and fees incurred to negotiate and obtain debt financing. Deferred financing costs are capitalized and amortized using the effective interest method over the life of the applicable financing. Deferred financing costs were approximately $0.1 million and $0.3 million at December 31, 2012 and 2011, respectively.  Amortization expense was $0.5 million in each of the years 2012 and 2011.  Approximately $0.4 million of deferred financings costs related to a financing that was not completed were expensed to general and administrative expense in 2011.

Beneficial Conversion Feature of Certain Instruments

The convertible feature of certain financial instruments provide for a rate of conversion that is below market value at the commitment date. Such feature is normally characterized as a beneficial conversion feature (“BCF”). Pursuant to ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”), the estimated fair value of the BCF is recorded as a dividend if it is related to preferred stock. Our Series A 0% Convertible Preferred Stock and Series B 0% Convertible Preferred Stock are each immediately convertible and contain a BCF.  Therefore, we initially recorded a BCF of approximately $1.9 million as a deemed dividend in 2012.  As the result of the Reset Offer in September 2012, we recorded an additional BCF of $1.6 million. (see Note 7).

Deferred Rent and Other Noncurrent Liabilities

Deferred rent and other noncurrent liabilities represents deferred rent expense on our facilities in Tarrytown, NY and San Diego, CA.  In accordance with accounting principles generally accepted in the U.S., the Company recognizes rental expense, including tenant improvement allowances, on a straight-line basis over the life of the leases or useful life, whichever is shorter, irrespective of the timing of payments to or from the lessor.  The Company ceased use of its discovery research facility in San Diego, CA as a result of the Company’s decision to discontinue its drug discovery activities in 2009.  In accordance with ASC 420-10, “Exit or Disposal Cost Activities” (“ASC 420-10”), the Company recorded a liability of $0.8 million, included in research and development expense on the consolidated statements of operations and comprehensive loss, on the cease-use date based on the fair value of the costs that are expected to be incurred under the lease of the facility.   The fair value of the liability at the cease-use date was determined based on the remaining rental payments, reduced by estimated sublease rental income that could be reasonably obtained for the property. The Company had deferred rent of $0.3 million and $0.4 million at December 31, 2012 and 2011, respectively, that is being amortized through October 2013.

Impairment of Long-Lived Assets

The Company performs impairment tests on its long-lived assets when circumstances indicate that their carrying amounts may not be recoverable. If required, recoverability is tested by comparing the estimated future undiscounted cash flows of the asset or asset group to its carrying value. If the carrying value is not recoverable, the asset or asset group is written down to fair value. No such impairments have been identified with respect to the Company’s long-lived assets, which consist primarily of property and equipment at December 31, 2012.

Derivatives

The Company accounts for its derivative instruments in accordance with ASC 815-10, “Derivatives and Hedging” (“ASC 815-10”).  ASC 815-10 establishes accounting and reporting standards requiring that derivative instruments, including derivative instruments embedded in other contracts, be recorded on the balance sheet as either an asset or liability measured at its fair value. ASC 815-10 also requires that changes in the fair value of derivative instruments be recognized currently in results of operations unless specific hedge accounting criteria are met. The Company has not entered into hedging activities to date.

Accumulated Other Comprehensive Loss

The Company’s only element of accumulated other comprehensive loss was foreign currency translation adjustments of ($1.1) million and ($1.0) million at December 31, 2012 and 2011, respectively.

Fair Value of Financial Instruments

The Company applies ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to all financial instruments that are being measured and reported on a fair value basis, non-financial assets and liabilities measured and reported at fair value on a non-recurring basis, and disclosures of fair value of certain financial assets and liabilities.

The following fair value hierarchy is used in selecting inputs for those instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs).  The hierarchy consists of three levels:

•                  Level 1 — Quoted prices in active markets for identical assets or liabilities.

•                  Level 2 — Inputs other than Level 1 that are observable for similar assets or liabilities either directly or indirectly.

•                  Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable.

The financial instruments recorded in the Company’s Consolidated Balance Sheets consist primarily of cash and cash equivalents, accounts payable and the Company’s debt obligations.  The carrying amounts of the Company’s cash and cash equivalents and accounts payable approximate fair value due to their short-term nature.  The fair market value of the Company’s convertible and non-convertible loans is based on the present value of their cash flows discounted at a rate that approximates current market returns for issues of similar risk.

The carrying amount and estimated fair values of the Company’s debt instruments are as follows:

	At December 31,
	2012		2011
	Carrying Amount	Level 2 Fair Value	Carrying Amount	Level 2 Fair Value
	(In millions)
Non-convertible loans	$4.1	$4.0	$8.4	$8.3

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220) — Presentation of Comprehensive Income” which amends ASC 220, “Comprehensive Income”.  ASU 2011-05 gives an entity the option to present the total comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The Company adopted the provisions of ASU 2011-05 on a retrospective basis in the year ended December 31, 2011. The adoption of ASU 2011-05 did not have a material impact on the Company’s consolidated financial statements.  In December 2011, the FASB issued ASU 2011-12 “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.” This update stated that the specific requirement to present items that are reclassified from other comprehensive income to net income alongside their respective components of net income and other comprehensive income will be deferred. In February 2013, the FASB issued ASU 2013-02 “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income”. This update requires companies to present the effects on the line items of net income of significant reclassifications out of accumulated other comprehensive income if the amount being reclassified is required under U.S. generally accepted accounting principles to be reclassified in its entirety to net income in the same reporting period.  ASU 2013-02 is effective prospectively for the Company for fiscal years, and interim periods within those years, beginning after December 15, 2012. The adoption of ASU 2013-02 is not expected to have a material impact on our consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in GAAP and IFRS”, which amends ASC 820 “Fair Value Measurement”.  ASU 2011-04 improves the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and International Financial Reporting Standards. The amended guidance changes the wording used to describe many requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. Additionally, the amendments clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements.  ASU 2011-04 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The Company adopted the provisions of ASU 2011-04 beginning on January 1, 2012. The adoption of ASU 2011-04 did not have a material impact on the Company’s consolidated financial statements.

3. License Agreements

Meda AB

The Company entered into an exclusive commercialization agreement for Ceplene® with Meda AB (“Meda”), a leading international specialty pharmaceutical company based in Stockholm, Sweden in January 2010.  Under the terms of the agreement, the Company granted Meda the right to market Ceplene® in Europe and several other countries including Japan, China, and Australia.  The Company received a $3.0 million fee on signing and an additional $2.0 million milestone payment in May 2010 upon the first commercial sale of Ceplene® in a major European market, both of which were deferred and recognized as revenue ratably over the life of the commercialization agreement with Meda.  This agreement was terminated by mutual agreement in June 2012.

The Company sold all of its rights to Ceplene® in the territories previously licensed to Meda for $2.0 million in June 2012.  In addition, Meda purchased a portion of the Company’s remaining Ceplene® inventory for approximately $0.6 million and Meda has assumed all of EpiCept’s ongoing responsibilities related to the manufacture and maintenance of the marketing authorization of Ceplene® in the European Union.  The Company recognized the $2.0 million payment received from Meda as revenue in June 2012.  The Company recognized $0.5 million of product revenue and $0.1 million of expense reimbursement from the sale of existing Ceplene® inventory in June 2012, since approximately $0.1 million of the amount purchased by Meda related to the Company’s purchase of Proleukin® that was previously recorded as clinical trial expense. The Company has retained its rights to Ceplene® in all other countries, including countries in North and South America, but at the current time have no plans to continue development.

The Company recognized the remaining $3.8 million in deferred revenue from Meda relating to the original commercialization agreement in June 2012 since the Company has no future performance obligations under the agreement.  The Company recognized revenue from the original commercialization agreement with Meda of approximately $4.1 million and $0.5 million in 2012 and 2011, respectively.  The Company recognized revenue relating to commercial sales of Ceplene® of approximately $0.6 million and $39,000 in 2012 and 2011, respectively.

Dalhousie University

The Company entered into a direct license with Dalhousie University in July 2007, under which the Company was granted an exclusive license to certain patents for the topical use of tricyclic anti-depressants and NMDA antagonists as topical analgesics for neuralgia. These, and other patents, cover the combination treatment consisting of amitriptyline and ketamine in AmiKetTM. This technology has been incorporated into AmiKetTM.

The Company has been granted worldwide rights to make, use, develop, sell and market products utilizing the licensed technology in connection with passive dermal applications. The Company is obligated to make payments to Dalhousie upon achievement of specified milestones and to pay royalties based on annual net sales derived from the products incorporating the licensed technology. The Company is obligated to pay Dalhousie an annual maintenance fee until the license agreement expires or is terminated, or an NDA for AmiKetTM is filed with the FDA, or Dalhousie will have the option to terminate the contract. The license agreement with Dalhousie terminates upon the expiration of the last to expire licensed patent.  The Company incurred a maintenance fee of $0.5 million with Dalhousie in each of the years 2012 and 2011.  These payments were expensed to research and development in their respective years.

Myrexis, Inc.

In connection with its merger with Maxim Pharmaceuticals on January 4, 2006, EpiCept acquired a license agreement with Myrexis Inc. (“Myrexis”) under which the Company licensed the MX90745 series of caspase-inducer anti-cancer compounds to Myrexis.  The Company received a milestone payment of $1.0 million in March 2008, following dosing of the first patient in a Phase II registration sized clinical trial, which was deferred and was being recognized as revenue ratably over the life of the last to expire patent that expires in July 2024.

In August 2012, Myrexis elected to terminate its efforts to develop and commercialize any product under the license agreement. As a result of the termination of the license agreement, all rights and licenses granted under the license agreement by the Company to Myrexis have reverted to the Company.  In January 2013, the Company negotiated with Myrexis to license the Myriad patents and know-how as set forth in the License Agreement.  Under the agreement, the Company will be responsible for paying milestone payments and royalties to Myrexis if the Company decides to further develop Azixa®.  The Company is not planning to develop Azixa® at this time.  The Company therefore recognized the remaining $0.7 million in deferred revenue from Myrexis relating to the license agreement in 2012 since the Company has no future performance obligations under the agreement.   The Company recorded revenue from Myrexis of approximately $0.8 million and $0.1 million in 2012 and 2011, respectively.

DURECT Corporation

The Company entered into a license agreement with DURECT Corporation (“DURECT”) in December 2006, pursuant to which it granted DURECT the exclusive worldwide rights to certain of its intellectual property for a transdermal patch containing bupivacaine for the treatment of back pain. Under the terms of the agreement, EpiCept received a $1.0 million payment which has been deferred and is being recognized as revenue ratably over the life of the last to expire patent that expires in March 2020. The Company amended its license agreement with DURECT in September 2008.  Under the terms of the amended agreement, the Company granted DURECT royalty-free, fully paid up, perpetual and irrevocable rights to the intellectual property licensed as part of the original agreement in exchange for a cash payment of $2.25 million from DURECT, which has also been deferred and is being recognized as revenue ratably over the last patent life.  The Company recorded revenue from DURECT of approximately $0.3 million in each of the years 2012 and 2011.

Endo Pharmaceuticals Inc.

The Company entered into a license agreement with Endo Pharmaceuticals Inc. (“Endo”) in December 2003, under which it granted Endo (and its affiliates) the exclusive (including as to the Company and its affiliates) worldwide right to commercialize LidoPAIN BP. The Company also granted Endo worldwide rights to use certain of its patents for the development of certain other non-sterile, topical lidocaine containing patches, including Lidoderm®, Endo’s topical lidocaine-containing patch for the treatment of chronic lower back pain. Upon the execution of the Endo agreement, the Company received a non-refundable payment of $7.5 million, which has been deferred and is being recognized as revenue on the proportional performance method. The Company is eligible to receive payments of up to $52.5 million upon the achievement of various milestones relating to product development and regulatory approval for both the Company’s LidoPAIN BP product and licensed Endo products, including Lidoderm®, so long as, in the case of Endo’s product candidate, the Company’s patents provide protection thereof. The Company is also entitled to receive royalties from Endo based on the net sales of LidoPAIN BP. These royalties are payable until generic equivalents to the LidoPAIN BP product are available or until expiration of the patents covering LidoPAIN BP, whichever is sooner. The Company is also eligible to receive milestone payments from Endo of up to approximately $30.0 million upon the achievement of specified net sales milestones for licensed Endo products, including Lidoderm®, so long as the Company’s patents provide protection thereof. The future amount of milestone payments the Company is eligible to receive under the Endo agreement is $82.5 million. The Company recorded revenue from Endo of approximately $33,000 and $27,000 in 2012 and 2011, respectively.

Under the terms of the license agreement, the Company is responsible for continuing and completing the development of LidoPAIN BP, including the conduct of all clinical trials and the supply of the clinical products necessary for those trials and the preparation and submission of the NDA in order to obtain regulatory approval for LidoPAIN BP. Endo remains responsible for continuing and completing the development of Lidoderm® for the treatment of chronic lower back pain, including the conduct of all clinical trials and the supply of the clinical products necessary for those trials.  No progress in the development of LidoPAIN BP or Lidoderm with respect to back pain has been reported. Accordingly, the Company does not expect to receive any further cash compensation pursuant to this license agreement.

Shire BioChem

The Company entered into a license agreement reacquiring the rights to the MX2105 series of apoptosis inducer anti-cancer compounds from Shire Biochem, Inc (formerly known as BioChem Pharma, Inc.) in March 2004 and as amended in January 2005, which had previously announced that oncology would no longer be a therapeutic focus of the company’s research and development efforts. Under the agreement, all rights and obligations of the parties under the July 2000 agreement were terminated and Shire BioChem agreed to assign and/or license to the Company rights it owned under or shared under the prior research program. The agreement did not require any up-front payments, however, the Company is required to provide Shire Biochem a portion of any sublicensing payments the Company receives if the Company relicenses the series of compounds or make milestone payments to Shire BioChem totaling up to $26.0 million, assuming the successful commercialization of the compounds by the Company for the treatment of a cancer indication, as well as pay a royalty on product sales. A license fee of $0.5 million that became payable to Shire BioChem as a result of the commencement of a Phase I clinical trial for crolibulinTM in December 2006, and approximately $0.2 million in accrued interest, was reversed to research and development expense in 2012 as the Company believes that this amount is not due at December 31, 2012.

4. Property and Equipment

Property and equipment consist of the following:

	December 31,
	2012	2011
	(in thousands)
Furniture, office and laboratory equipment	$582	$1,002
Leasehold improvements	760	763
	1,342	1,765
Less accumulated depreciation	(1,286)	(1,645)
	$56	$120

Depreciation expense was approximately $0.1 million in each of the years 2012 and 2011, respectively.  The Company sold excess equipment resulting in a (loss) gain of ($4,000) and $5,000 in 2012 and  2011, respectively.

5. Other Accrued Liabilities

Other accrued liabilities consist of the following:

	December 31
	2012	2011
	(in thousands)
Accrued professional fees	$304	$345
Accrued salaries and employee benefits	465	285
Unpaid financing costs	301	301
Accrued rent	916	—
Other accrued liabilities	57	350
	$2,043	$1,281

6.     Notes, Loans and Financing

The Company is a party to several loan agreements in the following amounts:

	December 31
	2012	2011
	(in thousands)
July 2006 note payable due July 1, 2012(1)	$—	$62
May 2011 senior secured term loan due May 27, 2014 (2)	4,071	8,323
Total notes and loans payable, before debt discount	4,071	8,385
Less: Debt discount	(96)	(363)
Total notes and loans payable	3,975	8,022

Notes and loans payable, current portion	3,975	8,022
Notes and loans payable, long-term	$—	$—

(1)     The Company entered into a six-year non-interest bearing promissory note in the amount of $0.8 million with Pharmaceutical Research Associates, Inc., (“PRA”) in July 2006  as compensation for PRA assuming liability on a lease of premises in San Diego, CA. The fair value of the note (assuming an imputed 11.6% interest rate) was $0.6 million and broker fees amounted to $0.2 million at issuance. The note is payable in seventy-two equal installments of $11,000 per month and was fully repaid in June 2012.

(2)         The Company entered into a senior secured term loan in the amount of $8.6 million with Midcap Financial, LLC., (“Midcap”) in May 2011.  The Company had the option to borrow an additional $2.0 million from Midcap on or before December 31, 2011 upon meeting certain conditions, including the commencement of a Phase III clinical trial, which it did not exercise. The interest rate on the loan is 11.5% per year. The Company incurred approximately $0.1 million in issuance costs in connection with the loan and is required to pay a $0.3 million fee on the maturity date of the loan.  In addition, the Company issued five year common stock purchase warrants to Midcap granting them the right to purchase 1.1 million shares of the Company’s common stock at an exercise price of $0.63 per share. The basic terms of the loan require monthly payments of interest only through November 1, 2011, with 30 monthly payments of principal and interest that commenced on December 1, 2011. Any outstanding balance of the loan and accrued interest is to be repaid on May 27, 2014. In connection with the terms of the loan agreement, the Company granted Midcap a security interest in substantially all of the Company’s personal property including its intellectual property.

The Company allocated the $8.6 million in proceeds between the term loan and the warrants based on their relative fair values. The Company calculated the fair value of the warrants at the date of the transaction at approximately $0.5 million with a corresponding amount recorded as a debt discount. The debt discount is being accreted over the life of the outstanding term loan using the effective interest method. At the date of the transaction, the fair value of the warrants of $0.5 million was determined utilizing the Black-Scholes option pricing model utilizing the following assumptions: dividend yield of 0%, risk free interest rate of 1.71%, volatility of 110% and an expected life of five years.  The Company recognized approximately $0.3 million and $0.2 million of non-cash interest expense in 2012 and 2011, respectively,  related to the accretion of the debt discount.

The Company entered into a consent agreement with Midcap in June 2012 with respect to the sale of its Ceplene® asset to Meda.  As a result of entering into this consent agreement, the Company paid Midcap $0.8 million as a partial payment of principal on the loan in return for Midcap’s release of security interest in certain assets sold to Meda.

The Company entered into an amendment to the  loan agreement with Midcap in August 2012.  The amendment was not a result of a default under the loan agreement.  Under the amendment, the Company agreed to make a principal prepayment of $1.2 million, which approximates the scheduled principal payments due under the loan agreement from September 1, 2012 through December 31, 2012. As a result of the prepayment, the current principal balance of the loan was reduced to $4.1 million. In light of the anticipated merger with Immune, Midcap has indicated its willingness to restructure the loan upon the closing of the merger.  Negotiations are continuing. The Company will continue to make monthly payments of interest to Midcap as per the loan agreement.

The Company also agreed, pursuant to the amendment, to maintain a cash balance of $1.1 million in a bank account that is subject to the security interest maintained by Midcap under the loan agreement. Midcap deducted interest payable under the loan agreement and advanced the Company $0.1 million to cover operating expenses in 2012, resulting in a cash balance of $0.8 million at December 31, 2012.  Further, the Company committed to signing a definitive agreement, acceptable to Midcap, by November 15, 2012 with respect to a sale or partnering transaction (which the Company satisfied by entering into a definitive merger agreement with Immune Pharmaceuticals, Ltd. on November 8, 2012).

The Company’s term loan with Midcap contains a subjective acceleration clause, which allows the lender to accelerate the loan’s due date in the event of a material adverse change in the Company’s ability to pay its obligations when due.  The Company believes that its losses from operations, its stockholders’ deficit and a cash balance that is lower than its loan payable increase the likelihood of the due date being accelerated in this manner, and therefore the Company has classified loan repayments due more than twelve months from the date of these financial statements as a short term liability. The original deferred financing fees and debt discount continue to be amortized over the life of the debt that was assumed when the obligation was originally recorded.

Contractual principal payments due on loans and notes payable are as follows:

Year Ending	At December 31, 2012
(in thousands)
2013	3,329
2014	742
Total	$4,071

7. Preferred Stock

The Company has authorized 5.0 million preferred shares, of which 2,000 shares have been designated as Series A preferred stock and 1,065 shares have been designated as Series B preferred stock as of December 31, 2012.  No shares of preferred stock were issued and outstanding as of December 31, 2011.

Series A 0% Convertible Preferred Stock (“Series A Preferred”)

The Company issued 2,000 shares of Series A Preferred at a price of $1,000 per share and warrants to purchase 5.0 million shares of the Company’s common stock in February 2012 for net proceeds of approximately $1.8 million, net of $0.2 million in transactions costs.  The Shares of Series A Preferred are convertible into an aggregate of 10.0 million shares of the Company’s common stock. Each share of Series A Preferred is convertible, at the option of the holder thereof, into that number of shares of Common Stock (subject to certain limitations set forth in the Certificate of Designation) determined by dividing the stated value of such share of Series A Preferred, which is initially $1,000, by the conversion price. The initial conversion price, which is subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions but not as a result of future transactions at lower prices, was $0.20. The Series A Preferred has no voting rights. Holders of Series A Preferred are entitled to receive dividends (on an as-if-converted-to-common-stock basis) equal to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends are paid. Upon any liquidation, dissolution or winding-up of the company, whether voluntary or involuntary (a liquidation) other than a Fundamental Transaction or Change of Control Transaction (as defined in the Certificate of Designation), the holders of the Series A Preferred shall be entitled to receive out of the assets an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series A Preferred before any distribution or payment shall be made to the holders of any junior securities.

The Warrants had an initial exercise price of $0.20 per share, were immediately exercisable, and had a term of five years from the date of issuance. The exercise price and number of shares issuable upon exercise of the warrants were subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions but not as a result of future transactions at lower prices.  The Company allocated the $2.0 million in gross proceeds between the preferred stock and the warrants based on their relative fair values.  Based on the Black-Scholes option pricing model (volatility — 110%, risk free rate — 0.82%, dividends — zero, weighted average life — 5 years), we allocated approximately $0.6 million to the warrants.  The warrants met the requirements of and were being accounted for as equity in accordance with ASC 815-40.

The convertible feature of the Series A Preferred provides for a rate of conversion that is below market value at the commitment date. Such feature is normally characterized as a BCF. Pursuant to ASC 470-20, the estimated fair value of the BCF is recorded as a dividend if it is related to preferred stock. The Series A Preferred is immediately convertible and contains a BCF.  Therefore, the Company recorded a BCF of approximately $1.2 million as a deemed dividend in 2012.

In September 2012, the Company agreed to reduce the conversion price of the Series A Preferred, which was originally convertible at $0.20 per share, to $0.08 per share.  The Company also reduced the exercise price of its outstanding common stock purchase warrants that were issued in connection with the Series A Preferred, exercisable for 5.0 million shares of common stock, from $0.20 per share to $0.10 per share.  The reduction in conversion price of the Company’s Series A Preferred and exercise price of the common stock purchase warrants resulted in approximately $0.4 million being recorded as a deemed dividend in 2012.

As of December 31, 2012, 1,764 shares had been converted into approximately 8.8 million shares of the Company’s common stock. As a result, 236 shares remained outstanding at December 31, 2012.  If all of the Series A Preferred shares that remain outstanding are converted, an additional 3.0 million shares of common stock will be issued.

Series B 0% Convertible Preferred Stock (“Series B Preferred”)

The Company issued 1,065 shares of Series B Preferred at a price of $1,000 per share and warrants to purchase approximately 3.1 million shares of the Company’s common stock in April 2012 for net proceeds of approximately $1.0 million, net of $0.1 million in transactions costs.  The Shares of Series B Preferred are convertible into an aggregate of approximately 6.3 million shares of the Company’s common stock. Each share of Series B Preferred is convertible, at the option of the holder thereof, into that number of shares of Common Stock (subject to certain limitations set forth in the Certificate of Designation) determined by dividing the stated value of such share of Series B Preferred, which is initially $1,000, by the conversion price. The initial conversion price, which is subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions but not as a result of future transactions at lower prices, is $0.17. The Series B Preferred has no voting rights. Holders of Series B Preferred are entitled to receive dividends (on an as-if-converted-to-common-stock basis) equal to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends are paid. Upon any liquidation, dissolution or winding-up of the company, whether voluntary or involuntary (a liquidation) other than a Fundamental Transaction or Change of Control Transaction (as defined in the Certificate of Designation), the holders of the Series B Preferred shall be entitled to receive out of the assets an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series B Preferred before any distribution or payment shall be made to the holders of any junior securities.

The Warrants had an initial exercise price of $0.17 per share, were immediately exercisable, and had a term of five years from the date of issuance. The exercise price and number of shares issuable upon exercise of the warrants were subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions but not as a result of future transactions at lower prices.  The Company allocated the $1.1 million in gross proceeds between the preferred stock and the warrants based on their relative fair values.  Based on the Black-Scholes option pricing model (volatility — 110%, risk free rate — 1.01%, dividends — zero, weighted average life — 5 years), we allocated approximately $0.3 million to the warrants.  The warrants met the requirements of and were being accounted for as equity in accordance with ASC 815-40.

The convertible feature of the Series B Preferred provide also contains a BCF, which the Company recorded as a deemed dividend of approximately $0.8 million in 2012.

In September 2012, the Company agreed to reduce the conversion price of the Series B Preferred to $0.08 per share.  The Company also reduced the exercise price of its outstanding common stock purchase warrants that were issued in connection with the Series B Preferred, exercisable for approximately 3.1 million shares of common stock, from $0.17 per share to $0.10 per share.  The reduction in conversion price of the Series B Preferred and exercise price of the common stock purchase warrants resulted in approximately $1.2 million being recorded as a deemed dividend in 2012.

As of December 31, 2012 all 1,065 shares remained outstanding.  In January 2013, all 1,065 shares were converted into approximately 13.3 million shares of the Company’s common stock.

8. Common Stock and Common Stock Warrants

On September 24, 2012, the Company reduced the exercise price of its outstanding common stock purchase warrants that were issued in registered direct offerings that closed on February 10, 2012 and April 2, 2012, exercisable for an aggregate of 8,132,353 shares of common stock. The exercise price for all of the warrants was reduced to $0.10 per share. The Warrants issued in February 2012 had an original exercise price of $0.20 per share, and those issued in April 2012 had an original exercise price of $0.17 per share.  All of the warrants were immediately exercised, resulting in proceeds of approximately $0.8 million in 2012.

Effective January 9, 2012, the Company reduced the exercise price and extended the expiration date of its outstanding Series B common stock purchase warrants that were issued in a registered direct offering that closed on June 30, 2010.  The Series B warrants, which originally would have expired on the close of business on January 9, 2012, were exercisable for up to approximately 6.1 million shares of the Company’s common stock.  The exercise price was reduced from $1.64 per share to $0.20 per share subject to no further adjustment other than for stock splits and stock dividends and the expiration date was extended to the close of business on April 9, 2012.  The modification resulted in a warrant amendment expense of $0.9 million which was calculated as the difference in the fair value of the warrants immediately before and after the modification using the Black-Scholes option pricing model (volatility — 110%, risk free rate — 0.01%, dividends — zero, weighted average life — 0.25 years).  Approximately 3.9 million warrants were exercised for proceeds of approximately $0.7 million in 2012.

The Company issued five-year common stock purchase warrants in the May 2011 Midcap financing, granting Midcap the right to purchase 1.1 million shares of the Company’s common stock at an exercise price of $0.63 per share. The warrants issued to Midcap met the requirements of and are being accounted for as equity in accordance with ASC 815-40. The fair value of the warrants was $0.5 million using the Black-Scholes option pricing model (volatility — 110%, risk free rate — 1.71%, dividends — zero, weighted average life — 5.0 years).

The Company raised $4.6 million in gross proceeds, $4.3 million net of $0.3 million in transaction costs, in March 2011 through a public offering of common stock and common stock purchase warrants registered pursuant to a shelf registration statement on Form S-3 registering the issuance and sale of up to $50.0 million of the Company’s common stock, preferred stock, debt securities, convertible debt securities and/or warrants to purchase the Company’s securities.  Approximately 7.1 million shares of the Company’s common stock were sold at a price of $0.65 per share.  Five year common stock purchase warrants were issued to investors and the placement agent granting them the right to purchase approximately 5.3 million and 0.4 million shares of the Company’s common stock at an exercise price of $0.72 and $0.8125 per share, respectively.  The Company allocated the $4.6 million in gross proceeds between the common stock and the warrants based on their relative fair values.  Based on the Black-Scholes option pricing model (volatility — 110%, risk free rate — 2.20%, dividends — zero, weighted average life — 5 years), we allocated approximately $1.7 million of this amount to the warrants. The warrants meet the requirements of and are being accounted for as equity in accordance with ASC 815-40.

The Company raised $7.1 million in gross proceeds, $6.6 million net of $0.5 million in transaction costs, in February 2011 through a public offering of common stock and common stock purchase warrants registered pursuant to a shelf registration statement on Form S-3 registering the issuance and sale of up to $50.0 million of the Company’s common stock, preferred stock, debt securities, convertible debt securities and/or warrants to purchase the Company’s securities.  Approximately 8.9 million shares of the Company’s common stock were sold at a price of $0.80 per share.  Five year common stock purchase warrants were issued to investors and the placement agent granting them the right to purchase approximately 3.6 million and 0.4 million shares of the Company’s common stock at an exercise price of $0.75 and $1.00 per share, respectively.  The Company allocated the $7.1 million in gross proceeds between the common stock and the warrants based on their relative fair values.  Based on the Black-Scholes option pricing model (volatility — 110%, risk free rate — 2.29%, dividends — zero, weighted average life — 5 years), we allocated approximately $1.7 million of this amount to the warrants. The warrants meet the requirements of and are being accounted for as equity in accordance with ASC 815-40.

9. Commitments and Contingencies

Leases

The Company leases facilities and certain equipment under agreements through 2014 accounted for as operating leases. The leases generally contain renewal options and require the Company to pay all executory costs such as maintenance and insurance. The Company leases approximately 4,000 square feet located at 777 Old Saw Mill River Road, Tarrytown, NY that expires in May 2013.  The Company also leases approximately 23,500 rentable square feet of laboratory and office space in San Diego, California that expires in October 2013.  The Company defaulted on this lease by ceasing to make the monthly rent payments and is attempting to sublease.  The Company renewed its lease in Munich, Germany in January 2011, through July 2014 and terminated the lease in December 2012 in connection with the liquidation of EpiCept GmbH.  Rent expense approximated $1.1 million for each of the years ended December 31, 2012 and 2011.  Future minimum rental payments under non-cancelable operating leases is approximately $0.8 million through 2013.

Consulting Contracts and Employment Agreements

The Company is a party to a number of research, consulting, and license agreements, which require the Company to make payments to the other party upon the other party attaining certain milestones as defined in the agreements.  The Company may be required to make future milestone payments as of December 31, 2012, totaling approximately $1.7 million, under these agreements, of which approximately $0.5 million is payable during 2013 and approximately $1.2 million is payable from 2014 through 2016. The Company is obligated to make future royalty payments to three of its collaborators under existing license agreements, including one based on net sales of Ceplene® one based on net sales of AmiKetTM and one based on net sales of crolibulinTM, to the extent revenues on such products are realized. Under the Company’s agreement with Dalhousie University, the Company is obligated to pay an annual maintenance fee so long as no commercial product sales have occurred and the Company desires to maintain its rights under the license agreement.  The Company incurred a maintenance fee of $0.5 million with Dalhousie in each of the years 2012and 2011.

The Company’s Board of Directors ratified the employment agreements between the Company and its chief executive officer and chief financial officer dated as of October 28, 2004. The employment agreements covered the term through December 31, 2010, and provide for base salary, discretionary compensation, stock option awards, and reimbursement of reasonable expenses in connection with services performed under the employment agreements. The agreements also compensate such officers in the event of their death or disability, termination without cause, or termination within one year of an initial public offering or a change of control, as defined in the respective employment agreements.  The Company’s chief executive officer resigned in August 2012 and the employment agreement with the chief financial officer was automatically renewed for another year, ending December 31, 2013.

Litigation

On September 5, 2012, plaintiffs Kenton L. Crowley and John A. Flores filed an appeal against EpiCept in the United States District Court for the Southern District of California.  The Company filed an Answering Brief in October 2012.  The Company continues to believe this complaint is entirely without merit and that incurrence of a liability is not probable.

On November 25, 2008 plaintiffs Kenton L. Crowley and John A. Flores filed a complaint against EpiCept in the United States District Court, New Jersey, which was transferred on March 20, 2009 to the United States District Court for the Southern District of California.  The complaint alleges breach of contract, breach of covenant of good faith and fair dealing, fraud, and rescission of contract with respect to the development of a topical cream containing ketamine and butamben, known as EpiCept NP-2.  Discovery was conducted in 2010 and 2011.  The Company filed a motion for summary judgment on April 29, 2011, which was granted on January 24, 2012.  Therefore, in 2011 the Company reversed the reserve of approximately $0.2 million that was previously recorded.

10. Share-Based Payments

2005 Equity Incentive Plan

The 2005 Equity Incentive Plan (the “2005 Plan”) was adopted on September 1, 2005, approved by stockholders on September 5, 2005 and became effective on January 4, 2006. The 2005 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to EpiCept’s employees and its parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, performance-based awards and cash awards to its employees, directors and consultants and its parent and subsidiary corporations’ employees and consultants. Options are granted and vest as determined by the Board of Directors. A total of 13,000,000 shares of EpiCept’s common stock are reserved for issuance pursuant to the 2005 Plan.  No optionee may be granted an option to purchase more than 1,500,000 shares in any fiscal year. Options issued pursuant to the 2005 Plan have a maximum maturity of 10 years and generally vest over 4 years from the date of grant.  The Company records stock-based compensation expense at fair value.  The Company’s Board of Directors granted approximately 0.1 million options to purchase common stock at an exercise price of $0.35 per shares and 0.1 million shares of restricted stock to a member of its board of directors and approximately 2.8 million restricted stock units to certain employees and directors in 2012.  The Company estimates that $0.5 million of stock based compensation related to 2012 restricted stock, restricted stock units and stock options granted will be recognized as compensation expense over the vesting period.

The following table presents the total employee, board of directors and third party stock-based compensation expense resulting from the issuance of stock options, restricted stock, restricted stock units and the Employee Stock Purchase Plan included in the consolidated statement of operations and comprehensive loss:

	Years Ended December 31,
	2012	2011
	(in thousands)
General and administrative	$410	$685
Research and development	282	245
Stock-based compensation costs before income taxes	692	930
Benefit for income taxes (1)	—	—
Net compensation expense	$692	$930

(1)      The stock-based compensation expense has not been tax-effected due to the recording of a full valuation allowance against net deferred tax assets.

Summarized information for stock option grants in 2012 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2011	4,418,602	$4.77
Granted	100,000	0.35
Exercised	—	—
Forfeited	(1,945,496)	5.27
Expired	(42,242)	20.94
Options outstanding at December 31, 2012	2,530,864	$3.94	6.45	$—
Vested or expected to vest at December 31, 2012	2,483,405	$4.00	6.15	$—
Options exercisable at December 31, 2012	2,056,274	$4.60	6.15	$—

The following table summarizes information about stock options outstanding at December 31, 2012:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Options Outstanding at December 31, 2012	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Shares Exercisable at December 31, 2012	Weighted- Average Exercise Price
$ 0.35 — 1.89	1,617,412	7.21 years	$1.08	1,194,282	$0.82
2.11 — 4.89	610,457	6.12 years	$2.93	558,997	$2.76
6.00 — 10.20	66,255	3.84 years	$8.07	66,255	$8.07
17.52 — 24.12	214,300	2.99 years	$17.69	214,300	$17.69
33.84 — 141.21	22,440	0.81 years	$94.68	22,440	$94.68
	2,530,864		$3.94	2,056,274	$4.60

There were no stock option exercises in each of the years 2012 and 2011.

The weighted-average fair value of the stock option awards granted to employees was $0.28 and $0.73 in 2012 and 2011, respectively, and was estimated at the date of grant using the Black-Scholes option-pricing model and the assumptions noted in the following table:

	2012	2011
Expected life	5 years	5 years
Expected volatility	110.0%	110.0%
Risk-free interest rate	0.89%	1.93% to 2.06%
Dividend yield	0%	0%

The expected life of the stock options was calculated using the method allowed by the provisions of ASC 718-10.  In accordance with ASC 718-10, the simplified method for “plain vanilla” options may be used where the expected term is equal to the vesting term plus the original contract term divided by two. The Company used its historical volatility rate in 2012 and 2011, as management believes that this rate will be representative of future volatility over the expected term of the options.  The risk-free interest rate is based on the rates paid on securities issued by the U.S. Treasury with a term approximating the expected life of the options. The Company has never paid cash dividends, and does not currently intend to pay cash dividends, and thus has assumed a 0% dividend yield.

Pre-vesting forfeitures. Estimates of pre-vesting option forfeitures are based on the Company’s experience. Currently, the Company uses a forfeiture rate of 0%. The Company will adjust its estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

Following the departure of three former directors in August 2012, the Company agreed to extend the period during which they would be entitled to exercise certain vested stock options to purchase the Company’s common stock from three months following the effective date of their resignations to the expiration date of each option granted to each former director.  Additionally, all options and restricted stock units that were not vested on the date of their respective resignations will continue to vest.  The Company recorded compensation expense related to the modification of the exercise period and vesting period of $23,000 in 2012.

Following the departure of a former director in 2011, the Company agreed to extend the period during which he would be entitled to exercise certain vested stock options to purchase the Company’s common stock from three months following the effective date of his resignation, June 14, 2011, to the expiration date of each option granted to the former director.   Additionally, all options that were not vested on the date of his resignation will continue to vest.  The Company recorded compensation expense related to the modification of the exercise period and vesting period of $32,000 in the second quarter of 2011.  Additional compensation expense of $30,000 was recognized.

The total remaining unrecognized compensation cost related to non-vested stock options, restricted stock and restricted stock units amounted to $0.2 million at December 31, 2012, which will be amortized over the weighted-average remaining requisite service period of 1.4 years.

Restricted Stock

Restricted stock was issued to a certain non-employee member of the Company’s Board of Directors in 2012, which entitled the holder to receive approximately 0.1 million shares of the Company’s common stock upon achieving certain objectives within a one year vesting period, which was achieved and vested in 2012.  This restricted stock grant was accounted for at fair value at the date of grant and an expense was recognized during the vesting term.  No restricted stock was issued in 2011.

Restricted Stock Units

Restricted stock units were issued to certain employees and non-employee members of the Company’s Board of Directors in 2012 and 2011, which entitle the holder to receive a specified number of shares of the Company’s common stock at the end of the one year, two year or four year vesting term.  This restricted stock unit grant is accounted for at fair value at the date of grant and an expense is recognized during the vesting term.

Summarized information for restricted stock unit grants in 2012 is as follows:

	Restricted Stock Units	Weighted Average Grant Date Value Per Share
Nonvested at December 31, 2011	319,816	$1.03
Granted	2,755,000	0.24
Vested	(1,669,816)	0.26
Forfeited	(1,000,000)	0.26
Nonvested at December 31, 2012	405,000	$0.16

2009 Employee Stock Purchase Plan

The 2009 Employee Stock Purchase Plan (the “2009 ESPP”) was adopted by the Board of Directors on December 19, 2008, subject to stockholder approval, and was approved by the stockholders at the Company’s 2009 Annual Meeting held on June 2, 2009. The 2009 ESPP was effective on January 1, 2009 and a total of 1,000,000 shares of common stock have been reserved for sale. The 2009 ESPP is implemented by offerings of rights to all eligible employees from time to time. Unless otherwise determined by the Company’s Board of Directors, common stock is purchased for accounts of employees participating in the 2009 ESPP at a price per share equal to the lower of (i) 85% of the fair market value of a share of the Company’s common stock on the first day the offering or (ii) 85% of the fair market value of a share of the Company’s common stock on the last trading day of the purchase period. The initial period commenced January 1, 2009 and ended on June 30, 2009.  Each subsequent offering period has had a six-month duration.

The number of shares to be purchased at each balance sheet date is estimated based on the current amount of employee withholdings and the remaining purchase dates within the offering period.  The fair value of share options expected to vest is estimated using the Black-Scholes option-pricing model.

There were no shares issued under the 2009 ESPP in 2012 and 2011, so no expense was recorded.  A total of 78,267 shares have been issued under the 2009 ESPP as of December 31, 2012.

Warrants

The following table summarizes information about warrants outstanding at December 31, 2012:

	Options	Weighted Average Exercise Price
Warrants outstanding at December 31, 2011	32,534,119	$2.00
Issued	9,108,235	0.19
Exercised	(12,076,893)	0.13
Expired	(4,449,665)	3.24
Warrants outstanding at December 31, 2012	25,115,796	$1.64

11. Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets relate primarily to its net operating loss carryforwards and other balance sheet basis differences. In accordance with ASC 740, “Income Taxes,” the Company recorded a valuation allowance to fully offset the net deferred tax asset, because it is not more likely than not that the Company will realize future benefits associated with these deferred tax assets at December 31, 2012 and 2011. The change in the valuation allowance for the years ended December 31, 2012 and 2011 was a (decrease) increase of approximately $(2.7) million and $5.8 million, respectively.  The valuation allowance decreased during the year ended December 31, 2012 mainly because the gross deferred tax asset related to stock-based compensation was written down during the year due to the expiration of certain stock options.  Significant components of the Company’s deferred tax assets at December 31, 2012 and 2011 are as follows:

	December 31,
	2012	2011
	(in thousands)
Deferred tax assets:
Patent costs	$544	$637
Stock-based compensation	2,274	5,583
Accrued liabilities — U.S.	97	282
Accrued liabilities — German	347	347
Deferred revenue	2,558	4,362
Fixed assets	732	749
Deferred rent	106	212
Other	248	6
Warrants	45	45
Inventory expense	0	595
Credits	3,709	3,693
Net operating loss carryforwards — U.S.	56,036	52,814
Net operating loss carryforwards — German	4,141	4,198
Total deferred tax assets	70,837	73,523
Valuation allowance	(70,837)	(73.523)
Net deferred taxes	$—	$—

A reconciliation of the federal statutory tax rate and the effective tax rates is as follows:

	For the Year Ended December 31,
	2012	2011
Statutory tax rate	(34.0)%	(34.0)%
State income taxes, net of federal benefit	(5.5)	(5.5)
Equity-based compensation	145.3	0.7
German deferred tax adjustment	(0.6)	0.2
Other	(0.9)	1.7
Change in valuation allowance	(104.5)	36.9
Effective tax rate	(0)%	(0)%

The Company has approximately $297.6 million of net operating loss carryforwards (federal, state and German) and tax credit carryforwards of $3.7 million as of December 31, 2012. The Company reduced its tax attributes (NOL’s and tax credits) as a result of the Company’s ownership changes in 2009 and 2007 and the limitation placed on the utilization of its tax attributes as a substantial portion of the NOL’s and tax credits generated prior to the ownership change will likely expire unused. Accordingly, the federal NOL’s were reduced by approximately $272.0 million and the tax credit carryforwards were reduced by approximately $7.3 million.

	December 31,
	2012	2011
	(in millions)
Federal NOL’s	$141.8	$134.2
State NOL’s	139.3	129.4
German NOL’s	16.5	16.7
Total NOL’s	$297.6	$280.3

	(in thousands)
Federal Credits	$498	$481
State Credits	3,211	3211
Total Credits	$3,709	$3,692

The Company’s federal NOL’s of $141.8 million and state NOL’s of $139.3 million begin to expire after 2012 up through 2032. The Company’s German NOL’s of $16.5 million do not expire. The Company’s federal and state tax credits of $3.7 million begin to expire in 2024 through 2032.

The Company follows the provisions of ASC 740, which prescribes a threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosures.  There was no unrecognized tax benefit in the years ended December 31, 2012 and 2011.

12. Segment and Geographic Information

The Company operates as one reportable segment. The Company maintains development operations in the U.S. and Germany.  Geographic information is as follows:

	Year Ended December 31,
	2012	2011
	(in thousands)
Revenue
U.S.	$7,801	$943
Germany	3	1
	$7,804	$944
Net loss
U.S.	$2,190	$14,606
Germany	383	1,050
	$2,573	$15,656
Total Assets
U.S.	$1,290	$7,457
Germany	38	64
	$1,328	$7,521
Long Lived Assets, net
U.S.	$55	$113
Germany	1	7
	$56	$120

13. Subsequent Events (Unaudited)

All 1,065 shares of the Company’s Series B Preferred were converted into approximately 13.3 million shares of the Company’s common stock in January 2013.

The remaining 236 shares of the Company’s Series A Preferred were converted into approximately 3.0 million shares of the Company’s common stock in February 2013.

The Company received $0.3 million of net cash, from Immune in February 2013 through the issuance of approximately 2.3 million shares of its common stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders’ of

Immune Pharmaceuticals Ltd.

We have audited the accompanying consolidated balance sheets of Immune Pharmaceuticals Ltd. and subsidiary, as of December 31, 2012 and 2011 and, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012 and for the cumulative period from July 11, 2010 (date of inception) through December 31, 2012. The financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Immune Pharmaceuticals Ltd. and subsidiary as of December 31, 2012 and 2011, and the consolidated results of their operations and their cash flows for the two-year period ended December 31, 2012 and for the cumulative period from July 11, 2010 (date of inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note A to the consolidated financial statements, the Company’s recurring losses from operations and, insufficient working capital resources raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note A.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to this matter.

/s/ EisnerAmper

Edison, New Jersey

May 14, 2013

Immune Pharmaceuticals Ltd.

Consolidated Balance Sheets as of

December 31, 2012 and 2011

	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$94,951	$1,792,075
Other current assets	21,415	290,218

Total current assets	116,366	2,082,293

Property and equipment, net	35,169	15,568

Non-current assets:
Restricted cash	83,424	20,813
Intangible assets, net	3,895,988	3,742,518

Total assets	$4,130,947	$5,861,192

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$1,800,692	$756,731
Accrued expenses	622,015	713,295
Due to related parties	77,712	280,549
Current portion of notes payable	36,089	—
Other current liabilities	31,610	—
Share buy-back liability	150,000	116,000
Derivative liability	584,521	712,763

Total current liabilities	3,302,639	2,579,338

Grants payable	475,052	86,888
Long-term portion of notes payable	339,686	—

Total liabilities	4,117,377	2,666,226

Shareholders’ equity:
Founders shares, 0.10 NIS par value (approximately $0.03); 4,500,000 shares authorized, issuable and outstanding at December 31, 2012; 0 at December 31, 2011	110,497	—
Series A Preferred shares, 0.10 NIS par value (approximately $0.03); 3,000,000 shares authorized; 2,529,685 and 0 issuable and outstanding at December 31, 2012 and 2011	70,920	—
Ordinary shares, 0.10 NIS par value (approximately $0.03); shares authorized; 4,806,132 and 10,660,351 issued and outstanding at December 31, 2012 and 2011	121,081	270,634
Additional paid-in capital	15,298,647	5,936,994
Accumulated deficit	(15,587,575)	(3,012,662)
Total shareholders’ equity	13,570	3,194,966

Total liabilities and shareholder’s equity	$4,130,947	$5,861,192

Immune Pharmaceuticals Ltd.

Consolidated Statements of Operations and Comprehensive Loss for the Years Ended

December 31, 2012 and 2011 and the Period Ended

July 11, 2010(Inception) through December 31, 2012

	Year Ended December 31,		July 11, 2010 (date of inception) to
	2012	2011	December 31, 2012

Operating expenses:
Research and development	$3,796,511	$1,347,812	$5,299,095
General and administrative	5,395,215	514,473	6,649,217

Total operating expenses	9,191,726	1,892,285	11,948,312

Loss from operations	(9,191,726)	(1,892,285)	(11,948,312)

Other income (expense):
Interest expense net	(36,347)	(98,845)	(136,169)
Derivative liability income	15,854	—	15,854
Liquidation preference granted to founder	(2,803,500)	—	(2,803,500)
Loss on extinguishment of debt	(549,480)	(114,051)	(663,531)
Other	1,286	(12,203)	(10,917)
Total other expense	(3,372,187)	(225,099)	(3,598,263)

Loss before income taxes	(12,563,913)	(2,087,384)	(15,546,575)
Income tax expense	(11,000)	(30,000)	(41,000)

Net loss	$(12,574,913)	$(2,117,384)	$(15,587,575)

Net loss and comprehensive loss	$(12,574,913)	$(2,117,384)	$(15,587,575)

Immune Pharmaceuticals Ltd.

Consolidated Statements of Shareholders’ Equity for the Years Ended

December 31, 2012, 2011 and the Period from July 11, 2010 (Inception)

	Ordinary Shares		Series A Preferred Shares		Founders Shares		Additional Paid in	Accumulated	Total Shareholders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Changes during the period from incorporation
Issuance of ordinary shares for initial capitalization of entity	1,000,000	—					—		—
Issuance of ordinary shares for contribution of Immune Corp.	4,000,000	110,497					(400,897)		(290,400)
Issuance of ordinary shares in connection with consulting agreements	800,000	22,100					657,900		680,000
Loss for the period								(895,278)	(895,278)
Balance at December 31, 2010	5,800,000	132,597	—	—	—	—	257,003	(895,278)	(505,678)

Issuance of ordinary shares and warrants in connection with intangibles	2,200,000	62,858					2,532,982		2,595,840
Issuance of ordinary shares and warrants in connection with investments, net of issuance costs of $47,414	1,814,740	51,595					2,424,700		2,476,295
Issuance of ordinary shares in connection with consulting agreements	400,000	11,080					328,919		339,999
Issuance of ordinary shares in connection with convertible loans	262,953	7,448					318,533		325,981
Issuable amount of ordinary shares in connection with anti-dilution provisions	182,658	5,056					74,857		79,913
Loss for the period								(2,117,384)	(2,117,384)
Balance at December 31, 2011	10,660,351	270,634	—	—	—	—	5,936,994	(3,012,662)	3,194,966

Issuance of ordinary shares and warrants in connection with investments, net of issuance costs of $66,016	702,273	18,435					1,219,446		1,273,881
Issuable amount of ordinary shares in connection with anti-dilution provisions	64,384	1,682					110,706		112,388
Conversion of ordinary shares in to Preferred A shares	(2,529,685)	(70,920)	2,529,685	70,920					—
Conversion of ordinary shares in to Founders shares	(4,500,000)	(110,497)			4,500,000	110,497	2,803,500		2,803,500
Issuance of ordinary shares in connection with convertible loans	408,809	11,747					715,932		727,679
Share-based compensation							4,512,069		4,512,069
Loss for the period								(12,574,913)	(12,574,913)
Balance at December 31, 2012	4,806,132	121,081	2,529,685	70,920	4,500,000	110,497	15,298,647	(15,587,575)	13,570

Immune Pharmaceuticals Ltd.

Consolidated Statement of Cash Flows for the Years Ended

December 31, 2012 and 2011 and the Period from

July 11, 2010 (Inception) through December 31, 2012

	Year Ended December 31,		July 11, 2010 (date of inception) to
	2012	2011	December 31, 2012
Cash flows from operating activities:
Net Loss	$(12,574,913)	$(2,117,384)	$(15,587,575)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation & amortization	289,266	160,852	450,118
Share based compensation	4,512,069	—	4,512,069
Conversion of ordinary shares to founders shares	2,803,500	—	2,803.500
Derivative liability	(15,854)	—	(15,854)
Issuance of ordinary shares to consultants	—	339,999	1,019,999
Loss on extinguishment of debt	549,480	—	549,480
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable and prepaid expenses	268,803	(167,045)	(21,415)
Accounts payable and accured expenses	952,680	840,934	2,422,706
Related party	(24,637)	172,079	255,912
Other accrued liabilities	31,610	—	31,610
Grant liability	388,164	86,888	475,052

Net cash used in operating activities	(2,819,832)	(683,677)	(3,104,398)

Cash flows from investing activities:
Restricted cash	(62,611)	(20,813)	(83,424)
Purchase of property and equipment	(26,562)	(16,266)	(42,828)
Purchase of intangible assets		(420,248)	(520,248)

Net cash used in investing activities	(89,173)	(457,327)	(646,500)

Cash flows from financing activities:
Proceeds from issuance of shares, net	1,121,881	2,808,368	3,639,849
Issuance of convertible loans	150,000	116,000	266,000
Repayment of debt	(60,000)	—	(60,000)

Net cash provided by financing activities	1,211,881	2,924,368	3,845,849

Effect of exchange rate changes on cash and cash equivalents	—	—	—
Net change in cash and cash equivalents	(1,697,124)	1,783,364	94,951
Cash and cash equivalents beginning of year	1,792,075	8,711	—
Cash and cash equivalents end of year	$94,951	$1,792,075	$94,951

Supplemental disclosures of cash flow Information:
Cash paid during the year for:
Cash paid for income taxes	$—	$—	$—
Cash paid for interest	—	13,000	13,000

Supplemental disclosures of non-cash financing activities:
Intangible assets acquired in non-monetary exchange	$435,775	$3,282,424	$3,818,199

Immune Pharmaceuticals Ltd.

Notes to the Consolidated Financial Statements

NOTE A - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

1.                                     Nature of Operations

Immune Pharmaceuticals Ltd., together with its United States subsidiary, Immune Pharmaceuticals Corporation (“Immune” or the “Company”), is an Israel-based biopharmaceutical company focused on the discovery, development and commercialization of drugs using monoclonal antibodies and NanomAbs technology to treat unmet medical needs in the areas of inflammatory diseases and oncology.  The Company was formed and commenced operations on July 11, 2010 and is incorporated and headquartered in Israel.  Immune’s lead drug candidate, Bertilimumab, is a fully human monoclonal antibody that targets eotaxin, a key mediator of inflammation, angiogenesis and neurogenesis.  Bertilimumab is currently in Phase II clinical development in patients with moderate-to-severe ulcerative colitis.  Immune’s second drug candidate is an anti-cancer compound, which incorporates Immune’s NanomAb technology, and is currently in pre-clinical testing.

In November 2012, the Company entered into a definitive Merger Agreement and Plan of Reorganization with EpiCept Corporation, a Delaware corporation located in Tarrytown, New York. The terms of the Merger Agreement, as amended, provide that, upon the closing of the Merger, EpiCept will issue shares of its common stock to Immune shareholders in exchange for all of the outstanding shares of Immune, with EpiCept stockholders retaining approximately 19% ownership of EpiCept and Immune shareholders receiving approximately 81%, calculated on an adjusted fully diluted basis, with certain exceptions.  The proportionate ownership of the Company after the Merger by EpiCept stockholders and Immune shareholders is also subject to further adjustment.  The Merger is anticipated to close during the first half of 2013 and is subject to satisfaction of certain customary closing conditions.  The Company believes the Merger will allow it to access new capital markets, though there is no guarantee the Company will be able to raise additional funds at terms acceptable to the Company. However, as the Merger may not close before the need for additional funds, Immune is considering various transactions to obtain additional cash resources to fund operations and clinical trials.

2.                        Liquidity

For the period from commencement of operations to date, the Company has been a development stage enterprise and, accordingly, the Company’s operations have been directed primarily toward developing its licensed technologies.  The Company has experienced net losses since its inception and as of December 31, 2012 had an accumulated deficit of approximately $15,600,000.  Such losses and accumulated deficit resulted from the Company’s absence of revenue and costs incurred in the development of the Company’s technologies.

The accompanying financial statements have been prepared on a basis which assumes that Immune will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  Immune has a limited operating history and has incurred losses from operations since its inception.  These factors raise substantial doubt as to Immune’s ability to continue as a going concern.  The accompanying financial statements do not include adjustments that might result from this uncertainty.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.                                      Basis of presentation:

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S.”).  The consolidated financial statements include the financial statements of Immune Pharmaceuticals, Ltd. and its wholly-owned U.S. subsidiary, Immune Pharmaceuticals Corporation.  All significant intercompany balances and transactions have been eliminated in consolidation. The Company’s functional currency is the U.S. dollar.

2.                                      Use of estimates:

In preparing consolidated financial statements in conformity with U.S. generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include impairment of long lived assets (including intangible assets), amortization of intangible assets, depreciation, stock based compensation, valuation of options and warrants and valuation of income taxes. Actual results could differ from those estimates.

3.                                      Cash and cash equivalents

The Company considers investments with original maturities of three months or less to be cash equivalents. Restricted cash primarily represents cash not available for immediate and general use by the Company. The Company maintains cash and cash equivalents with certain major financial institutions in the U.S. and Israel. At certain times during the year cash may exceed federally insured limits.

4.                                      Intangible Assets

The Company accounts for the purchases of intangible assets in accordance with the provisions of ASC 350 Intangibles. Intangible assets are recognized based on their acquisition cost. The assets will be tested for impairment at least once annually, if determined to have an indefinite life, or whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable. If any of our intangible or long-lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value. Applicable long-lived assets, including intangible assets with definitive lives, are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment

5.                                      Property, Plant and Equipment

Property, plant and equipment are carried at cost, less accumulated depreciation. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets, except for leasehold improvements, which are depreciated over the terms of their related leases or their estimated useful lives, whichever is less. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized.

Estimated
	Method	Useful Life

Computer and accessories	Straight-line	3 - 5 years
Equipment	Straight-line	3 - 5 years
Furniture and fixtures	Straight-line	7 years

6.                                      Share-based compensation

The Company recognizes compensation expense for all equity-based payments. Stock based compensation issued to employees is accounted for under Accounting Standard Codification (“ASC”) ASC 718-10, “Compensation— Share Compensation” (“ASC 718-10”).  The Company utilizes the Black-Scholes valuation method to recognize compensation expense over the vesting period. Certain assumptions need to be made with respect to utilizing the Black-Scholes valuation model, including the expected life, volatility, risk-free interest rate and anticipated forfeiture of the stock options.  The expected life of the stock options was calculated using the method allowed by the provisions of ASC 718-10.  The risk-free interest rate is based on the rates paid on securities issued by the U.S. Treasury with a term approximating the expected life of the options. Estimates of pre-vesting option forfeitures are based on the Company’s experience. The Company will adjust its estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

The Company accounts for stock-based transactions with non-employees in which services are received in exchange for the equity instruments based upon the fair value of the equity instruments issued, in accordance with ASC 718-10 and ASC 505-50, “Equity-Based Payments to Non-Employees.”  The two factors that most affect charges or credits to operations related to stock-based compensation are the estimated fair market value of the common stock underlying stock options for which stock-based compensation is recorded and the estimated volatility of such fair market value. The value of such options is quarterly remeasured and income or expense is recognized during the vesting terms.

Accounting for share-based compensation granted by the Company requires fair value estimates of the equity instrument granted or sold. If the Company’s estimate of the fair value of stock-based compensation is too high or too low, it will have the effect of overstating or understating expenses. When stock-based grants are granted in exchange for the receipt of goods or services, the Company estimates the value of the stock-based compensation based upon the value of its ordinary shares.

7.                                     Income Taxes

Immune accounts for income taxes in accordance with ASC 740, “Income Taxes.” The Company is required to file income tax returns in Israel, and for its U.S. subsidiary in the appropriate U.S. federal jurisdiction, and New York State and City. Because the Company incurred losses in the past, all prior years are open and subject to audit examination in relation to the losses generated. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company accounts for its income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized based upon the differences arising from carrying amounts of the Company’s assets and liabilities for tax and financial reporting purposes using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in the period when the change in tax rates is enacted. A valuation allowance is established when it is determined that it is more likely than not that some portion or all of the deferred tax assets will not be realized.  A full valuation allowance has been applied against the Company’s net deferred tax assets at December 31, 2012 and 2011, because it is not more likely than not that the Company will realize future benefits associated with these deferred tax assets.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company has accrued penalties associated with any unrecognized tax benefits during the years ended December 31, 2012 and 2011.

8.                                      Research and Development

The Company expects that a large percentage of its future research and development expenses will be incurred in support of current and future preclinical and clinical development programs. These expenditures are subject to numerous uncertainties in timing and cost to completion. The Company tests its product candidates in numerous preclinical studies for toxicology, safety and efficacy. The Company then conducts early stage clinical trials for each drug candidate. As the Company obtains results from clinical trials, it may elect to discontinue or delay clinical trials for certain product candidates or programs in order to focus resources on more promising product candidates or programs. Completion of clinical trials may take several years but the length of time generally varies according to the type, complexity, novelty and intended use of a drug candidate

The cost of clinical trials may vary significantly over the life of a project as a result of differences arising during clinical development, including:

•                              the number of sites included in the trials;

•                              the length of time required to enroll suitable patients;

•                              the number of patients that participate in the trials;

•                              the number of doses that patients receive;

•                              the duration of follow-up with the patient;

•                              the product candidate’s phase of development; and

•                              the efficacy and safety profile of the product.

Expenses related to clinical trials are based on estimates of the services received and efforts expended pursuant to contracts with multiple research institutions and clinical research organizations that conduct clinical trials on the Company’s behalf. The financial terms of these agreements are subject to negotiation and vary from contract to contract and may result in uneven payment flows. If timelines or contracts are modified based upon changes in the clinical trial protocol or scope of work to be performed, estimates of expenses are modified accordingly on a prospective basis.

None of the Company’s drug candidates has received FDA or foreign regulatory marketing approval. In order to grant marketing approval, the FDA or foreign regulatory agencies must conclude that its clinical data and that of its collaborators establish the safety and efficacy of our drug candidates. Furthermore, the Company’s strategy includes entering into collaborations with third parties to participate in the development and commercialization of its products.  In the event that third parties have control over the preclinical development or clinical trial process for a product candidate, the estimated completion date would largely be under control of that third party rather than under the Company’s control. The Company cannot forecast with any degree of certainty which of its drug candidates will be subject to future collaborations or how such arrangements would affect its development plan or capital requirements.

9.                                      Foreign Currency

The Company enters into certain transactions denominated in currencies other than the U.S. dollar. At the balance sheet date any amounts denominated in other than the U.S. dollar are translated into U.S. dollars at the year-end exchange rate and recorded as expense in the current period.  Revenue and expenses are translated into U.S. dollars at the exchange rate in effect on the date of the transaction.

10.                               Segment information

The Company operates in one reportable segment: acquiring, developing and commercializing prescription drug products. Accordingly, the Company reports the accompanying consolidated financial statements in the aggregate, including all of its activities in one reportable segment.

11.                              Fair Value of Financial Instruments

The Company applies ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to all financial instruments that are being measured and reported on a fair value basis, non-financial assets and liabilities measured and reported at fair value on a non-recurring basis, and disclosures of fair value of certain financial assets and liabilities.

The following fair value hierarchy is used in selecting inputs for those instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs).  The hierarchy consists of three levels:

•                        Level 1 — Quoted prices in active markets for identical assets or liabilities.

•                        Level 2 — Inputs other than Level 1 that are observable for similar assets or liabilities either directly or indirectly.

•                        Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable.

The financial instruments recorded in the Company’s Consolidated Balance Sheets consist primarily of cash and cash equivalents, and accounts payable.  The carrying amounts of the Company’s cash and cash equivalents and accounts payable approximate fair value due to their short-term nature.

12.                               Impairment of Long-Lived Assets and Intangibles

The Company performs impairment tests on its long-lived assets when circumstances indicate that their carrying amounts may not be recoverable. If required, recoverability is tested by comparing the estimated future undiscounted cash flows of the asset or asset group to its carrying value. If the carrying value is not recoverable, the asset or asset group is written down to fair value. No such impairments have been identified with respect to the Company’s long-lived assets, which consist primarily of intangible assets at December 31, 2012 and 2011.

13.                               Derivatives

The Company accounts for its derivative instruments in accordance with ASC 815-10, “Derivatives and Hedging” (“ASC 815-10”).  ASC 815-10 establishes accounting and reporting standards requiring that derivative instruments, including derivative instruments embedded in other contracts, be recorded on the balance sheet as either an asset or liability measured at its fair value. ASC 815-10 also requires that changes in the fair value of derivative instruments be recognized currently in results of operations unless specific hedge accounting criteria are met. The Company has not entered into hedging activities to date.

14.                               Beneficial conversion feature of certain instruments

The convertible feature of certain financial instruments provide for a rate of conversion that is below market value at the commitment date. Such feature is normally characterized as a beneficial conversion feature (“BCF”). Pursuant to ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”), the estimated fair value of the BCF is recorded as a dividend if it is related to preferred stock.

15.                               Subsequent Events

The Company has evaluated subsequent events through May 14, 2013, which is the date these financial statements were available to be issued (See Note M).

16.                               Recently Issued Accounting Standards

In February 2013, the Financial Accounting Standards Board (the “FASB”) issued an accounting standards update that requires an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amounts are required to be reclassified in their entirety to net income.  For other amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts.  This guidance will be effective for reporting periods beginning after December 15, 2012, which will be the Company’s fiscal year 2013, with early adoption permitted.  Immune does not expect adoption of this standard will have a material impact on Immune’s financial position or results of operations.

In July 2012, the FASB issued ASU No. 2012-02, Intangibles — Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”).  This newly issued accounting standard allows an entity the option to first assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test for indefinite-lived intangibles other than goodwill.  Under that option, an entity would no longer be required to calculate the fair value of an indefinite-lived intangible asset unless the entity determines, based on that qualitative assessment, that it is more likely than not that the fair value of the indefinite-lived intangible asset is less than its carrying amount.  This ASU is effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted.  Immune does not expect adoption of this standard will have a material impact on Immune’s financial position or results of operations.

In June 2011, the FASB issued a new standard on the presentation of comprehensive income.  The new standard eliminated the alternative to report other comprehensive income and its components in the statement of changes in equity.  Under the new standard, companies can elect to present items of net income and other comprehensive income in one continuous statement or in two separate, but consecutive statements.  Immune’s adoption of this guidance during the year ended December 31, 2012 did not have an impact on Immune’s consolidated financial statements as the company has no other comprehensive income or losses.

NOTE C — LICENSE AGREEMENTS

[1]                iCo Therapeutics Inc.(“iCo”)

In December 2010, iCo granted Immune an option to sub-license the use of Bertilimumab from iCo, which obtained certain exclusive license rights to intellectual property relating to Bertilimumab pursuant to a license agreement with Cambridge Antibody Technology Group Plc, and to which Immune became a party. In June 2011, Immune exercised its option and obtained a worldwide license from iCo for the use and development of Bertilimumab for all human indications, other than ocular indications, pursuant to a product sub-license agreement. Under the final terms of the Agreement , Immune paid initial consideration of $1,719,840, comprised of (i) $500,000 in cash, (ii) 600,000 ordinary shares, which were valued at $1,029,840 (or $1.72 per share) and (iii) 200,000 warrants, which were valued at $190,000 (or $0.95 per warrant). In addition to this consideration iCo received anti-dilution rights equal to 6.14% of the Company’s issued and outstanding share capital of the Company on a fully diluted basis. iCo will be subject to dilution up to 2.5% (on a fully diluted and as converted basis) upon, and at any time following, any future issuance of securities in connection with a financing made at a Company pre-money valuation that is higher than $30,000,000.  This right shall lapse upon the earlier of: the consummation of an initial public offering involving the listing of the Company’s shares on an internationally-recognized stock exchange, or a Deemed Liquidation event, as defined in the Company’s Amended and Restated Articles of Association. The Company believes that the Merger qualifies as a Deemed Liquidation event.  The anti-dilution shares were determined to be a derivative liability with a fair value of $788,828. At December 31, 2012 and 2011 the derivative liability was $584,521 and $712,763, respectively. During the years ended December 31, 2012 and 2011 and period from June 2010 through December 31, 2012, $15,854, $0 and $15,854, was charged to derivative liability income in the statement of operations.  During the years ended December 31, 2012 and 2011 and period from June 2011 through December 31, 2012, 64,384, 44,224 and 108,608 shares became issuable to iCo, respectively.

iCo may receive from Immune $32 million in milestone payments plus royalties equal to 8.5%. These milestones include the first dosing in a Phase III clinical trial, filing a Biologics License Application/Marketing Autorization Application, or a BLA/MMA, approval of a BLA/MAA and the achievement of $100 million in aggregate sales of licensed products for use in irritable bowel disease.  The term of the license lasts until the expiration of all payment obligations on a country-by-basis, at which point the license will be deemed fully paid, perpetual and irrevocable with respect to that country.  However, iCo retains the worldwide exclusive right to the use of Bertilimumab for all ocular applications.

[2]                Yissum Research Development Company of The Hebrew University of Jerusalem Ltd. (“Yissum”)

In April 2011, Yissum granted Immune a license that includes patents, research results and knowhow related to the NanomAbs technology. Yissum granted Immune an exclusive license, with a right to sub-license, to make commercial use of the licensed technology in order to develop, manufacture, market, distribute or sell products derived from the license. Immune paid consideration of 800,000 shares, which were valued at $693,706 (or $0.87 per share). Under the license agreement, Immune is required to pay the following: (i) royalties in the amount of up to 4.5% of net sales; (ii) an annual license maintenance fee between $30,000 for the first year and up to a maximum of $100,000 from the first year through the sixth year; (iii) ongoing research fees of at least $400,000 for the first year and at least $400,000 from the second year through the sixth year (but, not to exceed $1,800,000 in the aggregate); (iv) milestone payments up to $8,550,000 (based on the attainment of certain milestones, including IND application submission, patient enrollment in clinical trials, regulatory approval and commercial sales); and (v) sub-license fees in amounts up to 18% of any sub-license consideration.  The license expires, on a country-by-country basis, upon the later of the expiration of (i) the last valid licensed patent, (ii) any exclusivity granted by a governmental or regulatory body on any product developed through the use of the licensed technology or (iii) the 15-year period commencing on the date of the first commercial sale of any product developed through the use of the licensed technology.  Upon the expiration of the license, Immune will have a fully-paid, non-exclusive license to the licensed technology.

[3]                MabLife SAS(“MabLife”)

In March 2012, Immune acquired from MabLife, through an assignment agreement, all rights, titles and interests in and to the patent rights, technology and deliverables related to the anti-Ferritin mAb, AMB8LK, including its nucleotide and protein sequences, its ability to recognize human acid and basic ferritins, or a part of its ability to recognize human acid and basic ferritins.  The consideration is as follows: (i) $600,000 payable in six annual installments (one of such installments being an upfront payment made upon execution of the agreement) with a fair value of $435,775 and an interest rate of 12%; and (ii) royalties of 0.6% of net sales of any product containing AMB8LK or the manufacture, use, sale, offering or importation of which would infringe on the patent rights with respect to AMB8LK.  Immune is required to assign the foregoing rights back to MabLife if Immune fails to make any of the required payments, is declared insolvent or bankrupt or terminates the agreement. $60,000 was paid to MabLife upon execution of agreement in April 2012 and $35,250 of interest was expensed during the year ended December 31, 2012.  Future payments are due annually in the following amounts: $80,000 in April, 2013, $100,000 in April, 2014, and $120,000 on each of the following three anniversaries from April 2015 through April 2017.  The present value of future payments was determined to be $375,775; $36,089 of which was determined to be short term and $339,686 of which was determined to be long term.

[4]                Jean Kadouche, Immune Pharma (Techologies) SAS and Alan Razafindrastita (“Kadouche”)

In March 2011, Kadouche, a related party (See Note K [3]), sold, assigned and transferred to Immune the entire right, title and interest for all countries, in and to any and all patents and inventions related to mice producing human antibodies and a method of preparation of human antibodies, collectively, the Human Antibody Production Technology Platform.  Immune paid Kadouche total consideration of $700,298, consisting of (i) $20,298 in cash, and (ii) 800,000 ordinary shares, which were valued at $680,000 (or $0.85 per share).Through the Human Antibody Production Technology Platform and additional laboratory work, human immune systems and specific cell lines are introduced in mice, enabling the mice to produce human mAbs.

[5]                Lonza Sales AG (“Lonza”)

On May 2, 2012, Lonza granted Immune a sub-licensable, non-exclusive worldwide license under certain know-how and patent rights to use, develop, manufacture, market, sell, offer, distribute, import and export Bertilimumab, as it is produced through the use of Lonza’s system of cell lines, vectors and know-how.  If Lonza manufactures Bertilimumab, Immune is required to pay to Lonza a royalty of 1% of the net selling price of the product.  If Immune or one of its strategic partners manufactures Bertilimumab, Immune is required to pay Lonza £75,000, or approximately $113,873, annually during the course of the license agreement (first payable upon commencement of Phase II clinical trials) plus a royalty of 1.5% of the net selling price of the product, and if any other party manufactures the Bertilimumab, Immune is required to pay to Lonza £300,000, or approximately $455,490, per sublicense annually during the duration of such sublicense plus a royalty of 2% of the net selling price of the product.  In addition, Immune is required to pay Lonza £2,000, or approximately $3,045, for the supply of certain cell lines, if it uses such cell lines.  Notwithstanding the foregoing, Immune is not obligated to manufacture bertilimumab through the use of Lonza’s system.  The royalties are subject to a 50% reduction based on the lack of certain patent protections, including the expiration of patents, on a country-by-country basis.  Unless earlier terminated (including, but not limited to, the reasons set forth below), the license agreement continues until the expiration of the last enforceable valid claim to the licensed patent rights, which expire between 2014 and 2016.

NOTE D — INTANGIBLE ASSETS

The value of the Company’s intangible assets is summarized below:

	iCo	Yissum	Kadouche	Mablife	Total
Balance, December 31, 2010	$—	$—	$—	$—	$—
Additions	2,508,668	693,706	700,298	—	3,902,672
Amortization	(87,059)	(34,083)	(39,012)	—	(160,154)
Balance, December 31, 2011	2,421,609	659,623	661,286	—	3,742,518
Additions	—	—		435,775	435,775
Amortization	(167,244)	(46,247)	(46,687)	(22,126)	(282,305)
Balance, December 31, 2012	$2,254,365	$613,376	$614,599	$413,648	$3,895,988

The intangibles above were determined by management to have a 15 year useful life. Amortization expense amounted to $282,305, $160,154 and $442,459 for the years ended December 31, 2012 and 2011 and the cumulative period from July 11, 2010 (Date of Inception) through December 31, 2012, respectively.

NOTE E - PROPERTY AND EQUIPMENT

	December 31, 2012	December 31, 2011

Computer and accessories	$12,399	$8,620
Equipment	21,105	2,533
Furniture & fixtures	9,324	5,114

Less accumulated depreciation and amortization	(7,659)	(699)

Property and equipment, net	$35,169	$15,568

Depreciation expense amounted to $6,960, $699 and $7,659 for the years ended December 31, 2012 and 2011 and the cumulative period from July 11, 2010 (date of inception) through December 31, 2012, respectively.

NOTE F — CONVERTIBLE DEBT

In May 2011, the Company borrowed $260,000 from a single institutional investor via the issuance of convertible debt. The debt carried a fixed rate of interest of 1% per month, payable monthly, and was due and payable in May 2012, if not earlier converted, with an option for the investor to transfer the loan after three months.  In connection with the debt issuance, the Company granted to the investor $78,000 of warrants (30% coverage) to purchase the Company’s ordinary shares with terms to be agreed upon at a later date and an option to invest up to $260,000 in a future round of financing at a 35% discount.  In August 2011, the loan was amended and an extension to the stated maturity was granted in return for an increase in the equivalent fair value of the warrants to be issued from $78,000 to $221,000 and an increase in the future option to invest at a 35% fair value from $260,000 to $1,106,560. The increase in the fair value of the warrants expected to be issued was determined to have a fair value of $143,000 was determined to have a fair value of $77,350 which was recorded as a loan extension fee on the date of amendment. In November 2011, the principal balance of the loan plus accrued interest was repaid in cash. The Company is continuing to negotiate the terms of the warrant and discount off the share price in a future financing transaction and will record any additional charges upon finalization of the terms.

In January 2011, the Company received $100,000 in gross proceeds from a private investor via an issuance of convertible debt.  The debt had no stated maturity, carried an interest rate of LIBOR + 2% payable annually and was convertible into ordinary shares of the Company, based on the occurrence of certain future financing transactions, at a discount off fair market value. In June 2011, the principal balance and accrued unpaid interest on this note was converted into 120,123 ordinary shares of the Company which resulted in a loss on extinguishment of the debt of $106,909. Prior to the date of conversion the Company entered into a share buy-back agreement whereby the Company agreed to purchase back 50% of the shares received as a result of the convertible loan investment if the shareholder elected to do so prior to 12/31/12. The Company recorded a liability of $50,000 to account for the potential buy-back at December 31, 2011 which was reversed and recorded in equity during December 2012 when the buy-back commitment expired unexercised.

In December 2010, the Company received $116,705 in gross proceeds from three private investors via the issuance of convertible debt.  The debt had no stated maturity, carried an interest rate of LIBOR + 1.5% payable annually and was convertible into ordinary shares of the Company, based on the occurrence of certain future financing transactions, at a discount off fair market value. In March 2011, the principal balance and accrued unpaid interest on this note was converted into 142,830 ordinary shares of the Company which resulted in a loss on extinguishment of the debt of $7,142. Prior to the date of conversion the Company entered into a share buy-back agreement with two shareholders whereby the Company agreed to purchase back all shares received as a result of the conversion of the debt if the shareholder elected to do so prior to 12/20/12. The Company recorded a liability of $66,000 to account for the potential buy-back at December 31, 2011 which was reversed and recorded in equity during December 2012 when the buy-back commitment expired unexercised.

In December 2010, the Company entered in a convertible note agreement with the Chief Executive Officer, which was intended to be a convertible line of credit, for $250,000. The debt had a 24-month term, carried an interest rate of LIBOR + 1.5% payable annually and was convertible into ordinary shares of the Company, based on the occurrence of certain future financing transactions, at a discount off fair market value. Net borrowings (repayments) under this agreement amounted to ($187,970), $79,500 and $0 for the years ended December 31, 2012 and 2011 and the cumulative period from July 11, 2010 (date of inception) through December 31, 2012, respectively.  In June 2012, the principal balance and accrued unpaid interest of $198,000 on this note was repaid. In June 2012 the Company made a cash payment of $19,800 and the remaining balance of $178,200 converted into 408,809 ordinary shares of the Company which resulted in a loss on extinguishment of the debt of $549,480.

NOTE G — STOCKHOLDERS EQUITY

[1]               CAPITALIZATION

Pursuant to the original Articles of Association, the Company authorized 100,000,000 ordinary shares, 0.10 NIS par value (approximately $0.03), to be issued.  In July 2011 the Company amended its articles of association to include an anti-dilution provision for iCo (see Note C[1]).  In July 2012 the Company further amended its articles of association to divide the 100,000,000 authorized shares into the following three classes of shares (i) 92,500,000 ordinary shares, $0.03 par value, (ii) 3,000,000 shares of Series A Preferred Shares (“Series A”), $0.03 par value and (ii) 4,500,000 founder shares $0.03 par value.

[2]               PREFERRED SHARES

In July 2012, Immune authorized three million shares and issued 2,529,865 shares of its Series A Preferred shares in exchange for the same number of its ordinary shares held by several investors in the Company.  Each Series A Preferred share confers on the holder the right to one vote for each ordinary share into which such Series A Preferred share is convertible at the time of such vote and shall otherwise have the same voting rights and powers as holders of the Company’s ordinary shares.  Holders of Series A Preferred shares are entitled to a preference in the event of a liquidation equal to the applicable price actually paid to the Company for the ordinary shares to which such Series A Preferred shares was converted.

[3]               FOUNDER SHARES

In June 2012, Immune issued 4,500,000 founder shares to Dr. Daniel Teper in exchange for 4,500,000 ordinary shares that he held.  Founder shares confer on Dr. Teper the same rights held by ordinary shareholders plus a preference in the event of (i) a Deemed Liquidation event, as defined in the Company’s Amended and Restated Articles of Association, reflecting a price per share of less than $2.70 or a Company valuation of less than $42 million on a fully diluted basis, equal to 125% of the consideration received by the holders of ordinary shares upon distribution or (ii) a Deemed Liquidation event reflecting a price per share of more than $2.70 or at a Company valuation of more than $42 million on a fully diluted basis equal to 150% of the consideration received by the holders of the ordinary shares upon distribution. The Company fair valued the preference given to the holder of the founder shares and recorded a conversion expense of $2,803,500 (See note K [1]).

[4]               ORDINARY SHARES AND ORDINARY SHARES WARRANTS

At various times during 2012, Immune issued a total of 777,273 shares of its ordinary shares to private investors at per share prices ranging from $2.00 to $2.50 plus a total of 209,619 warrants to purchase ordinary shares for total gross proceeds of $1,237,881.  The warrants have a three year life and a weighted average exercise price of $2.50. The Company allocated the gross proceeds between the ordinary shares and the warrants based on their relative fair values. The fair value of the warrants was $134,043 determined using the Black-Sholes option pricing model (volatility-76.8%, risk free rates of 0.3%-0.4%, dividends-zero, weighted average life-3 years).  The warrants meet the requirements, and have been accounted for, as equity in accordance with ASC 815-40.

The anti-dilution provisions of Immune’s agreement with iCo resulted in the issuance of ordinary shares at various times during 2011 and 2012.  See Note C [1] for details of shares issuable to iCo and account for the related derivative liability.

The Company entered into an investment agreement in March 2011 that contained an anti-dilution provision which allowed the investor to maintain an ownership percentage of 6.67%, on a fully diluted basis, until such time that the Company raised $3,000,000 in equity financing.  Immune’s agreement with this investor resulted in the issuance of additional ordinary shares at various times between June and December 2011.  In total 138,434 ordinary shares, with a fair value of $238,106, were issued to this investor.

In June 2012, Immune converted the balance outstanding of its loan from Immune’s Chief Executive Officer into 408,809 ordinary shares — see Note F.  Additionally, in June 2012, the Company redeemed 4,500,000 shares via the conversion into the same number of founder shares. In July 2012, Immune redeemed 2,517,185 ordinary shares via the conversation into the same number of Series A Preferred shares.

At various times during 2011, Immune issued a total of 1,814,740 ordinary shares to private investors at per share prices ranging from $1.00 to $2.00 plus a total of 626,540 warrants to purchase ordinary shares for total gross proceeds of $2,480,143.  The warrants have a three year life and a weighted average exercise price of $1.83.  The Company allocated the gross proceeds between the ordinary shares and the warrants based on their relative fair values.    The fair value of the warrants was $464,248 determined using the Black-Sholes option pricing model (volatility-101.1%, risk free rates of 0.4%-1.3%, dividends-zero, weighted average life-3 years).  The warrants meet the requirements of, and have been accounted for as equity in accordance with ASC 815-40.

In December 2010, Immune issued 1,000,000 ordinary shares to the founders of the Company for no consideration and 800,000 ordinary shares, with a fair value of $680,000, for consulting services included in SG&A expense. In October 2010 the Company issued 4,000,000 ordinary shares to the Chief Executive Officer for his contribution of his interest in Immune Pharmaceuticals Corporation to the Company. This transaction was between entities under common control and was recorded using the carry over basis of Immune Pharmaceuticals Corporation.

NOTE H - SHARE OPTION PLAN

On May 5, 2011, Immune’s board of directors adopted and its shareholders approved the Immune Pharmaceuticals Ltd. 2011 Share Ownership and Option Plan (the “Plan”) authorizing Immune to grant ordinary shares to eligible employees, directors, and consultants in the form of share options and other types of share purchase rights. The amount, terms, and exercisability provisions of grants are determined by the board of directors.

The purpose of the Plan is to provide Immune with the flexibility to use shares, options or other awards based on Immune’s ordinary shares as part of an overall compensation package to provide performance-based rewards to attract and retain qualified personnel. Such awards include, without limitation, options, share appreciation rights, sales or bonuses of restricted shares, restricted share units or dividend equivalent rights, and an award may consist of one such security or benefit, or two or more of them in any combination or alternative. Vesting of awards may be based upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. There are 4,066,022 common shares reserved for issuance under the Plan, of which 3,775,534 were granted, net of cancellations, and exercises as of December 31, 2012.

Incentive and non-statutory share options are granted pursuant to option agreements adopted by the plan administrator.  Options generally have 10-year contractual terms.

Immune estimates the fair value of share option grants using a Black-Scholes option pricing. In applying this model, Immune uses the following assumptions:

•                  Risk-Free Interest Rate: Immune determined the risk-free interest rate equivalent to the expected term based on the U.S. Treasury constant maturity rate.

•                  Expected Volatility: Immune determined its future share price volatility based on the average historical share price volatility of comparable peer companies.

•                  Expected Term: Due to the limited exercise history of Immune’s share options, Immune determined the expected term based on the stratification of employee groups and the expected effect of events that have indications on future exercise activity. Expected life for options granted to employees uses the Simplified Method, while options granted to non-employees uses an expected term equal to the life of the contract.

•                  Expected Dividend Rate: Immune has not paid and does not anticipate paying any cash dividends in the near future.

The fair value of each option award was estimated on the grant date using the Black Scholes option-pricing model and expensed under the straight line method.  The following assumptions were used:

Stock option plans	2012

Exercise price	$0.0252 - $2.0000
Expected stock price volatility	91.9%
Risk free rate of interest	1.53% - 2.01%
Expected life of options	5 years – 10 years

The fair value for non-employee share based awards are mark-to-marketed on each valuation date until vested using the Black Scholes pricing model. The following table summarizes the stock-based compensation expense for the year ended December 31, 2012 and 2011, and from the period July 10, 2010 (date of inception) to December 31, 2012:

Weighted
		Range of	average
		exercise	exercise
	Shares	price	price

Options outstanding at July 10, 2010	—	$—	$—

Granted	—	—	—

Options outstanding at December 31, 2010	—	—	—

Granted	—	—	—

Options outstanding at December 31, 2011	—	—	—

Granted	3,890,534	0.03-2.00	0.33

Exercised	—	—	—

Forfeited	115,000	0.44-0.61	0.57

Options outstanding at December 31, 2012	3,775,534	$0.03-2.00	$0.32

The Company estimated $5,600,000 million of share-based compensation will be recognized as compensation expense over the vesting period, which was amortized over the weighted average remaining requisite service period of 2.5 years.  The Company recognized total share-based compensation of $4,500,000 million and $0 in 2012 and 2011, respectively, related to the options granted.  Future grants of options will result in additional charges for stock-based compensation that will be recognized over the vesting periods of the respective options.

The intrinsic value of stock options outstanding and exercisable is $0 at December 31, 2010.  The unrecognized expense related to stock options at December 31, 2012 was approximately $1,100,000.

NOTE I - COMMITMENTS AND CONTINGENCIES

[1]                     Leases:

The Company leases facilities and certain equipment under agreements accounted for as operating leases. The leases generally contain renewal options and require the Company to pay all executory costs such as maintenance and insurance. The Company leases approximately 2,900 square feet located at 15 Aba Eban Street Herzlya, Israel that expires on December 31, 2013.  Rent expense approximated $77,000 for each of the years ended December 31, 2012 and 2011. Future minimum rental payments under non-cancelable operating leases is approximately $52,000 through 2013.

[2]                     Employment agreements:

The Company is committed under various employment agreements with senior management.  The agreements provide for, among other things, salary, bonus, severance payment, and certain other payments, each as defined in the respective agreements.

[3]                     Consulting Contracts:

The Company is a party to a number of research, consulting, and license agreements, which require the Company to make payments to the other party upon the other party attaining certain milestones as defined in the agreements.  The Company may be required to make future milestone payments as of December 31, 2012, totaling approximately $1,900,000 million under these agreements, of which approximately $800,000 million is payable during 2013 and approximately $1,200,000 million is payable from 2014 through 2016. The Company is obligated to make future royalty payments to iCo, Mablife and Yissum.

NOTE J - INCOME TAXES

The Company recorded a provision for income taxes of $10,325, and $30,325 for the years ended December 31, 2012 and 2011 related to uncertain tax positions, and minimum state income taxes. A reconciliation between the Company’s effective tax rate and the Israel statutory rate of 25% for the years ended December 31, 2012 and 2011 relate primarily to valuation allowance, uncertain tax positions and other permanent items.

Net deferred tax assets (liabilities) as of December 31, 2012 and 2011 consist of the following:

	December 31,
	2012	2011
Deferred Tax Asset
Net Operating Loss Carryforward	1,979,508	531,339
Temporary Differences	12,565	2,389
Total deferred tax assets	1,992,073	533,728
Valuation Allowance	(1,992,073)	(533,728)
Deferred tax asset, net of allowance	—	—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and taxing strategies in making this assessment.  The Company has determined that, based on objective evidence currently available, it is more likely than not that the deferred tax assets will not be realized in future periods.  Accordingly, the Company has provided a valuation allowance for the full amount of the deferred tax assets at December 31, 2012 and December 31, 2011.

As of December 31, 2012, Immune Pharmaceuticals Ltd. has a gross net operating loss carry forwards of approximately $5,420,000 for Israeli tax purposes which do not expire. This represents approximately $1,355,000 of the deferred tax asset and is the only non US deferred tax amount. As of December 31, 2012, Immune Pharmaceuticals Corporation has a U.S. federal net operating loss carryforward of $343,344 which will expire on December 31, 2030 and $343,319 of New York State and City net operating losses which will expire on December 31, 2030.

Utilization of such net operating losses may be limited under Internal Revenue Code Section 382, under circumstances where “change of ownership” occurs. Immune accounts for income taxes in accordance with ASC 740, “Income Taxes.” The Company is required to file income tax returns for its parent in Israel, and for its U.S. subsidiary in the appropriate U.S. federal jurisdiction, and New York State and City. Since the Company incurred losses in the past, all prior years are open and subject to audit examination in relation to the losses generated. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

	December 31,
	2012	2011
Beginning balance	30,000	—
US uncertain tax positions	11,000	20,000
Israeli uncertain tax positions	—	10,000
Ending balance	41,000	30,000

There are $41,000, and $30,000 of uncertain tax positions outstanding, and recorded in accrued expenses, as of December 31, 2012 and December

31, 2011 respectively. As Corp. was considered to be an entity under common control the transaction was recorded at carryover basis.

NOTE K - RELATED PARTY ARRANGEMENTS

[1]                     DANIEL TEPER

Immune issued 500,000 ordinary shares to Daniel Teper, Chairman and Chief Executive Officer of the Company, at its formation in July 2010.  At the time of the transaction, Dr. Teper became a 50% owner of the Company along with Jean Kadouche (See Note K [3]).  The Company assigned no value to the shares issued in this transaction.

In October 2010, the Company issued 4,000,000 ordinary shares in connection with Dr. Teper’s contribution of Immune Corp. The Company also entered into a loan agreement with Dr. Teper under which Dr. Teper agreed to lend to the Company up to $250,000.  The loan bore an interest rate of Libor plus 1.5% and was convertible into the Company’s ordinary shares under certain conditions.  The loan was due for repayment on the earlier of October 2012 or upon completion of subsequent financing which, when added to previous financing of the Company, totaled $2 million.  The Company borrowed a net amount of $108,000 in 2010 and an additional net amount of $80,000 in 2011.  In July 2012, the Company’s shareholders approved the conversion and repayment of the unpaid balance of the loan and accrued interest amounting to $187,970 into 408,809 ordinary shares at a price per share of $0.4359.  The conversion price represented a discount from the fair value of the shares at the time of the conversion of $1.78 and, accordingly, the Company recorded a beneficial conversion expense of $549,000 in the third quarter of 2012.

In December 2010, the Company entered into a consulting agreement with Dr. Teper under which the Company agreed to pay Dr. Teper $25,000 per month for his services as Chief Executive Officer, which became payable upon the Company attaining a total of $3 million in financing.  In June 2011, the Company entered into a services agreement with 21 West Partners LLC, a company owned and controlled by Dr. Teper, under which the Company agreed to pay $200,000 annually for services rendered plus reimbursement for certain expenses.  Total expenses recorded for 21 West Partners LLC and Dr. Teper in the aggregate amounted to $212,000 and $200,000 in 2011 and 2012, respectively.  As of December 31, 2012, the Company’s outstanding obligations to Dr. Teper under the agreements amounted to $116,000.  The consulting agreement with Dr. Teper was terminated in September 2011.

In September 2011, the Company entered into an employment agreement with Dr. Teper under which he continued as the Company’s Chief Executive Officer. The Company agreed to compensate Dr. Teper with a monthly salary of approximately $10,000 plus benefits and reimbursement of certain expenses.  Mr. Teper is eligible for an annual bonus of up to 50% of his annual salary based 50% upon successful achievement of personal objectives and the overall performance of his duties and obligations, and 50% on general corporate performance.   The agreement is cancelable by Dr. Teper with six months’ prior notice and by the Company with twelve months’ prior notice.

In connection with the December 2010 consulting agreement, the Company issued ten-year options to Dr. Teper in July 2012 to purchase 300,000 ordinary shares at a price per share of $0.025.  The options have vesting provisions based on the Company attaining successively higher amounts of financing.  100,000 options have vested as of December 31, 2012.  The fair value of the option grant was $527,000, using the Black-Sholes option pricing formula, which is being expensed over the estimated vesting period.  The Company awarded a ten-year option grant to purchase 50,000 ordinary shares at a price of $0.4359 per share in July 2012 that was immediately vested.  The fair value of the grant was $76,000, which was charged to share compensation expense in the third quarter of 2012.

In June 2012, Immune issued 4,500,000 Founder shares to Dr. Teper in exchange for 4,500,000 shares of ordinary shares he held.  Founder shares confer on Mr. Teper the same rights held by ordinary shareholders plus a preference in the event of a Deemed Liquidation event, reflecting a price per share of less than $2.70 or a Company valuation of less than $42 million on a fully diluted basis, equal to 125% of the consideration received by the holders of ordinary shares upon distribution; or upon a Deemed Liquidation event reflecting a price per share of more than $2.70 or at a Company valuation of more than $42 million on a fully diluted basis equal to 150% of the consideration received by the holders of the ordinary shares upon distribution.  The Company has estimated the fair value of the preference right at $2.8 million, based on management’s assessment of the probabilities of a Deemed Liquidation event occurring at either range against the probability of the Deemed Liquidation not occurring.  The pending merger of the Company with EpiCept Corporation meets the definition of Deemed Liquidation event.  The Company recorded an expense related to the liquidation preference granted to Dr. Teper of approximately $2,800,000 on the date of exchange.

[1]                     SERGE GOLDNER

In December 2010, the Company entered into a consulting agreement with Serge Goldner under which the Company agreed to pay $6,500 per month for his services as Chief Financial Officer, which became payable upon the Company attaining a total of $2 million in financing.  Total expenses recorded for Mr. Goldner pursuant to the consulting agreement amounted to approximately $94,000 in 2011.   In January 2012, the Company terminated the consulting agreement and entered into an employment agreement with Mr. Goldner under which he continued as the Company’s Chief Financial Officer. The Company agreed to compensate Mr. Goldner with a monthly salary of approximately $9,000 plus benefits including a company car and reimbursement of certain expenses.  Mr. Goldner was eligible for an annual bonus of up to 30% of his annual salary based 50 % upon successful achievement of personal objectives and the overall performance of his duties and obligations, and 50 % on general corporate performance.   The agreement is cancelable by Mr. Goldner with six months’ prior notice and by the Company with twelve months’ prior notice.

In connection with the December 2010 consulting agreement, the Company granted to Mr. Goldner ten-year options to purchase 100,000 ordinary shares at a price per share of $0.025.  The options have vesting provisions based on the Company attaining successively higher amounts of financing.  50,000 of these options were vested as of December 31, 2012.  The Company assigned no value to the ordinary shares issued to Mr. Goldner.  The fair value of the option grant as of the grant date was $176,000, using the Black-Sholes option pricing formula, which is being expensed over the estimated vesting period.

In connection with Mr. Goldner’s employment agreement, the Company awarded ten-year options to purchase 850,000 ordinary shares in May 2012.  250,000 options have an exercise price of $0.0259 per share and vest quarterly over a two-year period.  600,000 of the options have an exercise price of $0.4359 per share and vest upon the earlier of the Company attaining a total of $10 million in financing or upon a Liquidation Event, as defined in the option agreement.  The fair value of the grants was approximately $1.4 million as determined by the Black-Sholes option pricing formula and is being expensed over the estimated vesting period.

In November 2012, the Company awarded Mr. Goldner an option grant in connection with his continued employment with the Company.  Ten-year options to purchase a total of 95,000 shares were granted at an exercise price of $0.6122 and were immediately vested.  The fair value of the grant was approximately $120,000 and was expensed in the fourth quarter of 2012.

Mr. Goldner terminated his employment with the Company in April 2013.  In connection with the termination, options to purchase 954,028 ordinary shares were immediately vested.  The Company incurred share compensation expense of $0.1 million in connection with the vesting.  Mr. Goldner is continuing on a temporary basis as the Company’s Chief Financial Officer at his pre-termination salary and benefits until the closing of the Merger with EpiCept Corporation.

[2]                     JEAN ELIE KADOUCHE, PH.D.

Immune issued 500,000 ordinary shares to Jean Elie Kadouche at its formation in July 2010.  At the time of the transaction, Dr. Kadouche became a 50% owner of the Company.  The Company assigned no value to the shares issued in this transaction.

Dr. Kadouche signed a 12 month consulting agreement with Immune Corp. in October 2009.  Compensation under the agreement was $15,000 per month payable after the Company raised an aggregate amount of at least $2 million in equity.  The Company expensed approximately $174,000 in fees to Dr. Kadouche in 2010 pursuant to the agreement.

In December 2011, the Company entered into a new consulting agreement pursuant to which Dr. Kadouche became a strategic advisor and member of the Company’s Scientific Advisory Board.   The Company expensed fees associated with this agreement of $9,000 in 2011 and $53,000 in 2012.

In March 2011, Dr. Kadouche and a partner sold to the Company the entire right, title and interest for all countries, in and to any and all patents and inventions related to mice producing human antibodies and a method of preparation of human antibodies for the consideration of $20,298 (paid to Immune Pharma (Technologies) SAS, and 800,000 ordinary shares.  The transaction was treated as an asset purchase and valued at $680,000 based on the fair value of the Company’s ordinary shares on the transaction date of $0.85.

Dr. Kadouche currently serves in a consulting capacity as the Company’s Vice President, Innovation & Research focusing on the research and application of novel antibody technologies

[3]                     HERVE DE KERGOHEN

Herve de Kergohen, M.D. is a member of the Company’s board of directors.  In December 2011, the Company agreed to compensate Dr. Kergohen for his services in securing new financing for the Company.  The Company agreed to pay Dr. Kergohen 5% of the proceeds from an investment transaction in cash and 50,000 ten-year options to purchase the Company’s ordinary shares at an exercise price of $0.0265 per share.  The Company compensated Dr. Kergohen $43,000 in cash in 2011 for his services in connection with this agreement, and in July 2012 issued ten-year options having a fair value of $88,000 based on the Black-Sholes option pricing formula.  The warrants are fully vested.

In July 2012, in connection with his board service, the Company awarded Dr. Kergohen options to purchase 50,000 ordinary shares at an exercise price of $0.4359 per share.  The options were immediately vested.  The fair value of the options, based on the Black-Sholes option pricing formula, was approximately $82,000.

[4]                     ISAAC KOBRIN

Isaac Kobrin, M.D., has been a member of the Company’s board of directors since 2011.  In November 2011, the Company agreed to compensate Dr. Kobrin $5,000 per month for consulting services plus options to purchase 60,000 ordinary shares at an exercise price of $0.0265.  The Company expensed $8,000 and $52,000 in 2011 and 2012, respectively, in connection with this agreement.  The Company issued the ten-year options in July 2012 with a fair value of $106,000 based on the Black-Sholes option pricing formula.

In July 2012, in connection with his board service, the Company awarded Dr. Kobrin ten-year options to purchase 50,000 ordinary shares at an exercise price of $0.4359 per share.  The options were immediately vested.  The fair value of the options, based on the Black-Sholes option pricing formula, was approximately $82,000.

[5]                     RENE TANENBAUM

Rene Tanenbaum was a member of the Company’s board of directors from August 2011 until October 2012.  The Company signed a consulting agreement with the firm of Myrtle Potter & Company in March 2012 at which time Ms. Tanenbaum was associated with the firm.  In July 2012, Ms. Tanenbaum received an allocation of ten-year options to purchase 42,236 ordinary shares from the total amount of options issued to the firm in connection with the consulting agreement.  The options had an exercise price of $0.6122 and were immediately vested.  The fair value of the options was approximately $65,000 based on the Black-Sholes option pricing formula.

In July 2012, in connection with her board service, the Company awarded Ms. Tanenbaum options to purchase 50,000 ordinary shares at an exercise price of $0.4359 per share.  The options were immediately vested.  The fair value of the options, based on the Black-Sholes option pricing formula, was approximately $82,000.

[6]                     DAVID NAVEH

The Company signed a consulting agreement with David Naveh in November 2009 to provide strategic advice.  The contract provided for a monthly fee of $11,500 commencing once the Company had raised $2 million in financing.  The Company expensed $123,000 and $8,000 in 2010 and 2011, respectively, in connection with this agreement.

In January 2011 the Company revised its agreement with Mr. Naveh.  The Company agreed to pay a monthly consulting fee of $5,000 commencing upon the Company’s attaining $3 million in financing.  The Company also agreed to issue to Mr. Naveh ten-year options to purchase 100,000 ordinary shares at an exercise price of $0.0265.  The agreement was revised again in April 2012, reducing the consulting fee in return for a grant of ten-year options to purchase 155,000 ordinary shares at a price per share of $0.0265, 115,000 of which vested immediately and 25,000 were to vest upon attaining $3 million in financing and 15,000 were vested on December 31, 2012.  All of the options were issued in July 2012.  The fair value of the option grants totaled approximately $450,000 based on the Black-Sholes option pricing formula.

David Naveh was a member of the Company’s board of directors from August 2011 until October 2012.  In July 2012, in connection with his board service, the Company awarded Mr. Naveh ten-year options to purchase 50,000 ordinary shares at an exercise price of $0.4359 per share.  The options were immediately vested.  The fair value of the options, based on the Black-Sholes option pricing formula, was approximately $82,000. The Company expensed $37,000 in 2012.

In January 2013, the consulting agreements with Mr. Naveh were terminated.  In connection with the termination, the Company agreed to extend the exercisability of the 280,000 vested options for a period of 24 months.

[7]                     SIMON BENITA, PH.D

Simon Benita, Ph.D., is the chairman of the Company’s Scientific Advisory Board and a professor at the Hebrew University of Jerusalem.  In June 2010, the Company signed a consulting agreement with Dr. Benita related to his work in nano- and micro-particulate drug delivery systems.  The Company expensed $135,000 in connection with the agreement.  In May 2012, in connection with the agreement, the Company issued ten-year options to purchase 100,000 ordinary shares, 50,000 of which are immediately exercisable at $0.0265 and 50,000 are immediately exercisable at $0.4359.  The fair value of the options was approximately $167,000 based on the Black-Sholes option pricing formula.

[8]                     SIMON BENITA, PH.D (CONTINUED)

In April 2011, Yissum granted the Company a license that includes patents, research results and knowhow related to the NanomAbs technology. Yissum granted Immune an exclusive license, with a right to sub-license, to make commercial use of the licensed technology in order to develop, manufacture, market, distribute or sell products derived from the license. As consideration for the grant of the license, Immune is required to pay the following consideration: (i) royalties in the amount of up to 4.5% of net sales; (ii) an annual license maintenance fee between $30,000 for the first year and up to a maximum of $100,000 from the first year through the sixth year; (iii) research fees of at least $300,000 for the first year and at least $100,000 from the second year through the sixth year (but, not to exceed $1,800,000 in the aggregate); (iv) milestone payments up to $8,550,000 (based on the attainment of certain milestones, including IND application submission, patient enrollment in clinical trials, regulatory approval and commercial sales); (v) sub-license fees in amounts up to 18% of any sub-license consideration; and (vi) equity consideration in the amount of 8% of the ordinary shares of Immune on a fully diluted basis (which at the time equaled 800,000 ordinary shares).  The license expires, on a country-by-country basis, upon the later of the expiration of (i) the last valid licensed patent, (ii) any exclusivity granted by a governmental or regulatory body on any product developed through the use of the licensed technology or (iii) the 15-year period commencing on the date of the first commercial sale of any product developed through the use of the licensed technology.  Upon the expiration of the license, Immune will have a fully-paid, non-exclusive license to the licensed technology.  In addition, Immune undertook to finance (up to $1.8 million) the performance of research by Dr. Benita with respect to designing drug targeted delivery systems able to deliver cytotoxic drugs selectively at the target tumor site using mAbs as ligand targeting moieties for a period of three years commencing in April 2011.

In October 2012, the Company issued to Dr. Benita ten-year options to purchase 50,000 ordinary shares at an exercise price of $0.6122 per share.  The options were immediately vested.  The fair value of the option grant was approximately $70,000 based on the Black-Sholes option pricing formula.

[9]                     MARK E. ROTHENBERG, M.D., PH.D

Mark E. Rothenberg, M.D., Ph.D. is the co-chairman of the Company’s Scientific Advisory Board.  In March 2011, the Company agreed to compensate Dr. Rothenberg $5,000 per month for consulting services plus 400,000 ordinary shares.   The Company accrued $23,000 in fees payable to Dr. Rothenberg in 2010 and expensed $90,000 and $26,000 in connection with the agreement in 2011 and 2012, respectively.  The share grant was valued at $340,000 based on the fair value of the share as of the date of grant.

In November 2012, in connection with his service on the Company’s Scientific Advisory Board, the Company awarded Dr. Rothenberg ten-year options to purchase 50,000 ordinary shares at an exercise price of $0.6122 per share.  The options were immediately vested.  The fair value of the options, based on the Black-Sholes option pricing formula, was approximately $70,000.

[10]              PHILIPPE SALPHATI

In June 2010, Philippe Salphati, an investor in the Company, signed a consulting agreement with the Company and became a member of the Company’s Board of Strategic Advisors.   The agreement compensated Mr. Salphati with a fee of $5,000 per quarter, payable commencing upon the Company’s attaining $3.0 million in financing.  The Company expensed $0 and $20,000 in connection with the agreement in 2011 and 2012, respectively.  In January 2012, in connection with the agreement, the Company issued ten year options to purchase 20,000 ordinary shares with an exercise price of $0.0265.  These options vest quarterly over four years.  The Company also issued ten year options to purchase 13,926 ordinary shares at an exercise price of $0.0265 that were vested immediately in connection with Mr. Salphati’s investment in the Company’s ordinary shares. In November 2012, the Company also issued options to purchase 3,250 ordinary shares at an exercise price of $2.00. The ordinary shares purchase was made at a fair value of $1.71 per share, and the option grants had a fair value of approximately $62,000 based on the Black-Sholes option pricing formula.

[11]              OMAR CHANE

In March 2012, Omar Chane, an investor in the Company, signed a consulting agreement with the Company and became a member of the Company’s Board of Strategic Advisors.   No cash compensation was payable under the agreement.  In January 2012, in connection with the agreement, the Company issued ten-year options to purchase 10,000 ordinary shares with an exercise price of $0.0265.  These options were immediately vested.  The options had a grant date fair value of approximately $17,000 based on the Black-Sholes option pricing formula.

NOTE L — GOVERNMENT GRANTS

Immune has received several grants from the State of Israel’s Ministry of Industry, Trade & Labor.  During the year ended December 31, 2012, the grants received by Immune totaled $475,552, which were recorded as a long term liability. The terms of these grants require Immune to pay royalties (up to the total grant amount) on any revenue-generating goods or services developed from the research funded by these grants.

NOTE M - SUBSEQUENT EVENTS

In January and February 2013, Immune raised $845,000 in a direct placement to investors in exchange for 340,000 ordinary shares and 95,000 warrants to purchase ordinary shares.

On January 28, 2013, Immune received an additional grant from the Ministry of Industry, Trade & Labor in the amount of $7,744.

APPENDIX A
MERGER AGREEMENT

MERGER AGREEMENT AND PLAN OF REORGANIZATION

THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered as of November 7, 2012, by and among EpiCept Corporation, a Delaware corporation (“Parent”), Epicept Israel Ltd., an Israeli company in incorporation (“Acquisition Subsidiary”), which shall be, following incorporation, a wholly owned subsidiary of Parent, and Immune Pharmaceuticals Ltd., an Israeli company (the “Company”).

WHEREAS, the Boards of Directors of each of Parent, Acquisition Subsidiary and the Company have, pursuant to the laws of their respective states of incorporation, approved this Agreement and the consummation of the transactions contemplated hereby, including the merger of Acquisition Subsidiary with and into the Company (the “Merger”); and the Boards of Directors of each of the Company and Acquisition Subsidiary have declared that this Agreement is advisable, fair and in the best interests of their respective shareholders and approved the Merger upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly and mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Unless the context otherwise requires, the terms defined in this Article I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Acquisition Subsidiary” shall have the meaning set forth in the Preamble.

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.  For the purpose hereof the term “control” shall mean the holding of shares in excess of fifty percent (50%) of the voting securities of a corporate entity.

“Agreement” shall have the meaning assigned to it in the Preamble.

“Amiket Transaction” shall mean a transaction for the sale or regional or global out-licensing of Amiket.

“Audited Financial Statements Date” shall have the meaning assigned to it in Section 3.6.

“Business” shall have the meaning assigned to it in Section 3.2.

“Business Day” means any day, other than a Saturday or Sunday, on which the national banks in New York, New York as a general matter are open for business for substantially all of their banking functions.

“Certificate of Merger” shall have the meaning assigned to it in Section 2.2.

“Charter Amendments” shall mean the proposed amendments to Parent’s Amended and Restated Certificate of Incorporation (i) to change the name of Parent to “Immune Pharmaceuticals Inc.” and (ii) to increase the number of authorized shares of Parent Common Stock following the Reverse Split, to an amount mutually agreed upon by Parent and the Company.

“Closing” shall have the meaning assigned to such term in Section 9.1.

“Closing Date” shall have the meaning assigned to such term in Section 9.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning assigned to such term in the Preamble.

“Company Board” means the Board of Directors of the Company.

“Company Founder Shares” means the Founder Shares of the Company, nominal value NIS 0.10 per share

“Company Shares” means, collectively, all of the issued and outstanding Company Ordinary Shares, Company Preferred Shares and Company Founder Shares.

“Company Option Plan” shall have the meaning set forth in Section 2.8(a).

“Company Ordinary Shares” means the ordinary shares of the Company, nominal value NIS 0.10 per share.

“Company Preferred Shares” means the Series A Preferred Shares of the Company, nominal value NIS 0.10 per share.

“Company Warrants” shall mean all of the Company’s issued and outstanding warrants and options other than options issued under the Company Option Plan.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Eligible Market” means the OTC QX US and NASDAQ STOCKHOLM EXCHANGE.

“Environmental Laws” means any and all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” shall have the meaning assigned to that term in Section 2.5(b).

“Excluded Parent Options and Warrants” shall have the meaning assigned to that term in Section 2.5(b).

“Existing Company Shareholders” means the holders of Company Shares immediately prior to the Merger Effective Time.

“GAAP” means United States generally accepted accounting principles consistently applied, as applicable, as in effect from time to time.

“Governmental Authority” means any foreign, federal, national, state or local judicial, legislative, executive or regulatory body, authority or instrumentality, including, without limitation, any such United States or Israeli authorities.

“Governmental Authorization” means any consent, license, registration, authorization or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Investors” means the investors in the Private Placement.

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999.

“Laws” means any Israeli, federal, national, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

“Lead Investment Bank” shall mean ROTH Capital Partners, LLC.

“Letter of Transmittal” shall have the meaning assigned to it in Section 5.7.

“Libor” shall mean the applicable British Bankers Association Interest Settlement Rate for one year maturity for US dollars deposits displayed on the appropriate page of the Reuters screen as published on the first banking day following any relevant due date for payment under the loan, or if not so published, then by the Financial Times of London.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and including any lien or charge arising by Law.

“Losses” means any and all losses, claims, actions, damages, liabilities, penalties, fines, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.”Market Price” shall have the meaning assigned to it in Section 2.5(d).

“Material Adverse Effect” means, with respect to any Person, a change (or effect) in the condition (financial or otherwise), properties, assets, liabilities, rights, business or results of operations of such Person, which change (or effect), individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, liabilities, rights, business or results of operations.

“Material Permits” means, with respect to any Person, all certificates, authorizations and permits issued by the appropriate Governmental Authorities necessary to conduct the business of such Person, the lack of which would have a Material Adverse Effect.

“Merger” shall have the meaning assigned to it in the Preamble.

“Merger Effective Time” shall have the meaning assigned to it in Section 2.2.

“Merger Shares” shall have the meaning assigned to it in Section 2.5(b).

“MidCap” means MidCap Financial, Inc.

“MidCap Commitment Letter” means the letter dated November 2, 2012 from MidCap to Parent, a copy of which has been provided to the Company, outlining the terms of MidCap’s proposed approval of this Agreement, the Merger and the transactions contemplated herein and its proposed amendment of the terms of the MidCap Loan.

“MidCap Loan” means the current secured loan of MidCap to Parent.

“MidCap Loan Agreement Amendment” means an amendment to the MidCap Loan substantially on the terms set forth in the MidCap Commitment Letter.

“Parent” shall have the meaning assigned to it in the Preamble.

“Parent Board” means the Board of Directors of Parent.

“Parent Common Stock” shall mean the common stock, par value $0.0001 per share, of Parent.

“Parent’s Specified Liabilities” as of the Merger Effective Time shall mean the sum of (i) Parent’s accounts payable, (ii) Parent’s accrued expenses (iii) commitments with respect thereto and (iv) the outstanding balance of principal and accrued interest and other fees owed by Parent to MidCap under the MidCap Loan, less (X) Parent’s cash on hand, and (Y) no more than $600,000 on account of the legal, accounting, proxy solicitation and investment banking fees and expenses relating to the transaction contemplated by this Agreement, and any placement agent fees relating to the Private Placement contemplated by this Agreement, all as of the Merger Effective Time and calculated according to US GAAP. Parent’s Specified Liabilities as of the date of the Agreement are as specified in Exhibit A attached hereto.

“Person” means all natural persons, corporations, business trusts, associations, unincorporated organizations, limited liability companies, partnerships, joint ventures and other entities and Governmental Authorities or any department or agency thereof.

“Private Placement” means the offering of securities by Parent to the Investors in connection with the Merger and the transactions contemplated herein.

“Private Placement Memorandum” means the offering memorandum to be prepared by Parent, the Company and the Lead Investment Bank, in connection with the Private Placement.

“Private Placement Securities” means the securities of Parent to be issued in the Private Placement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Reverse Split” means the reverse stock split of the Parent Common Stock in an amount to be mutually agreed upon by Parent and the Company, to be approved by Parent’s stockholders and effectuated prior to the Closing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Surviving Corporation” shall have the meaning assigned to it in Section 2.1.

“Takeover Protections” shall mean any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under an entity’s charter documents or the laws of its state of incorporation.

“Tax” or “Taxes” means (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages, costs, fees, additions to tax or additional amounts with respect thereto, imposed by Israel, the United States (federal, state or local) or any other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Section 1.1502-6 of the Treasury Regulations promulgated under the Code; and (c) any liability for the payments of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

“Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns required to be supplied to a Tax authority relating to Taxes.

“Trading Day” means (a) any day on which the Parent Common Stock is listed or quoted and traded on the Eligible Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the Eligible Market, or (c) if trading ceases to occur on the Eligible Market, any Business Day.

“Trading Market” means any trading market of which the Parent Common Stock is listed or included for trading, including the Eligible Market.

“Transactions” means the Merger and the other transactions contemplated by or referenced in this Agreement.

“Transaction Form 8-K” shall have the meaning assigned to it in Section 5.4.

“Transaction Documents” means the Agreement and contracts, documents and instruments contemplated by or referenced in this Agreement.

ARTICLE II
THE MERGER

Section 2.1                                    Merger.  Subject to the terms and conditions of this Agreement, at the Merger Effective Time, Acquisition Subsidiary shall be merged with the Company in accordance with the Israeli Companies Law, the separate legal existence of Acquisition Subsidiary shall cease, and the Company shall (i) be the surviving corporation of the Merger (sometimes hereinafter referred to as the “Surviving Corporation”); (ii) be governed and continue its corporate existence under the laws of the State of Israel; and (iii) succeed to and assume all of the rights and the properties and obligations of Acquisition Subsidiary and the Company in accordance with the Israeli Companies Law.  With respect to references in this Agreement relating to any obligations or duties of the Company accruing after the Merger Effective Time, the usage of the defined term “Company” as opposed to “Surviving Corporation” shall not operate to negate any such obligation or duties.

Section 2.2                                    Merger Effective Time.  The Merger shall become effective on the date and at the time that the Registrar of Companies of the State of Israel (the “Companies Registrar”) provides the Surviving Corporation with the certificate of merger in accordance with Section 323(5) of the Israeli Companies Law (the “Certificate of Merger”) after receipt from the Company and Acquisition Subsidiary of the Merger Proposal (as

defined below) pursuant to Section 5.9.  The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Merger Effective Time.”

Section 2.3                                    Articles of Association; Directors and Officers.

(a)                                                            Articles of Association.  The Company shall amend and restate its Articles of Association and such amended and restated Articles of Association shall be the Articles of Association of the Surviving Corporation (the “Company Articles”) from and after the Merger Effective Time until further amended in accordance with applicable Law.

(b)                                                            Directors and Officers.  The directors and officers of the Company immediately prior to the Merger Effective Time shall be the directors and officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Merger Effective Time until his successor shall have been elected and shall have qualified in accordance with applicable Law, or as otherwise provided in the Articles of Association of the Surviving Corporation.

Section 2.4                                    Effects of the Merger.  The Merger shall have the effects provided for herein and in the applicable provisions of the Israeli Companies Law.  Without limiting the generality of the foregoing and subject thereto, at the Merger Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Acquisition Subsidiary shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Acquisition Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5                                    Manner and Basis of Converting Shares.

(a)                                                            Acquisition Subsidiary Ordinary Share Conversion.  At the Merger Effective Time, each ordinary share of Acquisition Subsidiary that shall be outstanding immediately prior to the Merger Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one ordinary share of the Surviving Corporation, so that at the Merger Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation.

(b)                                                            Conversion of Company Shares.  At the Merger Effective Time the Company Shares held by Existing Company Shareholders prior to the Merger Effective Time shall be converted, on a pro rata basis, into the right to receive such number of shares of Parent Common Stock, which together with securities of Parent issued in exchange of the Company Options and the Company Warrants and in accordance with Section 2.8 and securities of Parent reserved in accordance with Section 2.8, shall constitute in the aggregate, 77.5% of the issued and outstanding share capital of the Parent upon the Merger Effective Time, calculated on a fully-diluted basis immediately after the Merger Effective Time, except that any shares of Parent Common Stock issuable upon the exercise or conversion of (i) all outstanding stock options and warrants of Parent with an exercise or conversion price of $0.60 or more, on a pre-Reverse Split basis (the “Excluded Parent Options or Warrants”) and (ii) any Private Placement Securities, shall not be included in such fully-diluted calculations (the “Adjusted Fully Diluted Parent Capitalization”), subject to the provisions of Section 2.5(d). Without derogating from the above, it is clarified that any Private Placement Securities converted into shares of Parent Common Stock following the date of this Agreement will dilute the Existing Company Shareholders and the stockholders of Parent on a pro rata basis. Additionally, the number of shares of Parent Common Stock issuable upon conversion of the Company Shares and upon the subsequent exercise of the Company Options and the Company Warrants, will be increased proportionately by 1% for each $400,000 by which Parent’s Specified Liabilities at the Merger Effective Time exceed $6,800,000 (provided, however, that if the Closing has not occurred on or prior to March 31, 2013, the $6,800,000 threshold shall be increased on April 1, 2013 by $400,000, less any gross proceeds received by Parent from the sale in the Private Placement of equity securities, and shall increase on the first day of each successive month by an additional $400,000, less the proceeds received by Parent from the sale of such equity securities during the prior month (the “Adjustment”).  In the event that Parent’s Specified Liabilities at the Closing exceed $9,000,000 (as increased after March 31, 2013 by an amount equal to one-half of the Adjustment), the Company shall be entitled to terminate the Agreement. Any Private Placement Securities converted into shares of Parent Common Stock following the Closing will dilute the Existing Company Shareholders and the stockholders of Parent on a pro rata basis. The exact exchange ratio shall be computed immediately prior to the Merger Effective Time (“Exchange Ratio”). All of the shares of Parent Common Stock issuable pursuant to this Section 2.5(b) (other than those issuable upon conversion or exercise of the Private Placement Securities) are referred to herein collectively as the “Merger Shares”. The Company shall provide Parent with a schedule seven (7) days prior to the Closing (subject to any sales during such seven (7) day period, in which case the Company will provide to Parent an updated schedule), setting forth the name of each holder of Company Shares entitled to receive Parent Common Stock and the number of shares of such Parent Common Stock to be received (on a post Reverse Split basis), and Parent shall be entitled to rely upon such schedule in issuing the Merger Shares.

(c)                                                             Other Securities.  Each of the Company Shares held in the treasury of the Company, if any, each share of any other class of shares of the Company (other than the Company Shares), if any, any debt or other securities convertible into or exercisable for the purchase of the Company Shares, if any (subject to the provisions of Section 2.8), and securities of the Company held by Parent and/or Acquisition Subsidiary, if any, issued and outstanding immediately prior to the Merger Effective Time shall be canceled without payment of any consideration therefor and without any conversion thereof.

(d)                                                            Issuance of Additional Merger Shares.  Notwithstanding the provisions of Section 2.5(b), if the Market Price (defined herein) of Parent’s Common Stock exceeds the exercise price of any Excluded Parent Option or Warrant for a period of (i) 20 consecutive trading days, or (ii) 30 trading days out of 60 trading days or (iii) one half of the trading days remaining on the term of any Excluded Parent Option or Warrant (if the remaining term of such Excluded Parent Option or Warrant is less than 90 days) or (iv) any Excluded Parent Option or Warrant is exercised, then such Excluded Parent Option or Warrant (an “In-the-Money Option or Warrant”) shall be retroactively included in the Adjusted Fully Diluted Parent Capitalization, and the Exchange Ratio shall be adjusted accordingly.  As a result of such adjustment to the Exchange Ratio, Parent shall promptly issue and deliver to those Persons who were Existing Company Shareholders as of the Closing Date, on a pro rata basis, an additional number of shares of Parent Common Stock as would maintain the same percentage ownership of the Parent by such Existing Company Shareholders as of the Closing Date, had such In-the-Money Options or Warrants been included in the Adjusted Fully Diluted Parent Capitalization at such time.  For purposes of this Section 2.5(d), “Market Price” shall mean the closing price of the Parent Common Stock as quoted on the OTC QX US, or if subsequently listed on the NASDAQ or the NYSE MKT, on such markets.

Section 2.6                                    Surrender and Exchange of Securities.  (a) As soon as practicable after the Merger Effective Time and upon (i) surrender of a certificate or certificates representing the Company Shares that were outstanding immediately prior to the Merger Effective Time to Parent (or, in case such certificates shall be lost, stolen or destroyed, an affidavit of that fact by the holder thereof) (each a “Certificate”) and (ii) delivery to Parent of an executed Letter of Transmittal (as described in Section 5.7), Parent shall deliver to the record holder of the Company Shares surrendering such certificate or certificates, a certificate or certificates (or evidence of shares in book-entry form) registered in the name of such shareholder representing the number of shares of Parent Common Stock to which such holder is entitled under Section 2.5, including any cash paid in lieu of any fractional shares pursuant to Section 2.6(c).  In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, a certificate (or evidence of shares in book-entry form) representing the proper number of whole shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if, upon delivery by the holder thereof at the Closing, such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and the Person requesting such issuance shall have paid any transfer and other Taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or shall have established to the reasonable satisfaction of Parent that such Tax either has been paid or is not applicable.  As of the Merger Effective Time, each Company Share issued and outstanding immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be canceled and retired and until the certificate or certificates evidencing such shares are surrendered, each certificate that immediately prior to the Merger Effective Time represented any outstanding Company Share shall be deemed at and after the Merger Effective Time to represent only the right to receive upon surrender as aforesaid the consideration specified in Section 2.5 for the holder thereof.

(b)                                                            Transfer Books; No Further Ownership Rights in Company Shares.  All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid in lieu of any fractional shares pursuant to Section 2.6(c)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Company Shares previously represented by such Certificates, and at the Merger Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the Company Shares that were outstanding immediately prior to the Merger Effective Time.  From and after the Merger Effective Time, the holders of Certificates that evidenced ownership of the Company Shares outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law.

(c)                                                             No Fractional Shares.  No fraction of a share of Parent Common Stock shall be issued upon the surrender for exchange of a Certificate (or evidence of such shares in book-entry form), no dividends or other distributions of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.  In lieu of such fractional share interests, Parent shall pay to each holder of a Certificate (upon surrender thereof as provided in this Article II) an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder (after aggregating all shares of Parent Common Stock into which the Company Shares held at the Merger Effective Time by such holder are exchangeable) would otherwise be entitled by the closing price of a share of Parent Common Stock on the OTC QX US on the date immediately preceding the Closing , adjusted for the Reverse Split (such closing price, as Reverse Split adjusted, referred to as the “Ratio”).

(d)                                                            Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the written agreement by such Person to indemnify Parent and the Surviving Corporation against any claim that may be made against it with respect to such Certificate, Parent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Shares and cash in lieu of any fractional shares of Parent Common Stock to which such Person would be entitled pursuant to Section 2.6(c), in each case pursuant to this Agreement.

(e)                                                             No Liability.  Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto or the Surviving Corporation shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of any fractional shares of Parent Common Stock, in each case required to be delivered and delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)                                                              Withholding.  Notwithstanding any provision of this Agreement to the contrary, Parent shall be entitled to deduct and withhold from any cash amounts payable, or shares of Parent Common Stock issuable, pursuant to this Agreement to any Company shareholder or holder of the Company Options, such amounts or shares as may be required, under the Israeli Income Tax Ordinance or any other Tax law, to be deducted and withheld with respect to the issuance of shares of Parent Common Stock and options.  To the extent that amounts are so withheld, they shall be treated for all purposes of this Agreement as having been paid to the respective Company shareholder or holder of Company Options.  Notwithstanding the foregoing, Parent shall not so withhold any amounts if a person entitled to payment under this Agreement (x) is exempt from withholding by virtue of an Israeli Income Tax Ruling or (y) has provided to Parent a Valid Certificate at least three (3) Business Days prior to the Closing Date.  A “Valid Certificate” shall be a certificate or ruling issued by the Israeli Tax Authority which is sufficient to enable Parent to conclude, in its sole discretion, that no withholding of Israeli Tax is required with respect to the payment to such shareholder or holder of Company Options. Notwithstanding the foregoing, Parent shall not be obligated to issue any shares to any Company shareholder or holder of Company Options unless such person has (1) provided to the Company a Valid Certificate, (2) is exempt from withholding by virtue of an Israeli Income Tax Ruling or (3) has paid to the Company the Israeli Tax that should be withheld in connection with the issuance of Parent Common Stock and grant of options under this Agreement.

Section 2.7                                    Parent Common Stock.  Parent agrees that it will issue the Merger Shares into which the Company Shares are converted at the Merger Effective Time pursuant to Section 2.5 to the respective holder under Section 2.5 and will pay any cash amount in lieu of any fractional shares as set forth in Section 2.6(c).

Section 2.8                                    Company Options; Company Warrants.

(a)                                                            Before the Closing, the Company Board shall adopt such resolutions or take such other actions as may be required to effect the following:

(i)                                             adjust the terms of all outstanding options of the Company to purchase Company Ordinary Shares under the Company’s Share Ownership and Option Plan (2011) (“Company Options” and “Company Option Plan”), whether vested or unvested, as necessary to provide that, at the Merger Effective Time, each Company Option outstanding immediately prior to the Merger Effective Time shall be assumed and converted into an option to acquire, on the same terms and conditions as were applicable under the Company Options and the Company Option Plan, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of Company Ordinary Shares subject to the Company Options by the Exchange Ratio (each, as so converted, an “Assumed Option”), and the exercise price for each Company Option shall be adjusted by multiplying it by the quotient obtained by dividing (A) 1, by (B) the Exchange Ratio. The adjusted exercise price will also be converted into US dollars from New Israeli Shekels (“NIS”), based on the exchange rate on the date of such conversion; and

(ii)                                          make such other changes to the Company Option Plan as appropriate to give effect to the Merger and any rulings or tax benefits of Israeli tax authorities with respect to the Assumed Options, including the Israeli Income Tax Ruling referred to below.

(b)                                                            At the Merger Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Option Plan with the result that all obligations of the Company under the Company Option Plan, including with respect to Company Options outstanding at the Merger Effective Time, shall become the obligations of Parent following the Merger Effective Time, entitling the holders thereof to the Assumed Options referred to in Section 2.8(a).

(c)                                                             As soon as practicable after the Merger Effective Time, Parent shall deliver to the holders of Company Options appropriate notices setting forth such holders’ rights under the Assumed Options subject to the adjustments required and limitations imposed by Section 2.8(a).

(d)                                                            Except as otherwise contemplated by Section 2.8 and except to the extent required under the respective terms of the Company Options, all restrictions or limitations on transfer and vesting with respect to Company Options awarded under the Company Option Plan or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Assumed Options after giving effect to the Merger and any rulings of Israeli tax authorities as set forth in Section 2.8(a).

(e)                                                             Each Company Warrant shall similarly be assumed by Parent and amended and converted into the right to acquire upon exercise thereof the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of Company Ordinary Shares issuable upon the exercise of each Company Warrant by the Exchange Ratio, and the exercise price for each Company Warrant shall be adjusted by multiplying it by the quotient obtained by dividing (A) 1, by (B) the Exchange Ratio. The adjusted exercise price will also be converted into US dollars from NIS, based on the exchange rate on the date of such conversion.

Section 2.9                                    Further Assurances.  From time to time, from and after the Merger Effective Time, as and when requested by Parent or its respective successors or assigns, the proper officers and directors of the Company or Acquisition Subsidiary (as applicable) in office immediately prior to the Merger Effective Time shall, for and on behalf and in the name of the Company or Acquisition Subsidiary (as applicable), execute and deliver all such deeds, bills of sale, assignments and other instruments and take or cause to be taken such further actions as Parent or its respective successors or assigns may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of the Company and the Acquisition Subsidiary or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Acquisition Subsidiary that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule provided by the Company to Parent and Acquisition Subsidiary, as of the date hereof (the “Company Disclosure Schedules”).  For purposes of this Article III, the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge of the Chief Executive Officer of the Company and founder of the Company Dr. Daniel Gedeon Teper , as well as any other knowledge which such persons would have possessed had they made reasonable inquiry of appropriate officers and employees (whether current or former), agents and affiliates of the Company with respect to the matter in question.

Section 3.1                                    Subsidiaries.  The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, company, association, limited liability company or other business entity.   Except as set forth on Schedule 3.1 of the Company Disclosure Schedules, the Company is not a party to, or a participant in, any joint venture, partnership or similar arrangement, including strategic relationships to develop or promote the Company’s products and services, which relationships are conducted through contractual relationships between the Company and third parties, but do not involve any interest of the Company in any separate legal entities.

Section 3.2                                    Organization and Qualification.  The Company is duly organized and validly existing under the laws of the State of Israel and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business (the “Business”) as now conducted.  Except as set forth on Schedule 3.2 of the Company Disclosure Schedules, the Company is duly qualified to transact business under the laws of the State of Israel and in such other jurisdictions where the character of the properties owned, leased or operated by it or the nature of the Business makes such qualification or licensing necessary and has not taken any action or failed to take any action, which action or failure, as applicable, are reasonably expected to interfere in any material respect with, preclude or prevent the Company from carrying on its Business as now conducted.  The Company is not in default with respect to the Company Articles.

Section 3.3                                    Capitalization.

(a)                                 The registered share capital of the Company as of the date hereof consists of NIS 10,000,000 divided into: 92,500,000 Ordinary Shares, 3,000,000 Preferred A Shares and 4,500,000 Founder Shares.

(b)                                 The issued and outstanding Company Shares have been duly authorized and validly issued, are fully paid, non-assessable, and have been issued in compliance with the Israeli Securities Law, 1968, other applicable securities laws, and the rules and regulations promulgated thereunder.  The issued and outstanding share capital of the Company, on a fully diluted basis, including a true and correct list of the holders (beneficially and of record) of shares or rights (vested or contingent) to acquire shares in the Company dated as of the date hereof is as set forth in Schedule 3.3 of the Company Disclosure Schedules.

(c)                                  Except: (i) as set forth in this Agreement and as specified in Schedule 3.3 of the Company Disclosure Schedules; and (ii) as set forth in the Articles, the Company is not a party or subject to any agreement or understanding with respect to any security of the Company and there are no outstanding options, warrants, convertible securities, rights (including registration rights, voting rights, conversion or preemptive rights and rights of first refusal), or agreements of any kind for the purchase or acquisition of securities from the Company.

(d)                                 The Company has provided to Parent a true and correct copy of the Company Option Plan.  True and correct copies of all Company Options and Company Warrants were provided to Parent.

(e)                                  Except as set forth in the Company Articles and as specified in Schedule 3.3 of the Company Disclosure Schedules, the Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any other persons and/or entities that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director or shareholder of the Company.

(f)                                   Except as set forth on Schedule 3.3 of the Company Disclosure Schedules, there is no share option plan, share purchase, option or other right, or any agreement or understanding, between the Company and any holder of its securities (or of any right to obtain a security), or to the Company’s knowledge, any agreement or understanding between shareholders of the Company that (i) provides for redemption, acceleration or other changes in the vesting provisions or other terms of such agreement or understanding, as a result of any merger, consolidation, sale of shares or assets, change in control or similar transaction in respect of the Company or (ii) that relates to the acquisition (including, without limitation, through anti-dilution, conversion, preemptive (contractual or otherwise) or similar rights), disposition or registration for the public sale of any securities of the Company.  Except as set forth on Schedule 3.3 of the Company Disclosure Schedules, the Company does not have any right to purchase or otherwise acquire from any third party (including, without limitation, employees, officers, directors, consultants and business parties) shares of the Company or rights to acquire the same.

(g)                                  The options granted by the Company and which are classified by the Company as issued pursuant to Section 102(b)(2) of the Israeli Income Tax Ordinance comply in full with all requirements of such Section 102(b)(2), the regulations promulgated thereunder and all guidance and publications issued by the Israeli Tax Authority.

Section 3.4                                    Authorization.  Except as set forth on Schedule 3.4 of the Company Disclosure Schedules, all corporate action on the part of the Company, its officers and directors necessary for: (i) the due authorization, execution and delivery of this Agreement; and (ii) the performance of all obligations of the Company hereunder has been taken as of the date hereof, except as set forth in Section 5, 6 and 9.  All corporate action on the part of the Company’s shareholders necessary for the due authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been or will be taken prior to or upon the Closing.  The Company has obtained the written consent of Daniel Teper, Serge Goldner and Jean Kadouche, approving the Merger and the transactions contemplated by this Agreement, subject to the terms hereof, and the Company’s decision to pursue the Closing and has provided copies of such consents to Parent.  On or before December 15, 2012, the Company will obtain the additional consents approving the Merger of those other holders of Company Shares who hold greater than 50% of each other class of issued and outstanding Company Shares and will provide copies of such consents to Parent (the “Additional Consents”).  This Agreement has been duly executed by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes and will constitute a valid and legally binding obligation of the Company, (i) subject, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general application affecting the enforcement of creditors’ rights generally, (ii) subject to a court’s discretionary authority with respect to the granting of specific performance, injunctive relief or other equitable remedies and (iii) except to the extent the indemnification and contribution provisions, if any, contained in any such agreement may be limited by Israeli securities laws or unenforceable as against public policy.

Section 3.5                                    Compliance with Other Instruments; No Conflict.  Except as set forth in Schedule 3.5 of the Company Disclosure Schedules, the Company is not in violation or breach of, conflict with, or in default under (with or without the passage of time or the giving of notice or both) any provision of (a) the Company Articles or (b) any mortgage, indenture, lease, license or any other agreement or instrument, judgment, order, writ or decree to which it is a party or by which it or its properties is bound, or, any statute, rule or regulation applicable to it or its properties, except, in the case of clause (b) above for such possible violations, breaches, conflicts or defaults which could not, individually or in the aggregate, result in a Material Adverse Effect.  Except as set forth in Schedule 3.5 of the Company Disclosure Schedules, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not, to the Company’s knowledge, result in any such violation, breach, conflict or default or result in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any franchise, permit, license, authorization or approval applicable to the Company or the Business which individually or in the aggregate (a) could reasonably be expected to have a Material Adverse Effect on the Company; or (b) prevent or materially delay the consummation of the transactions contemplated hereby; or (c) require any consent, approval, authorization, permit or filing with or notification to any Governmental Authority other than as set forth in the Conditions to Closing in Section 6 hereof.

Section 3.6                                    Absence of Changes.  Since December 31, 2011, except as disclosed in Schedule 3.6 of the Company Disclosure Schedules or incident to the transactions contemplated hereby or in connection with the Merger, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities or Indebtedness that has had or could result in a Material Adverse Effect other than (A) trade payables and expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in its audited financial statements, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any of its share capital and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to an existing Company Option Plan. Set forth on Schedule 3.6 of the Company Disclosure Schedules is a list of all Options issued, including the identity of the persons to whom such Options were issued and the exercise prices thereof.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.

Section 3.7                                    Absence of Litigation.

(a)                                                            There is no action, suit, claim or Proceeding pending, or to the knowledge of the Company currently threatened, against the Company, and the Company is not aware of any event or circumstance that may form a basis for any such action, suit, claim or Proceeding other than those set forth on Schedule 3.7(a) of the Company Disclosure Schedules that might result, either individually or in the aggregate, in any Material Adverse Effect.  The foregoing includes, to the Company’s knowledge, actions, suits, claims or Proceedings pending or threatened against the Company (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with former employers.

(b)                                                            Except as set forth on Schedule 3.7(b) of the Company Disclosure Schedules, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority that might, individually or in the aggregate, have a Material Adverse Effect on the Company.

(c)                                                             There is no action, suit, claim or Proceeding by the Company that is currently pending or that the Company intends to initiate.

(d)                                                            There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened, that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby.

Section 3.8                                    Compliance.  The Company, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body or (iii) is not or has not been in violation of any statute, rule or regulation of any Governmental Authority.

Section 3.9                                    Title to Assets.  The Company does not own any real property and has good and marketable title in all personal property owned by the Company that is material to the Business, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect.  Any real property and facilities held under lease by the Company are held by the Company under valid, subsisting and enforceable leases of which the Company is in material compliance.

Section 3.10                             Proprietary Rights.  Except as disclosed in Schedule 3.10 of the Company Disclosure Schedules, the Company does not have any knowledge of, and the Company has not received any notice of, any pending conflicts with or infringement of the rights of others with respect to any patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof which are material to the Business, as now conducted or as proposed to be conducted (herein called the “Company Proprietary Rights”).  No action, suit, arbitration or legal, administrative or other Proceeding is pending or, to the Company’s knowledge, threatened which involves any Company Proprietary Rights.  The Company is not subject to any judgment, order, writ, injunction or decree of any court or any local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and the Company has not entered into nor is the Company a party to any contract which restricts or impairs the use of any such Company Proprietary Rights in a manner which could have a Material Adverse Effect.  To the Company’s knowledge, the Company owns or licenses all the Company Proprietary Rights which are necessary for the Business as now conducted and as contemplated to be conducted, and has the right to use such Company Proprietary Rights without payment to a third party, other than in respect of the licenses disclosed in Schedule 3.10 of the Company Disclosure Schedules.  Except as disclosed in Schedule 3.10 of the Company Disclosure Schedules, the Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the Company.  Except as disclosed in Schedule 3.10 of the Company Disclosure Schedules, the Company does not have any obligation to compensate any person for the use of any Company Proprietary Rights nor has the Company granted to any person any license or other rights to use in any manner any Company Proprietary Rights of the Company.  Except as disclosed in Schedule 3.10 of the Company Disclosure Schedules, all of the issued patents included in the Company Proprietary Rights are valid and enforceable.  To the best of the Company’s knowledge, no current or former employee, consultant or independent contractor of the Company, who was involved in, or who contributed to, the creation or development of any of the Company Proprietary Rights owned, in whole or in part, by the Company, has performed services for or was an employee of the government, university, college, or other educational institution or research center (each, an “Institution”) during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or during the time such employee, consultant or independent contractor invented, created or developed any of the Company Proprietary Rights owned, in whole or in part, by the Company.  To the extent the representation in the previous sentence cannot be made with respect to any Institution, the Company has received a waiver from such Institution of any claim to the Company Proprietary Rights.

Section 3.11                             Insurance.  The Company maintains third party liability, fire, theft, equipment and employee claim insurance and such other customary insurance policies of types and in amounts as necessary to conduct its Business.

Section 3.12                             Permits.  Except as set forth on Schedule 3.12 of the Company Disclosure Schedules, the Company has all Material Permits necessary for the conduct of the Business as now conducted.  The Company is not in material breach of or default under any of such Material Permits.

Section 3.13                             Interested and Related-Party Transactions.  Except as set forth in Schedule 3.13 of the Company Disclosure Schedules, no shareholder, officer or director of the Company is indebted to the Company, nor is the Company indebted to (or committed to make loans or extend or guarantee credit of) any of them.  Except as set forth in Schedule 3.13 of the Company Disclosure Schedules, to the Company’s knowledge, no shareholder, officer or director of the Company (i) has any direct or indirect interest in any contract to which the Company is a party or by which it or its properties may be bound or affected, (ii) has any direct or indirect interest in any entity which transacts business with the Company, (iii) has a direct or indirect interest in any property, asset or right which is used by the Company in the conduct of its Business or (iv) owns any asset used by the Company in connection with its Business.

Section 3.14                             Employee Relations.

(a)                                                            The Company is not a party to any collective bargaining agreement, nor does the Company employ any member of a union.  The Company believes that its relations with its employees are good.  No executive officer of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  The Company is in compliance with all applicable laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.  There are no material complaints or charges against the Company pending or, to the knowledge of the Company, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company of any individual.

(b)                                                            With respect to employees of the Company who reside or work in Israel (each an “Israeli Employee”), except as set forth in Schedule 3.14 of the Company Disclosure Schedules, the Company has complied in all material respects with all legal requirements relating to employment, wages, severance, hours, benefits, pensions, the payment of national insurance and the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from Israeli Employees.  The Company is not liable for the payment of any damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements.

Section 3.15                             Environmental Laws.  The Company (i) is in compliance with any and all Environmental Laws applicable to the Company, (ii) has received all permits, licenses or other approvals required of the Company under applicable Environmental Laws to conduct the Business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 3.16                             Tax Status.  The Company has timely made or filed all material income and all other tax returns, reports and declarations required by any taxing authority to which it is subject (unless and only to the extent that the Company is contesting in good faith such unpaid and unreported taxes and has set aside on its respective books provisions reasonably adequate for the payment of all such unpaid and unreported taxes), all such tax returns have been prepared in compliance with all applicable Laws and all such tax returns are true, accurate and complete in all respects.  The Company has timely paid all taxes and other governmental assessments and charges, that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, other than those incurred in the ordinary course of business and liabilities which are reflected in the Company Financial Statements.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any Israeli, foreign, federal, state or local tax.  None of the Company’s tax returns are presently being audited or the subject of any action, suit or Proceeding by any taxing Governmental Authority, and, to the best of the Company’s knowledge, no such audit, action, suit or Proceeding is being threatened against the Company by such taxing Governmental Authority.  The Company has made available to Parent true, correct and complete copies of all Tax Returns with respect to income taxes filed by or with respect to it with respect to taxable periods ended on or after September 2010, and has delivered or made available to Parent all relevant documents and information with respect thereto, including without limitation work papers, records, examination reports, and statements of deficiencies assessed against or agreed to by the Company. There are no outstanding adjustments, deficiencies, additional assessments or refund claims proposed or outstanding with respect to any Tax or Tax Return of the Company. The Company is not a party to or bound by any tax sharing or allocation agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes.

Section 3.17                             [Reserved].

Section 3.18                             Manipulation of Price.  The Company has not, and, to its knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of Parent Common Stock, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any shares of Parent Common Stock or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any shares of Parent Common Stock.

Section 3.19                             Material Agreements.  A list of all oral and written material agreements of the Company is set forth on Schedule 3.19 of the Company Disclosure Schedules, with “material” in this context meaning any agreement of the Company requiring payment or the performance of services or delivery of goods having a value of at least $10,000 per year (each a “Material Agreement”).  The Company, to the extent applicable, and to the Company’s knowledge, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date (or such non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any Material Agreement.  The Company has no knowledge of any breach or anticipated breach by the other party to any Material Agreement to which the Company is a party.  Except as set forth on Schedule 3.20 of the Company Disclosure Schedules, the Company has not received any other grants, incentives and subsidies, or submitted applications therefor from the government of the State of Israel or any agency thereof, or from any foreign governmental or administrative agency.

Section 3.20                             Office of Chief Scientist; Grants.  Except as set forth on Schedule 3.20 of the Company Disclosure Schedules, the Company has satisfied all conditions and requirements of the instruments of approval granted to it by the Office of Chief Scientist of the Israeli Ministry of Industry and Trade (the “OCS”) and any applicable laws and regulations, including the Law for the Encouragement of Industrial Research and Development, 1984, with respect to any research and development grants given to it by such office, except to the extent that noncompliance with the foregoing, individually or in the aggregate, would not result in a Material Adverse Effect and would not prevent or delay the consummation of the transactions contemplated hereby.  All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

Section 3.21                             Disclosure.  All disclosures provided by the Company to Parent and Acquisition Subsidiary regarding the Company, the Business and the transactions contemplated hereby, including the Company Disclosure Schedules, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading as of the date hereof.

Section 3.22                             Consents.  Except as set forth in Schedule 3.22 of the Company Disclosure Schedules, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Government Authority, or any other Person, is required in connection with the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, except any filing required any applicable securities laws or regulations or as set forth herein.

Section 3.23                             Broker’s and other Fees.  The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.24                             Application of Takeover Protections.  Except as described in Schedule 3.24 of the Company Disclosure Schedules, to the knowledge of the Company, there are no Takeover Protections that are or could become applicable to the Company as a result of the Company, Parent and Acquisition Subsidiary fulfilling their obligations or exercising their rights under the Transaction Documents.

Section 3.25                             Financial Statements.

(a)                                                            The Company has agreed to use its best efforts to deliver to Parent on or before January 31, 2013, copies of:  the balance sheets of the Company and the statements of operations, and changes in shareholders’ equity and cash flows and the unaudited balance sheets of the Company and the unaudited statements of operations, and shareholders’ equity and cash flows, in each case, through September 30, 2012, required for the proxy statement or Registration Statement on Form S-4  (collectively, the “Company Financial Statements”).  The Company Financial Statements (including the related notes) will be prepared in accordance with GAAP during the periods involved (except as may be indicated therein or in the notes thereto), and will present fairly the consolidated financial position of the Company as of the respective dates set forth therein, and the consolidated results of the Company’s operations and its cash flows for the respective periods set forth therein in accordance with GAAP (subject, in case of any unaudited interim financial statements, to normal year-end adjustments).

(b)                                                            The books and records of the Company are being maintained in material compliance with applicable legal and accounting requirements.

Section 3.26                             Foreign Corrupt Practices.  Neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.27                             OFAC.  The Company (i) is not a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order or (iii) is not a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 3.28                             Patriot Act.  Assuming the foregoing were applicable to the Company, the Company would be in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT
AND ACQUISITION SUBSIDIARY

Each of Parent and Acquisition Subsidiary represents and warrants to the Company that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule provided by Parent and Acquisition Subsidiary to the Company, as of the date hereof (the “Parent Disclosure Schedules”).  For purposes of this Article IV, the phrase “to the knowledge of Parent and Acquisition Subsidiary” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of Parent and Acquisition Subsidiary, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry of appropriate officers and employees (whether current or former), agents and affiliates of Parent with respect to the matter in question.  Any representations and warranties by or relating to Acquisition Subsidiary shall be deemed to be effective as of the date of the ratification notice it provides to the Company pursuant to the provisions of Section 6.3(d)(iv) hereof.

Section 4.1                                    Subsidiaries.  Except as set forth in the SEC Reports (defined herein) or on Schedule 4.1 of the Parent Disclosure Schedules and except for Parent’s 100% interest in Acquisition Subsidiary, neither Parent nor Acquisition Subsidiary owns or controls, directly or indirectly, any interest in any other corporation, partnership, company, association, limited liability company or other business entity.  Except as set forth in the SEC Reports or on Schedule 4.1 of the Parent Disclosure Schedules, neither Parent nor Acquisition Subsidiary is a party to, or a participant in, any joint venture, partnership or similar arrangement, including strategic relationships to develop or promote Parent’s and/or Acquisition Subsidiary’s products and services, which relationships are conducted through contractual relationships between Parent or Acquisition Subsidiary and third parties, but do not involve any interest of Parent or Acquisition Subsidiary in any separate legal entities.  Acquisition Subsidiary is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

Section 4.2                                    Organization, Good Standing and Qualification.  Parent is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to carry on its business as now conducted.  Acquisition Subsidiary is a corporation duly organized and validly existing under the laws of the State of Israel and has all requisite corporate power and authority to carry on its business as now conducted.  Each of Parent and Acquisition Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on Parent and/or Acquisition Subsidiary.  Parent is not in default with respect to its Amended and Restated Certificate of Incorporation (as may be amended or supplemented from time to time, the “Parent Articles”).  Acquisition Subsidiary is not in default with respect to its Articles of Association (as may be amended or supplemented from time to time, the “Sub Articles”).  Complete and correct copies of the Parent Articles and Sub Articles were provided to Company.

Section 4.3                                    Authorization.  The Agreement has been duly approved by the board of the directors of the Acquisition Subsidiary and the shareholders of the Acquisition Subsidiary and has been duly approved by the board of directors of the Parent. Except for the approval of the Reverse Split and the Charter Amendments by the stockholders of Parent, all other corporate action on the part of each of Parent and Acquisition Subsidiary, its officers and directors necessary for the (i) due authorization, execution and delivery of this Agreement and (ii) performance of all obligations of Parent and/or Acquisition Subsidiary hereunder has been taken as of the date hereof.  All corporate action on the part of the stockholders of each of Parent and Acquisition Subsidiary necessary for the (i) due authorization, execution and delivery of this Agreement and (ii) performance of all obligations of Parent and/or Acquisition Subsidiary hereunder has been taken or will be taken prior to the Closing.  This Agreement has been duly executed by each of Parent and Acquisition Subsidiary and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes and will constitute a valid and legally binding obligation of both Parent and Acquisition Subsidiary, (i) subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general application affecting the enforcement of creditors’ rights generally, (ii) subject to a court’s discretionary authority with respect to the granting of specific performance, injunctive relief or other equitable remedies and (iii) except to the extent the indemnification and contribution provisions, if any, contained in any such agreement may be limited by Israeli or United States securities laws or unenforceable as against public policy.

Section 4.3A                           Compliance with Other Instruments; No Conflict.  Except as set forth in Schedule 4.3A of the Parent Disclosure Schedules, neither Parent nor Acquisition Subsidiary is in violation or breach of, conflict with, or in default under (with or without the passage of time or the giving of notice or both) any provision of (a) the Parent Articles or Acquisition Subsidiary Articles, as applicable, or (b) any mortgage, indenture, lease, license or any other agreement or instrument, judgment, order, writ or decree to which it is a party or by which it or its properties is bound, or, any statute, rule or regulation applicable to it or its properties, except, in the case of clause

(b) above for such possible violations, breaches, conflicts or defaults which could not, individually or in the aggregate, result in a Material Adverse Effect.  Except as set forth in Schedule 4.3A of the Parent Disclosure Schedules, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not, to either Parent’s or Acquisition Subsidiary’s knowledge, result in any such violation, breach, conflict or default or result in the creation of any Lien upon any assets of Parent and/or Acquisition Subsidiary or the suspension, revocation, impairment, forfeiture or nonrenewal of any franchise, permit, license, authorization or approval applicable to Parent, Acquisition Subsidiary or any of their respective businesses which individually or in the aggregate (a) could reasonably be expected to have a Material Adverse Effect on the Parent and/or Acquisition Subsidiary; (b) prevent or materially delay the consummation of the transactions contemplated hereby; or (c) require any consent, approval, authorization, permit or filing with or notification to any Governmental Authority other than as set forth in the Conditions to Closing in Section 6 hereof.

Section 4.4                                    Authorized Securities.  The Merger Shares shall be duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders.  The Assumed Options and any warrants or options issued by Parent in exchange for the Company Warrants shall be duly issued and authorized when issued in accordance with this Agreement and any share of Parent Common Stock issued upon the exercise thereof according to the terms thereof will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders.

Section 4.5                                    Capitalization.  The authorized share capital of Parent and Acquisition Subsidiary is as set forth on Schedule 4.5 of the Parent Disclosure Schedules.

Section 4.5A   Valid Issuance.

(a)                                 The issued and outstanding capital stock of Parent have been duly authorized and issued, are fully paid and non-assessable, and have been issued in compliance with applicable securities laws.  The issued and outstanding capital stock of Parent, on a fully diluted basis, is as set forth in Schedule 4.5A(a) of the Parent Disclosure Schedules, and a true and correct list of the record holders of shares or rights (vested or contingent) to acquire shares in Parent will be provided to the Company within ten days from the date hereof.  All issued and outstanding share capital of Acquisition Subsidiary has been duly authorized and issued, is fully paid and non-assessable, and has been issued in compliance with Israeli securities laws. All issued and outstanding share capital of Acquisition Subsidiary, on a fully diluted basis, is held by Parent immediately prior to the Closing.  As of the Closing and at the Company’s election, Parent either will assume the Company Option Plan or modify its existing stock option plan to accommodate any tax or regulatory issues affecting employees of or consultants to the Company who reside in Israel, and Parent will, prior to the Closing, reserve sufficient number of shares of Parent Common Stock available for issuance upon the exercise of the Assumed Options, any warrants or options issued in exchange for the Company Warrants or as otherwise undertaken by Parent to be issued following the Closing.

(b)                                 Except: (i) as set forth in this Agreement and as specified in Schedule 4.5A(b) of the Parent Disclosure Schedules; and (ii) as set forth in the Parent Articles, the Parent is not a party or subject to any agreement or understanding with respect to any security of the Parent and there are no outstanding options, warrants, convertible securities, rights (including registration rights, voting rights, conversion or preemptive rights and rights of first refusal), or agreements of any kind for the purchase or acquisition of securities from the Parent.

(c)                                  Parent has provided to the Company  a true and correct copy of the Parent Option Plan.  True and correct copies of all Parent Options and Parent Warrants were provided to the Company.

(d)                                 Except as set forth in the Parent Articles and as specified in Schedule 4.5A(d) of the Parent Disclosure Schedules, the Parent is not a party or subject to any agreement or understanding, and, to the Parent’s knowledge, there is no agreement or understanding between any other persons and/or entities that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director or shareholder of the Parent.

(e)                                  Except as set forth on Schedule 4.5A(e) of the Parent Disclosure Schedules, there is no share option plan, share purchase, option or other right, or any agreement or understanding, between the Parent and any holder of its securities (or of any right to obtain a security), or to the Parent’s knowledge, any agreement or understanding between stockholder of the Parent that (i) provides for redemption, acceleration or other changes in the vesting provisions or other terms of such agreement or understanding, as a result of any merger, consolidation, sale of shares or assets, change in control or similar transaction in respect of the Parent or (ii) that relates to the acquisition (including, without limitation, through anti-dilution, conversion, preemptive (contractual or otherwise) or similar rights), disposition or registration for the public sale of any securities of the Parent.  Except as set forth on Schedule 4.5A(e) of the Parent Disclosure Schedules, the Parent does not have any right to purchase or otherwise acquire from any third party (including, without limitation, employees, officers, directors, consultants and business parties) securities of the Parent or rights to acquire the same.

Section 4.6                                    SEC Reports; Financial Statements.  Parent has duly filed all reports required to be filed by it under the Exchange Act, including pursuant to Sections 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials (together with any materials filed by Parent under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Parent as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  Except as set forth on Schedule 4.6 of the Parent Disclosure Schedules, all material agreements to which Parent or Acquisition Subsidiary is a party or to which the property or assets of Parent or the Acquisition Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

Section 4.7                                    Absence of Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or in Schedule 4.7 of the Parent Disclosure Schedules or incident to the transactions contemplated hereby or in connection with the Merger, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect on Parent, (ii) Parent has not incurred any material liabilities or Indebtedness that has had or could result in a Material Adverse Effect other than (A) trade payables and expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Parent’s financial statements pursuant to GAAP, (iii) Parent has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) Parent has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Parent has not issued any equity securities to any officer, director or affiliate except pursuant to Parent Option Plan. Set forth in Schedule 4.7 of the Parent Disclosure Schedules is a list of all Parent’s options issued and currently outstanding, including the identity of the persons to whom such options were issued and the exercise prices thereof.  Parent has not taken any steps to seek protection pursuant to any bankruptcy law nor does Parent have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.

Section 4.8                                    Absence of Litigation.

(a)                                                            There is no action, suit, claim or proceeding pending, or to the knowledge of Parent currently threatened, against Parent and/or Acquisition Subsidiary, and Parent is not aware of any event or circumstance that may form a basis for any such action, suit, claim, Proceeding, other than those set forth on

Schedule 4.8(a) of the Parent Disclosure Schedules.  The foregoing includes, to Parent and/or Acquisition Subsidiary’s knowledge, actions, suits, claims or proceedings pending or threatened against Parent and/or Acquisition Subsidiary (or any basis therefor known to Parent and/or Acquisition Subsidiary) involving the prior employment of any of Parent’s and/or Acquisition Subsidiary’s employees, their use in connection with the Business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with former employers.  There are no material complaints or charges against the Parent pending or, to the knowledge of the Parent, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Parent of any individual.

(b)                                                            To Parent’s and/or Acquisition Subsidiary’s knowledge, neither Parent nor Acquisition Subsidiary is party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority other than those set forth on Schedule 4.8(b) of Parent Disclosure Schedules.

(c)                                                             There is no action, suit, claim or proceeding by Parent and/or Acquisition Subsidiary that is currently pending or that Parent and/or Acquisition Subsidiary intends to initiate.

(d)                                                            To Parent’s and/or Acquisition Subsidiary’s knowledge, there is no action, suit, claim or proceeding pending or, to the knowledge of Parent and/or Acquisition Subsidiary, threatened, that questions the validity of this Agreement or the right of Parent and/or Acquisition Subsidiary to enter into this Agreement, or to consummate the transactions contemplated hereby.

Section 4.8A                           Compliance.  Except as disclosed on Schedule 4.8A, neither Parent nor Acquisition Subsidiary, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has Parent and/or Acquisition Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has not been in violation of any statute, rule or regulation of any Governmental Authority.  Parent is in compliance with all applicable requirements of Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

Section 4.9                                    Title to AssetsSection 4.10  .  Except as disclosed on Schedule 4.9 of the Parent Disclosure Schedule, each of Parent and Acquisition Subsidiary has good and marketable title in all personal property owned by either Parent and/or Acquisition Subsidiary that is material to the business, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect.  Except as disclosed on Schedule 4.9 of the Parent Disclosure Schedule, any real property and facilities held under lease by the either Parent and/or Acquisition Subsidiary are held by the Parent and/or Acquisition Subsidiary (as applicable)  under valid, subsisting and enforceable leases of which Parent and/or Acquisition Subsidiary (as applicable) is in material compliance As of the date hereof, other than as specifically disclosed in the SEC Reports and those liabilities related to this Agreement set forth on Schedule 4.9 of the Parent Disclosure Schedules, neither Parent nor Acquisition Subsidiary has any direct or indirect liability, indebtedness or obligation (including without limitation, known or unknown, absolute or contingent, liquidated or unliquidated or due or to become due).

Section 4.10                             Proprietary Rights.  The Parent and/or Acquisition Subsidiary does not have any knowledge of, and the neither Parent nor Acquisition Subsidiary has received any notice of, any pending conflicts with or infringement of the rights of others with respect to any patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof which are material to the Business, as now conducted or as proposed to be conducted (herein called the “Parent Proprietary Rights”).  No action, suit, arbitration or legal, administrative or other Proceeding is pending or, to Parent’s and/or Acquisition Subsidiary’s knowledge, threatened which involves any Parent Proprietary Rights.  Neither Parent nor Acquisition Subsidiary is

subject to any judgment, order, writ, injunction or decree of any court or any local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and the Neither Parent nor Acquisition Subsidiary has entered into or is a party to any contract which restricts or impairs the use of any such Parent Proprietary Rights in a manner which could have a Material Adverse Effect.  To Parent’s and/or Acquisition Subsidiary’s knowledge, Parent owns or licenses all Parent Proprietary Rights which are necessary for the business as now conducted and as contemplated to be conducted, and has the right to use such Parent Proprietary Rights without payment to a third party, other than in respect of the licenses disclosed in Schedule 4.10 of Parent Disclosure Schedules.  Except as disclosed in Schedule 4.10 of Parent Disclosure Schedules, neither Parent nor Acquisition Subsidiary has granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the Parent.  Except as disclosed in Schedule 4.10 of Parent Disclosure Schedules, neither Parent nor Acquisition Subsidiary has any obligation to compensate any person for the use of any Parent Proprietary Rights nor has the Parent or Acquisition Subsidiary granted to any person any license or other rights to use in any manner any Parent Proprietary Rights.  Except as disclosed in Schedule 4.10 of Parent Disclosure Schedules, all of the issued patents included in the Parent Proprietary Rights are valid and enforceable.

Section 4.11                             Application of Takeover Protections.  Except as described in Schedule 4.11 of the Parent Disclosure Schedules, there are no Takeover Protections that are or could become applicable to Parent or the Acquisition Subsidiary as a result of the Company, Parent and Acquisition Subsidiary fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of Parent’s issuance of the Merger Shares or any other warrant or option as specified in this Agreement.

Section 4.12  Disclosure.  All disclosure provided by Parent and Acquisition Subsidiary to the Company regarding Parent and Acquisition Subsidiary, their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of Parent and Acquisition Subsidiary are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading as of the date hereof.  To Parent’s and Acquisition Subsidiary’s knowledge, no event or circumstance has occurred or information exists with respect to Parent or Acquisition Subsidiary or their respective business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by Parent but which has not been so publicly announced or disclosed.  Parent and Acquisition Subsidiary acknowledge and agree that the Company has not made nor will make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

Section 4.13  Manipulation of Price.  Neither Parent nor Acquisition Subsidiary has, and to their knowledge no one acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Parent or to facilitate the sale or resale of any of Parent Common Stock, (ii) sold, bid for, purchased or paid any compensation for soliciting purchases of, any of Parent Common Stock or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Parent.

Section 4.14  Material Agreements.  A list of the oral and written material agreements of each of Parent and Acquisition Subsidiary is set forth on Schedule 4.14 of the Parent Disclosure Schedules (each a “Parent Material Agreement”).  Except as disclosed on Schedule 4.14 of the Parent Disclosure Schedules, each of Parent and Acquisition Subsidiary, to the extent applicable, and to Parent’s and/or Acquisition Subsidiary’s knowledge, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date (or such non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any Parent Material Agreement. Neither Parent nor Acquisition Subsidiary has knowledge of any breach or anticipated breach by the other party to any Parent Material Agreement to which the either Parent or Acquisition Subsidiary is a party

Section 4.15                             Foreign Corrupt Practices.  Neither Parent nor Acquisition Subsidiary nor any director, officer, agent, employee or other Person acting on behalf of Parent or Acquisition Subsidiary has, in the course of its actions for, or on behalf of, Parent and Acquisition Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 4.16                             OFAC.  Neither Parent nor Acquisition Subsidiary (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 4.17                             Patriot Act.  To the extent applicable, each of Parent and Acquisition Subsidiary is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

Section 4.18                             Employee Relations.  Neither Parent nor Acquisition Subsidiary is a party to any collective bargaining agreement or employs any member of a union.  Parent and Acquisition Subsidiary believe that its relations with its employees are good.  No executive officer of Parent and/or Acquisition Subsidiary has notified either Parent and/or Acquisition Subsidiary that such officer intends to leave or otherwise terminate such officer’s employment with the either Parent and/or Acquisition Subsidiary (as applicable). Parent and Acquisition Subsidiary were and are in compliance with all applicable laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent and/or Acquisition Subsidiary.  There are no material complaints or charges against Parent or Acquisition Subsidiary pending or, to the knowledge of Parent or Acquisition Subsidiary, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Parent or Acquisition Subsidiary of any individual.  Prior to the Closing, Parent will deliver a notice of termination of employment or engagement to each of the individuals listed in Schedule 4.18 of the Parent Disclosure Schedules.

Section 4.19                             Environmental Laws.  Parent and Acquisition Subsidiary (i) are in compliance with any and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

Section 4.20                             Tax Status.  Each of Parent and Acquisition Subsidiary has timely made or filed all material income and all other tax returns, reports and declarations required by any taxing authority to which it is subject (unless and only to the extent that Parent and/or Acquisition Subsidiary is contesting in good faith such unpaid and unreported taxes and has set aside on its respective books provisions reasonably adequate for the payment of all unpaid and unreported taxes) all such tax returns have been prepared in compliance with all applicable Laws and all such tax returns are true, accurate and complete in all respects. Each of Parent and Acquisition Subsidiary has timely paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, other than in the ordinary course of business and liabilities which are reflected in the Parent’s and/or Acquisition Subsidiary’s Financial Statements.  Neither Parent nor Acquisition Subsidiary has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any Israeli, foreign, federal, state or local tax.  None of Parent’s and/or Acquisition Subsidiary’s tax returns are presently being audited or the subject of any action, suit or Proceeding by any taxing Governmental Authority, and, to the best of Parent’s and/or Acquisition Subsidiary’s knowledge, no such audit, action, suit or Proceeding is being threatened against Parent and/or Acquisition Subsidiary by such taxing Governmental Authority.  Each of Parent and Acquisition Subsidiary has made available to the Company true, correct and complete copies of all Tax Returns with respect to income taxes filed by or with respect to it with respect to taxable periods ended on or after December 31, 2011, and has delivered or made available to the Company all relevant documents and information with respect thereto, including without limitation work papers, records, examination reports, and statements of deficiencies assessed against or agreed to by the Parent and/or Acquisition Subsidiary. There are no outstanding adjustments, deficiencies, additional assessments or refund claims proposed or outstanding with respect to any Tax or Tax Return of either Parent or Acquisition Subsidiary. Neither Parent nor Acquisition Subsidiary is a party to nor is it bound by any tax sharing or allocation agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes.

Section 4.21                              No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to Parent and Acquisition Subsidiary or their respective businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by Parent under applicable securities laws, on a registration statement on Form S-1, or similar forms, filed with the SEC relating to an issuance and sale by Parent of Parent Common Stock or this Agreement and the transactions contemplated hereby and which has not been publicly announced.

Section 4.22                              Consents.  Except as set forth in Schedule 4.22 of the Parent Disclosure Schedules, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority, or any other Person, is required in connection with the execution and delivery of, and the consummation of the transactions contemplated by this Agreement, except any filing required any applicable securities laws or regulations or as set forth herein.

Section 4.23                              Broker’s and other Fees.  Except as set forth in Schedule 4.23, neither Parent nor Acquisition Subsidiary has incurred, or will incur, directly or indirectly, any liability for brokerage or finders fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 4.24                              Insurance.  Each of Parent and Acquisition Subsidiary maintains third party liability, fire, theft, equipment and employee claim insurance and such other customary insurance policies of types and in amounts as necessary to conduct its business.

Section 4.25                              Permits.  Except as set forth on Schedule 4.25 of Parent Disclosure Schedules, each of Parent and Acquisition Subsidiary has all Material Permits necessary for the conduct of the business as now conducted.  Neither Parent nor Acquisition Subsidiary is in material breach of or default under any of such Material Permits.

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.1                                    Publicity.  Until the Merger Effective Time, no party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the SEC or of the principal trading exchange or market for Parent Common Stock and with the performance of its obligations under Section 5.10A and as the Company reasonably determines to be necessary in order to comply with its obligations under Section 5.9; provided, however, that to the maximum extent practicable, Parent and the Company shall give prior notice thereof to the other, as applicable, and consult with each other regarding the same.  Notwithstanding the foregoing, the parties shall issue a joint press release upon the execution and delivery of this Agreement and the Closing.

Section 5.2                                    Tax Returns; Cooperation.  From and after the Closing, the Company, on the one hand, and Parent, on the other, will cooperate with each other and provide such information as the other party may require in order to file any return to determine Tax liability or a right to a Tax refund or to conduct a Tax audit or other Tax Proceeding.  Such cooperation shall include making employees available on a mutually convenient basis to explain any documents or information provided hereunder or otherwise as required in the conduct of any audit or other proceeding.  In addition, each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as reasonably practicable, the Merger and the other Transactions contemplated by this Agreement.

Section 5.3                                    Tax Free Exchange.  Each of Parent and the Company shall use its respective reasonable efforts to cause the Merger to qualify as a tax free exchange of the Merger Shares under the Code.  For purposes of the foregoing, this Agreement shall constitute a plan of reorganization.

Section 5.4                                    Transaction Form 8-K; Other Filings.  As promptly as practicable (but in no event, with respect to filing, later than the date required under applicable Law), Parent and the Company will work together to prepare and file a current report on Form 8-K (the “Transaction Form 8-K”) and any filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or blue sky, Israeli, Swedish securities laws or related Laws relating to the execution of this Agreement and the consummation of the Transactions, as well as under the stock exchange or trading system on which shares of Parent Common Stock are listed or quoted and such other governmental agencies as may require the filing of such other filings.

Section 5.5                                    Notices from Governmental Agencies.  Subject to applicable Laws relating to the exchange of information, each party will promptly furnish to the other Parties copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of their respective subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any Governmental Authority relating to or in respect of the transactions contemplated under this Agreement.

Section 5.6                                    Parent Directors and Officers.

(a)                                                            Directors.  Immediately following the Merger Effective Time, Parent and the Parent Board shall take all necessary actions to ensure that the Parent Board shall consist of the directors of the Company as of the Merger Effective Time, plus Mr. Robert Cook as member of the Parent Board, as determined by Parent and the Company, subject to any limitations imposed by applicable law or the rules of the Eligible Market.

(b)                                                            Officers.  Immediately following the Merger Effective Time, the officers of Parent shall consist of those individuals appointed by the Parent Board.

(c)                                                             Employees.  Immediately following the Merger Effective Time, Parent and the Parent Board shall take all necessary actions to ensure that Mr. Robert Cook is retained as CFO and Mr. Stephane Allard is retained as Chief Medical Officer or such equivalent role.

Section 5.7                                    Letters of Transmittal.

A reasonable amount of time prior to the Merger Effective Time, Parent shall provide to each Existing Company Shareholder a letter of transmittal (“Letter of Transmittal”) which shall contain additional representations, warranties and covenants of such shareholder as to the following matters: (a) such shareholder has full right, power and authority to deliver such Company Shares and Letter of Transmittal; (b) the delivery of such Company Shares will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such shareholder is bound or affected; (c) such shareholder has good, valid and marketable title to all Company Shares indicated in such Letter of Transmittal and that such shareholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Shares; (d) such shareholder is acquiring the Parent Common Stock for investment purposes and not with a view to selling or otherwise distributing such Parent Common Stock in violation of the Securities Act or the securities Laws of any state, subject to any limitations imposed by the Israeli Tax Ruling; (e) such shareholder has had an opportunity to ask and receive answers to any questions such shareholder may have had concerning the terms and conditions of the Merger and Parent Common Stock and has obtained any additional information that such shareholder has requested; and (f) such shareholder acknowledges that the stock certificates evidencing the shares of Parent Common Stock to be issued to such shareholder shall bear a restrictive legend customarily used in connection with restricted securities within the meaning of Rule 144 under the Securities Act.  The Merger Shares shall be issued to such shareholder, only upon delivery to Parent (or an agent of Parent) of (x) certificates acceptable to Parent and its transfer agent evidencing ownership thereof as contemplated by Section 2.6(a) (or affidavit of lost certificate acceptable to Parent and its transfer agent) and (y) the Letter of Transmittal containing the representations, warranties and covenants contemplated by this Section 5.7.

Section 5.8                                    Net liabilities.                        Parent will use best efforts to reduce outstanding payables, liabilities, commitments and contingent liabilities. In the event that Parent’s Specified Liabilities at Closing exceed $9,000,000, as increased after March 31, 2013 by an amount equal to one-half of the Adjustment, the Company shall be entitled to terminate the Agreement.

Section 5.9                                    Merger Proposal.

(a)                                                            As promptly as practicable (i) the Company and Acquisition Subsidiary shall cause a merger proposal (in the Hebrew language) (the “Merger Proposal”) to be executed in accordance with Section 316 of the Israeli Companies Law, (ii) each of the Company and Acquisition Subsidiary shall convene a shareholders’ meeting (the “Company General Meeting” and “Acquisition Subsidiary General Meeting”), and (iii) each of the Company and Acquisition Subsidiary shall deliver the Merger Proposal to the Companies Registrar.  The Company and Acquisition Subsidiary shall cause a copy of the Merger Proposal to be delivered to each of their secured creditors, if any, no later than three days after the date on which the Merger Proposal is delivered to the Companies Registrar and shall promptly inform their non-secured creditors of the Merger Proposal and its contents in accordance with Section 318 of the Israeli Companies Law and the regulations promulgated thereunder.  Promptly after the Company and Acquisition Subsidiary shall have complied with the preceding sentence but in any event no more than three days following the date on which such notice was sent to the creditors, the Company and Acquisition Subsidiary shall inform the Companies Registrar, in accordance with Section 317(b) of the Companies Law, that notice was given to their creditors under Section 318 of the Israeli Companies Law and the regulations promulgated thereunder.

(b)                                                            Notice to creditors pursuant to Section 318 shall be provided as set forth below and each of the Company and, if applicable, Acquisition Subsidiary shall publish a notice to its creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the Companies Registrar, the Company’s registered offices or at such other locations as Company shall determine, in (A) two daily Hebrew newspapers, on the day that the Merger Proposal is submitted to the Companies Registrar and (B) a popular newspaper in any foreign jurisdiction, no later than three Business Days following the day on which the Merger Proposal was submitted to the Companies Registrar if the Company or Acquisition Subsidiary, as applicable, has any Material Creditor in such jurisdiction.  For the purpose hereof “Material Creditor” means any creditor to which the Company or the Acquisition Subsidiary, as applicable, is indebted in an amount equal to the higher of NIS100,000 or an amount equal to 15% or more of the equity of the Company or the Acquisition Subsidiary, as applicable, or as such term is otherwise defined in the regulations promulgated under the Israeli Companies Law.

(c)                                                             Within four Business Days from the date of submitting the Merger Proposal to the Companies Registrar, the Company and Acquisition Subsidiary, as applicable, shall send a notice by registered mail to all of the Material Creditors that each is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in Section 5.9(b).

Section 5.10                             General Meetings.

(a)                                                            Promptly after the execution and delivery of this Agreement, the Company shall take all action necessary under all applicable legal requirements to convene, give notice of and hold a Company General Meeting to vote on the proposal to approve the Merger, this Agreement and the transactions contemplated hereby.  In the event that Parent, or any “affiliate” thereof (as such term is defined in the Israeli Companies Law), shall cast any votes in respect of the Merger, Parent shall, prior to such vote, disclose to Company its interest or its affiliates respective interests in such shares so voted and any votes by such shares shall not be counted with respect to such Company General Meeting.  Required under applicable law The Company may adjourn or postpone the Company General Meeting if, as of the time for which the Company General Meeting is originally scheduled there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company General Meeting.  Without derogating from Section 6.3 below, the Board of Directors of the Company shall note to the Company’s shareholders its approval and recommendation for approval by the shareholders of the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Board of Director’s declaration that this Agreement is advisable, fair and in the best interests of their respective shareholders and approved the Merger upon the terms and conditions set forth in this Agreement.

(b)                                                            Parent (as the sole shareholder of Acquisition Subsidiary) shall approve the Merger at an Acquisition Subsidiary General Meeting.

(c)                                                             Each of the Company and Acquisition Subsidiary shall (in accordance with Section 317(b) of the Israeli Companies Law and the regulations thereunder) inform the Companies Registrar of the decision of the respective General Meetings with respect to the Merger within three days following the adoption of the respective resolution but in any event not later than 50 days following the delivery of the Merger Proposal to Companies Registrar.

Section 5.10A                    Parent Stockholders Meeting.  Promptly after the date of this Agreement, Parent shall call a special meeting of its stockholders to consider and vote upon the approval of the Reverse Split and the Charter Amendments in accordance with the Parent Articles and By-Laws and applicable Delaware law.  Parent shall recommend to its stockholders the approval of the Reverse Split and the Charter Amendments and any other matters necessary to complete the Merger and shall use its best efforts to solicit and obtain the requisite vote of approval.  In connection therewith, Parent shall promptly prepare and disseminate, subject to the Company’s review and approval, preliminary and definitive proxy materials in accordance with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. Parent shall promptly retain a proxy solicitor reasonably satisfactory to the Company to solicit proxies from the stockholders of Parent in favor of the matters being voted upon at the Parent Stockholders Meeting, which proxy solicitor shall continue to solicit proxies at Parent’s expense until the termination of this Agreement or the completion of the Parent Stockholders Meeting and any adjournments thereof, whichever is earlier. At the Company’s election, to be made in a timely manner so as not to delay the filing of the proxy statement, the proxy statement shall be included in a Registration Statement on Form S-4 filed under the Securities Act of 1933, as amended (the “Securities Act”).

Section 5.11                             Notification.  Either party shall give prompt notice to the other party upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate in any material respect, or of any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.  Each party to this Agreement shall promptly inform the other parties of any communication to or from the Israeli Restrictive Trade

Practices Commissioner, the OCS, the Israel Securities Authority, the Companies Registrar or any other Governmental Authority regarding the Merger or any of the other Transactions contemplated by this Agreement.

Section 5.12                             Israeli Approvals.

(a)                                                            Government Filings.  Each party to this Agreement shall use all commercially reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to or filed by such party with any Israeli Governmental Authority with respect to the Merger.  Without limiting the generality of the foregoing:

(i)                                             the Company and Acquisition Subsidiary shall file the relevant documents with the Israeli Companies Registrar in order to obtain the Certificate of Merger in accordance with the terms of Section 2.2; and

(ii)                                          the Company shall use all reasonable efforts to obtain, as promptly as practicable after the date of this Agreement, any other consents that may be required in connection with the Merger, including without limitation, those listed on Schedule 3.22 of the Company Disclosure Schedules and including approval of the OCS. In this connection, if required, Parent shall provide to the OCS any information reasonably requested by such authorities and shall, without limitation of the foregoing, execute an undertaking in customary form in which Parent undertakes to comply with the OCS laws and regulations and confirm to the OCS that the Company shall continue after the Merger Effective Time to operate in a manner consistent with its previous undertakings to the OCS.

(b)                                                            Israeli Income Tax Ruling.  The parties acknowledge that the Company has caused its Israeli counsel, advisors and accountants to prepare and file with the Israeli Income Tax Commissioner an application for a ruling: (i) deferring any obligation to pay capital gains tax on the exchange of the Company Shares in the Merger subject to the restrictions imposed on the Existing Company Shareholders and the Parent pursuant to Section 103(k) or 104(h) of the Israeli Tax Ordinance (provided, however, that any ruling under Section 103(k) cannot impose any restrictions on the transferability by the holders thereof of any shares of Parent Common Stock or other securities of Parent issued and outstanding immediately prior to the Closing), and (ii) confirming that the conversion of the Company Options into the Assumed Options will not result in a requirement for an immediate Israeli tax payment and that the Israeli taxation will be deferred until the exercise of the warrants or options issued in exchange of the Company Options and Company Warrants, or in the event of Assumed Options which are part of a “Section 102 Plan,” until the actual sale of the shares of Parent Common Stock by the option holders (the “Israeli Income Tax Ruling”).  The Company shall use reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain the Israeli Income Tax Rulings.

Section 5.13                             Indemnification and D&O Insurance.

(a)                                                            Indemnification of Parent, Acquisition Subsidiary and Company directors and officers.  From and after the Closing, Parent will, or will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Parent, Acquisition Subsidiary and Company pursuant to any indemnification agreements between Parent, Acquisition Subsidiary or Company and its directors and officers in effect immediately prior to the Merger Effective Time and any indemnification provisions under the Parent Articles or Company Articles to the maximum extent permitted by law. The Parent Articles and the Articles of Association of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the D&O Indemnified Parties (defined below) as those contained in the Parent Articles or Company Articles, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Merger Effective Time, were directors, officers, employees or agents of Parent, Acquisition Subsidiary or the Company, unless such modification is required by Law.

(b)                                 D&O Insurance.  Parent will, or will cause the Surviving Corporation to, purchase, for each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing, a director or officer of Parent, Acquisition Subsidiary or the Company (the “D&O Indemnified Parties”), an insurance policy, with an effective date as of the Closing, which maintains in effect for six years from the Closing the current directors’ and officers’ liability insurance policies maintained by Parent or a substitute policy with coverage on customary terms and conditions for companies similar to Parent, upon which Parent and the Company shall mutually agree in writing within 30 days from the date hereof (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Closing, or provides tail coverage with respect thereto.

(c)                                  Existing Rights.  The provisions of this Section 5.13 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent, Acquisition Subsidiary and the Company by Law, charter, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(d)                                 Successors.  In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.13.  Parent shall cause the Surviving Corporation to perform all of the obligations of the Parent and the Surviving Corporation under this Section 5.13.

Section 5.14                             Conduct of Business.  During the period from the date of this Agreement to the Merger Effective Time, each of Parent and the Company shall:

(i)                                             conduct its business only in the ordinary course and consistent with prudent and prior business practice, except for transactions permitted hereunder, or with the prior written consent of the other party, which consent will not be unreasonably withheld; and

(ii)                                          confer on a reasonable basis with each other regarding operational matters and other matters related to the Merger.

Section 5.15                             Prohibited Actions Pending Closing.  Except as provided in this Agreement, during the period from the date of this Agreement to the Merger Effective Time, neither the Company nor Parent shall, without the prior written consent of the other Party:

(i)                                             amend or otherwise change their respective Articles of Association or Articles of Incorporation, as the case may be, or other governing documents;

(ii)                                          other than the Reverse Split or as a result of the exercise or conversion of outstanding stock options, warrants or shares of preferred stock, declare, set aside, make or pay any dividend or other distribution to their respective shareholders, or redeem, purchase or otherwise acquire, directly or indirectly, any of their capital stock, or authorize or effect any reverse stock split, split-up or any recapitalization or make any changes in the amount of their authorized or issued capital stock;

(iii)                                       other than the AmiKet Transaction by Parent and under terms acceptable to the Company, sell, license or otherwise dispose of, or agree to sell, license or dispose of, any of their respective assets or properties, other than any assets or properties where such sale, license or disposition occurs or is to occur in the ordinary course of their respective business consistent with past practice;

(iv)                                      take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated hereby; or

(v)                                         other than in connection with the Private Placement or in connection with the delivery of a fairness opinion to Parent’s Board of Directors, pay any finders or investment bankers’ fees in connection with the transactions contemplated by this Agreement.

Section 5.16.                          Further Assurances.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same.  In case at any time after the Merger Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.  Nothing in this Section 5.16 shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

Section 5.17                             Initial Listing Application.  After the execution of this Agreement, Parent shall use its best efforts, to the extent allowed under the rules of each Eligible Market, to prepare all filings and other documents necessary to be filed with each Eligible Market in connection with the initial listing application for the inclusion of the Parent Common Stock on each Eligible Market, conduct ongoing negotiations with each Eligible Market with the participation of the Company and its counsel with respect to such listing and perform all acts requested by each Eligible Market to the satisfaction of the Company and its counsel.

Section 5.18                             Financial Statements.

(a)                                 The parties shall have initiated or maintained a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The parties shall disclose to the parties’ respective outside auditors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect such party’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in each of the Parent and the Company’s internal controls over financial reporting.

(b)                                                            The Company shall use its best efforts to deliver the Company Financial Statements to Parent by January 31, 2013.  Company acknowledges that Parent cannot file the preliminary proxy materials referred to in Section 5.10A hereof with the SEC until the Company Financial Statements have been made available to Parent.

(c)                                  In connection with Parent’s preparation of the preliminary and definitive proxy materials referred to in Section 5.10A, Parent and the Company, subject to Company’s control, review and approval on all information relating to the Company, the Surviving Corporation and Israeli Law requirements, shall cooperate in the preparation of any pro forma financial information required by the Exchange Act for inclusion therein, as well as required by the Securities Act for inclusion in the Private Placement Memorandum in connection with the Private Placement and by applicable Israeli law for inclusion in the Merger Proposal.

Section 5.19                             Private Placement.  Parent and Company shall commence the Private Placement promptly after the execution of this Agreement and, led by the Lead Investment Bank and subject to the Company’s control, will prepare the Private Placement Memorandum.  Any funds raised in the Private Placement will dilute the Existing Company Shareholders and the stockholders of Parent on a pro rata basis since the securities issued in the Private Placement will be converted into shares of Parent Common Stock immediately following the Closing. The use of proceeds of the Private Placement shall be in accordance with a budget to be approved by the board of Parent immediately following the Closing.

Section 5.20                             Access to Parent and Acquisition Subsidiary.  Parent shall afford to the Company and its officers, directors, agents and counsel access at times and upon conditions reasonably convenient to Parent and make available all properties, books, records, contracts and documents of Parent and Acquisition Subsidiary, and an opportunity to make such investigations as they shall reasonably desire to make of Parent and Acquisition Subsidiary; and Parent shall furnish or cause to be furnished to the Company and its authorized representatives all such information with respect to the business and affairs of Parent and Acquisition Subsidiary as the Company and its authorized representatives may request and make the officers, directors, employees, auditors and counsel of Parent and Acquisition Subsidiary available for consultation and permit access to other third parties reasonably requested for verification of any information so obtained.

Section 5.21                             Access to the Company.  The Company shall afford to Parent and its officers, directors, agents and counsel access at times and upon conditions reasonably convenient to the Company and make available all properties, books, records, contracts and documents of the Company, and an opportunity to make such investigations as it shall reasonably desire to make of the Company; and the Company shall furnish or cause to be furnished to Parent and its authorized representatives all such information with respect to the business and affairs of the Company as Parent and its authorized representatives may request and make the officers, directors, employees, auditors and counsel of the Company available for consultation and permit access to other third parties reasonably requested for verification of any information so obtained.

Section 5.22                             Loans by either Parent or Company.  Funds raised by either Company or Parent through one or more closings under the Private Placement prior to the Closing, shall dilute the Existing Company Shareholders and the stockholders of Parent in accordance with the Ratio. The Company and Parent will negotiate the terms on which Parent or Company, respectively, will advance a portion of the proceeds thereof to the other party to fund its operations and transaction costs prior to the Closing by a loan mechanism bearing interest at Libor plus 3%.

Section 5.23                             Securities Law Matters.  The parties agree to cooperate with each other in registering the issuance of the Merger Shares to the holders of Company Shares or qualifying the issue of the Merger Shares to the holders of Company Shares under Section 4(2) and/or Regulation S and/or Regulation D, in each case, under the Securities Act and in complying with all state and other securities laws in respect thereto (including the laws of the State of Israel), and in connection therewith, to assist in the preparation of any offering materials to be delivered by Parent to the shareholders of the Company.  Neither party, nor any of its agents is or shall be authorized to act on the other party’s behalf with respect to any aspect of the transactions contemplated by this Agreement or make any solicitations of or representations to any of the shareholders of the other party on its behalf.  Neither this Agreement nor any other by either party shall be deemed an offer with respect to the Merger Shares or any other securities of either party.

Section 5.24                             Listing.    Parent and the Company will use their respective best efforts following the Closing to satisfy either the NASDAQ or the NYSE MKT general listing requirements, and will commence and coordinate preparation of the relevant listing application materials prior to the Closing.

Section 5.25                             Registration Obligations.  The Parent shall file a Registration Statement on From S-4 in connection with the Parent’s proxy statement or a resale registration on Form S-1 immediately upon the Closing for the registration of the shares of Parent Common Stock being received pursuant to the Merger by holders of Company Shares, the form and timing of such registration statement to be determined in the sole discretion of the

Company by notice provided to the Parent prior to the filing of the proxy statement with the SEC and in a timely manner so as not to delay the filing of such proxy statement.

Section 5.27                             MidCap Loan.  Parent and the Company shall negotiate with MidCap the terms of the MidCap Loan Agreement in accordance with the provisions of the MidCap Commitment Letter.

ARTICLE VI
CONDITIONS OF PARTIES’ OBLIGATIONS

Section 6.1                                    Conditions Precedent to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions:

(a)                                                            Shareholder Approval; Board Approval.  The Merger shall have been duly approved by (i) the requisite vote of the outstanding Company Shares entitled to vote thereon in accordance with Israeli law (the “Company Shareholder Approval”); and (ii) the Company Board according to Section 6.3.  The Reverse Split and the Charter Amendments shall have been approved by the requisite vote of the outstanding shares of capital stock of Parent entitled to vote thereon.

(b)                                                            No Material Adverse Change.  No event shall have occurred which would have a Material Adverse Effect on either of the Company or Parent.

(c)                                                             Governmental Authorities Approvals.  All Governmental Authorities approvals required for the consummation of the Merger shall have been obtained including, without limitation, all Israeli Governmental Authorities approvals such as the Certificate of Merger, approval of the OCS, the Israeli Income Tax Ruling and the Israeli Commissioner of Restrictive Trade Practices required by applicable Law.

Section 6.2                                    Conditions Precedent to Obligations of Parent and Acquisition Subsidiary. Parent’s and Acquisition Subsidiary’s obligation to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and, where such instruments are not exhibits to this Agreement, all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be satisfactory in form and substance to Parent and Acquisition Subsidiary.  The Company shall furnish to Parent and Acquisition Subsidiary such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 6.2 as Parent or its counsel may reasonably request.

(a)                                                            Representations and Warranties.  As of the Closing, each representation and warranty set forth in Article III shall be accurate and complete in all material respects after giving full effect to any supplements to the schedules as amended from time to time so long as such modification does not constitute a Company Material Adverse Effect.

(b)                                                            Actions.  No action or Proceeding is pending or threatened by or before any Governmental Authority, arbitrator, or mediator that seeks to restrain, prohibit, invalidate, or collect any substantial damages arising out of the Transactions.

(c)                                                             Miscellaneous Closing Documents.  Parent and Acquisition Subsidiary shall have received the following:

(i)                                             copies of resolutions of the Company and the shareholders of the Company, certified by the Secretary or chief executive officer of the Company, authorizing and approving the execution, delivery and performance of the Transaction Documents;

(ii)                                          A certificate of the Company’s Chief Executive Officer certifying as of the Closing Date as to the number of Company Shares issued and outstanding and the number of Company Shares underlying outstanding options, warrants and other convertible securities;

(iii)                                       receipt from the Company of the Additional Consents on or prior to December 15, 2012; and

(iv)                                      and such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request.

(d)                                                            Parent Stockholder Approval.  The Reverse Split and the Charter Amendments shall have been approved by the stockholders of Parent.

(e)                                                             Private Placement.  The Private Placement shall have been completed resulting in gross proceeds to Parent  and/or the Company of at least $2,500,000.

(f)                                   Issuance of the Merger Shares.  The Merger Shares shall have been registered pursuant to a Registration Statement on Form S-4 declared effective by the SEC or the issuance of the Merger Shares to the Existing Company Shareholders shall  qualify as an exempt transaction under Section 4(2) of the Securities Act and/or Regulation S and/or Regulation D promulgated thereunder and shall be exempt from registration under the federal securities laws and all state and other securities laws, including the securities laws of the State of Israel.  The parties and their counsel shall have been provided with completed investment questionnaires from the Existing Company Shareholders and any other information necessary for such parties and their counsel reasonably to have concluded that the issuance of the Merger Shares is in full compliance with applicable securities laws.

(g)                                  Company Shareholder Approval.  The Existing Company Shareholders shall have approved the Merger Proposal at the Company General Meeting.

Section 6.3                                    Conditions Precedent to Obligation of the Company.  The Company’s obligations to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter are subject to the satisfaction of each condition precedent listed below.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and, where such instruments are not exhibits to this Agreement, all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to the Company.  Parent and Acquisition Subsidiary shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 6.3 as the Company may reasonably request.

(a)                                                            Representations and Warranties.  As of the Closing, each representation and warranty set forth in Article IV shall be accurate and complete in all material respects, after giving full effect to any supplements to the schedules as amended from time to time so long as such modification does not constitute a Material Adverse Effect on Parent.

(b)                                                            Actions.  No action or Proceeding is pending or threatened by or before any Governmental Authority, arbitrator, or mediator that seeks to restrain, prohibit, invalidate or collect any substantial damages arising out of the Transactions.

(c)                                                             Director and Officer Resignations.  All the directors and officers of Parent shall have delivered to Parent and the Company an executed resignation letter with an effective date and time agreed upon by the Company, except as otherwise contemplated by Section 5.6.

(d)                                                            Miscellaneous Closing Documents.  The Company shall have received the following:

(i)                                             Copies of resolutions of Parent’s and Acquisition Subsidiary’s respective board of directors and shareholders, certified by their respective Secretaries, authorizing and approving, to the extent applicable, the execution, delivery and performance of the Transaction Documents;

(ii)                                          A certificate of Parent’s transfer agent and registrar certifying as of the Closing Date as to the number of shares of Parent Common Stock issued and outstanding; and a certificate of Parent’s Chief Financial Officer certifying as of the Closing Date as to the number of shares of Parent Common Stock underlying outstanding options and  warrants, and

(iii)                                       Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request.

(iv)                                      Receipt of ratification notice by the Acquisition Subsidiary of this Agreement within 15 days from the date hereof.

(e)                                                             Israeli Income Tax Ruling.  The Company shall have obtained the Israeli Income Tax Ruling.

(f)                                                              Parent Stockholder Approval and Acquisition Subsidiary Shareholder Approval. The Reverse Split and the Charter Amendments shall have been approved by the stockholders of Parent and the Merger shall have been approved by Parent, as the sole shareholder of Acquisition Subsidiary.

(g)                                                             Private Placement.  The Private Placement shall have been completed resulting in gross proceeds to Parent and/or the Company of at least $2,500,000.

(h)                                                            Issuance of the Merger Shares.  The Merger Shares shall have been registered pursuant to a Registration Statement on Form S-4 declared effective by the SEC or the issuance of the Merger Shares to the Existing Company Shareholders shall  qualify as an exempt transaction under Section 4(2) of the Securities Act and/or Regulation S and/or Regulation D promulgated thereunder and shall be exempt from registration under the federal securities laws and all state and other securities laws, including the securities laws of the State of Israel.  The parties and their counsel shall have been provided with completed investment questionnaires, to the extent reasonably necessary, from Existing Company Shareholders and any other information necessary for such parties and their counsel reasonably to have concluded that the issuance of the Merger Shares is in full compliance with applicable securities laws.

(i)                                                                Reverse Split; Charter Amendments.  The Reverse Split shall have occurred and the Charter Amendments shall have been duly filed with the Delaware Secretary of State.

(j)                                                               Swedish Governmental Authorities Approvals.  All required Swedish approval required under any Swedish Securities Laws have been obtained by Parent.

ARTICLE VII
SURVIVAL

Section 7.1                                    Survival.  The representations, warranties, covenants and agreements made or deemed made by any party to another shall not survive the Merger Effective Time but shall terminate as of the Merger Effective Time.

ARTICLE VIII
[RESERVED]

ARTICLE IX
CLOSING

Section 9.1                                    Closing.  The closing of the Merger (the “Closing”) shall occur at the offices of Horn & Co. — Law Offices on such date mutually agreeable to the parties hereto (the “Closing Date”) which shall be no later than the later to occur of (i) the second Business Day after the satisfaction or waiver of the conditions set forth in Article VI or (ii) the Merger Effective Time.

Section 9.2                                    Deliveries.  As promptly after the Closing as practicable and subject to the provisions of Section 2.6, Parent shall deliver to each Existing Company Shareholder the certificates representing the Merger Shares to be issued pursuant to the provisions of Section 2.5 and to the holders of Company Options and Company Warrants substituting options and warrants as applicable pursuant to the provisions of Section 2.8.  Such presentment for delivery shall be against delivery to Parent and Acquisition Subsidiary of the certificates, opinions, agreements and other instruments referred to in Section 6.2.  All of the other documents, instruments, certificates and agreements referenced in Section 6.2 will also be executed and delivered as described therein.

ARTICLE X
TERMINATION; NON-SOLICITATION

Section 10.1                             Termination.  This Agreement may be terminated at any time prior to the Merger Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the shareholders of the Company:

(a)                                                            By mutual written consent of Parent and the Company;

(b)                                                            By either the Company or Parent if:

(i)                                             (A) The Merger Effective Time shall not have occurred on or before March 31, 2013 (the “End Date”); provided that the End Date shall be automatically extended for three months if (1) the proxy statement or Registration Statement on Form S-4 is not mailed/declared effective by February 12, 2013 and therefore requires the inclusion of financial statements of Parent or the Company for the year ended December 31, 2012 that have not  been completed by January 31, 2013 or (2) on the End Date, only the condition set forth in Section 6.3(e) (Israeli Income Tax Ruling) shall not have been satisfied, and (B) the party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before such date;

(ii)                                          (A) Any Governmental Authority of competent jurisdiction that must grant an approval of the Merger or the issuance of the Merger Shares has denied such approval and such denial has become final and nonappealable or (B) any Governmental Authority of competent authority located in a jurisdiction where either Parent or the Company have substantial revenues or operations shall have issued an injunction, judgment or order or taken any other action prohibiting the consummation of the Merger or the issuance of the Merger Shares and such injunction, judgment, order or other action is or shall have become final and nonappealable; or

(iii)                                       Parent’s shareholders shall have refused to grant the Parent shareholder approval contemplated by this Agreement or the transactions;

(c)                                                             By Parent:

(i)                                             If the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, or any such representation or warranty shall have become inaccurate, which breach, inaccuracy or failure to perform would result in a failure of a condition set forth in Sections 6.1 or 6.2; provided, however, that prior to any termination pursuant to this Section 10.1(c), (A) Parent shall deliver written notice to the Company no fewer than 10 days prior to the date of termination stating Parent’s intention to terminate this Agreement pursuant to Section 10.1(c) and the basis for such termination and (B) if such breach, inaccuracy or failure to perform is curable by the Company prior to the End Date, then Parent shall not terminate this Agreement pursuant to this Section 10.1(c); provided, that the Company continues to use commercially reasonable efforts to cure such breach, inaccuracy or failure to perform (it being understood that Parent may not terminate this Agreement pursuant to this Section 10.1(c) if it shall have materially breached this Agreement).

(ii)                                          If an event shall have occurred which would have a Material Adverse Effect on the Company.

(iii)                                       The Company does not deliver to Parent the Company Financial Statements on or before January 31, 2013.

(d)                                                            By the Company:

(i)                                             If Parent or Acquisition Subsidiary shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, or any such representation or warranty shall have become inaccurate, which breach, inaccuracy or failure to perform would result in a failure of a condition set forth in Section 6.1 or 6.3; provided, however, that prior to any termination pursuant to this Section 10.1(d), (A) the Company shall deliver written notice to Parent no fewer than 10 days prior to the date of termination stating the Company’s intention to terminate this Agreement pursuant to Section 10.1(d) and the basis for such termination and (B) if such breach, inaccuracy or failure to perform is curable by Parent or Acquisition Subsidiary, as applicable, prior to the End Date, then the Company shall not terminate this Agreement pursuant to this Section 10.1(d); provided, that Parent and Acquisition Subsidiary continue to use their respective commercially reasonable efforts to cure such breach, inaccuracy or failure to perform (it being understood that the Company may not terminate this Agreement pursuant to this Section 10.1(d) if it shall have materially breached this Agreement).

(ii)                                          If an event shall have occurred which would have a Material Adverse Effect on Parent or Acquisition Subsidiary.

(iii)                               In the event that Parent’s Specified Liabilities at the Closing exceeds $9,000,000 (as increased after March 31, 2013 by an amount equal to one-half of the Adjustment), the Company shall have a right to terminate the Agreement.

Section 10.2                             No Solicitation.  Except as set forth herein, unless and until this Agreement shall have been terminated pursuant to and in compliance with this Article X,  neither the Company nor the Parent shall, nor shall it authorize its officers, directors, affiliates, agents, employees, representatives or advisors to, (i) solicit, initiate, encourage (including by way of furnishing information) or take any action to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any person (other than  the other parties hereto and their respective Affiliates) relating to (A) any acquisition or purchase of all or substantially all the assets of the Company or Parent, or of any class of equity securities of the Company or Parent, (B) any tender offer (including a self tender offer) or exchange offer, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or Parent, or (D) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or would reasonably be expected to materially dilute the benefits to the other party hereto of the transactions contemplated by this Agreement (collectively, “Acquisition Proposals”), or agree to, recommend or endorse any Acquisition Proposal, (ii) enter into or execute any agreement with respect to any of the foregoing or (iii) enter into or participate in any discussions or negotiations regarding any of the foregoing.

Section 10.3                             Liability.  In the event of termination of this Agreement pursuant to this Article X, this Agreement shall terminate and there shall be no other liability on the part of the Company or Parent to the other.  Notwithstanding the foregoing, in the event of an intentional breach of this Agreement, the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

ARTICLE XI

MISCELLANEOUS

Section 11.1                             Notices.  Any notice, request or other communication hereunder shall be given in writing and shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service or sent by facsimile transmission or email, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, five days after mailing, if mailed, one Business Day after timely delivery to the overnight courier service, if delivered by overnight courier service, or upon receipt when delivery is made by facsimile transmission or email:

If to Parent or Acquisition Subsidiary, to:

EpiCept Corporation
777 Old Saw Mill River Road

Tarrytown, NY 10591
Attn: Robert W. Cook, President and Chief Financial Officer
Phone: (914 606- 3572

Fax:  (914) 606-3501
Email: rcook@epicept.com

With a copy to:

Eilenberg & Krause LLP

11 East 44th Street, 19th Floor

New York, NY 10017

Attn: Adam D. Eilenberg, Esq.

Phone: 212-994 4766

Fax:  212-986-2399

Email: ade@eklawllp.com

And

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

One Azrieli Center

Round Building

Tel Aviv 67021 Israel 67021

Attn: Daniel Gamulka, Esq.

Phone: 972-3-607-4474

Fax: 972-3-607-4422

Email: daniel@gkh-law.com

If to the Company or the Surviving Corporation, to:

Immune Pharmaceuticals Ltd.
15 Aba Eban Avenue

P.O.B. 12106

Industrial Zone Herzliya-Pituach, 46733, Israel

Attn:  Dr. Daniel Gedeon Teper, CEO
Fax: 972.9.88.666 13

Email: daniel.teper@immunepharma.com

With a copy to:

Horn & Co.

5 Azrieli Center

Square Tower, 40th Floor

Tel Aviv 67021, Israel

Attention:  Yuval Horn, Adv.

Phone:  972.3.637.8200

Fax:      972.3.637.8201

Email: yhorn@hornlaw.co.il

And

Greenberg Traurig LLP
333 SE 2nd Avenue
Suite 4400
Miami, FL 33131
Phone:  305.579.0500
Fax:      305.579.0717
Attention:  Robert L. Grossman, Esq.

Email: grossmanb@gtlaw.com

Section 11.2                             Entire Agreement.  This Agreement, including the schedules and exhibits attached hereto, contains the entire understanding of the parties hereto with respect to the subject matter hereof.  This Agreement supersedes all prior oral or written agreements and undertakings between the parties with respect to such subject matter.  Neither this Agreement nor any of the terms or provisions hereof is binding upon or enforceable against any party hereto unless and until the same is executed and delivered by all of the parties hereto.

Section 11.3                             Expenses.  Each party shall bear and pay all of the legal, accounting and other costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

Section 11.4                             Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.5                             Successors and Assigns; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that neither the Company, Parent nor Acquisition Subsidiary shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the Company (in the case of Parent and Acquisition Subsidiary) or Parent (in the case of the Company), which written shall not be unreasonably withheld or delayed, and any such transfer or assignment without such written consent shall be void.

Section 11.6                             No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

Section 11.7                             Counterparts.  This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document.  Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

Section 11.8                             Recitals, Schedules and Exhibits.  The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

Section 11.9                             Section Headings and Gender.  The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

Section 11.10                      Governing Law.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of Israel without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Israel to the rights and duties of the parties. Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the International Chamber of Commerce (“ICC”) Arbitration Rules as at present in force and shall be held at London, England in the English language by one arbitrator.

Section 11.11                      Specific Performance; Remedies.  Each of Parent and the Company acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, each of Parent, Acquisition Subsidiary and the Company agrees that the other party will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled, at law or in equity.  Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.

Section 11.12                      No Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

Section 11.13                      Amendment and Waivers.  This Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of Parent, Acquisition Subsidiary and the Company, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Parent and Acquisition Subsidiary at any time prior to the Merger Effective Time; provided, that notwithstanding the foregoing, after the Existing Company Shareholders approve and adopt this Agreement and the Merger, no amendment to this Agreement may be made that would reduce the amount of or change the Merger Shares or otherwise would require the Existing Company Shareholders to approve such amendment under Israeli Law, unless the Existing Company Shareholders approve such amendment in accordance with Israeli Law.  Amendments to this Agreement must be in writing and signed by the Parties.

Section 11.14                      Electronic Signatures.

(a)                                                            Execution on Paper.  Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Section 7001 et seq.), the Uniform Electronic Transactions Act or any other Law relating to or enabling the creation, execution, delivery or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Company, Acquisition Subsidiary and Parent, neither the Company, Parent or Acquisition Subsidiary will be deemed to have executed a transaction document or other document contemplated thereby (including any amendment or other change thereto) unless and until such party shall have executed such transaction document or other document on paper by a handwritten original signature or any other symbol executed or adopted by that party with the current intention to authenticate such transaction document or such other document contemplated.

(b)                                                            Electronic Delivery.  Delivery of a copy of a transaction document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.PDF”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.  “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

Section 11.15                      Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Any reference to any Law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”  Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance.  If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first set forth above.

EPICEPT CORPORATION

By:
Name:
	Title:	President

EPICEPT ISRAEL LTD., in formation

BY: EPICEPT CORPORATION

By:
Name:
	Title:	President

IMMUNE PHARMACEUTICALS LTD.

By:
	Name:	Dr. Daniel Gedeon Teper
	Title:	Chief Executive Officer

AMENDMENT TO MERGER AGREEMENT AND PLAN OF REORGANIZATION

This Amendment to Merger Agreement and Plan of Reorganization (the “Amendment”), is made as of the 27 day of November, 2012 (the “Effective Date”), by and between Immune Pharmaceuticals Ltd. (“Immune”) EpiCept Corporation and Epicept Israel Ltd., an Israeli company in incorporation (together, “Epicept”). Immune and Epicept shall hereinafter sometimes be referred to collectively as the “Parties”.

WHEREAS,	The Parties have entered into a Merger Agreement and Plan of Reorganization dated November 7, 2012 (the “Merger Agreement”); and

WHEREAS,	Immune is asking to raise funds in the interim; and

WHEREAS,	The Parties desire to amend the Merger Agreement, as further set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

The definition of the term “Private Placement” as defined in the Merger Agreement shall be amended by replacing the words “by the Parent” with the words “by either Parent or Company”.

Unless amended hereby, all provisions of the Merger Agreement shall remain in full force and effect.

Capitalized terms not otherwise defined herein shall bear the meanings ascribed to them in the Merger Agreement.

[The remainder of this page was intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

EPICEPT CORPORATION

By:
	Name:	Robert W. Cook
	Title:	President

EPICEPT ISRAEL LTD., in formation

BY: EPICEPT CORPORATION

By:
	Name:	Robert W. Cook
	Title:	President

IMMUNE PHARMACEUTICALS LTD.

By:
	Name:	Dr. Daniel Gedeon Teper
	Title:	Chief Executive Officer

AMENDMENT NO. 2 TO MERGER AGREEMENT AND PLAN OF REORGANIZATION

This Second Amendment to Merger Agreement and Plan of Reorganization (the “Second Amendment”), is made as of the 11th day of February, 2013 (the “Effective Date”), by and between Immune Pharmaceuticals Ltd. (“Immune”), EpiCept Corporation and EpiCept Israel Ltd., an Israeli company (together, “EpiCept”).  Immune and Epicept shall hereinafter sometimes be referred to collectively as the “Parties”.  Capitalized terms used herein and not otherwise defined shall have the respective definitions ascribed to them in the Merger Agreement and Plan of Reorganization dated November 7, 2012, as amended by the Amendment to Merger Agreement and Plan of Reorganization dated November 27, 2012 (the “First Amendment” and together, the “Merger Agreement”).

WHEREAS,	The Parties have entered into the Merger Agreement; and

WHEREAS,	The Parties have entered into the First Amendment allowing Immune to raise funds through the Private Placement; and

WHEREAS,

The Parties agree that it may be desirable, from time to time prior to the Closing, for Immune to use a portion of any proceeds it receives from a Private Placement to purchase from EpiCept shares of Parent Common Stock (a “Pre-Merger Investment”); and

WHEREAS,	The Parties desire to establish the price of shares of Parent Common Stock to be purchased by Immune from Epicept with a portion of any proceeds it receives from a Private Placement; and

WHEREAS,

The Parties agree that the Exchange Ratio, as provided in Section 2.5(b) of the Merger Agreement and modified with the execution of this Second Amendment, values EpiCept and Immune at approximately $14 million and $61 million, respectively, for an assumed combined company valuation of approximately $75 million; and

WHEREAS,	The Parties desire to provide in the Merger Agreement for an adjustment of the Exchange Ratio to reflect any Pre-Merger Investment; and

WHEREAS,

The Parties also desire to modify the definitions of “Parent’s Specified Liabilities” and “Company Financial Statements”, as well as the date that the Company Financial Statements shall be provided to Parent and to make certain other changes to the Merger Agreement, as further set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.                                      EpiCept and Immune have agreed to add a new Section 2.5(b)(A) to the Merger Agreement, providing for the adjustment of the Exchange Ratio in the event of future Pre-Merger Investments, as follows:

“(A) Notwithstanding the provisions of Section 2.5(b) above, in addition to the Adjustment referred to therein, the number of Merger Shares will be further increased as set forth below in this Section 2.5(b)(A) if, at any time and from time to time prior to the Merger Effective Time, Company shall use any proceeds it receives from a Private Placement to purchase from Parent shares of Parent Common Stock, which Parent agrees it is willing to sell to the Company at a purchase price of $0.13 per share (a “Pre-Merger Investment”).  Any shares of Parent Company Stock issued to Immune in consideration for the Pre-Merger Investment will be cancelled at the Merger Effective Time, but the number of Merger Shares shall be adjusted upon Closing such that, for each $100,000 invested by Company in Parent pursuant to a Pre-Merger Investment (up to an aggregate of $500,000), the percentage of the Adjusted Fully Diluted Parent Capitalization that the Merger Shares shall constitute will be increased by an additional 0.7%.  The adjustments referred to in this Section 2.5(b)(A) shall be referred to as the “Additional Adjustment”.  Any references in this Agreement (other than in Section 2.5(b)) to the Adjustment shall be deemed to include the Additional Adjustment.”

2.                                      The parties will negotiate any further adjustments to the Additional Adjustment that will apply to amounts in excess of $500,000 that the Company invests in Parent.  The parties confirm that any amounts loaned to Parent by the Company shall be governed by the provisions of Section 5.22 of the Merger Agreement.

3.                                      The proceeds of a Pre-Merger Investment shall be used to primarily to reduce Parent’s outstanding payables, liabilities, commitments and contingent liabilities and also to cover operating expenses. In the event of a Pre-Merger Investment, the Company shall have the right to closely review and approve Parent’s monthly budget.

4.                                      Notwithstanding Section 3.4 to the Merger Agreement, the period prescribed for the Company to obtain, and provide Parent with copies of, the Additional Consents is extended to March 31, 2013.

5.                                      The term “Parent’s Specified Liabilities” as defined in the Merger Agreement shall be amended by adding the following sentence:

“Notwithstanding the foregoing, Parent’s Specified Liabilities will not include any of Parent’s obligations identified in clauses (i) through (iv) above for which, at the Merger Effective Time, there exist binding agreements between Parent and third parties providing for the agreement of such third parties to accept shares of Parent Common Stock following the Merger Effective Time in lieu of payment by Parent of such obligations.”

6.                                      Section 3.25(a) of the Merger Agreement is deleted and the following is substituted in lieu thereof:

“(a)               The Company has agreed to use its best efforts to deliver to Parent on or before February 28, 2013, copies of the audited balance sheets of the Company and the audited statements of operations, and audited changes in shareholders’ equity and cash flows, through December 31, 2012, required for the proxy statement or Registration Statement on Form S-4 (collectively, the “Company Financial Statements”).  The Company Financial Statements (including the related notes) will be prepared in accordance with GAAP during the periods involved, and will present fairly the consolidated financial position of the Company as of the respective dates set forth therein, and the consolidated results of the Company’s operations and its cash flows for the respective periods set forth therein in accordance with GAAP.”

7.                                      The first sentence of Section 5.18(b) of the Merger Agreement shall be amended by replacing the words “January 31, 2013” with the words “February 28, 2013”.

8.                                      Section 10.1(c)(iii) of the Merger Agreement is deleted and replaced with the following:

“If the Company does not deliver to Parent the Company Financial Statements on or before February 28, 2013.”

9.                                      The term “Charter Amendments” as defined in the Merger Agreement shall be changed to “Charter Amendment” and amended by deleting clause (ii) thereof, and all references in the Merger Agreement thereto shall likewise be amended to refer to the “Charter Amendment”.

10.                               Unless amended hereby, all provisions of the Merger Agreement shall remain in full force and effect.

[The remainder of this page was intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment as of the Effective Date.

EPICEPT CORPORATION

By:
	Name:	Robert W. Cook
	Title:	President

EPICEPT ISRAEL LTD.

BY: EPICEPT CORPORATION

By:
	Name:	Robert W. Cook
	Title:	President

IMMUNE PHARMACEUTICALS LTD.

By:
	Name:	Dr. Daniel Gedeon Teper
	Title:	Chief Executive Officer

AMENDMENT NO. 3 TO MERGER AGREEMENT AND PLAN OF REORGANIZATION

This Third Amendment to Merger Agreement and Plan of Reorganization (this “Third Amendment”), is made as of the 14th day of March, 2013 (the “Effective Date”), by and among Immune Pharmaceuticals Ltd. (“Immune”) EpiCept Corporation, a Delaware corporation, and EpiCept Israel Ltd., an Israeli company (together, “EpiCept” and collectively with Immune, the “Parties”).  Capitalized terms used herein and not otherwise defined shall have the respective definitions ascribed to them in the Merger Agreement and Plan of Reorganization, dated November 7, 2012 (the “Merger Agreement”), as amended on November 27, 2012 (the “First Amendment”) and on February 11, 2013 (the “Second Amendment”).

WHEREAS,                                                                           The Parties have entered into the Merger Agreement; and

WHEREAS,                                                                           The Parties desire to clarify the Private Placement and the dilutive effect of the Private Placement Securities; and

WHEREAS,                                                                           The Parties desire to modify the definition of “Company Financial Statements and extend the date that the Company Financial Statements shall be provided to Parent; and

WHEREAS,                                                                           The Parties desire to amend the Merger Agreement, as further set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.                          The definition of the term “Private Placement” as defined in the Merger Agreement, and as amended in the First Amendment, shall be amended by replacing the words “the offering of securities” with “one or more private offerings of securities that are exempt from registration with SEC” and adding the words “, which are consummated following the date of this Agreement” to the end of such definition.

2.                          The definition of the term “Private Placement Securities” as defined in the Merger Agreement shall be amended by replacing the words “of Parent” with the words “of Parent or Company”.

3.                          The definitions of “Lead Investment Bank” and “Private Placement Memorandum” shall be deleted.

4.                          The second sentence of Section 2.5(b) of the Merger Agreement shall be deleted and replaced with the following sentence:

“Without derogating from the above, it is clarified that upon consummation of the Merger, any Private Placement Securities issued following the date of this Agreement will dilute the Existing Company Shareholders and the stockholders of Parent on a pro rata basis.”

The third sentence of Section 2.5(b) of the Merger Agreement shall be deleted in its entirety.

The fourth sentence of Section 2.5(b) of the Merger Agreement shall be amended by replacing the words “$9,000,000 (as increased after March 31, 2013 by an amount equal to one-half of the Adjustment)” with “$10,000,000”.

In addition, the fifth sentence of Section 2.5(b) of the Merger Agreement shall be deleted in its entirety.

5.                          The last sentence of new Section 2.5(b)(A) referenced in Paragraph 1 of the Second Amendment shall be deleted and replaced with the following sentence:

“Any references in this Agreement to the term “Adjustment” shall mean the Additional Adjustment.”

6.                          Section 3.25(a) of the Merger Agreement, as amended in the Second Amendment, shall be deleted and the following is substituted in lieu thereof:

“(a) The Company has agreed to use its best efforts to deliver to Parent on or before April 15, 2013, copies of the audited balance sheets of the Company and the audited statements of operations, and audited changes in shareholders’ equity and cash flows, through December 31, 2012, required for the proxy statement or Registration Statement on Form S-4 (collectively, the “Company Financial Statements”). The Company Financial Statements (including the related notes) will be prepared in accordance with GAAP during the periods involved, and will present fairly the consolidated financial position of the Company as of the respective dates set forth therein, and the consolidated results of the Company’s operations and its cash flows for the respective periods set forth therein in accordance with GAAP.”

7.                          The first sentence of Section 5.18(b) of the Merger Agreement, as amended in the Second Amendment, shall be amended by replacing the words “February 28, 2013” with “April 15, 2013”.

8.                          Section 10.1(c)(iii) of the Merger Agreement, as amended in the Second Amendment, shall be deleted and replaced with the following:

“If the Company does not deliver to Parent the Company Financial Statements on or before April 15, 2013.”

9.                          Section 10.1(d)(iii) of the Merger Agreement is amended by replacing the words “$9,000,000 (as increased after March 31, 2013 by an amount equal to one-half of the Adjustment)” with “$10,000,000”.

10.                   The first sentence of Section 5.19 of the Merger Agreement shall be deleted and replaced with the following sentence:

“Promptly after execution of this Agreement, Parent and/or Company shall commence the Private Placement, each of which shall be subject to the Company’s control.”

In addition, the second sentence of Section 5.19 of the Merger Agreement shall be amended by replacing the words “Any funds raised” with “Any Private Placement Securities issued”.

11.                   The first sentence in Section 5.22 of the Merger Agreement shall be deleted and the second sentence of Section 5.22 of the Merger Agreement shall be amended by replacing the word “thereof” with “of the Private Placement”.

12.                   Unless amended hereby, all provisions of the Merger Agreement, the First Amendment and the Second Amendment shall remain in full force and effect.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment as of the Effective Date.

EPICEPT CORPORATION

By:
	Name:	Robert W. Cook
	Title:	President

EPICEPT ISRAEL LTD.

BY: EPICEPT CORPORATION

By:
	Name:	Robert W. Cook
	Title:	President

IMMUNE PHARMACEUTICALS LTD.

By:
	Name:	Dr. Daniel Gedeon Teper
	Title:	Chief Executive Officer

Signature Page to

Third Amendment to Merger Agreement and Plan of Reorganization

APPENDIX B
FAIRNESS OPINION

November 6, 2012

EpiCept Corporation

777 Old Saw Mill River Road

Tarrytown, NY 10591

Attention: Members of the Board of Directors

Members of the Board:

We understand that EpiCept Corporation (“EpiCept”) is considering entering into a Merger Agreement and Plan of Reorganization (the “Agreement”) among EpiCept, Epicept Israel Ltd., an Israeli company and wholly-owned subsidiary of EpiCept (“Acquisition Subsidiary”) and Immune Pharmaceuticals Ltd., an Israeli company (“Immune”), pursuant to which, among other things, Acquisition Subsidiary will be merged with and into Immune (the “Merger”), with Immune as the surviving entity in the Merger.  As a result of the Merger, Immune will become a wholly-owned subsidiary of EpiCept and the shares of Immune held by existing shareholders of Immune prior to the Merger Effective Time (as defined in the Agreement) will be converted, on a pro rata basis, into the right to receive such number of shares of EpiCept common stock, which together with securities of EpiCept issued in exchange of the Company Options (as defined in the Agreement) and the Company Warrants (as defined in the Agreement), shall constitute in the aggregate, 77.5% of the issued and outstanding share capital of EpiCept upon the Merger Effective Time, calculated on a fully-diluted basis immediately after the Merger Effective Time, subject to adjustment based on, among other things, the amount of certain liabilities of EpiCept at the Merger Effective Time.

You have requested that SunTrust Robinson Humphrey, Inc. provide an opinion to the Board of Directors of EpiCept (solely in its capacity as such) as to the fairness, from a financial point of view, to EpiCept of the shares to be issued by EpiCept for the acquisition of Immune pursuant to the Agreement (the “Consideration”).

We have assumed, based on our discussions with EpiCept’s management, the following facts relating to EpiCept as of the close of business on November 5, 2012:

•                  Epicept has very little or no unrestricted cash on hand.

•                  EpiCept and its subsidiaries have a very limited amount of unencumbered assets available as collateral for any financings that EpiCept may seek to obtain on an immediate basis.

•                  EpiCept’s recurring losses from operations and accumulated deficit raise substantial doubt about its ability to continue as a going concern on a stand-alone basis.

•                  Absent receiving substantial ongoing sources of liquidity, EpiCept and its subsidiaries would likely be required to seek protection from their creditors, likely in the form of a Chapter 7 filing.

You have advised us that, as a result of the foregoing, EpiCept and its Board of Directors (the “Board”) are faced with a rapidly narrowing set of alternatives, which, at this time, are limited to a transaction such as the Merger or seeking protection from creditors in bankruptcy. We have also assumed, without independent verification, that if EpiCept’s assets were liquidated under applicable bankruptcy laws, EpiCept’s shareholders would likely receive no material value. We have taken the foregoing facts and assumptions (together with other facts and assumptions set forth in this opinion) into account when determining the meaning of “fairness” for purposes of this opinion.

In arriving at our opinion, we reviewed:

•                  A draft, dated November 4, 2012, of the Agreement;

•                  Certain publicly available information concerning EpiCept and Immune;

•                  Certain financial and other information with respect to the business, operations, assets, liabilities, present condition and future prospects of EpiCept and Immune prepared for or by the managements of EpiCept and Immune, respectively, including projected EpiCept cash flow information dated October 4, 2012 provided by EpiCept management (the “Projected Cash Flow Statement”);

•                  A comparison of the financial terms of the proposed Merger with the publicly available financial terms of certain other transactions which we deemed relevant; and

•                  The historical trading prices and volume of EpiCept’s common stock.

In addition, we have had discussions with the managements of EpiCept and Immune concerning the business, operations, assets, liabilities, present condition and future prospects of EpiCept and Immune, respectively, and undertook such other studies, analyses and investigations as we deemed appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. As you are aware, we received and reviewed certain information provided by Immune management describing among other things, Immune management’s expectations regarding the development schedule, costs and commercial opportunities for Immune’s drug programs.  With your permission, we have assumed that such information was developed by Immune’s management in good faith and reflects Immune management’s best currently available information, estimates and judgments regarding such matters, and we express no opinion with respect to such information or the assumptions on which it is based. We were advised by you that there are no currently available forecasts for EpiCept as a result of the current circumstances of EpiCept described hereinabove, other than the Projected Cash Flow Statement.  With respect to the Projected Cash Flow Statement prepared by the management of EpiCept, we have assumed, with your agreement and without independent verification or investigation, that such information has been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of EpiCept as to the future cash flow position of EpiCept, and we express no opinion with respect to such information or the assumptions on which it is based. With your consent, we did not perform certain analyses that we would customarily prepare for EpiCept in connection with a fairness opinion because such analyses are not meaningful as a result of the extraordinary circumstances of EpiCept described herein. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of EpiCept or Immune since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.  We have also assumed that the proposed Merger will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the proposed Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on EpiCept or Immune or the expected benefits of the proposed Merger.  In addition, we have assumed that the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses and that any adjustments to the Consideration to be issued by EpiCept for the acquisition of Immune pursuant to the Agreement or otherwise will not be material to our analyses or this opinion.

In arriving at our opinion, we have not conducted a physical inspection of the properties, assets or facilities of EpiCept or Immune and have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of EpiCept or Immune.  This opinion only addresses the fairness, from a financial point of view, to EpiCept of the Consideration to be issued by EpiCept for the acquisition of Immune pursuant to the Agreement in the manner set forth above and does not address any other terms, conditions, aspects or implications of the Merger

B-2

or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the structure and timing of the proposed Merger.  This opinion does not in any manner address the solvency, creditworthiness or fair value of EpiCept, Immune or any other party under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters or the fairness, financial or otherwise, or the amount or nature of any compensation or consideration payable to, or received by, any officers, directors or employees of any party, any class of such person or any other party.  No opinion, counsel or interpretation is intended regarding matters that require legal, regulatory, accounting, insurance, tax, executive compensation or other similar professional advice.  It is assumed that such opinions, counsel, interpretations or advice have been or will be obtained from the appropriate professional sources.

Our opinion is necessarily based upon financial, economic, market and other conditions as they exist on, and can be evaluated as of, the date of this opinion.  We are not expressing any opinion as to what the value of the shares of EpiCept actually will be when issued to shareholders of Immune pursuant to the Merger or the prices at which shares of EpiCept’s common stock will trade at any time. Our opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that may be available to EpiCept, nor does it address the underlying business decision of the Board to proceed with or effect the Merger. It should be understood that, although subsequent developments or circumstances may affect this opinion, we do not have any obligation to update or revise this opinion.

We have acted as financial advisor to the Board in connection with the Merger and have received and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a substantial portion of which is contingent upon consummation of the Merger.  In addition, EpiCept has agreed to reimburse our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement.  We and our affiliates have in the past provided, and may currently be providing, investment banking and other financial services to EpiCept for which we and our affiliates have received compensation, including, during the past two years, having served as EpiCept’s strategic advisor in connection with EpiCept’s evaluation of strategic alternatives, including a potential sale of the company and other alternatives to enhance the commercial prospects of certain of EpiCept’s drug programs.  We and our affiliates may in the future provide investment banking and other financial services to EpiCept, Immune and their affiliates. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of EpiCept and certain of its affiliates and any other company that may be involved in the Transaction, as well as provide investment banking and other financial services to such companies. The issuance of this opinion was approved by an internal committee of SunTrust Robinson Humphrey, Inc. authorized to approve opinions of this nature.

This opinion is being rendered at the request of the Board and is solely for the use and benefit of the Board (solely in its capacity as such) in connection with its consideration of the Merger, and does not constitute advice or a recommendation as to how the Board, EpiCept or any other party should vote or act with respect to any matter relating to the Merger.  This letter is not to be disclosed, quoted or referred to, in whole or in part, nor shall this letter be used for any other purpose or relied upon by any person other than the Board, without the prior written consent of SunTrust Robinson Humphrey, Inc.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that the Consideration to be issued by EpiCept for the acquisition of Immune pursuant to the Agreement is fair, from a financial point of view, to EpiCept.

SUNTRUST ROBINSON HUMPHREY, INC.

B-3

APPENDIX C
[EPICEPT CHARTER AMENDMENTS]